Exhibit 10.1

Execution Version

THIRD AMENDMENT

This THIRD AMENDMENT, dated as of April 16, 2026 (this “Agreement”), by and among PENN Entertainment, Inc. (f/k/a Penn National Gaming, Inc.), a Pennsylvania corporation (“Borrower”), the Guarantors, the 2026 Refinancing Lenders party hereto (which constitute the Required Lenders), Bank of America, N.A., as administrative agent (in such capacity, “Administrative Agent”) for the Lenders under the Credit Agreement and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of May 3, 2022 (as amended by that certain First Amendment, dated as of February 15, 2024, as amended by that certain Second Amendment, dated as of December 4, 2024, and as it may be further amended, restated, amended and restated, replaced, supplemented or otherwise modified and in effect immediately prior to giving effect to the amendments contemplated by this Agreement, the “Existing Credit Agreement”), among Borrower, the Guarantors, the Lenders party thereto from time to time, Administrative Agent, Collateral Agent and the other parties thereto; and

WHEREAS, (a) pursuant to Section 2.15 of the Existing Credit Agreement, the Borrower desires to (x) obtain Other Revolving Commitments and Other Revolving Loans, the proceeds of which shall be deemed to prepay and satisfy in full Revolving Commitments and Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the Third Amendment Effective Date (as defined below) (the “Existing Revolving Credit Facility”; and the Lenders providing such Existing Revolving Credit Facility, the “Existing Revolving Lenders”) and (y) obtain Other Term Commitments and Other Term Loans, the proceeds of which shall be deemed to prepay and satisfy in full Term A Facility Loans outstanding under the Existing Credit Agreement immediately prior to the Third Amendment Effective Date (the “Existing Term A Credit Facility”; and the Lenders providing such Existing Term A Credit Facility, the “Existing Term A Lenders” and, together with the Existing Revolving Lenders, the “Existing Lenders”), (b) Section 2.15 of the Existing Credit Agreement further provides that any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to the Existing Credit Agreement and the other Credit Documents as may be necessary or appropriate, to effect the incurrence of the Other Revolving Commitments, Other Revolving Loans, Other Term Commitments and Other Term Loans, and (c) pursuant to Section 13.04, the Borrower desires to effect certain other amendments with the consent of the Required Lenders, in each case, on the terms and conditions set forth herein;

WHEREAS, (a) each Lender party hereto as a “2026 Refinancing Revolving Lender” (each, a “2026 Refinancing Revolving Lender”) has agreed to provide Other Revolving Commitments (the “2026 Refinancing Revolving Commitments”, and the loans thereunder, the “2026 Refinancing Revolving Loans”, and together with the 2026 Refinancing Revolving Commitments, the “2026 Refinancing Revolving Facility”) in an aggregate principal amount at any one time outstanding not to exceed the amount of the 2026 Refinancing Revolving Commitment of such 2026 Refinancing Revolving Lender set forth on Schedule A hereto, effective as of the Third Amendment Effective Date, in accordance with the terms and conditions set forth herein and in the Credit Agreement, (b) each Lender party hereto as a “2026 Refinancing Term A Lender” (each, a “2026 Refinancing Term A Lender” and, together with the 2026 Refinancing Revolving Lenders, the “2026 Refinancing Lenders”) has agreed to provide Other Term Commitments (the “2026 Refinancing Term A Commitments”, and the loans thereunder, the “2026 Refinancing Term A Loans”, and together with the 2026 Refinancing Term A Commitments, the “2026 Refinancing Term A Facility”) in an aggregate principal amount not to exceed the amount of the 2026 Refinancing Term A Commitment of such 2026 Refinancing Term A Lender set forth on Schedule B hereto, effective as of the Third Amendment Effective Date, in accordance with the terms and conditions set forth herein and in the Credit Agreement and (c) each 2026 Refinancing Lender, constituting the Required Lenders, is willing to amend the Existing Credit Agreement on the terms and conditions set forth herein;

WHEREAS, in furtherance of the foregoing, the Borrower, the 2026 Refinancing Revolving Lenders, the 2026 Refinancing Term A Lenders, the L/C Lenders, the Swingline Lender and the Administrative Agent have agreed to amend the Existing Credit Agreement as hereinafter set forth; and

WHEREAS, the Borrower has appointed BofA Securities, Inc. (“BofA”), Citizens Bank, N.A., Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Securities, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC as joint lead arrangers and joint physical bookrunners, in each case, in connection with this Agreement (each of the institutions named in this paragraph, a “Third Amendment Arranger”).

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.          Refinancing. With effect from and including the Third Amendment Effective Date:

(a)            Subject to the terms and conditions set forth herein, each 2026 Refinancing Revolving Lender shall become party to the Credit Agreement as a “Lender” and a “Revolving Lender”, shall, severally and not jointly, provide 2026 Refinancing Revolving Commitments to make 2026 Refinancing Revolving Loans in accordance with the terms hereof, and shall have all of the rights and obligations of a “Lender” and a “Revolving Lender” under the Credit Agreement and the other Credit Documents. On the Third Amendment Effective Date, (x) the Existing Revolving Credit Facility will be terminated and replaced with the 2026 Refinancing Revolving Credit Facility and (y) each Revolving Lender that is not also a 2026 Refinancing Revolving Lender will cease to be a Revolving Lender. The outstanding Revolving Loans under the Existing Term A Credit Facility shall be repaid in full in cash, and all other accrued and unpaid fees and other amounts payable under the Existing Credit Agreement for the account of each Existing Revolving Lender shall be due and payable on such date.

(b)            Subject to the terms and conditions set forth herein, each 2026 Refinancing Term A Lender shall become party to the Credit Agreement as a “Lender” and a “Term A Facility Lender”, shall, severally and not jointly, provide 2026 Refinancing Term A Commitments to make 2026 Refinancing Term A Loans in accordance with the terms hereof, and shall have all of the rights and obligations of a “Lender” and a “Term A Facility Lender” under the Credit Agreement and the other Credit Documents. On the Third Amendment Effective Date, (x) the Existing Term A Facility will be terminated and replaced with the 2026 Refinancing Term A Facility and (y) each Term A Lender that is not also a 2026 Refinancing Term A Lender will cease to be a Term A Lender. The outstanding Term A Facility Loans under the Existing Term A Credit Facility shall be repaid in full in cash, and all other accrued and unpaid fees and other amounts payable under the Existing Credit Agreement for the account of each Existing Term A Lender shall be due and payable on such date.

(c)            All Letters of Credit outstanding under the Existing Credit Agreement on the Third Amendment Effective Date shall remain outstanding under the Credit Agreement. Each 2026 Refinancing Revolving Lender’s risk participation in each such Letter of Credit shall be determined in accordance with such 2026 Refinancing Revolving Lender’s pro rata share, as provided in Section 2.03(f) of the Credit Agreement, as if such Letter of Credit had been issued on the Third Amendment Effective Date immediately after giving effect to paragraph (a) above. For the avoidance of doubt, the Swingline Lender and L/C Lender acting in such capacities immediately prior to the effectiveness of this Agreement shall continue to act in such capacities immediately following the effectiveness hereof.

(d)            Notwithstanding anything to the contrary contained in this Agreement, any 2026 Refinancing Lender may exchange, continue or rollover all of its Loans under the Existing Revolving Facility or the Existing Term A Facility in connection with the 2026 Transactions (as defined in the Credit Agreement) pursuant to a cashless settlement mechanism approved by Borrower, Administrative Agent and such Lender.

(e)            Each Lender party hereto, in its capacity as an Existing Revolving Lender or an Existing Term A Lender (as applicable), hereby irrevocably waives any and all rights, claims and remedies it may have against the Borrower or any other Credit Party under Section 5.05 of the Existing Credit Agreement (or any analogous provision thereof) for any loss, cost or expense incurred by such Lender as a result of the prepayment, repayment or termination of any Revolving Loans or Term A Facility Loans on the Third Amendment Effective Date pursuant to this Agreement.

(f)            This Amendment shall constitute a “Refinancing Amendment” for all purposes of the Credit Agreement. With effect from the effectiveness of this Amendment, each 2026 Refinancing Revolving Commitment made on the Third Amendment Effective Date in accordance with Section 2.15 shall constitute, for all purposes of the Credit Agreement, a Revolving Commitment and a Closing Date Revolving Commitment made pursuant to the Credit Agreement and this Amendment; provided that each such 2026 Refinancing Revolving Commitment shall constitute a “Revolving Commitment” and a “Closing Date Revolving Commitment”, the 2026 Refinancing Revolving Facility shall constitute the “Closing Date Revolving Facility” and a “Revolving Facility”, and each 2026 Refinancing Revolving Loan shall constitute a “Revolving Loan”, in each case, for all purposes of the Credit Agreement, and all provisions of the Credit Agreement applicable to Revolving Commitments, Closing Date Revolving Commitments, Closing Date Revolving Facility, Revolving Facility and Revolving Loans shall continue to be applicable to such 2026 Refinancing Revolving Commitments, such 2026 Refinancing Revolving Facility and such 2026 Refinancing Revolving Loans. With effect from the effectiveness of this Amendment, each 2026 Refinancing Term A Commitment made on the Third Amendment Effective Date in accordance with Section 2.15 shall constitute, for all purposes of the Credit Agreement, a Term A Facility Commitment made pursuant to the Credit Agreement and this Amendment; provided that each such 2026 Refinancing Term A Commitment shall constitute a “Term A Facility Commitment”, the 2026 Refinancing Term A Facility shall constitute the “Term A Facility”, each 2026 Refinancing Term A Loan shall constitute a “Term A Facility Loan”, and the 2026 Refinancing Term A Loans shall constitute a “Covenant Facility”, in each case, for all purposes of the Credit Agreement, and all provisions of the Credit Agreement applicable to Term A Facility Commitments, Term A Facility and Term A Facility Loans shall continue to be applicable to such 2026 Refinancing Term A Commitments, such 2026 Refinancing Term A Facility and such 2026 Refinancing Term A Loans.

SECTION 2.          Effective Date Amendments. If the Third Amendment Effective Date (as defined below) occurs, the terms and provisions of the Existing Credit Agreement are hereby amended as follows (the Existing Credit Agreement, as so amended, the “Credit Agreement”):

(a)            The Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Exhibit A hereto.

(b)            The schedule of Revolving Commitments (as modified in connection with this Amendment) set forth in Annex A-1 of the Existing Credit Agreement shall be amended and restated in its entirety as set forth on Schedule A hereto

(c)            The schedule of Term A Facility Commitments (as modified in connection with this Amendment) set forth in Annex A-2 of the Existing Credit Agreement shall be amended and restated in its entirety as set forth on Schedule B hereto.

(d)            Each of Schedules 7.01(c), 8.03, 8.07, 8.10, 10.01, 10.02, 10.04 and 10.07 as set forth in the Existing Credit Agreement shall be amended and restated in its entirety as set forth on Schedule C hereto.

SECTION 4.          Representations and Warranties. To induce the Lenders party hereto to agree to this Agreement, the Credit Parties represent to Administrative Agent and the Lenders that, as of the Third Amendment Effective Date:

(a)            Corporate Existence. Borrower and each Restricted Subsidiary (a) (i) is a corporation, partnership, limited liability company or other entity duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) is in good standing (to the extent applicable) under the laws of the jurisdiction of its organization; (b) (i) has all requisite corporate or other power and authority, and (ii) has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing (to the extent applicable) in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; except, in the case of clauses (a)(ii) (other than with respect to the Borrower), (b)(ii) and (c) where the failure thereof individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b)            Action; Enforceability. Borrower and each Restricted Subsidiary has all necessary corporate or other organizational power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to consummate the transactions herein contemplated; the execution, delivery and performance by Borrower and each Restricted Subsidiary of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate, partnership or other organizational action on its part; and this Agreement has been duly and validly executed and delivered by each Credit Party and constitutes its legal, valid and binding obligation, enforceable against each Credit Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)            No Breach; No Default.

(i)            None of the execution, delivery and performance by any Credit Party of this Agreement nor the consummation of the transactions herein contemplated do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (x) any Organizational Document of any Credit Party or (y) any applicable Requirement of Law (including, without limitation, any Gaming/Racing Law) or (z) any order, writ, injunction or decree of any Governmental Authority binding on any Credit Party or tortiously interfere with, result in a breach of, or require termination of, any term or provision of any Contractual Obligation of any Credit Party or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or (iii) result in or require the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Credit Party pursuant to the terms of any such Contractual Obligation, except with respect to clauses (i)(y), (i)(z), (ii) or (iii) which would not reasonably be expected to result in a Material Adverse Effect; and

(ii)            No Default or Event of Default has occurred and is continuing.

(d)            Credit Document Representations. Each of the representations and warranties made by Borrower or any of the Credit Parties in or pursuant to the Credit Documents to which such entity is a party, as amended hereby, are true and correct in all material respects as of such date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects)).

SECTION 5.          Conditions to Effectiveness. This Agreement shall become effective on the date (the “Third Amendment Effective Date”) on which each of the following conditions is satisfied or waived:

(a)            The Administrative Agent (or its counsel) shall have received from the 2026 Refinancing Lenders, the L/C Lender, the Swingline Lender, the Borrower, the Guarantors and the Administrative Agent an executed counterpart to this Agreement.

(b)            The Administrative Agent shall have received (i) with respect to the outstanding Revolving Commitments immediately prior to the Third Amendment Effective Date, a notice of termination pursuant to Section 2.04 of the Existing Credit Agreement, (ii) with respect to the Term A Facility Loans and Revolving Loans outstanding immediately prior to the Third Amendment Effective Date, a notice of prepayment pursuant to Section 2.09 of the Existing Credit Agreement, and (iii) with respect to the 2026 Refinancing Term A Loans and 2026 Refinancing Revolving Loans to be provided to the Borrower by the 2026 Refinancing Lenders, a Notice of Borrowing pursuant to Section 2.02 of the Credit Agreement.

(c)            To the extent invoiced at least three (3) Business Days prior to the Third Amendment Effective Date, all of the reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of Davis Polk & Wardwell LLP and one local counsel in each applicable jurisdiction reasonably deemed necessary by Agents) incurred by the Agents in connection with the negotiation, preparation, execution and delivery of this Agreement shall have been paid.

(d)            Both immediately prior to and immediately after giving effect to this Agreement:

(i)            no Default or Event of Default shall have occurred and be continuing; and

(ii)          each of the representations and warranties made by the Credit Parties in Section 4 hereof and in Article VIII of the Credit Agreement and in each of the other Credit Documents to which it is a party shall be true and correct in all material respects on and as of the Third Amendment Effective Date (it being understood and agreed that any such representation or warranty which by its terms is made as of an earlier date shall be required to be true and correct in all material respects only as of such earlier date, and that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the applicable date).

(e)            The Borrower shall have paid to the Administrative Agent, (i) for the account of each Revolving Lender, L/C Lender, Swingline Lender and Term A Lender under the Existing Credit Agreement, all outstanding accrued and unpaid fees in respect of the Existing Revolving Credit Facility and the Existing Term A Facility under the Existing Credit Agreement immediately prior to the Third Amendment Effective Date and (ii) for the account of the Third Amendment Arrangers, all fees agreed to in that certain Engagement Letter, dated as March 26, 2026, by and among the Borrower, BofA and the Administrative Agent.

(f)            Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, certifying as to clauses (d)(i) and (d)(ii) of this Section 5.

(g)            Administrative Agent shall have received (i) copies of the Organizational Documents of each Credit Party and evidence of all corporate or other applicable authority for each Credit Party (including resolutions or written consents and incumbency certificates) with respect to the execution, delivery and performance of such of this Agreement, certified as of the Third Amendment Effective Date as complete and correct copies thereof by the Secretary, an Assistant Secretary or a Responsible Officer of each Credit Party (or the member or manager or general partner of such Credit Party, as applicable) and (ii) certificates as to the good standing (where relevant) of each Credit Party as of a recent date, from the relevant authority of the jurisdiction of organization of such Credit Party.

(h)            The Administrative Agent shall have a legal opinion from each of (x) Latham & Watkins, New York counsel to the Credit Parties and (y) opinions of local counsel to the Credit Parties in such jurisdictions as are set forth in Schedule 7.01(c) (as amended and restated hereby), each addressed to the Administrative Agent and the Lenders party hereto.

(i)             On or prior to the Third Amendment Effective Date, Administrative Agent shall have received at least three (3) Business Days prior to the Third Amendment Effective Date (or such later date as agreed to by Administrative Agent) all documentation and other information reasonably requested in writing at least ten (10) Business Days prior to the Third Amendment Effective Date by Administrative Agent (including on behalf of any Lender) that Administrative Agent reasonably determines is required by regulatory authorities from the Credit Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act.

(j)            Administrative Agent shall have received, at least two (2) Business Days prior to the Third Amendment Effective Date (or such later date as agreed to by Administrative Agent), a Beneficial Ownership Certification in relation to Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation to the extent requested not less than ten (10) Business Days prior to the Third Amendment Effective Date.

SECTION 6.          Reaffirmation. Each of the Credit Parties party hereto (a) acknowledges and agrees that all of such Credit Party’s obligations under the Security Documents and the other Credit Documents (as amended hereby) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as amended by this Agreement, (b) reaffirms each lien and security interest granted by it to the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations and the guaranties of the Guaranteed Obligations made by it pursuant to the Existing Credit Agreement and (c) acknowledges and agrees that the grants of liens and security interests by and the guaranties of the Credit Parties contained in the Existing Credit Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to this Agreement and the transactions contemplated hereby and thereby.

SECTION 7.          Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of Borrower and Administrative Agent (acting at the direction of such Lenders as may be required under Section 13.04 of the Credit Agreement).

SECTION 8.          Entire Agreement. This Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 9.          GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

SECTION 10.        SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT SECTION 13.09(b), 13.09(c), 13.09(d) AND 13.09(e) OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.

SECTION 11.       Confidentiality. Each party hereto agrees that Section 13.10 of the Credit Agreement shall apply to this Agreement mutatis mutandis.

SECTION 12.       No Advisory or Fiduciary Responsibility. Each party hereto agrees that Section 13.17 of the Credit Agreement shall apply to this Agreement mutatis mutandis.

SECTION 13.       Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 14.       Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it (it being understood and agreed that documents signed manually but delivered in “.pdf” or “.tif” format (or other similar formats specified by Administrative Agent) shall not constitute electronic signatures).

SECTION 15.        Credit Document. This Agreement shall constitute a “Credit Document” as defined in the Credit Agreement. Each Third Amendment Arranger shall be deemed to be a Lead Arranger for all purposes under the Credit Documents.

SECTION 16.       No Novation. The parties hereto expressly acknowledge that it is not their intention that this Agreement or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Existing Credit Agreement and the Credit Documents, in each case as amended, modified or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified or supplemented by this Agreement), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto, it being understood that from after the occurrence of the Third Amendment Effective Date, each reference in the Credit Documents to the “Credit Agreement,” “thereunder,” “thereof” (and each reference in the Credit Agreement to “this Agreement,” “hereunder,” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement.

SECTION 17.        No Other Duties. Anything herein to the contrary notwithstanding, none of the Third Amendment Arrangers shall have any powers, duties or responsibilities under this Agreement except in its capacity, as applicable, as Administrative Agent, Collateral Agent or a Lender hereunder.

SECTION 18.        Release of Houston Property. The Required Lenders authorize and instruct the Collateral Agent hereby expressly to release and terminate, and accordingly the Collateral Agent hereby releases and terminates the existing Mortgage on the Mortgaged Real Property currently located in Houston Texas and known as the “Sam Houston Race Park” (the “Sam Houston Property”) and undertakes to assist with recording a release of mortgage and/or deed of trust in form and substance reasonably acceptable to the Borrower and the Collateral Agent promptly after the Third Amendment Effective Date. Borrower shall have no further duty or obligation to cause the Sam Houston Property to be a Mortgaged Real Property from and after the Third Amendment Effective Date.

SECTION 19.        Post-Closing Matters. Borrower will cause to be delivered or performed, as applicable, on or before the date that is one hundred twenty (120) days after the Third Amendment Effective Date (or such later date as is permitted by Administrative Agent in its sole discretion) with respect to each Mortgaged Real Property identified on Schedule 1.01(C): either (x) written confirmation, which may be in the form of e-mail, from local counsel in the jurisdiction where such Mortgaged Real Property is located in form and substance reasonably satisfactory to the Administrative Agent, to the effect that no additional or new amendments, modifications or supplements are required to any such existing Mortgage encumbering the applicable Mortgaged Real Property in order to continue the effectiveness of any such existing mortgage, deed of trust or similar/equivalent lien created by such Mortgage as security for the Obligations, as amended and after giving effect to this Agreement (which written confirmation may contain reasonably acceptable deviations in form as to the foregoing confirmation) or (y) only in the event the written confirmation contemplated by clause (x) above cannot be delivered to Administrative Agent with respect to a particular Mortgaged Real Property or set of Mortgaged Real Properties, then solely for such Mortgaged Property(ies), (A) a Mortgage Amendment or a new Mortgage reasonably satisfactory to Administrative Agent and in proper form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, which Mortgage Amendment or Mortgage shall, when recorded, be effective to create in favor of Collateral Agent on behalf of the Secured Parties a valid, enforceable and perfected first priority Lien (except to the extent limited by applicable Requirements of Law (including, without limitation, any Gaming/Racing Laws)) on such Mortgaged Real Property subordinate to no Liens other than Permitted Liens, (B) if reasonably requested by Administrative Agent in consultation with its counsel (giving due consideration to the cost, time and expense of same relative to the subject collateral encumbered by any such Mortgage Amendment or Mortgage), with respect to each such Mortgage Amendment or Mortgage, legal opinions, each of which shall be addressed to Administrative Agent, Collateral Agent and the Lenders, dated the effective date of such Mortgage Amendment or Mortgage and covering such matters as Administrative Agent shall reasonably request, including, but not limited to, the enforceability of such Mortgage Amendment or Mortgage and the due authorization, execution and delivery of such Mortgage Amendment or Mortgage, in a manner customary for transactions of this type and otherwise in form and substance reasonably satisfactory to Administrative Agent, (C) if reasonably requested by Administrative Agent in consultation with its counsel (giving due consideration to the cost, time and expense of same relative to the subject collateral encumbered by any such Mortgage Amendment or Mortgage), with respect to each such Mortgage or Mortgage Amendment, a policy or policies of title insurance or one or more endorsements to any existing policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage or Mortgage as amended by a Mortgage Amendment, as applicable, as a valid first priority Lien on the Mortgaged Real Property described therein, free of any other Liens except Permitted Liens, in amounts (it being understood that the aggregate amount of all title policies shall be no less than the aggregate amount of the Loans and Commitments on the Third Amendment Effective Date) and in form and substance reasonably acceptable to Administrative Agent, together with such endorsements, coinsurance and reinsurance as Administrative Agent may reasonably request, (D) if reasonably requested by Administrative Agent in consultation with its counsel (giving due consideration to the cost, time and expense of same relative to the subject collateral encumbered by any such Mortgage Amendment or Mortgage), with respect to each such Mortgage Amendment or Mortgage such surveys (including existing surveys together with affidavits of no-change) sufficient for the title company to remove all standard survey exceptions from the mortgage title policy relating to such Mortgaged Real Property and issue the survey-related endorsements otherwise in form and substance reasonably satisfactory to Administrative Agent and (E) if reasonably requested by Administrative Agent in consultation with its counsel (giving due consideration to the cost, time and expense of same relative to the subject collateral encumbered by any such Mortgage Amendment or Mortgage), with respect to each such Mortgage Amendment or Mortgage, such fixture filings, title affidavits, and other documents as shall be deemed reasonably necessary by Administrative Agent in connection with the foregoing requirements, in each case, in form and substance reasonably acceptable to Administrative Agent; provided, further, that, the Administrative Agent may, in its reasonable discretion and in consultation with its counsel, waive any such requirements on a case-by-case basis, taking into account the cost, time and materiality of the applicable Mortgaged Property relative to the other aggregate Collateral securing the Obligations.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

PENN ENTERTAINMENT, INC.

By:	/s/ Felicia Hendrix
Name:	Felicia Hendrix
Title:	Executive Vice President, Chief Financial Officer

GUARANTORS:

PENN TENANT, LLC
PENN TENANT II, LLC
PENN TENANT III, LLC

By:	PENN ENTERTAINMENT, INC.,
as sole member of each of the foregoing entities

By:	/s/ Felicia Hendrix
Name:	Felicia Hendrix
Title:	Executive Vice President, Chief Financial Officer

BCV (INTERMEDIATE), LLC

By:	PENN TENANT II, LLC
its sole member

By:	PENN ENTERTAINMENT, INC.,
its sole member

By:	/s/ Felicia Hendrix
Name:	Felicia Hendrix
Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Third Amendment]

GREEKTOWN HOLDINGS, L.L.C.

By:	PENN TENANT III, LLC
its sole manager

	By:	PENN ENTERTAINMENT, INC.,
its sole member

	By:	/s/ Felicia Hendrix
	Name:	Felicia Hendrix
	Title:	Executive Vice President, Chief Financial Officer

GREEKTOWN CASINO, L.L.C.

By:	GREEKTOWN HOLDINGS, L.L.C.
its sole manager

	By:	PENN TENANT III, LLC
its sole manager

		By:	PENN ENTERTAINMENT, INC.,
its sole member

	By:	/s/ Felicia Hendrix
	Name:	Felicia Hendrix
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Third Amendment]

ABRADOODLE, LLC
ABSOLUTE GAMES, LLC
AMERISTAR CASINO BLACK HAWK, LLC
AMERISTAR CASINO EAST CHICAGO, LLC
AMERISTAR EAST CHICAGO HOLDINGS, LLC
AMERISTAR INTERACTIVE, LLC
AMERISTAR LAKE CHARLES HOLDINGS, LLC
ARGOSY DEVELOPMENT, LLC
BOOMTOWN BILOXI INTERACTIVE, LLC
BOOMTOWN, LLC
BOSSIER CASINO VENTURE, LLC
BSLO, LLC
BTN, LLC
CASINO MAGIC, LLC
CCR PENNSYLVANIA FOOD SERVICE, INC.
CENTRAL OHIO GAMING VENTURES, LLC
CRC HOLDINGS, INC.
DAYTON REAL ESTATE VENTURES, LLC
DELVEST, LLC
EBETUSA.COM, INC.
FIRST JACKPOT INTERACTIVE, LLC
HC BANGOR, LLC
HITPOINT INC.
HOSTILE GRAPE DEVELOPMENT, LLC
HWCC-TUNICA, LLC
INDIANA GAMING COMPANY, LLC
L’AUBERGE INTERACTIVE, LLC
LUCKYPOINT, INC.
MAGNUM PINNACLE INTERACTIVE, LLC
MARYLAND GAMING VENTURES, INC.
MASSACHUSETTS GAMING VENTURES, LLC
MOUNTAIN LAUREL RACING, INC.
MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION, LLC
PENN ADW, LLC
PENN CECIL MARYLAND, LLC
PENN INTERACTIVE FTP, LLC
PENN MARYLAND OSB, LLC
PENN NATIONAL HOLDINGS, LLC
PENN NATIONAL TURF CLUB, LLC
PENN NJ OTW, LLC
PENN ONLINE ENTERTAINMENT, LLC
PINNACLE ENTERTAINMENT, INC.
PINNACLE MLS, LLC
PIV WEST, LLC
PNK (BOSSIER CITY), L.L.C.
PNK (RIVER CITY), LLC
PNK DEVELOPMENT 33, LLC
PNK VICKSBURG, LLC
RIH ACQUISITIONS MS II, LLC
ROCKET SPEED, INC.

[Signature Page to Third Amendment]

SILVER SCREEN GAMING, LLC
ST. LOUIS GAMING VENTURES, LLC
THE MISSOURI GAMING COMPANY, LLC
TOLEDO GAMING VENTURES, LLC
VILLAGGIO DEVELOPMENT, LLC
VIVA SLOTS FREE CLASSIC SLOT MACHINE GAMES, LLC
WASHINGTON TROTTING ASSOCIATION, LLC
YOUNGSTOWN REAL ESTATE VENTURES, LLC
ZIA PARK INTERACTIVE, LLC
ZIA PARK LLC

By:	/s/ Christopher Rogers
Name:	Christopher Rogers
Title:	Secretary

HOUSTON GAMING VENTURES, INC.
PENN INTERACTIVE VENTURES, LLC
PENN SPORTS INTERACTIVE, LLC
SCORE DIGITAL SPORTS VENTURES INC.
SCORE FANTASY SPORTS LTD.
SCOREMOBILE INC.
SDSV (DELAWARE) INC.

By:	/s/ Felicia Hendrix
Name:	Felicia Hendrix
Title:	Treasurer

PLAINVILLE GAMING AND REDEVELOPMENT, LLC

By:	Massachusetts Gaming Ventures, LLC,
its managing member

By:	/s/ Felicia Hendrix
Name:	Felicia Hendrix
Title:	Treasurer

HOLLYWOOD CASINOS, LLC

By:	CRC Holdings, Inc.,
as its sole member

By:	/s/ Felicia Hendrix
Name:	Felicia Hendrix
Title:	Treasurer

[Signature Page to Third Amendment]

PNK (LAKE CHARLES), L.L.C.
PNK DEVELOPMENT 8, LLC
PNK DEVELOPMENT 9, LLC

By:	PINNACLE MLS, LLC,
sole member

By:	/s/ Felicia Hendrix
Name:	Felicia Hendrix
Title:	Treasurer

LOUISIANA-I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM

By:	BOOMTOWN, LLC,
its General Partner

By:	/s/ Felicia Hendrix
Name:	Felicia Hendrix
Title:	Treasurer

CCR RACING MANAGEMENT

By:	MOUNTAIN LAUREL RACING, INC. and
WASHINGTON TROTTING ASSOCIATION, LLC, its partners

By:	/s/ Felicia Hendrix
Name:	Felicia Hendrix
Title:	Treasurer of each of MOUNTAIN LAUREL RACING, INC. and Washington Trotting Association, LLC

PNK (BATON ROUGE) PARTNERSHIP

By:	PNK DEVELOPMENT 8, LLC,
its managing partner

By: PINNACLE MLS, LLC,
its sole member

	By:	/s/ Felicia Hendrix
	Name:	Felicia Hendrix
	Title:	Treasurer

[Signature Page to Third Amendment]

ALTON CASINO, LLC
AMERISTAR CASINO COUNCIL BLUFFS, LLC
CACTUS PETE’S, LLC
HC AURORA, LLC
HC JOLIET, LLC
LVGV, LLC

By:	/s/ Jay A. Snowden
Name:	Jay A. Snowden
Title:	President

PNGI CHARLES TOWN GAMING, LLC

By:	/s/ Christopher Rogers
Name:	Christopher Rogers
Title:	Senior Vice President

FRONT RANGE ENTERTAINMENT DISTRICT, LLC

By:	/s/ Christopher Rogers
Name:	Christopher Rogers
Title:	Manager

VG BEVERAGE, INC.

By:	/s/ Bryan Pettigrew
Name:	Bryan Pettigrew
Title:	President

VGB MANAGEMENT, LLC
VGB OPERATIONS, LLC

By:	/s/ Bryan Pettigrew
Name:	Bryan Pettigrew
Title:	Manager

[Signature Page to Third Amendment]

HILL LANE, LLC
PM TEXAS LLC
SAM HOUSTON RACE PARK LLC
VALLEY RACE PARK LLC

By:	/s/ Bryan Pettigrew
Name:	Bryan Pettigrew
Title:	General Manager

[Signature Page to Third Amendment]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, L/C Lender, a 2026 Refinancing Revolving Lender and a 2026 Refinancing Term A Lender

By:	/s/ Erron Powers
Name:	Erron Powers
Title:	Managing Director

[Signature Page to Third Amendment]

CITIZENS BANK, N.A., as a 2026 Refinancing Revolving Lender and 2026 Refinancing Term A Lender

By:	/s/ Sean McWhinnie
Name:	Sean McWhinnie
Title:	Managing Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a 2026 Refinancing Revolving Lender and 2026 Refinancing Term A Lender

By:	/s/ Gavin Hutto
Name:	Gavin Hutto
Title:	Managing Director

JPMORGAN CHASE BANK, N.A., as a 2026 Refinancing Revolving Lender and 2026 Refinancing Term A Lender

By:	/s/ Mayank Sinha
Name:	Mayank Sinha
Title:	Executive Director

Truist Bank, as a 2026 Refinancing Revolving Lender and 2026 Refinancing Term A Lender

By:	/s/ Alysa Trakas
Name:	Alysa Trakas
Title:	Director

U.S. Bank National Association, as a 2026 Refinancing Revolving Lender and 2026 Refinancing Term A Lender

By:	/s/ Anthony Friel
Name:	Anthony Friel
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a 2026 Refinancing Revolving Lender and 2026 Refinancing Term A Lender

By:	/s/ Jonathon Dinise
Name:	Jonathon Dinise
Title:	Executive Director

GOLDMAN SACHS LENDING PARTNERS LLC, as a 2026 Refinancing Term A Lender

By:	/s/ Jonathan Dworkin
Name:	Jonathan Dworkin
Title:	Authorized Signatory

GOLDMAN SACHS BANK USA, as a 2026 Refinancing Revolving Lender

By:	/s/ Jonathan Dworkin
Name:	Jonathan Dworkin
Title:	Authorized Signatory

MANUFACTURERS & TRADERS TRUST COMPANY, as Joint Lead Arranger and Co-Documentation Agent, a 2026 Refinancing Revolving Lender and 2026 Refinancing Term A Lender

By:	/s/ Melissa C. Markey
Name:	Melissa C. Markey
Title:	Senior Vice President

KeyBank National Association, as a 2026 Refinancing Revolving Lender and 2026 Refinancing Term A Lender

By:	/s/ John J. DeLong
Name:	John J. DeLong
Title:	Senior Vice President

[Signature Page to Third Amendment]

Exhibit A

AMENDED CREDIT AGREEMENT

[See attached]

Exhibit A

Published Deal CUSIP: 70757DAW9

Revolving Facility CUSIP: 70757DAX7

Term A Facility CUSIP: 70757DAY5

Term B Facility CUSIP: 70757DAZ2

Execution Version (Conformed through ~~Second~~Third Amendment)

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 3, 2022,

as amended by First Amendment, dated as of February 15, 2024 as amended by Second Amendment, dated as of December 4, 2024 as amended by Third Amendment, dated as of April 16, 2026

among

PENN ENTERTAINMENT, INC. (F/K/A PENN NATIONAL GAMING, INC.),
as Borrower,

THE SUBSIDIARIES OF BORROWER PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

THE L/C LENDERS PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent and as Collateral Agent

BOFA SECURITIES, INC.,
as a Joint Lead Arranger and Joint Physical Bookrunner with respect to the Closing Date Revolving Facility, the Term A Facility and the Term B Facility

CITIZENS BANK, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A., TRUIST SECURITIES, INC.,
U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Physical Bookrunners with respect to the Closing Date Revolving Facility, the Term A Facility and the Term B Facility

CITIZENS BANK, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A., TRUIST BANK,
U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO SECURITIES, LLC,
as Co-Syndication Agents with respect to
the Closing Date Revolving Facility, the Term A Facility and the Term B Facility

GOLDMAN SACHS BANK USA, ~~KEYBANC CAPITAL MARKETS INC.,~~
MANUFACTURERS & TRADERS TRUST COMPANY,

~~MORGAN STANLEY SENIOR FUNDING,~~ and KEYBANC CAPITAL MARKETS INC. ~~and TD~~

~~SECURITIES (USA) LLC~~,
as Joint Lead Arrangers and Co-Documentation Agents with respect to the Closing Date Revolving Facility~~,~~ and the Term A Facility ~~and the Term B Facility~~
~~and as Joint Physical Bookrunners with respect to the Term B Facility~~

TABLE OF CONTENTS

Page

ARTICLE I.

DEFINITIONS, ACCOUNTING MATTERS AND RULES OF CONSTRUCTION

SECTION 1.01.	Certain Defined Terms	2
SECTION 1.02.	Accounting Terms and Determinations	~~76~~80
SECTION 1.03.	Classes and Types of Loans	~~77~~80
SECTION 1.04.	Rules of Construction	~~77~~80
SECTION 1.05.	Exchange Rates; Currency Equivalents	~~78~~81
SECTION 1.06.	Pro Forma Calculations	~~79~~82
SECTION 1.07.	Letter of Credit Amounts	~~80~~83
SECTION 1.08.	Limited Condition Transactions	~~80~~84
SECTION 1.09.	Ratio Calculations; Negative Covenant Reclassification	~~82~~85
SECTION 1.10.	Interest Rates	~~83~~86

ARTICLE II.

CREDITS

SECTION 2.01.	Loans	~~83~~86
SECTION 2.02.	Borrowings	~~87~~90
SECTION 2.03.	Letters of Credit	~~87~~90
SECTION 2.04.	Termination and Reductions of Commitment	~~96~~99
SECTION 2.05.	Fees	~~96~~100
SECTION 2.06.	Lending Offices	~~97~~100
SECTION 2.07.	Several Obligations of Lenders	~~97~~100
SECTION 2.08.	Notes; Register	~~97~~101
SECTION 2.09.	Optional Prepayments and Conversions or Continuations of Loans.	~~98~~101
SECTION 2.10.	Mandatory Prepayments	~~100~~103
SECTION 2.11.	Replacement of Lenders	~~104~~108
SECTION 2.12.	Incremental Loan Commitments	~~106~~109
SECTION 2.13.	Extensions of Loans and Commitments	~~111~~114
SECTION 2.14.	Defaulting Lender Provisions	~~114~~117
SECTION 2.15.	Refinancing Amendments	~~116~~119
SECTION 2.16.	Cash Collateral	~~117~~120

ARTICLE III.

PAYMENTS OF PRINCIPAL AND INTEREST

SECTION 3.01.	Repayment of Loans	~~118~~121
SECTION 3.02.	Interest	~~119~~122

ARTICLE IV.

PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

SECTION 4.01.	Payments	~~120~~123
SECTION 4.02.	Pro Rata Treatment	~~121~~124
SECTION 4.03.	Computations	~~121~~124
SECTION 4.04.	Minimum Amounts	~~121~~124

i

SECTION 4.05.	Certain Notices	~~122~~125
SECTION 4.06.	Non-Receipt of Funds by Administrative Agent	~~123~~126
SECTION 4.07.	Right of Setoff, Sharing of Payments; Etc.	~~124~~127

ARTICLE V.

YIELD PROTECTION, ETC.

SECTION 5.01.	Increased Costs	~~125~~128
SECTION 5.02.	Inability To Determine Interest Rates	~~126~~129
SECTION 5.03.	Illegality	~~128~~131
SECTION 5.04.	[Reserved]	~~128~~132
SECTION 5.05.	Compensation	~~128~~132
SECTION 5.06.	Net Payments	~~129~~132

ARTICLE VI.

GUARANTEES

SECTION 6.01.	The Guarantees	~~133~~137
SECTION 6.02.	Obligations Unconditional	~~134~~137
SECTION 6.03.	Reinstatement	~~136~~139
SECTION 6.04.	Subrogation; Subordination	~~136~~139
SECTION 6.05.	Remedies	~~136~~139
SECTION 6.06.	Continuing Guarantee	~~137~~140
SECTION 6.07.	General Limitation on Guarantee Obligations	~~137~~140
SECTION 6.08.	Release of Guarantors	~~137~~140
SECTION 6.09.	Keepwell	~~137~~140
SECTION 6.10.	Right of Contribution	~~137~~141

ARTICLE VII.

CONDITIONS PRECEDENT

SECTION 7.01.	Conditions to Initial Extensions of Credit	~~138~~141
SECTION 7.02.	Conditions to All Extensions of Credit	~~140~~144

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

SECTION 8.01.	Corporate Existence; Compliance with Law	~~141~~144
SECTION 8.02.	Financial Condition; Etc.	~~142~~145
SECTION 8.03.	Litigation	~~142~~145
SECTION 8.04.	No Breach; No Default	~~142~~145
SECTION 8.05.	Action	~~143~~146
SECTION 8.06.	Approvals	~~143~~146
SECTION 8.07.	ERISA and Foreign Employee Benefit Matters	~~143~~146
SECTION 8.08.	Taxes	~~144~~147
SECTION 8.09.	Investment Company Act.	~~144~~147
SECTION 8.10.	Environmental Matters	~~144~~147
SECTION 8.11.	Use of Proceeds	~~145~~148
SECTION 8.12.	Subsidiaries	~~145~~148
SECTION 8.13.	Ownership of Property; Liens	~~146~~149
SECTION 8.14.	Security Interest; Etc.	~~146~~149
SECTION 8.15.	Licenses and Permits	~~147~~150

ii

SECTION 8.16.	Disclosure	~~147~~150
SECTION 8.17.	Solvency	~~147~~150
SECTION 8.18.	[Reserved]	~~147~~150
SECTION 8.19.	Intellectual Property	~~147~~151
SECTION 8.20.	Affected Financial Institutions	~~148~~151
SECTION 8.21.	Regulation H	~~148~~151
SECTION 8.22.	Insurance	~~148~~151
SECTION 8.23.	Real Estate	~~148~~151
SECTION 8.24.	Leases	~~148~~151
SECTION 8.25.	Mortgaged Real Property	~~149~~152
SECTION 8.26.	Material Adverse Effect	~~149~~152
SECTION 8.27.	Anti-Corruption Laws and Sanctions	~~149~~153

ARTICLE IX.

AFFIRMATIVE COVENANTS

SECTION 9.01.	Existence; Business Properties	~~150~~153
SECTION 9.02.	Insurance	~~150~~154
SECTION 9.03.	Taxes; Performance of Obligations	~~151~~155
SECTION 9.04.	Financial Statements, Etc.	~~152~~155
SECTION 9.05.	Maintaining Records; Access to Properties and Inspections	~~155~~158
SECTION 9.06.	Use of Proceeds	~~155~~159
SECTION 9.07.	Compliance with Environmental Law	~~155~~159
SECTION 9.08.	Pledge or Mortgage of Real Property and Vessels	~~156~~160
SECTION 9.09.	Security Interests; Further Assurances	~~160~~163
SECTION 9.10.	Master Leases	~~161~~164
SECTION 9.11.	Additional Credit Parties	~~161~~165
SECTION 9.12.	Limitation on Designations of Unrestricted Subsidiaries	~~163~~166
SECTION 9.13.	Limitation on Designation of Immaterial Subsidiaries	~~164~~167
SECTION 9.14.	Ratings	~~164~~167
SECTION 9.15.	Post-Closing Matters	~~164~~168

ARTICLE X.

NEGATIVE COVENANTS

SECTION 10.01.	Indebtedness	~~166~~169
SECTION 10.02.	Liens	~~171~~174
SECTION 10.03.	Master Leases	~~175~~178
SECTION 10.04.	Investments, Loans and Advances	~~176~~179
SECTION 10.05.	Mergers, Consolidations and Sales of Assets	~~179~~182
SECTION 10.06.	Restricted Payments	~~183~~186
SECTION 10.07.	Transactions with Affiliates	~~184~~188
SECTION 10.08.	Financial Covenants	~~186~~189
SECTION 10.09.	Certain Payments of Indebtedness	~~186~~190
SECTION 10.10.	Limitation on Certain Restrictions Affecting Subsidiaries	~~188~~191
SECTION 10.11.	Limitation on Changes to Fiscal Year	~~189~~192
SECTION 10.12.	Use of Proceeds	192

ARTICLE XI.

EVENTS OF DEFAULT

SECTION 11.01.	Events of Default	~~189~~193
SECTION 11.02.	Application of Proceeds	~~194~~197

iii

SECTION 11.03.	Borrower’s Right to Cure	~~194~~198

ARTICLE XII.

AGENTS

SECTION 12.01.	Appointment	~~195~~198
SECTION 12.02.	Rights as a Lender	~~195~~199
SECTION 12.03.	Exculpatory Provisions	~~196~~199
SECTION 12.04.	Reliance by Agents	~~197~~200
SECTION 12.05.	Delegation of Duties	~~197~~200
SECTION 12.06.	Resignation of Administrative Agent and Collateral Agent	~~197~~201
SECTION 12.07.	Nonreliance on Agents and Other Lenders	~~199~~202
SECTION 12.08.	Indemnification	~~199~~203
SECTION 12.09.	No Other Duties	~~200~~203
SECTION 12.10.	Holders	~~200~~203
SECTION 12.11.	Administrative Agent May File Proofs of Claim	~~200~~203
SECTION 12.12.	Collateral Matters	~~201~~204
SECTION 12.13.	Withholding Tax	~~201~~205
SECTION 12.14.	Secured Cash Management Agreements and Credit Swap Contracts	~~202~~205
SECTION 12.15.	ERISA	~~202~~205
SECTION 12.16.	Recovery of Erroneous Payments	~~203~~206

ARTICLE XIII.

MISCELLANEOUS

SECTION 13.01.	Waiver	~~203~~206
SECTION 13.02.	Notices	~~203~~207
SECTION 13.03.	Expenses, Indemnification, Etc.	~~205~~208
SECTION 13.04.	Amendments and Waiver	~~207~~211
SECTION 13.05.	Benefit of Agreement; Assignments; Participations	~~215~~219
SECTION 13.06.	Survival	~~219~~223
SECTION 13.07.	Captions	~~220~~223
SECTION 13.08.	~~Counterparts;~~ Interpretation; Effectiveness	~~220~~223
SECTION 13.09.	Governing Law; Submission to Jurisdiction; Waivers; Etc.	~~220~~224
SECTION 13.10.	Confidentiality	~~222~~225
SECTION 13.11.	Independence of Representations, Warranties and Covenants	~~222~~226
SECTION 13.12.	Severability	~~222~~226
SECTION 13.13.	Gaming/Racing Laws and Liquor Laws	~~223~~226
SECTION 13.14.	USA Patriot Act and Beneficial Ownership Regulation	~~224~~227
SECTION 13.15.	Judgment Currency	~~224~~227
SECTION 13.16.	Waiver of Claims	~~224~~228
SECTION 13.17.	No Advisory or Fiduciary Responsibility	~~225~~228
SECTION 13.18.	Lender Action	~~225~~229
SECTION 13.19.	Interest Rate Limitation	~~226~~229
SECTION 13.20.	Payments Set Aside	~~226~~230
SECTION 13.21.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~227~~230
SECTION 13.22.	Acknowledgement Regarding Any Supported QFCs	~~227~~230
SECTION 13.23.	Effect of this Agreement	~~228~~231
SECTION 13.24.	Electronic Execution; Electronic Records; Counterparts	231

iv

ANNEXES:

ANNEX A-1	-	Revolving Commitments
ANNEX A-2	-	Term A Facility Commitments
ANNEX A-3	-	Term B Facility Commitments
ANNEX B	-	Applicable Margin for Revolving Loans and Swingline Loans (in each case, under the Closing Date Revolving Facility) and Term A Facility Loans, and Applicable Fee Percentage for Closing Date Revolving Facility

SCHEDULES:

SCHEDULE 1.01(A)	-	Excluded Subsidiary Agreements
SCHEDULE 1.01(B)	-	Guarantors
SCHEDULE 1.01(C)	-	Mortgaged Real Property
SCHEDULE 1.01(D)	-	Existing Letters of Credit
SCHEDULE 1.01(E)	-	Additional Excluded Subsidiaries
SCHEDULE 7.01(c)	-	Jurisdictions of Local Counsel Opinions
SCHEDULE 8.03	-	Litigation
SCHEDULE 8.07	-	ERISA
SCHEDULE 8.10	-	Environmental Matters
SCHEDULE 8.12(a)	-	Subsidiaries
SCHEDULE 8.12(b)	-	Immaterial Subsidiaries
SCHEDULE 8.12(c)	-	Unrestricted Subsidiaries
SCHEDULE 8.13(b)	-	Vessels
SCHEDULE 8.23(a)	-	Material Real Property
SCHEDULE 8.23(b)	-	Material Real Property Takings, Etc.
SCHEDULE 8.25(a)	-	No Certificates of Occupancy; Violations, Etc.
SCHEDULE 8.25(b)	-	Encroachment, Boundary, Location, Possession Disputes
SCHEDULE 9.15	-	Post-Closing Matters
SCHEDULE 10.01	-	Existing Indebtedness
SCHEDULE 10.02	-	Certain Existing Liens
SCHEDULE 10.04	-	Investments
SCHEDULE 10.07	-	Transactions with Affiliates
SCHEDULE 13.02	-	Certain Addresses for Notices

EXHIBITS:

EXHIBIT A-1	-	Form of Revolving Note
EXHIBIT A-2	-	Form of Term A Facility Note
EXHIBIT A-3	-	Form of Term B Facility Note
EXHIBIT A-4	-	Form of Swingline Note
EXHIBIT B	-	Form of Notice of Borrowing
EXHIBIT C	-	Form of Notice of Continuation/Conversion
EXHIBIT D	-	Forms of U.S. Tax Compliance Certificate
EXHIBIT E	-	[Reserved]
EXHIBIT F	-	[Reserved]
EXHIBIT G	-	Form of Solvency Certificate
EXHIBIT H	-	Form of Security Agreement
EXHIBIT I	-	Form of Mortgage
EXHIBIT J	-	Form of Ship Mortgage

v

EXHIBIT K	-	Form of Assignment and Assumption Agreement
EXHIBIT L	-	Form of Letter of Credit Request
EXHIBIT M	-	Form of Joinder Agreement
EXHIBIT N	-	Form of Perfection Certificate
EXHIBIT O	-	Form of Auction Procedures
EXHIBIT P	-	Form of Open Market Assignment and Assumption Agreement
EXHIBIT Q	-	Form of Term Loan Extension Amendment
EXHIBIT R	-	Form of Revolving Extension Amendment
EXHIBIT S	-	Form of Pari Passu Intercreditor Agreement
EXHIBIT T	-	Form of Second Lien Intercreditor Agreement
EXHIBIT U-1	-	Form of Master Lease Landlord Acknowledgement (Penn Master Lease)
EXHIBIT U-2	-	Form of Master Lease Landlord Acknowledgement (PNK Master Lease)
EXHIBIT V	-	Form of Compliance Certificate

vi

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 3, 2022 (this “Agreement”), by and among PENN ENTERTAINMENT, INC. (f/k/a PENN NATIONAL GAMING, INC.), a Pennsylvania corporation (“Borrower”); the GUARANTORS party hereto from time to time; the LENDERS from time to time party hereto; the L/C LENDERS from time to time party hereto; BANK OF AMERICA, N.A., as swingline lender (in such capacity, together with its successors in such capacity, “Swingline Lender”); BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) and as collateral agent (in such capacity, together with its successors in such capacity, “Collateral Agent”).

WHEREAS, Borrower, the Guarantors (as defined in the Original Credit Agreement) from time to time party thereto, the Lenders (as defined in the Original Credit Agreement) from time to time party thereto, Bank of America, N.A., in its capacity as administrative agent and collateral agent, and the other agents, arrangers and financial institutions party thereto were party to that certain Credit Agreement, dated as of October 30, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to January 19, 2017, the “Original Credit Agreement”);

WHEREAS, Borrower, the Guarantors (as defined in the Existing Credit Agreement) from time to time party thereto, the Lenders (as defined in the Existing Credit Agreement) from time to time party thereto, Bank of America, N.A., in its capacity as administrative agent and collateral agent, and the other agents, arrangers and financial institutions party thereto are party to that certain Amended and Restated Credit Agreement, dated as of January 19, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), which amended and restated in its entirety the Original Credit Agreement;

WHEREAS, Borrower has requested that the Lenders provide the Closing Date Revolving Commitments, the Term A Facility Loans and the Term B Facility Loans, and the Lenders have indicated their willingness to lend, and the L/C Lenders have indicated their willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein;

WHEREAS, Borrower will use proceeds from the borrowing of the Term A Facility Loans and the Term B Facility Loans to repay and replace all of the Existing Revolving Commitments (and any related Revolving Loans (as defined in the Existing Credit Agreement)), the Existing Term A Facility Loans and the Existing Term B-1 Facility Loans and, in each case, all accrued and unpaid interest and fees thereon on the Closing Date (such repayment and replacement, the “Closing Date Refinancing”); and

WHEREAS, concurrently with the Closing Date Refinancing, Borrower, the Guarantors, the Lenders party hereto (constituting all of the Lenders after giving effect to the Closing Date Refinancing), the Swingline Lender, the L/C Lenders, Administrative Agent and Collateral Agent wish to amend and restate in its entirety the Existing Credit Agreement and each Annex, Schedule and Exhibit thereto as set forth in this Agreement and each Annex, Schedule and Exhibit hereto.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree to amend and restate the Existing Credit Agreement, and hereby agree, as follows:

ARTICLE I.

DEFINITIONS, ACCOUNTING MATTERS AND RULES OF CONSTRUCTION

SECTION 1.01.         Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“~~2022~~2028 Share Repurchase Program” has the meaning set forth in Section 10.06(q).

“2029 Notes” shall have the meaning provided in the definition of “Senior Unsecured Notes.”

“2031 Notes” shall have the meaning provided in the definition of “Senior Unsecured Notes.”

“ABR Loans” shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

“Acquisition” shall mean, with respect to any Person, any transaction or series of related transactions for the (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person (other than any then-existing Company), (b) acquisition of more than 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person or (c) merger, amalgamation or consolidation of such Person or any other combination of such Person with any other Person (other than any of the foregoing between or among any then-existing Companies).

“Act” has the meaning set forth in Section 13.14.

“Additional Credit Party” has the meaning set forth in Section 9.11(a).

“Adjusted Maximum Amount” has the meaning set forth in Section 6.10.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof.

“Affected Classes” has the meaning set forth in Section 13.04(b)(A).

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that as to any Credit Party or any Subsidiary thereof, the term “Affiliate” shall expressly exclude the Persons constituting Lenders as of the Closing Date and their respective Affiliates (determined as provided herein without regard to this proviso); provided, further, that none of GLPI or any of its Subsidiaries shall be deemed to be an Affiliate of Borrower or any of its Subsidiaries.

“Agent” shall mean any of Administrative Agent, Auction Manager, Collateral Agent, Co-Syndication Agents, Co-Documentation Agents and/or Lead Arrangers, as applicable.

“Agent Parties” has the meaning set forth in Section 13.02(e).

“Agent Related Parties” shall mean each Agent and any sub-agent thereof and their respective Affiliates and the respective directors, trustees, officers, employees, representatives, agents, partners and advisors of the foregoing.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

2

“All-In Yield” shall mean, as to any Indebtedness (including the Term B Facility Loans), the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Term SOFR floor (to the extent the Term SOFR floor applicable to the applicable Indebtedness is greater than the Term SOFR floor for the Term B Facility and is in excess of three-month Term SOFR at the time of incurrence of such Indebtedness) or Alternate Base Rate floor (to the extent the Alternate Base Rate floor applicable to the applicable Indebtedness is greater than the Alternate Base Rate floor for the Term B Facility and is in excess of the Alternate Base Rate at the time of incurrence of such Indebtedness) or otherwise, in each case, incurred or payable by Borrower generally to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, underwriting, amendment or other similar fees (regardless of whether paid or shared in whole or in part to any or all lenders) or other fees not paid generally to all lenders of such Indebtedness; provided, further, that “All-In Yield” shall include any amendment to the relevant interest rate margins and interest rate floors that became effective after the Closing Date but prior to the applicable date of determination. For the purposes of determining the All-In Yield of any fixed-rate Indebtedness, at Borrower’s option, such Indebtedness may be swapped to a floating rate on a customary matched maturity basis.

“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term SOFR plus 1.00% and (d) (i) with respect to the Term B Facility Loans only, 1.50% and (ii) with respect to the Revolving Loans and the Swingline Loans (in each case, under the Closing Date Revolving Facility) and the Term A Facility Loans only, 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 5.02 hereof, then the Alternate Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Alternate Currency” shall mean Canadian dollars.

“Alternate Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by Administrative Agent or the applicable L/C Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable ECF Percentage” shall mean, for any fiscal year, commencing with the fiscal year ended December 31, 2023, (a) 50% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is greater than or equal to 3.00 to 1.00, (b) 25% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00 and (c) 0% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is less than 2.50 to 1.00.

3

“Applicable Fee Percentage” shall mean, (i) with respect to any Unutilized R/C Commitments in respect of the Closing Date Revolving Facility, on and after the Third Amendment Effective Date, (a) prior to the Initial Financial Statement Delivery Date, the respective percentage per annum set forth at Level ~~III~~II as set forth on Annex B and (b) on and after the Initial Financial Statement Delivery Date, the applicable percentage per annum as set forth on Annex B set forth opposite the relevant Consolidated Total Net Leverage Ratio in Annex B determined as of the most recent Calculation Date and (ii) with respect to any other Tranche of Revolving Commitments, the applicable percentage per annum as set forth in the applicable Incremental Joinder Agreement, Refinancing Amendment ~~or~~(other than the Third Amendment) or Extension Amendment. After the Initial Financial Statement Delivery Date, any change in the Consolidated Total Net Leverage Ratio shall be effective to adjust the Applicable Fee Percentage for the Closing Date Revolving Facility on and as of the date of receipt by Administrative Agent of the Section 9.04 Financials resulting in such change until the date immediately preceding the next date of delivery of Section 9.04 Financials resulting in another such change. If Borrower fails to deliver the Section 9.04 Financials within the times specified in Section 9.04(a) or 9.04(b), as applicable, such ratio with respect to any Unutilized R/C Commitments in respect of the Closing Date Revolving Facility shall be deemed to be at Level I as set forth in Annex B from the date of any such failure to deliver until Borrower delivers such Section 9.04 Financials. In the event that any financial statement or certification delivered pursuant to Section 9.04 is shown to be inaccurate (an “Inaccuracy Determination”), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Fee Percentage for any period (an “Inaccurate Applicable Fee Percentage Period”) than the Applicable Fee Percentage applied for such Inaccurate Applicable Fee Percentage Period, then Borrower shall promptly (i) deliver to Administrative Agent corrected Section 9.04 Financials for such Inaccurate Applicable Fee Percentage Period, (ii) determine the Applicable Fee Percentage for such Inaccurate Applicable Fee Percentage Period based upon the corrected Section 9.04 Financials and (iii) pay to Administrative Agent the accrued additional commitment fee owing as a result of such increased Applicable Fee Percentage for such Inaccurate Applicable Fee Percentage Period, which payment shall be promptly applied by Administrative Agent in accordance with Section 4.01 (provided that no Default or Event of Default shall be deemed to have occurred as a result of such nonpayment (and no such shortfall amount shall be deemed overdue or accrue interest at the Default Rate) unless such shortfall amount is not paid on or prior to the tenth Business Day following demand for such payment by Administrative Agent to Borrower). It is acknowledged and agreed that except as provided in the parenthetical to the immediately preceding sentence nothing contained herein shall limit the rights of Administrative Agent and the Lenders under the Credit Documents, including their rights under Article XI and their other respective rights under this Agreement.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) (a) set forth on such Lender’s signature page to this Agreement for any Lender that is a party hereto on the Closing Date, (b) set forth on such Lender’s signature page to an Incremental Joinder Agreement for any Lender making any Incremental Commitment pursuant to Section 2.12, (c) set forth on such Lender’s signature page to any Refinancing Amendment for any Lender providing Credit Agreement Refinancing Indebtedness pursuant to Section 2.15, (d) set forth in the Assignment Agreement for any Person that becomes a “Lender” hereunder pursuant to an Assignment Agreement or (e) such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

4

“Applicable Margin” shall mean:

(a)            (i) with respect to the Closing Date Revolving Facility and the Term A Facility, on and after the Third Amendment Effective Date, (A) prior to the Initial Financial Statement Delivery Date, the respective percentage per annum set forth at Level ~~III~~II as set forth on Annex B for such Type and Class of Loan; and (B) on and after the Initial Financial Statement Delivery Date, the applicable percentage per annum as set forth on Annex B for such Type and Class of Loan, set forth opposite the relevant Consolidated Total Net Leverage Ratio in Annex B determined as of the most recent Calculation Date and (ii) with respect to any other Tranche of Loans or Commitments other than Term B Facility Loans, the applicable percentage per annum as set forth in the applicable Incremental Joinder Agreement, Refinancing Amendment ~~or~~(other than the Third Amendment) or Extension Amendment. After the Initial Financial Statement Delivery Date, any change in the Consolidated Total Net Leverage Ratio shall be effective to adjust the Applicable Margin for the Closing Date Revolving Facility and the Term A Facility on and as of the date of receipt by Administrative Agent of the Section 9.04 Financials resulting in such change until the date immediately preceding the next date of delivery of Section 9.04 Financials resulting in another such change. If Borrower fails to deliver the Section 9.04 Financials within the times specified in Section 9.04(a) or 9.04(b), as applicable, such ratio shall be deemed to be at Level I with respect to the Closing Date Revolving Facility and the Term A Facility as set forth in Annex B from the date of any such failure to deliver until Borrower delivers such Section 9.04 Financials. In the event of an Inaccuracy Determination, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Inaccurate Applicable Margin Period”) than the Applicable Margin applied for such Inaccurate Applicable Margin Period, then Borrower shall promptly (i) deliver to Administrative Agent corrected Section 9.04 Financials for such Inaccurate Applicable Margin Period, (ii) determine the Applicable Margin for such Inaccurate Applicable Margin Period based upon the corrected Section 9.04 Financials and (iii) pay to Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Inaccurate Applicable Margin Period, which payment shall be promptly applied by Administrative Agent in accordance with Section 4.01 (provided that no Default or Event of Default shall be deemed to have occurred as a result of such nonpayment (and no such shortfall amount shall be deemed overdue or accrue interest at the Default Rate) unless such shortfall amount is not paid on or prior to the tenth Business Day following demand for such payment by Administrative Agent to Borrower). It is acknowledged and agreed that nothing contained herein shall limit the rights of Administrative Agent and the Lenders under the Credit Documents, including their rights under Section 3.02 and Article XI and their other respective rights under this Agreement; and

(b)            for each Term B Facility Loan, (i) 2.50% per annum, with respect to Term SOFR Loans and (ii) 1.50% per annum, with respect to ABR Loans.

“Applicable Maturity Trigger Date” shall have the meaning provided in the definition of “R/C Maturity Date.”

“Applicable Percentage” shall mean, as of the date of receipt by Borrower or any of its Restricted Subsidiaries of the applicable Net Available Proceeds under clause (i) or (ii) of the definition thereof, (i) if the Consolidated Total Net Leverage Ratio is greater than or equal to 3.00 to 1.00, 100%, (ii) if the Consolidated Total Net Leverage Ratio is less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00, 50% and (iii) if the Consolidated Total Net Leverage Ratio is less than 2.50 to 1.00, 0%, in each case calculated on a Pro Forma Basis as of the most recently ended Test Period, after giving effect to the applicable Asset Sale or Casualty Event and the use of proceeds therefrom.

“Approved Fund” shall mean any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

5

“Asset Sale” shall mean (a) any conveyance, sale, lease (other than an operating lease in the ordinary course of business), transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any Property (including accounts receivable and Equity Interests of any Person owned by Borrower or any of its Restricted Subsidiaries but not any Equity Issuance) (whether owned on the Closing Date or thereafter acquired) by Borrower or any of its Restricted Subsidiaries to any Person (other than (i) with respect to any Credit Party, to any Credit Party, and (ii) with respect to any other Company, to any Company) to the extent that the aggregate value of such Property sold in a single transaction or related series of transactions is greater than or equal to $20.0 million and (b) any issuance or sale by any Restricted Subsidiary of its Equity Interests to any Person (other than to Borrower or any other Restricted Subsidiary); provided that the following shall not constitute an “Asset Sale”: (u) grants of limited licenses of Intellectual Property to Borrower or any of its Restricted Subsidiaries or for fixed terms in the ordinary course of business in connection with the grant of franchise rights or non-exclusive licenses to any Person; (v) any conveyance, sale, lease, transfer or other disposition of inventory, in any case in the ordinary course of business, (w) Real Property leases and other leases, licenses, subleases or sublicenses, in each case, granted to others in the ordinary course of business and which do not materially interfere with the business of Borrower and its Restricted Subsidiaries taken as a whole, (x) any conveyance, sale, lease, transfer or other disposition of obsolete or worn out assets or assets no longer used or useful in the business of the Credit Parties, (y) licenses of Intellectual Property entered into in the ordinary course of business and (z) any conveyance, sale, transfer or other disposition of cash and/or Cash Equivalents.

“Assignment Agreement” shall mean an Assignment and Assumption Agreement substantially in the form attached as Exhibit K hereto or any other form (including electronic documentation generated by use of an electronic platform) as is reasonably acceptable to Administrative Agent and Borrower.

“Auction Amount” shall have the meaning provided in Exhibit O hereto.

“Auction Manager” shall mean Bank of America, or another financial institution as shall be selected by Borrower in a written notice to Administrative Agent, in each case in its capacity as Auction Manager.

“Auction Procedures” shall mean, collectively, the auction procedures, auction notice, return bid and Borrower Assignment Agreement in substantially the form set forth as Exhibit O hereto or such other form (including electronic documentation generated by use of an electronic platform) as is reasonably acceptable to Auction Manager and Borrower so long as the same are consistent with the provisions hereof; provided, however, Auction Manager, with the prior written consent of Borrower, may amend or modify the procedures, notices, bids and Borrower Assignment Agreement in connection with any Borrower Loan Purchase (but excluding economic terms of a particular auction after any Lender has validly tendered Term Loans requested in an offer relating to such auction, other than to increase the Auction Amount or raise the Discount Range applicable to such auction); provided, further, that no such amendments or modifications may be implemented after 24 hours prior to the date and time return bids are due in such auction.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 2.03(b).

“Available Amount” shall mean, on any date, an amount not less than zero, equal to:

(a)            $~~1,995.0~~2,400.0 million; plus

(b)            50.0% of the aggregate amount of Consolidated Net Income for the period (taken as one accounting period) from ~~the first day of the fiscal quarter in which the Closing Date occurs~~January 1, 2025 to the end of the most recent fiscal quarter of Borrower prior to such date with respect to which internal financial statements are available (or, if such Consolidated Net Income for such period is a deficit, less zero); plus

6

(c)            in the event of (i) the Revocation of a Subsidiary that was designated as an Unrestricted Subsidiary, (ii) the merger, consolidation or amalgamation of an Unrestricted Subsidiary with or into Borrower or a Restricted Subsidiary (where the surviving entity is Borrower or a Restricted Subsidiary) or (iii) the transfer or other conveyance of assets of an Unrestricted Subsidiary to, or liquidation of an Unrestricted Subsidiary into, Borrower or a Restricted Subsidiary, an amount equal to the sum of (x) the fair market value of the Investments deemed made by Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time such Subsidiary was designated as an Unrestricted Subsidiary, plus (y) the amount of the Investments of Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary made after such designation and prior to the time of such Revocation, merger, consolidation, amalgamation, conveyance, liquidation or transfer (or of the assets transferred or conveyed, as applicable), other than, in the case of this clause (y), to the extent such Investments funded Investments by such Unrestricted Subsidiary into a Person that, after giving effect to the transaction described in clauses (i), (ii) or (iii) above, will be an Unrestricted Subsidiary, in each case, to the extent such Investments were made in reliance on the Available Amount; provided, that clauses (x) and (y) shall not be duplicative of any reductions in the amount of such Investments pursuant to the proviso to the definition of “Investments”; plus

(d)            an amount equal to the returns or refunds of Investments received by Borrower and its Restricted Subsidiaries from Persons other than Credit Parties after the Closing Date to the extent (i) such Investments were made using the Available Amount (and not to exceed the original amount of such Investments) and (ii) such returns or refunds are not included in Consolidated Net Income; plus

(e)            the aggregate amount of Equity Issuance Proceeds (but excluding Excluded Contributions) received by Borrower from Permitted Equity Issuances (other than Permitted Equity Issuances pursuant to Section 11.03) after the ~~Closing~~Third Amendment Effective Date and on or prior to such date; plus

(f)            the aggregate fair market value of assets or Property acquired in exchange for Equity Interests (other than Disqualified Capital Stock) of Borrower (other than Excluded Contributions and Permitted Equity Issuances pursuant to Section 11.03) after the ~~Closing~~Third Amendment Effective Date and on or prior to such date; plus

(g)            the aggregate principal amount of debt instruments or Disqualified Capital Stock issued after the ~~Closing~~Third Amendment Effective Date that are converted into or exchanged for any Equity Interests (other than Disqualified Capital Stock) by Borrower after the ~~Closing~~Third Amendment Effective Date and on or prior to such date, together with the fair market value of any assets or Property received in such conversion or exchange; plus

(h)            the amount of any Declined Amounts (excluding any Declined Amounts applied to make Restricted Payments pursuant to Section 10.06(p)); plus

(i)            100% of the aggregate amount received by Borrower or any Restricted Subsidiary in cash (and the fair market value (as determined in good faith by Borrower) of property other than cash received by any Restricted Subsidiary) after the ~~Closing~~Third Amendment Effective Date from (A) the issuance or sale (other than to Borrower or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or (B) any dividend or other distribution by an Unrestricted Subsidiary, in each case of clauses (A) and (B), to the extent not increasing Consolidated Net Income or any other basket under Section 10.04 and in an amount not to exceed the amount of any Investment in such Unrestricted Subsidiary made using the Available Amount; minus

(j)            the aggregate amount of any (i) Investments made pursuant to Section 10.04(l), (ii) Restricted Payments made pursuant to Section 10.06(j) and (iii) Junior Prepayments pursuant to Section 10.09(b) (in each case, in reliance on the then-outstanding Available Amount) made since the ~~Closing~~Third Amendment Effective Date and on or prior to such date.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

7

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” shall mean Bank of America, N.A., in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereinafter in effect, or any successor statute thereto.

~~“Barstool Transactions” shall mean any transactions contemplated by or in connection with (i) that certain Stock Purchase Agreement, dated as of January 28, 2020, by and among Borrower, Barstool Sports, Inc., TCG XII, LLC, TCG Digital Sports, LLC and the other parties party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time and (ii) that certain Barstool Sports, Inc. Stockholders Agreement, dated as of February 20, 2020, by and among Barstool Sports, Inc., the stockholders party thereto and the other parties party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.~~

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bona Fide Investment Entities” shall mean (i) commercial or corporate banks and (ii) any funds which principally hold passive investments in portfolios of commercial loans or debt securities for investment purposes in the ordinary course of business.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrower Assignment Agreement” shall mean, with respect to any assignment to Borrower or one of its Subsidiaries pursuant to Section 13.05(d) consummated pursuant to the Auction Procedures, an Assignment and Acceptance Agreement substantially in the form of Annex C to the Auction Procedures (as may be modified from time to time as set forth in the definition of Auction Procedures) or any other form (including electronic documentation generated by use of an electronic platform) as is reasonably acceptable to Auction Manager and Administrative Agent.

“Borrower Loan Purchase” shall mean any purchase of Term Loans by Borrower or one of its Subsidiaries pursuant to Section 13.05(d).

“Borrower Materials” has the meaning set forth in Section 9.04.

8

“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York.

“Cage Cash” shall have the meaning provided in the definition of “Unrestricted Cash.”

“Calculation Date” shall mean the last day of the most recent Test Period.

“Canadian dollars” shall mean the lawful money of Canada.

“Capital Expenditures” shall mean, for any period, any expenditures by Borrower or its Restricted Subsidiaries for the acquisition or leasing of fixed or capital assets (including Capital Lease Obligations) that should be capitalized in accordance with GAAP and any expenditures by such Person for maintenance, repairs, restoration or refurbishment of the condition or usefulness of Property of such Person that should be capitalized in accordance with GAAP; provided that the following items shall not constitute Capital Expenditures: (a) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation (or transfers in lieu thereof) of the assets being replaced; (b) the purchase price of assets purchased simultaneously with the trade-in of existing assets solely to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the asset being traded in at such time; (c) the purchase of property or equipment to the extent financed with the proceeds of asset sales or other dispositions outside the ordinary course of business that are not required to be applied to prepay the Term Loans pursuant to Section 2.10(a)(iii); (d) expenditures that constitute Permitted Acquisitions or other Acquisitions not prohibited hereunder; (e) any capitalized interest expense reflected as additions to property in the consolidated balance sheet of Borrower and its Restricted Subsidiaries (including in connection with sale-leaseback transactions not prohibited hereunder); (f) any non-cash compensation or other non-cash costs reflected as additions to property in the consolidated balance sheet of Borrower and its Restricted Subsidiaries; and (g) capital expenditures relating to the construction or acquisition of any property or equipment which has been transferred to a Person other than Borrower or any of its Restricted Subsidiaries pursuant to a sale-leaseback transaction not prohibited hereunder and capital expenditures arising pursuant to sale-leaseback transactions.

“Capital Lease” as applied to any Person, shall mean any lease of any Property by that Person as lessee that, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person; provided, however, that (a) for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease as of December 31, 2018 and any similar lease entered into after December 31, 2018 may, in the sole discretion of Borrower, be accounted for as an operating lease and not as a Capital Lease and (b) each Gaming/Racing Lease shall be accounted for as an operating lease and not as a Capital Lease.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP; provided, however, that (a) for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease as of December 31, 2018 and any similar lease entered into after December 31, 2018 may, in the sole discretion of Borrower, be accounted for as an operating lease and not as a Capital Lease and (b) each Gaming/Racing Lease shall be accounted for as an operating lease and not as a Capital Lease.

9

“Cash Collateralize” shall mean, in respect of an obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars or other credit support, in each case, at a location and pursuant to documentation in form and substance reasonably satisfactory to (a) Administrative Agent, (b) in the case of obligations owing to an L/C Lender, such L/C Lender, and (c) in the case of obligations owing to the Swingline Lender, Swingline Lender (and “Cash Collateral”, “Cash Collateralized” and “Cash Collateralization” have corresponding meanings).

“Cash Equivalents” shall mean, for any Person: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers’ acceptances (including eurodollar deposits) issued by (i) any bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits of at least $500.0 million that is assigned at least a “B” rating by Thomson Financial BankWatch or (ii) any Lender or bank holding company owning any Lender (in each case, at the time of acquisition); (c) commercial paper maturing not more than one year from the date of acquisition thereof by such Person and (i) issued by any Lender or bank holding company owning any Lender or (ii) rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s, respectively, (in each case, at the time of acquisition); (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above or (e) below entered into with a bank meeting the qualifications described in clause (b) above (in each case, at the time of acquisition); (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof or by any foreign government, and rated at least “A” by S&P or “A” by Moody’s (in each case, at the time of acquisition); (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) above (in each case, at the time of acquisition); (g) money market mutual funds that invest primarily in the foregoing items (determined at the time such investment in such fund is made); (h) solely with respect to any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the country in which such Foreign Subsidiary maintains its chief executive office or principal place of business, or issued by any agency of such country and backed by the full faith and credit of such country, and rated at least “A” or the equivalent thereof by S&P or “A2” or the equivalent thereof by Moody’s (in each case, at the time of acquisition), (ii) time deposits, certificates of deposit or bankers’ acceptances issued by any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, or payable to a Company promptly following demand and maturing within one year of the date of acquisition and (iii) other customarily utilized high-quality or cash equivalent-type Investments in the country where such Foreign Subsidiary maintains its chief executive office or principal place of business; (i) such local currencies held by Borrower or any Restricted Subsidiary from time to time in the ordinary course of business; or (j) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (i) above.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean any Person that is a party to a Cash Management Agreement with Borrower and/or any of its Restricted Subsidiaries if such Person was, at the date of entering into such Cash Management Agreement or thereafter, an Agent, a Lender, an Affiliate of an Agent or a Lender or any other bank or financial institution designated in writing by Borrower to Administrative Agent, and such Person executes and delivers to Administrative Agent a letter agreement in form and substance reasonably acceptable to Administrative Agent pursuant to which such Person (a) appoints Collateral Agent as its agent under the applicable Credit Documents and (b) agrees to be bound by the provisions of Section 12.03.

10

“Casualty Event” shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (or settlement in lieu thereof) (including by any Governmental Authority) of, any Property; provided, however, no such event shall constitute a Casualty Event if the proceeds thereof or other compensation in respect thereof is less than $20.0 million. “Casualty Event” shall include, but not be limited to, any taking of all or any part of any Real Property of Borrower or any of its Restricted Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Law (or settlement in lieu thereof), or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of Borrower or any of its Restricted Subsidiaries or any part thereof by any Governmental Authority, civil or military.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” shall mean any Domestic Subsidiary that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) of one or more Subsidiaries of Borrower that are CFCs or other CFC Holdcos.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to have occurred if:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (but excluding any employee benefit plan of such Person or its subsidiaries, any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, or any Person formed as a holding company for Borrower (in a transaction where the Voting Stock of Borrower outstanding prior to such transaction is converted into or exchanged for the Voting Stock of the surviving or transferee Person constituting all or substantially all of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance)))), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that a Person or group shall be deemed to have “beneficial ownership” of all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Borrower (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

11

(b)            there shall have occurred any “change of control” (or any comparable term) in any document pertaining to any Indebtedness of Borrower or any Restricted Subsidiary constituting Material Indebtedness (excluding any change of control under any Material Indebtedness of an Acquisition target that occurs as a result of the consummation of such Acquisition); or

(c)            Penn Tenant or PNK Tenant shall cease to be a Restricted Subsidiary that is a Wholly Owned Subsidiary of Borrower.

For purposes of this definition, a “person” or “group” shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

“Charges” has the meaning set forth in Section 13.19.

“Class” has the meaning set forth in Section 1.03.

“Closing Date” shall mean the date on which the initial extension of credit is made hereunder, which date is May 3, 2022.

“Closing Date Refinancing” has the meaning set forth in the recitals hereof.

“Closing Date Revolving Commitment” shall mean a Revolving Commitment established on the ~~Closing~~Third Amendment Effective Date and any Incremental Revolving Commitments of the same Tranche.

“Closing Date Revolving Facility” shall mean the credit facility comprising the Closing Date Revolving Commitments and any Incremental Existing Tranche Revolving Commitments of the same Tranche.

“CME” shall mean CME Group Benchmark Administration Limited.

“Co-Documentation Agents” shall mean (a) Goldman Sachs Bank USA, KeyBanc Capital Markets Inc., Manufacturers & Traders Trust Company, Morgan Stanley Senior Funding, Inc. and TD Securities (USA) LLC, in their capacities as co-documentation agents with respect to the Term B Facility and (b) Goldman Sachs Bank USA, Manufacturers & Traders Trust Company and Keybanc Capital Markets Inc., in their capacities as co-documentation agents with respect to the Closing Date Revolving Facility~~,~~ and the Term A Facility ~~and the Term B Facility~~.

“Co-Syndication Agents” shall mean Citizens Bank, N.A., Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Bank, U.S. Bank National Association and Wells Fargo Securities, LLC, in their capacities as co-syndication agents with respect to the Closing Date Revolving Facility, the Term A Facility and the Term B Facility.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all of the Pledged Collateral, the Mortgaged Real Property, the Mortgaged Vessels (if any), all Property encumbered pursuant to Sections 9.08, 9.11 and 9.15, and all other Property of a Credit Party, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Security Document. “Collateral” shall not include (i) any Excluded Property or (ii) any assets or Property that has been released (in accordance with the Credit Documents) from the Lien granted to Collateral Agent pursuant to the Security Documents, unless and until such time as such assets or Property are or are required by the Credit Documents to again become subject to a Lien in favor of Collateral Agent.

12

“Collateral Account” shall mean (a) a Deposit Account (as defined in the UCC) of Borrower with respect to which Collateral Agent has “control” (as defined in Section 9-104 of the UCC) or (b) a Securities Account (as defined in the UCC) of Borrower with respect to which Collateral Agent has “control” (as defined in Section 9-106 of the UCC).

“Collateral Agent” has the meaning set forth in the introductory paragraph hereof.

“Commitments” shall mean the Revolving Commitments, the Term Loan Commitments, the Swingline Commitment, any Other Commitments, any New Revolving Commitments and any New Term Loan Commitments.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Credit Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Credit Document.

“Companies” shall mean Borrower and its Subsidiaries; and “Company” shall mean any one of them.

“Competitor” shall mean a Person (other than, subject to the other limitations set forth in this definition, an Affiliate of any Credit Party) that operates, manages or controls the operation of a casino or “racino” or controls, has entered into any agreement to control or is under common control with, in each case directly or indirectly, any entity that operates, manages or controls the operation of a casino or “racino”; provided that the foregoing shall not include Bona Fide Investment Entities.

“Compliance Certificate” shall mean a Compliance Certificate substantially in the form attached as Exhibit V hereto.

“Conforming Changes” shall mean, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Alternate Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of Administrative Agent (in consultation with Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent reasonably determines (in consultation with Borrower) that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Administrative Agent reasonably determines (in consultation with Borrower) is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).

13

“Consolidated Cash Interest Expense” shall mean, for any Test Period, Consolidated Interest Expense paid in cash with respect to such Test Period net of cash interest income (other than cash interest income in respect of notes receivable and similar items), of Borrower and its Restricted Subsidiaries for such Test Period as determined on a consolidated basis in accordance with GAAP, minus the sum (without duplication) of any of the following to the extent deemed to be included in Consolidated Interest Expense and paid in cash with respect to such Test Period: (a) payments received under Swap Contracts relating to interest rates with respect to such Test Period, (b) arrangement, commitment or upfront fees and similar financing fees, original issue discount, and redemption or prepayment premiums payable during or with respect to such Test Period, (c) interest payable during or with respect to such Test Period with respect to Escrowed Indebtedness and Indebtedness that has been Discharged, (d) any cash costs associated with breakage or termination in respect of hedging agreements for interest rates payable during such Test Period and costs and fees associated with obtaining Swap Contracts and fees payable thereunder, and (e) fees and expenses associated with the consummation of the Transactions. Consolidated Cash Interest Expense shall exclude interest expense in respect of (a) Indebtedness that is excluded from Consolidated Net Indebtedness by reason of clause (ii) or (iii) of the proviso thereof, to the extent of such exclusion and (b) Indebtedness not in excess of $~~600.0~~750.0 million at any one time outstanding that constitutes Development Expenses, or the proceeds of which were applied to fund Development Expenses (but only for so long as such Indebtedness or such funded expenses, as the case may be, constitute Development Expenses). For purposes of determining Consolidated Cash Interest Expense for any Test Period that includes any period ending prior to the first anniversary of the Closing Date, Consolidated Cash Interest Expense shall be an amount equal to actual Consolidated Cash Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Consolidated Current Assets” shall mean, with respect to any Person at any date, the total consolidated current assets of such Person and its Subsidiaries (other than Unrestricted Subsidiaries) that would, in accordance with GAAP, be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries (other than Unrestricted Subsidiaries), other than (x) cash and Cash Equivalents and (y) the current portion of deferred income tax assets.

“Consolidated Current Liabilities” shall mean, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries (other than Unrestricted Subsidiaries) at such date that would, in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries (other than Unrestricted Subsidiaries), other than (x) the current portion of any Indebtedness, (y) the current portion of deferred income taxes and (z) current liabilities in respect of compensation charges arising from the grant of any stock, stock options or other equity based awards.

“Consolidated EBITDA” shall mean, for any Test Period, the sum (without duplication) of Consolidated Net Income for such Test Period; plus

(a)            in each case to the extent deducted in calculating such Consolidated Net Income:

(i)             provisions for taxes based on income or profits or capital gains, plus franchise or similar taxes, of Borrower and its Restricted Subsidiaries for such Test Period;

(ii)            Consolidated Interest Expense (net of interest income (other than interest income in respect of notes receivable and similar items)) of Borrower and its Restricted Subsidiaries for such Test Period, whether paid or accrued and whether or not capitalized;

14

(iii)           any cost, charge, fee or expense (including discounts and commissions, premiums and penalties, original issue discount, debt issuance costs and deferred financing costs and fees and charges incurred in respect of letters of credit or bankers acceptance financings) (or any amortization or write-off of any of the foregoing) associated with any issuance (or proposed issuance) of debt, or equity or any refinancing transaction (or proposed refinancing transaction) or any amendment or other modification of any debt instrument;

(iv)           depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior Test Period) and any other non-cash charges or expenses, including any write-off or write-down, reducing Consolidated Net Income (excluding (x) any amortization of a prepaid cash expense that was paid in a prior Test Period and (y) any non-cash charges and expenses that result in an accrual of a reserve for cash charges or expenses in any future Test Period that Borrower elects not to add back in the current Test Period (it being understood that reserves may be charged in the current Test Period or when paid, as reasonably determined by Borrower)) of Borrower and its Restricted Subsidiaries for such Test Period; provided that if any such non-cash charges or expenses represent an accrual of a reserve for potential cash items in any future Test Period, the cash payment in respect thereof in such future Test Period shall be subtracted from Consolidated EBITDA to the extent Borrower elected to previously add back such amounts to Consolidated EBITDA;

(v)            any Pre-Opening Expenses;

(vi)           the amount of any restructuring charges or reserve (including those relating to severance, relocation costs and one-time compensation charges), costs incurred in connection with any non-recurring strategic initiatives or new initiatives, other business optimization expenses (including incentive costs and expenses relating to business optimization programs and signing, retention and completion bonuses), costs and expenses relating to any entry into new markets or contracts, or new product developments or introductions or exiting a market, contract or product and any software or other intellectual property development costs and expenses, any costs and expenses associated with new systems design, any implementation cost or expense, any lobbying costs or expenses, any project startup cost or expense, any transition cost or expense or cost or expense associated with improvements to IT or accounting functions and any unusual or non-recurring charges or items of loss or expense (including, without limitation, losses on asset sales (other than asset sales in the ordinary course of business));

(vii)          any charges, fees and expenses (or any amortization thereof) (including, without limitation, all legal, accounting, advisory or other transaction-related fees, charges, costs and expenses and any bonuses or success fee payments related to the Transactions) related to the Transactions, any Specified Transactions, any Permitted Acquisition, Investment (including any other Acquisition), disposition, Restricted Payment or Junior Prepayment (or any such proposed Specified Transaction, acquisition, Investment, disposition, Restricted Payment or Junior Prepayment) (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful;

(viii)         any losses resulting from mark to market accounting of Swap Contracts or other derivative instruments;

(ix)            the amount of any expense consisting of Restricted Subsidiary income attributable to non-controlling interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Subsidiary except to the extent of any cash distributions in respect thereof; and

15

(x)             the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid (or any accruals relating to such fees and related expenses) to the extent otherwise permitted under Section 10.07; minus

(b)            in each case to the extent included in calculating such Consolidated Net Income:

(i)	non-cash items increasing such Consolidated Net Income for such Test Period, other than the accrual of revenue in the ordinary course of business, and other than any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges for any prior Test Period subsequent to the Closing Date which was not added back to Consolidated EBITDA when accrued;

(ii)	the amount of any non-cash gains resulting from mark to market accounting of Swap Contracts or other derivative instruments;

(iii)	any unusual or non-recurring items of income or gain (including, without limitation, gains on asset sales (other than asset sales in the ordinary course of business)) to the extent increasing Consolidated Net Income for such Test Period; and

(iv)	the amount of any income consisting of Restricted Subsidiary losses attributable to non-controlling interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Subsidiary; plus

(c)            the amount of “run rate” cost savings, operating expense reductions, restructurings, cost saving initiatives, other operating improvements and synergies projected by Borrower in good faith to be realized as a result of specified actions taken or with respect to which steps have been initiated (in the good faith determination of Borrower) during such Test Period (or with respect to Specified Transactions, are reasonably expected to be initiated within twenty-four (24) months of the closing date of the Specified Transaction), including in connection with the Transactions or any Specified Transaction (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, restructurings, cost saving initiatives, other operating improvements and synergies had been realized during the entirety of such Test Period), net of the amount of actual benefits realized during such Test Period from such actions; provided that (i) a duly completed Officer’s Certificate of Borrower shall be delivered to Administrative Agent together with the applicable Section 9.04 Financials, providing reasonable detail with respect to such cost savings, operating expense reductions, restructurings, cost saving initiatives, other operating improvements and synergies and certifying that such cost savings, operating expense reductions, restructurings, cost saving initiatives, other operating improvements and synergies are reasonably expected to be realized within twenty-four (24) months of the taking of such specified actions (or, in the case of a Specified Transaction, within twenty-four (24) months of the closing date of such Specified Transaction) and are reasonably identifiable and factually supportable in the good faith judgment of Borrower, (ii) such actions are to be taken within twenty-four (24) months after the consummation of such Specified Transaction, restructuring or implementation of an initiative that is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (iii) no cost savings, operating expense reductions, restructurings, cost saving initiatives, other operating improvements and synergies shall be added pursuant to this clause (c) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such Test Period, and (iv) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (c) to the extent more than twenty-four (24) months have elapsed after the specified action taken (or in the case of a Specified Transaction, more than twenty-four (24) months have elapsed after the date of such Specified Transaction) in order to realize such projected cost savings, operating expense reductions, restructurings, cost saving initiatives, other operating improvements and synergies; provided, that the aggregate amount of additions made to Consolidated EBITDA for any Test Period pursuant to this clause (c) and Section 1.06(c) shall not (i) exceed 25.0% of Consolidated EBITDA for such Test Period (after giving effect to this clause (c) and Section 1.06(c)) or (ii) be duplicative of one another; plus

16

(d)            to the extent not included in Consolidated Net Income or, if otherwise excluded from Consolidated EBITDA due to the operation of clause (b)(iii) above, the amount of insurance proceeds received during such Test Period or after such Test Period and on or prior to the date the calculation is made with respect to such Test Period, attributable to any property which has been closed or had operations curtailed for any period; provided that such amount of insurance proceeds shall only be included pursuant to this clause (d) to the extent that such amount of insurance proceeds plus Consolidated EBITDA attributable to such property for such Test Period (without giving effect to this clause (d)) does not exceed Consolidated EBITDA attributable to such property during the most recently completed four fiscal quarter period for which financial results are available that such property was fully operational (or if such property has not been fully operational for four consecutive fiscal quarters for which financial results are available prior to such closure or curtailment, the Consolidated EBITDA attributable to such property during the Test Period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters); plus

(e)            cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any Test Period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) above for any previous Test Period and not added back.

Consolidated EBITDA shall be further adjusted (without duplication):

(A)            to include the Consolidated EBITDA of (i) any Person, property, business or asset (including a management agreement or similar agreement) (other than an Unrestricted Subsidiary) acquired by Borrower or any Restricted Subsidiary during such Test Period and (ii) any Unrestricted Subsidiary the designation of which as such is revoked and converted into a Restricted Subsidiary during such Test Period, in each case, based on the Consolidated EBITDA of such Person (or attributable to such property, business or asset) for such period (including the portion thereof occurring prior to such acquisition or Revocation), determined as if references to Borrower and its Restricted Subsidiaries in Consolidated Net Income and other defined terms therein were to such Person and its Subsidiaries;

(B)            to exclude the Consolidated EBITDA of (i) any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Borrower or any Restricted Subsidiary during such Test Period and (ii) any Restricted Subsidiary that is designated as an Unrestricted Subsidiary during such Test Period, in each case, based on the actual Consolidated EBITDA of such Person for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closing, classification or conversion), determined as if references to Borrower and its Restricted Subsidiaries in Consolidated Net Income and other defined terms therein were to such Person and its Subsidiaries;

(C)            in the event of any Expansion Capital Expenditures that were opened for business during such Test Period, by multiplying the Consolidated EBITDA attributable to such Expansion Capital Expenditures and including management agreements or similar agreements (as determined by Borrower in good faith) in respect of the first three (3) complete fiscal quarters following the opening of the business representing such Expansion Capital Expenditures by: (x) 4 (with respect to the first such quarter), (y) 2 (with respect to the first two such quarters), and (z) 4/3 (with respect to the first three such quarters) and, for the avoidance of doubt, excluding Consolidated EBITDA attributable to such Expansion Capital Expenditures during the quarter in which the business representing such Expansion Capital Expenditure opened (unless such business opened on the first day of a fiscal quarter);

17

(D)            in the event of any Development Project that was opened for business during such Test Period, by multiplying the Consolidated EBITDA attributable to such Development Project and including management agreements or similar agreements (as determined by Borrower in good faith) in respect of the first three (3) complete fiscal quarters following the opening of the business representing such Development Project by: (x) 4 (with respect to the first such quarter), (y) 2 (with respect to the first two such quarters), and (z) 4/3 (with respect to the first three such quarters) and, for the avoidance of doubt, excluding Consolidated EBITDA attributable to such Development Project during the quarter in which such Development Project opened (unless such business opened on the first day of a fiscal quarter);

(E)            in any fiscal quarter during which a purchase of property that prior to such purchase was subject to any operating lease that will be terminated in connection with such purchase shall occur and during the three (3) following fiscal quarters, by increasing Consolidated EBITDA by an amount equal to the quarterly payment in respect of such lease (as if such purchase did not occur) times (a) four (4) (in the case of the quarter in which such purchase occurs), (b) three (3) (in the case of the quarter following such purchase), (c) two (2) (in the case of the second quarter following such purchase) and (d) one (1) (in the case of the third quarter following such purchase), all as determined on a consolidated basis for Borrower and its Restricted Subsidiaries; and

(F)            solely for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with any covenant in Section 10.08 during the Covenant Relief Period and only if and for so long as the Covenant Relief Period Conditions are satisfied, for each Test Period ending March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024 (each, a “Specified Test Period”), to exclude the negative “Adjusted EBITDAR” for such Test Period, if any, attributable to the Interactive segment on a trailing twelve months basis as defined and reported in Borrower’s quarterly or annual report, as applicable, for such Test Period, as filed with the SEC; provided that the aggregate amount of adjustments made to Consolidated EBITDA for any Test Period pursuant to this clause (F) shall not exceed the corresponding amount for such Test Period set forth on Schedule 1 hereto; provided, further, that this clause (F) shall have no further force or effect from and after the Covenant Relief Period Termination Date.

“Consolidated Interest Expense” shall mean, for any Test Period, the sum of interest expense of Borrower and its Restricted Subsidiaries for such Test Period as determined on a consolidated basis in accordance with GAAP, plus, to the extent deducted in arriving at Consolidated Net Income and without duplication, (a) the interest portion of payments on Capital Leases, (b) amortization of financing fees, debt issuance costs and interest or deferred financing or debt issuance costs, (c) arrangement, commitment or upfront fees, original issue discount, redemption or prepayment premiums, (d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (e) interest with respect to Indebtedness that has been Discharged and any Escrowed Indebtedness, (f) the accretion or accrual of discounted liabilities during such period, (g) interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments, (h) net payments made under Swap Contracts relating to interest rates with respect to such Test Period and any costs associated with breakage in respect of hedging agreements for interest rates, (i) all interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, (j) fees and expenses associated with the consummation of the Transactions, (k) annual or quarterly agency and trustee fees paid to Administrative Agent and the agent or trustee under any other Indebtedness permitted hereunder and (l) costs and fees associated with obtaining Swap Contracts and fees payable thereunder, all as calculated on a consolidated basis in accordance with GAAP.

18

“Consolidated Net Income” shall mean, for any Test Period, the aggregate of the net income of Borrower and its Restricted Subsidiaries for such Test Period, on a consolidated basis, determined in accordance with GAAP; provided that, without duplication:

(a)            any gain or loss (together with any related provision for taxes thereon) realized in connection with (i) any asset sale (other than asset sales in the ordinary course of business) or (ii) any disposition of any securities (other than dispositions in the ordinary course of business) by such Person or any of its Restricted Subsidiaries shall be excluded;

(b)            any extraordinary gain or loss (together with any related provision for taxes thereon) shall be excluded;

(c)            the net income of any Person that (i) is not a Restricted Subsidiary, (ii) is accounted for by the equity method of accounting, (iii) is an Unrestricted Subsidiary or (iv) is a Restricted Subsidiary (or former Restricted Subsidiary) with respect to which a Trigger Event has occurred following the occurrence and during the continuance of such Trigger Event shall be excluded; provided that Consolidated Net Income of Borrower and its Restricted Subsidiaries shall be increased by the net income of such Persons solely to the extent of the amount of dividends or distributions or other payments (including management fees) that are actually paid or are payable in cash to Borrower or a Restricted Subsidiary thereof in respect of such period by such Persons (or to the extent converted into cash);

(d)            the undistributed earnings of any Restricted Subsidiary of Borrower that is not a Guarantor to the extent that, on the date of determination the payment of cash dividends or similar cash distributions by such Restricted Subsidiary (or loans or advances by such subsidiary to any parent company) are not permitted by the terms of any Contractual Obligation (other than under any Credit Document) or Requirement of Law applicable to such Restricted Subsidiary shall be excluded, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been waived; provided that Consolidated Net Income of Borrower and its Restricted Subsidiaries shall be increased by the net income of such Restricted Subsidiaries solely to the extent of the amount of dividends or distributions or other payments (including management fees) that are actually paid or are payable in cash to Borrower or a Restricted Subsidiary (not subject to such restriction) thereof in respect of such period by such Restricted Subsidiaries (or to the extent converted into cash);

(e)            any goodwill or other asset impairment charges or other asset write-offs or write downs, including any resulting from the application of Accounting Standards Codification No. 350 and No. 360, and any expenses or charges relating to the amortization of intangibles as a result of the application of Accounting Standards Codification No. 805, shall be excluded;

(f)            any non-cash charges or expenses related to the repurchase of stock options to the extent not prohibited by this Agreement, and any non-cash charges or expenses related to the grant, issuance or repricing of, or any amendment or substitution with respect to, or otherwise in respect of, stock appreciation or similar rights, stock options, restricted stock, or other Equity Interests or other equity based awards or rights or equivalent instruments, shall be excluded;

(g)            the cumulative effect of a change in accounting principles shall be excluded;

19

(h)            any expenses or reserves for liabilities shall be excluded to the extent that Borrower or any of its Restricted Subsidiaries is entitled to indemnification therefor under binding agreements; provided that any such liabilities for which Borrower or any of its Restricted Subsidiaries is not actually indemnified shall reduce Consolidated Net Income for the period in which it is determined that Borrower or such Restricted Subsidiary will not be indemnified (to the extent such liabilities would otherwise reduce Consolidated Net Income without giving effect to this clause (h));

(i)            losses, to the extent covered by insurance and actually reimbursed, or, so long as Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), and expenses with respect to liability or casualty events or business interruption, shall be excluded;

(j)            gains and losses resulting solely from fluctuations in currency values and the related tax effects shall be excluded, and charges relating to Accounting Standards Codification Nos. 815 and 820 shall be excluded; and

(k)            any non-recurring charges or expenses of Borrower or its Restricted Subsidiaries or of a company or business acquired by Borrower or its Restricted Subsidiaries (in each case, including those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information), in each case, incurred in connection with the purchase or acquisition of such acquired company or business by Borrower or its Restricted Subsidiaries shall be excluded.

Notwithstanding anything contained herein to the contrary, for purposes of this Agreement, Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under any Gaming/Racing Lease (and any guaranty or support arrangement in respect thereof) in the applicable Test Period and no deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under any such Gaming/Racing Lease (and any guaranty or support arrangement in respect thereof) not paid in cash during the relevant Test Period or other non-cash amounts incurred in respect of such Gaming/Racing Lease (and any guaranty or support arrangement in respect thereof); provided that any “true-up” of rent paid in cash pursuant to such Gaming/Racing Lease shall be accounted for in the fiscal quarter to which such payment relates as if such payment were originally made in such fiscal quarter.

“Consolidated Net Indebtedness” shall mean, as at any date of determination, (a) the aggregate amount of all Indebtedness of Borrower and its Restricted Subsidiaries (other than any such Indebtedness that has been Discharged and any Escrowed Indebtedness) on such date, in an amount that would be reflected on a balance sheet on such date prepared on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money, obligations in respect of Capital Leases, purchase money Indebtedness, Indebtedness evidenced by promissory notes and similar instruments and Contingent Obligations in respect of any of the foregoing (to be included only to the extent set forth in clause (ii) below), minus (b) Unrestricted Cash, minus (c) Development Expenses (x) of the type described in clause (a) of the definition thereof and (y) to the extent paid using Unrestricted Cash or the proceeds of Indebtedness that was previously included in clause (a) of the definition thereof, of the type described in clause (b) in such definition thereof (excluding Development Expenses that consist of Unrestricted Cash that was deducted from Consolidated Net Indebtedness pursuant to clause (b) above, if any), minus (d) Indebtedness outstanding under this Agreement that was or will be used to finance working capital needs of Borrower and its Restricted Subsidiaries (as reasonably determined by Borrower) as of such date (provided that the aggregate principal amount of Indebtedness that may be excluded pursuant to this clause (d) shall not exceed $50.0 million); provided, that (i) Consolidated Net Indebtedness shall not include (A) Indebtedness in respect of letters of credit (including Letters of Credit), except to the extent of unreimbursed amounts thereunder or (B) Indebtedness of the type described in clause (i) of the definition thereof, (ii) Consolidated Net Indebtedness shall not include Contingent Obligations, provided, however, that if and when any Contingent Obligation that does not constitute Consolidated Net Indebtedness is demanded for payment from Borrower or any of its Restricted Subsidiaries, then the amount of such Contingent Obligation shall be included in such calculations of Consolidated Net Indebtedness, (iii) the amount of Consolidated Net Indebtedness, in the case of Indebtedness of a Restricted Subsidiary of Borrower that is not a Guarantor and which Indebtedness is not guaranteed by any Credit Party in an amount in excess of the proportion of such Indebtedness that would not be so excluded shall be reduced by an amount directly proportional to the amount by which Consolidated EBITDA was reduced due to the undistributed earnings of such Subsidiary being excluded from Consolidated Net Income pursuant to clause (d) thereof and (iv) amounts subtracted in the calculation of Consolidated Net Indebtedness pursuant to clauses (b), (c) and (d) above shall not be duplicative of one another.

20

“Consolidated Senior Secured Net Indebtedness” shall mean Consolidated Net Indebtedness minus the sum of the portion of Indebtedness of Borrower or any Restricted Subsidiary included in Consolidated Net Indebtedness that is not secured by a Lien on Collateral.

“Consolidated Senior Secured Net Leverage Ratio” shall mean, as at any date of determination, the ratio of (a) Consolidated Senior Secured Net Indebtedness as of such date to (b) Consolidated EBITDA for the Test Period most recently ended prior to such date.

“Consolidated Total Assets” shall mean, as at any date of determination with respect to any Person, the total amount of all assets of such Person in accordance with GAAP, as shown on the most recent Section 9.04 Financials.

“Consolidated Total Net Leverage Ratio” shall mean, as at any date of determination, the ratio of (a) Consolidated Net Indebtedness as of such date to (b) Consolidated EBITDA for the Test Period most recently ended prior to such date; provided, however, that for purposes of determining whether Borrower is in compliance on a Pro Forma Basis with the Financial Maintenance Covenants pursuant to Sections 2.09(b)(ii), 10.06(j), 10.06(o) and 10.09(b), the amount described in clause (a) above shall be calculated without giving effect to clause (c) of the definition of Consolidated Net Indebtedness.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any lease guarantees executed by any Company in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated potential liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

21

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any mortgage, deed of trust, security agreement, pledge agreement, promissory note, indenture, credit or loan agreement, guaranty, securities purchase agreement, instrument, lease, contract, agreement or other contractual obligation to which such Person is a party or by which it or any of its Property is bound or subject.

“Control” shall mean the possession, directly or indirectly, of the power to (x) vote more than fifty percent (50%) of the outstanding voting interests of a Person or (y) direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Facility” shall mean each Revolving Facility, the Term A Facility, each Tranche of Incremental Term Loans designated as a “Covenant Facility” pursuant to the Incremental Joinder Agreement for such Incremental Term Loans, each Tranche of Other Term Loans designated as a “Covenant Facility” pursuant to the Refinancing Amendment for such Other Term Loans and each Tranche of Extended Term Loans designated as a “Covenant Facility” pursuant to the Extension Amendment for such Extended Term Loans.

“Covenant Facility Acceleration” shall mean that (a) the Commitments under each Covenant Facility have been terminated and (b) the principal amount of all Loans under each Covenant Facility have been declared to be due and payable by the Required Covenant Lenders pursuant to Section 11.01.

“Covenant Lender” shall mean a Lender under a Covenant Facility.

“Covenant Relief Period” shall mean the period commencing on the First Amendment Effective Date and ending on the earlier of (a) the date that is two (2) Business Days after the date on which Administrative Agent receives from Borrower a Covenant Relief Period Termination Notice and (b) the date immediately following the date on which Administrative Agent receives from Borrower the Compliance Certificate and Section 9.04 Financials in respect of the fiscal year ending December 31, 2024 (such earlier date, the “Covenant Relief Period Termination Date”).

“Covenant Relief Period Conditions” shall mean, during the Covenant Relief Period (a) Borrower shall accrue and pay unused commitment fees on the Closing Date Revolving Facility at the Applicable Fee Percentage set forth for Pricing Level I in Annex B, (b) Borrower shall accrue and pay interest on the Revolving Loans and Swingline Loans (in each case, under the Closing Date Revolving Facility) and the Term A Facility Loans at the Applicable Margin set forth for Pricing Level I in Annex B, (c) Borrower shall accrue and pay Letter of Credit participation fees for Letters of Credit issued under the Closing Date Revolving Facility at the Applicable Margin set forth for Pricing Level I in Annex B and (d) neither Borrower nor any of its Restricted Subsidiaries shall, directly or indirectly, declare or make any Restricted Payments under Sections 10.06(a), (i), (j), (k), (p) or (q).

“Covenant Relief Period Termination Date” has the meaning set forth in the definition of “Covenant Relief Period.”

22

“Covenant Relief Period Termination Notice” shall mean a certificate of a Responsible Officer of Borrower that is delivered to Administrative Agent (a) stating that Borrower irrevocably elects (i) to terminate the Covenant Relief Period effective as of the date that is two (2) Business Days after the date on which Administrative Agent receives such Covenant Relief Period Termination Notice and (ii) that commencing with the first fiscal quarter ending after the Covenant Relief Period Termination Date, the Financial Maintenance Covenants set forth in Section 10.08 shall be calculated without giving effect to the adjustments set forth in clause (F) of the definition of “Consolidated EBITDA” and (b) certifying that Borrower and its Restricted Subsidiaries would have been in compliance with the Financial Maintenance Covenants set forth in Section 10.08 as of the most recent Calculation Date if such Financial Maintenance Covenants had been calculated without giving effect to the adjustments set forth in clause (F) of the definition of “Consolidated EBITDA”, and setting forth in reasonable detail the computations necessary to determine such compliance.

“Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 13.22.

“Covered Taxes” shall mean all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under this Agreement, any Note, any Guarantee or any other Credit Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

23

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment (including, without limitation, Other Term Loans, Other Revolving Commitments and Other Revolving Loans), in each case, issued, incurred or otherwise obtained (including by means of the extension, conversion, amendment or renewal of existing Indebtedness) in exchange for, or to extend, amend, convert, renew, replace or refinance, in whole or part, then-existing Term Loans, Revolving Loans (and/or unused Revolving Commitments) and/or Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) other than in the case of (A) customary “bridge” facilities (so long as the long term debt into which any such customary “bridge” facility is to be automatically converted or may be converted at Borrower’s option on customary terms satisfies the following requirements) and (B) Indebtedness in an aggregate principal amount not exceeding the Shared Inside Maturity Amount on the date incurred that has (1) a scheduled maturity date that is prior to the maturity date of the Refinanced Debt (but, for the avoidance of doubt, not the Term A Facility Loans) and/or (2) a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Refinanced Debt (but, for the avoidance of doubt, not the Term A Facility Loans), such Indebtedness has the same or a later maturity and, except in the case of any Indebtedness consisting of a revolving credit facility, a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt (determined without giving effect to the impact of prepayments on amortization of Term Loans being refinanced), (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt, plus, accrued interest, fees and premiums (if any) thereon, plus, other fees, costs and expenses associated with the refinancing (including any arrangement fees, upfront fees and original issue discount), plus, any unutilized commitments thereunder, (iii) such Refinanced Debt shall be repaid, defeased, satisfied and discharged (or in the case of revolving commitments, permanently reduced) or extended or renewed on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on or promptly following the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained (or released from escrow, as applicable), (iv) to the extent such Credit Agreement Refinancing Indebtedness consists of a revolving credit facility, the Revolving Commitments of the applicable Tranche(s) shall be reduced and/or terminated or extended, amended, renewed or converted, as applicable, such that the Total Revolving Commitments (after giving effect to such Credit Agreement Refinancing Indebtedness and such reduction or termination) shall not exceed the Total Revolving Commitments immediately prior to the incurrence of such Credit Agreement Refinancing Indebtedness, plus, accrued interest, fees and premiums (if any) thereon, plus, other fees, costs and expenses associated with the refinancing (including any arrangement fees, upfront fees and original issue discount), (v) the terms (excluding maturity, amortization, pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions) of such Indebtedness are (as determined by Borrower in good faith) substantially identical to the terms of the Refinanced Debt as existing on the date of incurrence of such Credit Agreement Refinancing Indebtedness except, to the extent such terms (x) at the option of Borrower (1) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by Borrower in good faith); provided that, if any financial maintenance covenant is added for the benefit of any Credit Agreement Refinancing Indebtedness that is more restrictive than the financial maintenance covenants then applicable to the Covenant Facilities hereunder, such financial maintenance covenant (together with any “equity cure” provisions) shall also be applicable to each Covenant Facility (except to the extent such financial maintenance covenant applies only to periods after the maturity date applicable to such Covenant Facility), (2) with respect to any Credit Agreement Refinancing Indebtedness that is unsecured, are customary for issuances of unsecured securities, loans or other indebtedness (as determined by Borrower in good faith); provided that, if any financial maintenance covenant is added for the benefit of any such Credit Agreement Refinancing Indebtedness that is more restrictive than the financial maintenance covenants then applicable to the Covenant Facilities hereunder, such financial maintenance covenant (together with any “equity cure” provisions) shall also be applicable to each Covenant Facility (except to the extent such financial maintenance covenant applies only to periods after the maturity date applicable to such Covenant Facility), or (3) are not materially more restrictive to Borrower (as determined by Borrower in good faith), when taken as a whole, than the terms of the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Final Maturity Date (in the case of term Indebtedness) or the latest R/C Maturity Date (in the case of revolving Indebtedness) (it being understood that any Credit Agreement Refinancing Indebtedness may provide for the ability to participate (i) with respect to any borrowings, voluntary prepayments or voluntary commitment reductions, on a pro rata basis, greater than pro rata basis or less than pro rata basis with the applicable Loans or facility and (ii) with respect to any mandatory prepayments, on a pro rata basis (only in respect of a Credit Agreement Refinancing Indebtedness that ranks pari passu with the Obligations) or less than pro rata basis with the applicable Loans (and on a greater than pro rata basis with respect to prepayments of any such Credit Agreement Refinancing Indebtedness with the proceeds of permitted refinancing Indebtedness))), or (y) are (1) added to the Term A Facility Loans, the Term B Facility Loans or Revolving Facility or (2) applicable only after the Final Maturity Date (in the case of term Indebtedness) or the latest R/C Maturity Date (in the case of revolving Indebtedness) (it being understood that to the extent any financial maintenance covenant is added for the benefit of any such Credit Agreement Refinancing Indebtedness that is more restrictive than the financial maintenance covenants then applicable to the Covenant Facilities hereunder, no consent shall be required from Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant (together with any related “equity cure” provisions) is also added for the benefit of each Covenant Facility), (vi) Borrower shall be the sole borrower thereunder and no Subsidiary of Borrower shall guaranty such Indebtedness unless such Subsidiary is also a Guarantor hereunder, and (vii) to the extent such Indebtedness is secured, such Indebtedness shall not be secured by any Liens on any assets, except Liens on the Collateral. Revolving Commitments (and Revolving Loans thereunder) and Term Loans may each be refinanced with either term or revolving Credit Agreement Refinancing Indebtedness. For the avoidance of doubt, the usual and customary terms of convertible or exchangeable debt instruments issued in a registered offering or under Rule 144A or Regulation S of the Securities Act shall be deemed to be no more restrictive in any material respect to Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement, so long as the terms of such instruments do not include any financial maintenance covenant.

24

“Credit Documents” shall mean (a) this Agreement, (b) the Notes, (c) the L/C Documents, (d) the Security Documents, (e) any Pari Passu Intercreditor Agreement, (f) any Second Lien Intercreditor Agreement, (g) any Incremental Joinder Agreement, (h) any Extension Amendment, (i) any Refinancing Amendment, (j) any Joinder Agreement and (k) each other agreement entered into by any Credit Party with Administrative Agent, Collateral Agent and/or any Lender, in connection herewith or therewith evidencing or governing the Obligations (other than the Engagement Letter) that is designated as a “Credit Document”, all as amended from time to time, but shall not include a Swap Contract or Cash Management Agreement.

“Credit Parties” shall mean Borrower and the Guarantors.

“Credit Swap Contracts” shall mean any Swap Contract between Borrower and/or any or all of its Restricted Subsidiaries and a Swap Provider (excluding any Swap Contract of the type described in the last sentence of the definition of Swap Contract).

“Cure Expiration Date” has the meaning set forth in Section 11.03.

“Daily Simple SOFR” with respect to any applicable determination date shall mean the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Issuance” shall mean the incurrence by Borrower or any Restricted Subsidiary of any Indebtedness after the Closing Date (other than as permitted by Section 10.01). The issuance or sale of any debt instrument convertible into or exchangeable or exercisable for any Equity Interests shall be deemed a Debt Issuance for purposes of Section 2.10(a).

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdiction from time to time in effect.

“Declined Amounts” shall have the meaning provided in Section 2.10(b).

“Default” shall mean any event or condition that constitutes an Event of Default or that would become, with notice or lapse of time or both, an Event of Default.

“Default Quarter” shall have the meaning provided in Section 11.03.

“Default Rate” shall mean a per annum rate equal to, (i) in the case of principal on any Loan, the rate which is 2% in excess of the rate borne by such Loan immediately prior to the respective payment default or other Event of Default, and (ii) in the case of any other Obligations, the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Loans from time to time (determined based on a weighted average if multiple Tranches of Revolving Commitments are then outstanding).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

25

“Defaulting Lender” shall mean, subject to Section 2.14(b), any Lender that (i) has failed to (A) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender has notified Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), or (B) comply with its obligations under this Agreement to make a payment to the L/C Lender in respect of a L/C Liability, make a payment to Swingline Lender in respect of a Swingline Loan, and/or make a payment to a Lender of any amount required to be paid to it hereunder, in each case within two (2) Business Days of the date when due, (ii) has notified Borrower, Administrative Agent, a L/C Lender or the Swingline Lender in writing, or has stated publicly, that it will not comply with any such funding obligation hereunder, unless such writing or statement states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), or has defaulted generally (excluding bona fide disputes) on its funding obligations under other loan agreements or credit agreements or other similar agreements, (iii) a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company, (iv) any Lender that has, for three or more Business Days after written request of Administrative Agent or Borrower, failed to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon Administrative Agent’s and Borrower’s receipt of such written confirmation) or (v) becomes the subject of a Bail-In Action. Any determination of a Defaulting Lender under clauses (i) through (v) above will be conclusive and binding absent manifest error.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by Borrower or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, executed by a financial officer of Borrower, minus the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designation” has the meaning set forth in Section 9.12(a).

“Designation Amount” has the meaning set forth in Section 9.12(a)(ii).

“Development Expenses” shall mean, without duplication, the aggregate principal amount, not to exceed $~~600.0~~750.0 million at any time, of (a) outstanding Indebtedness incurred after the Closing Date, the proceeds of which, at the time of determination, as certified by a Responsible Officer of Borrower, are pending application and are required or intended to be used to fund and (b) amounts spent after the Closing Date (whether funded with the proceeds of Indebtedness, cash flow or otherwise) to fund, in each case, (i) Expansion Capital Expenditures of Borrower or any Restricted Subsidiary, (ii) a Development Project or (iii) interest, fees or related charges with respect to such Indebtedness; provided that (A) Borrower or the Restricted Subsidiary or other Person that owns assets subject to the Expansion Capital Expenditure or Development Project, as applicable, is diligently pursuing the completion thereof and has not at any time ceased construction of such Expansion Capital Expenditure or Development Project, as applicable, for a period in excess of 90 consecutive days (other than as a result of a force majeure event or inability to obtain requisite Gaming/Racing Licenses or authorizations by any Governmental Authority, so long as, in the case of any such Gaming/Racing Licenses or other governmental authorizations, Borrower or a Restricted Subsidiary or other applicable Person is diligently pursuing such Gaming/Racing Licenses or authorizations by any Governmental Authority), (B) no such Indebtedness or funded costs shall constitute Development Expenses with respect to an Expansion Capital Expenditure or a Development Project from and after the end of the first full fiscal quarter after the completion of construction of the applicable Expansion Capital Expenditure or Development Project or, in the case of a Development Project or Expansion Capital Expenditure that was not open for business when construction commenced, from and after the end of the first full fiscal quarter after the date of opening of such Development Project or Expansion Capital Expenditure, if earlier, and (C) in order to avoid duplication, it is acknowledged that to the extent that the proceeds of any Indebtedness referred to in clause (a) above have been applied (whether for the purposes described in clauses (i), (ii) or (iii) above or any other purpose), such Indebtedness shall no longer constitute Development Expenses under clause (a) above (it being understood, however, that any such application in accordance with clauses (i), (ii) or (iii) above shall, subject to the other requirements and limitations of this definition, constitute Development Expenses under clause (b) above).

26

“Development Project” shall mean Investments in, or expenditures with respect to, directly or indirectly, (a) any Joint Ventures or Unrestricted Subsidiaries in which Borrower or any of its Restricted Subsidiaries, directly or indirectly, has control or with whom it has a management, development or similar contract (or an agreement to enter into such a management, development or similar contract) and, in the case of a Joint Venture, in which Borrower or any of its Restricted Subsidiaries owns (directly or indirectly) at least 25% of the Equity Interest of such Joint Venture, or (b) casinos, “racinos,” full-service casino resorts, non-gaming resorts, entertainment or retail developments, distributed gaming applications or taverns or Persons that own casinos, “racinos”, full-service casino resorts, non-gaming resorts, entertainment or retail developments, distributed gaming applications or taverns (including casinos, “racinos”, full-service casino resorts, non-gaming resorts, entertainment or retail developments, distributed gaming applications or taverns in development or under construction that are not presently open or operating) with respect to which Borrower or any of its Restricted Subsidiaries will directly manage the development thereof or (directly or indirectly through Subsidiaries) Borrower or any of its Restricted Subsidiaries has entered into a management, development or similar contract (or an agreement to enter into such a management, development or similar contract) and such contract remains in full force and effect at the time of such Investment or expenditure, though it may be subject to regulatory approvals, in each case, used to finance, or made for the purpose of allowing such Joint Venture, Unrestricted Subsidiary, casino, “racino”, full-service casino resort, non-gaming resort, entertainment or retail development, distributed gaming application or tavern, as the case may be, to finance the purchase or other development, acquisition or construction of any fixed or capital assets or the refurbishment of existing assets or properties that develops, adds to or significantly improves the property of such Joint Venture, Unrestricted Subsidiary, casino, “racino”, full-service casino resort, non-gaming resort, entertainment or retail development, distributed gaming application or tavern and assets ancillary or related thereto (including, without limitation, hotels, restaurants and other similar projects), or the construction and development of a casino, “racino,” full-service casino resort, non-gaming resort, entertainment or retail development, distributed gaming application, tavern or assets ancillary or related thereto (including, without limitation, hotels, restaurants and other similar projects) and including Pre-Opening Expenses with respect to such Joint Venture, Unrestricted Subsidiary, casino, “racino”, full-service casino resort, non-gaming resort, entertainment or retail development, distributed gaming application or tavern and other fees and payments to be made to such Joint Venture, Unrestricted Subsidiary or the owners of such casino, “racino”, full-service casino resort, non-gaming resort, entertainment or retail development, distributed gaming application or tavern.

“Discharged” shall mean Indebtedness that has been defeased (pursuant to a contractual or legal defeasance) or discharged pursuant to the prepayment or deposit of amounts sufficient to satisfy such Indebtedness at maturity or as it becomes due or irrevocably called (or conditionally called, subject to the proviso below or if all conditions have been satisfied or waived) for redemption or purchase, or otherwise for which the deposit of an amount sufficient to satisfy any obligation to purchase such Indebtedness has been made (and regardless of whether such Indebtedness constitutes a liability on the balance sheet of the obligors thereof); provided, however, that the Indebtedness shall be deemed Discharged if the payment or deposit of all amounts required for defeasance or discharge or redemption or purchase or other satisfaction thereof have been made even if certain conditions thereto have not been satisfied, so long as such conditions are reasonably expected to be satisfied within 95 days after such prepayment or deposit (and “Discharge” has a corresponding meaning).

27

“Discount Range” shall have the meaning provided in Exhibit O hereto.

“Disqualification” shall mean, with respect to any Person:

(a)            the failure of such Person to timely file pursuant to applicable Gaming/Racing Laws (i) any application required of such Person by any Gaming/Racing Authorities in connection with any licensing or approval required of such Person as a lender to Borrower pursuant to applicable Gaming/Racing Laws or (ii) any application or other papers, in each case, required by any Gaming/Racing Authority in connection with a determination by such Gaming/Racing Authority of the suitability of such Person as a lender to Borrower;

(b)            the withdrawal by such Person (except where requested or permitted by any Gaming/Racing Authority) of any such application or other required papers;

(c)            any final determination by a Gaming/Racing Authority pursuant to applicable Gaming/Racing Laws (i) that such Person is “unsuitable” as a lender to Borrower, (ii) that such Person shall be “disqualified” as a lender to Borrower or (iii) denying the issuance to such Person of a license or finding of suitability or other approval or waiver; or

(d)            such Person has otherwise failed to obtain a license or finding of “suitability” or other approval required by a Gaming/Racing Authority pursuant to applicable Gaming/Racing Laws which failure results in a Material Adverse Effect on Borrower and/or any Restricted Subsidiary.

“Disqualified Capital Stock” shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable or redeemable at the sole option of the holder thereof, pursuant to a sinking fund or otherwise (other than solely (w) for Qualified Capital Stock or upon a sale of assets, casualty event or a change of control, in each case, subject to the prior payment in full of the Obligations, (x) as a result of a redemption required by Gaming/Racing Law, (y) as a result of a redemption that by the terms of such Equity Interest is contingent upon such redemption not being prohibited by this Agreement or (z) with respect to Equity Interests issued to any plan for the benefit of, or to, present or former directors, officers, consultants or employees that is required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations as a result of such director’s, officer’s, consultant’s, or employee’s termination, resignation, retirement, death or disability), or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 181 days after the Final Maturity Date then in effect at the time of issuance thereof.

“Disqualified Lenders” shall mean (a) such Persons that have been specified in writing to the Lead Arrangers pursuant to the Engagement Letter, (b) such Persons that have been specified in writing to Administrative Agent prior to the Closing Date as being “Disqualified Lenders”, (c) Competitors that have been identified in writing to Administrative Agent, (d) any Affiliate of any Person referred to in clause (a), (b) or (c) of this definition that has been specified in writing to Administrative Agent (other than, in the case of Affiliates of Persons referred to in clause (c), any Bona Fide Investment Entity) and (e) any Person that is readily identifiable on the basis of its name as an Affiliate of any Person referred to in clause (a), (b) or (c) of this definition (other than, in the case of Affiliates of Persons referred to in clause (c), any Bona Fide Investment Entity).

28

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternate Currency, the equivalent amount thereof in Dollars as determined by Administrative Agent or the applicable L/C Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternate Currency.

“Dollars” and “$” shall mean the lawful money of the United States.

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated, organized or formed in the United States, any state thereof or the District of Columbia.

“DQ List” has the meaning set forth in Section 13.05(f)(iv).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning specified in Section 13.24.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” shall mean and include (i) a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D) and (ii) solely for purposes of Borrower Loan Purchases, Borrower and its Restricted Subsidiaries; provided, however, that (x) other than as set forth in clause (ii) of this definition, neither Borrower nor any of Borrower’s Affiliates or Subsidiaries shall be an Eligible Assignee, (y) Eligible Assignee shall not include any Person that is a Disqualified Lender as of the applicable Trade Date unless consented to in writing by Borrower and (z) Eligible Assignee shall not include any Person who is a Defaulting Lender or subject to a Disqualification.

“Employee Benefit Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity.

“Engagement Letter” shall mean (i) the Amended and Restated Engagement Letter, dated as of May 3, 2022, among Borrower, BofA Securities, Inc., Bank of America, N.A., Citizens Bank, N.A., Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Securities, Inc., U.S. Bank National Association, Wells Fargo Securities LLC, Goldman Sachs Bank USA, KeyBanc Capital Markets Inc., Manufacturers & Traders Trust Company, Morgan Stanley Senior Funding, Inc. and TD Securities (USA) LLC ~~and~~, (ii) the Engagement Letter, dated as of March 26, 2026, among Borrower, BofA Securities, Inc. and Bank of America, N.A. and (iii) each fee letter entered into in connection ~~therewith~~with any of the foregoing (if any).

29

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Action” shall mean (a) any notice, claim, directive, order, litigation, judicial or administrative proceeding, demand or other written or, to the knowledge of any Responsible Officer of Borrower, oral communication alleging liability or responsibility of Borrower or any of its Restricted Subsidiaries for investigation, remediation, removal, cleanup, response, corrective action or other costs, damages to natural resources, personal injury, property damage, fines or penalties resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include, without limitation, any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to human health, safety or the Environment arising under Environmental Law and (b) any investigation, monitoring, removal or remedial activities undertaken by or on behalf of Borrower or any of its Restricted Subsidiaries, arising under Environmental Law whether or not such activities are carried out voluntarily.

“Environmental Law” shall mean any and all applicable treaties, Laws, statutes, ordinances, regulations, rules, decrees, judgments, orders, consent orders, consent decrees and other binding legal requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

“Equity Holder Disqualification” shall mean, with respect to any Person:

(a)            the failure of such Person to timely file pursuant to applicable Gaming/Racing Laws (i) any application required of such Person by any Gaming/Racing Authorities in connection with any licensing or approval required of such Person as a holder of any Equity Interests of Borrower or any Subsidiary thereof, or as an officer, manager, director, partner, member or shareholder of any of the foregoing, pursuant to applicable Gaming/Racing Laws or (ii) any application or other papers, in each case, required by any Gaming/Racing Authority in connection with a determination by such Gaming/Racing Authority of the suitability of such Person as a holder of any Equity Interests of Borrower or any Subsidiary thereof, or as an officer, manager, director, partner, member or shareholder of any of the foregoing;

(b)            the withdrawal by such Person (except where requested or permitted by any Gaming/Racing Authority) of any such application or other required papers;

(c)            any final determination by a Gaming/Racing Authority pursuant to applicable Gaming/Racing Laws (i) that such Person is “unsuitable” as a holder of any Equity Interests of Borrower or any Subsidiary thereof, or as an officer, manager, director, partner, member or shareholder of any of the foregoing, (ii) that such Person shall be “disqualified” as a holder of any Equity Interests of Borrower or any Subsidiary thereof, or as an officer, manager, director, partner, member or shareholder of any of the foregoing or (iii) denying the issuance to such Person of a license or finding of suitability or other approval or waiver; or

(d)            such Person has otherwise failed to obtain a license or finding of “suitability” or other approval required by a Gaming/Racing Authority pursuant to applicable Gaming/Racing Laws which failure results in a Material Adverse Effect on Borrower and/or any Restricted Subsidiary.

30

“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date; provided, however, that a debt instrument convertible into or exchangeable or exercisable for any Equity Interests or Swap Contracts entered into as a part of, or in connection with, an issuance of such debt instrument shall not be deemed an Equity Interest.

“Equity Issuance” shall mean (a) any issuance or sale after the Closing Date by Borrower of any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (b) the receipt by Borrower after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution). The issuance or sale of any debt instrument convertible into or exchangeable or exercisable for any Equity Interests shall be deemed an issuance of Indebtedness and not an Equity Issuance for purposes of the definition of Equity Issuance Proceeds; provided, however, that such issuance or sale shall be deemed an Equity Issuance upon the conversion or exchange of such debt instrument into Equity Interests.

“Equity Issuance Proceeds” shall mean, with respect to any Equity Issuance, the aggregate amount of all cash and Cash Equivalents and the fair market value of assets or consideration other than cash and Cash Equivalents received in respect thereof by the Person consummating such Equity Issuance net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith; provided that, with respect to any Equity Interests issued upon exercise of any Equity Rights, the Equity Issuance Proceeds with respect thereto shall be determined without duplication of any Equity Issuance Proceeds received in respect of such Equity Rights.

“Equity Rights” shall mean, with respect to any Person, any then-outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such Person; provided, however, that a debt instrument convertible into or exchangeable or exercisable for any Equity Interests shall not be deemed an Equity Right.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Entity” shall mean any member of the ERISA Group.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice requirement is waived); (b) (i) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) the failure by any ERISA Entity to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or (iii) the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice indicating an intent to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) the occurrence of any event or condition which would reasonably constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (g) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (h) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability on any ERISA Entity or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the making of any amendment to any Pension Plan which would be reasonably likely to result in the imposition of a lien or the posting of a bond or other security; (j) the withdrawal of any ERISA Entity from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such ERISA Entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to Borrower or any of its Restricted Subsidiaries.

31

“ERISA Group” shall mean Borrower and its Restricted Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Restricted Subsidiaries, are treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.

“Escrowed Indebtedness” shall mean Indebtedness issued in escrow pursuant to customary escrow arrangements pending the release thereof.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning set forth in Section 11.01.

“Excess Cash Flow” shall mean, for any fiscal year of Borrower, an amount, if positive, equal to (without duplication):

(a)            Consolidated Net Income; plus

(b)            an amount equal to the amount of all non-cash charges or losses (including write-offs or write-downs, depreciation expense and amortization expense including amortization of goodwill and other intangibles) to the extent deducted in arriving at such Consolidated Net Income (excluding any such non-cash expense to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period and that did not reduce Excess Cash Flow at the time paid); plus

(c)            the decrease, if any, in Working Capital from the beginning of such period to the end of such period (for the avoidance of doubt, an increase in negative Working Capital is a decrease in Working Capital); minus

(d)            all payments with respect to restricted stock units upon the Person to whom such restricted stock units were originally issued ceasing to be a director, officer, employee, consultant or advisor and net income or loss allocated to unvested participating restricted stock of Borrower; plus

(e)            any amounts received from the early extinguishment of Swap Contracts that are not included in Consolidated Net Income; minus

32

(f)             the increase, if any, of Working Capital from the beginning of such period to the end of such period; minus

(g)            any amounts paid in connection with the early extinguishment of Swap Contracts that are not included in Consolidated Net Income; minus

(h)            the amount of Capital Expenditures made in cash during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)), except to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds did not increase Consolidated Net Income) of Borrower or its Restricted Subsidiaries; minus

(i)            the amount of principal payments, prepayments, redemptions, repurchases and defeasances made in cash during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) of the Loans, Other Applicable Indebtedness and Other First Lien Indebtedness of Borrower and its Restricted Subsidiaries (excluding (i) repayments of Revolving Loans or Swingline Loans or other revolving indebtedness, except to the extent the Revolving Commitments or commitments in respect of such other revolving debt, as applicable, are permanently reduced in connection with such repayments, (ii) prepayments of Loans or other Indebtedness, in each case, that reduce the amount of Excess Cash Flow prepayment required to be made with respect to such fiscal year under Section 2.10(a)(iv)(y) (including as a result of Section 2.10(a)(vii)) and (iii) mandatory prepayments of Loans pursuant to Section 2.10(a)(i) or Section 2.10(a)(iii), except to the extent the Net Available Proceeds from such Casualty Event or Asset Sale, as applicable, used to make such mandatory prepayments were included in the calculation of Consolidated Net Income), in each case, except to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds did not increase Consolidated Net Income) of Borrower or its Restricted Subsidiaries; minus

(j)            the amount of Investments made during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) pursuant to Section 10.04 (other than Sections 10.04(a) (to the extent outstanding on the Closing Date), 10.04(b), 10.04(c), 10.04(d), 10.04(e), 10.04(f) (except to the extent such amount increased Consolidated Net Income), 10.04(g) (except to the extent that the receipt of consideration described therein increased Consolidated Net Income), 10.04(h) (to the extent taken into account in arriving at Consolidated Net Income), 10.04(j) (to the extent taken into account in arriving at Consolidated Net Income), 10.04(l) (except to the extent made in reliance on clause (a) of the Available Amount), 10.04(o) (to the extent outstanding on the date of the applicable acquisition, merger, amalgamation or consolidation), 10.04(r), 10.04(v), 10.04(w), 10.04(x), 10.04(aa) (to the extent taken into account in arriving at Consolidated Net Income), 10.04(bb) (to the extent taken into account in arriving at Consolidated Net Income) and 10.04(cc)), except to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds did not increase Consolidated Net Income) of Borrower or its Restricted Subsidiaries; minus

(k)            the amount of all non-cash gains to the extent included in arriving at such Consolidated Net Income (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash loss in any prior period); minus

33

(l)            the amount of all Restricted Payments made during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) pursuant to Sections 10.06(e), 10.06(f), 10.06(g), 10.06(h), 10.06(i), 10.06(j), 10.06(k), 10.06(l) (to the extent not taken into account in arriving at Consolidated Net Income), 10.06(n), 10.06(p) and 10.06(q), except to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds did not increase Consolidated Net Income) of Borrower or its Restricted Subsidiaries; minus

(m)            the amount of all Junior Prepayments made during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) pursuant to Sections 10.09(a), 10.09(b), 10.09(c), 10.09(h) or 10.09(m), except to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds did not increase Consolidated Net Income) of Borrower or its Restricted Subsidiaries; minus

(n)            any expenses or reserves for liabilities to the extent that Borrower or any Restricted Subsidiary is entitled to indemnification or reimbursement therefor under binding agreements or insurance claims therefor to the extent Borrower has not received such indemnity or reimbursement payment, in each case, to the extent not taken into account in arriving at Consolidated Net Income; minus

(o)            the amount of cash Taxes actually paid by Borrower and its Restricted Subsidiaries to Governmental Authorities during such period (to the extent not taken into account in arriving at Consolidated Net Income); minus

(p)            the amount of income tax benefit included in determining Consolidated Net Income for such fiscal year (if any); minus

(q)            without duplication of amounts deducted from Excess Cash Flow in any other periods, the aggregate consideration required to be paid in cash by Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Investments permitted under this Agreement or Capital Expenditures in each case to the extent expected to be consummated or made during the period of four consecutive fiscal quarters of Borrower following the end of such period (except, in each case, to the extent financed (or anticipated to be financed) with proceeds of Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds do not (or are not anticipated to) increase Consolidated Net Income)); provided that to the extent the aggregate amount actually utilized in cash to finance such Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; minus

(r)            payments by Borrower and its Restricted Subsidiaries during such period in respect of purchase price holdbacks, earn-outs and other contingent obligations and long-term liabilities of Borrower and its Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income and except to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness) of Borrower or its Restricted Subsidiaries; minus

(s)            any other cash expenditure made during such period that does not reduce Consolidated Net Income.

34

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” shall mean net cash proceeds received by Borrower from the sale (other than (i) to a Subsidiary of Borrower or (ii) to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Borrower) of Equity Interests (other than Disqualified Capital Stock or any Permitted Equity Issuance pursuant to Section 11.03) of Borrower in each case (x) not including any amounts included in the Available Amount and (y) to the extent designated as Excluded Contributions by Borrower, pursuant to an Officer’s Certificate delivered to Administrative Agent, within one hundred and eighty (180) days of the date such capital contributions are made, such dividends, distributions, fees or other payments are paid, or the date such Equity Interests are sold, as the case may be.

“Excluded Information” shall have the meaning provided in Section 12.07(b).

“Excluded Property” shall mean, with respect to any Credit Party or any other grantor of a security interest pursuant to the Security Documents, any property or other assets of such Credit Party or such other grantor that would constitute “Excluded Property” pursuant to the definition thereof in the Security Agreement.

“Excluded Subsidiary” shall mean (a) any Unrestricted Subsidiary, (b) any Immaterial Subsidiary, (c) any Subsidiary that is a (i) Foreign Subsidiary, (ii) CFC Holdco, (iii) direct or indirect Subsidiary of a Foreign Subsidiary of Borrower if such Foreign Subsidiary is a CFC or (iv) direct or indirect Subsidiary of a CFC Holdco, (d) any Subsidiary that is not a Wholly Owned Subsidiary, (e) any Subsidiary that is prohibited by applicable law, rule or regulation (including, without limitation, any Gaming/Racing Laws) or by any agreement, instrument or other undertaking to which such Subsidiary is a party or by which it or any of its property or assets is bound from guaranteeing the Obligations, and in each case, only for so long as such prohibition exists; provided that any such agreement, instrument or other undertaking (i) is in existence on the Closing Date and listed on Schedule 1.01(A) (or, with respect to a Subsidiary acquired after the Closing Date, as of the date of such acquisition) (or is an amendment or replacement thereof that is not materially more restrictive) and (ii) was not entered into in connection with or anticipation of this provision, (f) any Subsidiary for which guaranteeing the Obligations would require consent, approval, license or authorization from any Governmental Authority (including, without limitation, any Gaming/Racing Authority), unless such consent, approval, license or authorization has been received and is in effect, (g) any Subsidiary that is a special purpose entity, (h) any not-for-profit Subsidiaries, (i) any captive insurance Subsidiaries, (j) the Subsidiaries listed on Schedule 1.01(E) and (k) any other Subsidiary with respect to which Administrative Agent and Borrower may mutually determine the cost or other consequences (including any adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom. Notwithstanding the foregoing, in no event shall Penn Tenant or PNK Tenant be an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

35

“Excluded Taxes” shall mean all of the following Taxes imposed on or with respect to any Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party or required to be withheld or deducted from a payment to such recipient, in each case, under any Credit Document, (a) Taxes imposed on or measured by such recipient’s net income or net profits (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by a jurisdiction as a result of such recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in such jurisdiction (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of any Lender, any U.S. federal withholding tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan) (in each case, other than pursuant to an assignment requested by Borrower under Section 2.11(a)) or (ii) such Lender designates a new applicable lending office, except in each case to the extent that additional amounts with respect to such withholding Tax were payable pursuant to Section 5.06(a) either to such Lender’s assignor immediately before such Lender acquired the applicable interest in the applicable Loan or Commitment or to such Lender immediately before it designated the new applicable lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 5.06(c), and (d) any withholding Tax imposed under FATCA. For purposes of clause (b) of this definition, a Lender that acquires a participation pursuant to Section 4.07(b) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

“Existing Credit Agreement” has the meaning set forth in the recitals hereof.

“Existing Letters of Credit” shall mean any letter of credit previously issued that (a) will remain outstanding on and after the Closing Date and (b) is listed on Schedule 1.01(D).

“Existing Revolving Commitments” shall mean the “First Amendment Extended Revolving Commitments” in effect under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement.

“Existing Revolving Loans” shall have the meaning provided in Section 2.13(b).

“Existing Revolving Tranche” shall have the meaning provided in Section 2.13(b).

“Existing Term A Facility Loans” shall mean the “Term A Facility Loans” outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement.

“Existing Term B-1 Facility Loans” shall mean the “Term B-1 Facility Loans” outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement.

“Existing Term Loan Tranche” shall have the meaning provided in Section 2.13(a).

36

“Existing Tranche” shall mean any Existing Term Loan Tranche or Existing Revolving Tranche.

“Expansion Capital Expenditures” shall mean any capital expenditure by Borrower or any of its Restricted Subsidiaries in respect of the purchase, construction, development or other acquisition of any fixed or capital assets or the refurbishment of existing assets or properties that, in Borrower’s reasonable determination, adds to or significantly improves (or is reasonably expected to add to or significantly improve) the property of Borrower and its Restricted Subsidiaries, excluding any such capital expenditures financed with Net Available Proceeds of an Asset Sale or Casualty Event and excluding capital expenditures made in the ordinary course made to maintain, repair, restore or refurbish the property of Borrower and its Restricted Subsidiaries in its then existing state or to support the continuation of such Person’s day to day operations as then conducted.

“Extended Revolving Commitments” shall have the meaning provided in Section 2.13(b).

“Extended Revolving Loans” shall have the meaning provided in Section 2.13(b).

“Extended Term Loans” shall have the meaning provided in Section 2.13(a).

“Extending Lender” shall have the meaning provided in Section 2.13(c).

“Extension Amendment” shall have the meaning provided in Section 2.13(d).

“Extension Date” shall mean any date on which any Existing Term Loan Tranche or Existing Revolving Tranche is modified to extend the related scheduled maturity date(s) in accordance with Section 2.13 (with respect to the Lenders under such Existing Term Loan Tranche or Existing Revolving Tranche which agree to such modification).

“Extension Election” shall have the meaning provided in Section 2.13(c).

“Extension Request” shall mean any Term Loan Extension Request or Revolving Extension Request.

“Extension Tranche” shall mean all Extended Term Loans of the same tranche or Extended Revolving Commitments of the same tranche that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Tranche).

“fair market value” shall mean, with respect to any Property, a price (after taking into account any liabilities relating to such Property), as determined in good faith by Borrower, that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Fair Share” has the meaning set forth in Section 6.10.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

37

“Federal Funds Rate” shall mean, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Final Maturity Date” shall mean, as of any date of determination, the latest of the latest R/C Maturity Date, the Term A Facility Maturity Date, the Term B Facility Maturity Date, the latest New Term Loan Maturity Date, the latest final maturity date applicable to any Extended Term Loans, the latest final maturity date applicable to any Extended Revolving Commitments, the latest final maturity date applicable to any Other Term Loans and the latest final maturity date applicable to any Other Revolving Loans, in each case, as in effect at such date.

“Financial Covenant Event of Default” shall have the meaning provided in Section 11.01(d).

“Financial Maintenance Covenants” shall mean the covenants set forth in Section 10.08.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amendment” shall mean that certain First Amendment, dated as of February 15, 2024, by and among Borrower, Guarantors, the Lenders party thereto, Administrative Agent and Collateral Agent.

“First Amendment Effective Date” shall mean February 15, 2024.

“Fixed Amounts” has the meaning set forth in Section 1.09(a).

“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement (excluding employment agreements and any statutory plans) maintained or contributed to by, or entered into with, Borrower or any Restricted Subsidiary with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean each Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof, or the District of Columbia.

“Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

“Funding Credit Party” has the meaning set forth in Section 6.10.

“Funding Date” shall mean the date of the making of any extension of credit (whether the making of a Loan or the issuance of a Letter of Credit) hereunder (including the Closing Date).

38

“GAAP” shall mean generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), including, without limitation, any Accounting Standards Codifications, which are applicable to the circumstances as of the date of determination.

“Gaming/Racing Approval” shall mean any and all approvals, authorizations, permits, consents, rulings, orders or directives of any Governmental Authority (including, without limitation, any Gaming/Racing Authority) (a) necessary to enable Borrower or any of its Restricted Subsidiaries to engage in, operate or manage the casino, gambling, dog racing, horse racing or gaming business or otherwise continue to conduct, operate or manage such business substantially as is presently conducted, operated or managed or contemplated to be conducted, operated or managed following the Closing Date, (b) required by any Gaming/Racing Law or (c) necessary as is contemplated on the Closing Date to accomplish the financing and other transactions contemplated hereby.

“Gaming/Racing Authority” shall mean any Governmental Authority with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise, dog racing business or enterprise or horse racing business or enterprise or any Gaming/Racing Facility (including, without limitation, the following as of the Closing Date: the Alcohol and Gaming Commission of Ontario, the Arizona Department of Gaming, the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, the Florida Division of Pari-Mutuel Wagering, the Illinois Gaming Board, Indiana Gaming Commission, Iowa Racing and Gaming Commission, Kansas Lottery, Kansas Racing and Gaming Commission, the Louisiana Gaming Control Board, the Louisiana Department of Public Safety and Corrections, Office of State Police, Gaming Enforcement Section, the Louisiana Office of Alcohol and Tobacco Control, the Maine State Harness Racing Commission, the Maine Gambling Control Board, the Maryland State Lottery and Gaming Control Commission, the Massachusetts Gaming Commission, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Mississippi Department of Revenue, the Missouri Gaming Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission, the New Jersey Racing Commission, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the New Mexico Gaming Control Board, the New Mexico Racing Commission, the Ohio Casino Control Commission, the Ohio Lottery Commission, the Ohio State Racing Commission, the Ontario Lottery and Gaming Corporation, the Pennsylvania Gaming Control Board, the Pennsylvania State Horse Racing Commission, the Tennessee Sports Wagering Advisory Council, the Texas Racing Commission, the West Virginia Racing Commission, the West Virginia Lottery Commission and the Virginia Lottery), or with regulatory, licensing or permitting authority or jurisdiction over any gaming or racing operation (or proposed gaming or racing operation) owned, managed, leased or operated by Borrower or any of its Restricted Subsidiaries.

“Gaming/Racing Facility” shall mean any gaming establishment and other property or assets ancillary thereto or used in connection therewith, including, without limitation, any casinos, hotels, resorts, race tracks, off-track wagering sites, video lottery, video gaming, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment and including any internet, interactive, online, virtual or social gaming-related assets, operations, technology or platforms.

“Gaming/Racing Laws” shall mean all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming/Racing Facilities (including, without limitation, card club casinos and pari mutuel race tracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming/Racing Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming/Racing Facility activities conducted, operated or managed by Borrower or any of its Restricted Subsidiaries within its jurisdiction; (b) Gaming/Racing Licenses; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming/Racing Authority.

39

“Gaming/Racing Lease” shall mean (a) each Master Lease and (b) any other lease entered into for the purpose of Borrower or any of its Restricted Subsidiaries to acquire (including pursuant to a sale and leaseback transaction) the right to occupy and use real property, vessels or similar assets for, or in connection with, the construction, development or operation of Gaming/Racing Facilities.

“Gaming/Racing License” shall mean any Gaming/Racing Approval or other casino, gambling, dog racing, horse racing or gaming license issued by any Gaming/Racing Authority covering any Gaming/Racing Facility.

“GLP Capital” shall mean, for so long as it is the landlord under the Penn Master Lease, GLP Capital, L.P., a Pennsylvania limited partnership, in its capacity as landlord under the Penn Master Lease, and, thereafter the successor landlord under the Penn Master Lease in such capacity.

“GLPI” shall mean Gaming and Leisure Properties, Inc., a Pennsylvania corporation.

“Gold Merger Sub” shall mean, for so long as it is the landlord under the PNK Master Lease, Gold Merger Sub, LLC, a Delaware limited liability company, in its capacity as landlord under the PNK Master Lease, and, thereafter the successor landlord under the PNK Master Lease in such capacity.

“Governmental Authority” shall mean any government or political subdivision of the United States or any other country, whether federal, state, provincial or local, or any agency, authority, board, bureau, central bank, commission, office, division, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to such government or political subdivision including, without limitation, any Gaming/Racing Authority.

“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law requiring notification of the buyer, mortgagee or assignee of real property, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including, without limitation, any transfer of control) of any real property, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the real property, facility or business to be sold, mortgaged, assigned or transferred.

“Guarantee” shall mean the guarantee of each Guarantor made pursuant to Article VI.

“Guaranteed Obligations” has the meaning set forth in Section 6.01.

“Guarantors” shall mean each of the Persons listed on Schedule 1.01(B) attached hereto as of the Closing Date and each Restricted Subsidiary that may hereafter execute a Joinder Agreement pursuant to Section 9.11, together with their successors and permitted assigns, and “Guarantor” shall mean any one of them; provided, however, that notwithstanding the foregoing, (a) Guarantors shall not include any Excluded Subsidiary or any Person that has been released as a Guarantor in accordance with the terms of the Credit Documents (unless such Restricted Subsidiary subsequently executes a Joinder Agreement and becomes a Guarantor in accordance with the terms of this Agreement) and (b) at all times, each of Penn Tenant and PNK Tenant shall be a Guarantor. Notwithstanding anything to the contrary herein, Borrower shall have the right, at any time, to designate an Excluded Subsidiary as a Guarantor (and, so long as such Guarantor would still constitute an Excluded Subsidiary, to subsequently release such Guarantor in accordance with Section 6.08(ii) upon Borrower’s sole determination); provided, however, that in no circumstance shall an Excluded Subsidiary become a Guarantor unless designated as a Guarantor by Borrower in its sole discretion.

40

“Hazardous Material” shall mean any material, substance, waste, constituent, compound, pollutant or contaminant including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof or any petroleum by-product or waste), asbestos or asbestos-containing material, urea formaldehyde insulation, toxic mold, polychlorinated biphenyls, flammable or explosive substances, or pesticides subject to regulation under Environmental Law or which could reasonably be expected to give rise to liability under Environmental Law.

“Immaterial Subsidiary” shall mean (a) as of the Closing Date, those Subsidiaries of Borrower which are designated as such on Schedule 8.12(b), and (b) each additional Subsidiary of Borrower which is hereafter designated as such from time to time by written notice to Administrative Agent in a manner consistent with the provisions of Section 9.13; provided that no Person shall be so designated (or, if already designated, remain), if, as of the date of its designation (or if already designated, as of any date following such designation) (x) such Person’s (1) revenue for the then most recently ended Test Period is in excess of 5.0% of the revenue of Borrower and its Restricted Subsidiaries on a consolidated basis for such Test Period or (2) Consolidated Total Assets as of the last day of the then most recently ended Test Period is in excess of 5.0% of the Consolidated Total Assets of Borrower and its Restricted Subsidiaries on a consolidated basis as of the last day of such Test Period or (y) when such Person is taken together with all other Immaterial Subsidiaries as of such date, all such Immaterial Subsidiaries’ (1) revenue for the then most recently ended Test Period is in excess of 10.0% of the revenue of Borrower and its Restricted Subsidiaries on a consolidated basis for such Test Period or (2) Consolidated Total Assets as of the last day of the then most recently ended Test Period is in excess of 10.0% of the Consolidated Total Assets of Borrower and its Restricted Subsidiaries on a consolidated basis as of the last day of such Test Period.

“Inaccuracy Determination” has the meaning set forth in the definition of “Applicable Fee Percentage.”

“Inaccurate Applicable Fee Percentage Period” has the meaning set forth in the definition of “Applicable Fee Percentage.”

“Inaccurate Applicable Margin Period” has the meaning set forth in the definition of “Applicable Margin.”

“Increase Period” has the meaning set forth in Section 10.08(a).

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of Borrower, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Arranger” has the meaning set forth in Section 2.12(a).

“Incremental Commitments” shall mean the Incremental Revolving Commitments and the Incremental Term Loan Commitments.

41

“Incremental Effective Date” has the meaning set forth in Section 2.12(b).

“Incremental Existing Tranche Revolving Commitments” has the meaning set forth in Section 2.12(a).

“Incremental Incurrence-Based Amount” has the meaning set forth in the definition of “Incremental Loan Amount”.

“Incremental Joinder Agreement” has the meaning set forth in Section 2.12(b).

“Incremental Loan Amount” shall mean, as of any date of determination:

(a)            the Shared Fixed Amount; plus

(b)            the Shared Prepayment Amount; plus

(c)            an unlimited amount so long as, in the case of this clause (c), the Consolidated Senior Secured Net Leverage Ratio would not exceed, at Borrower’s election, (i) ~~2.50~~3.00 to 1.00 or (ii) if such Incremental Commitment is incurred to finance a Permitted Acquisition or other Investment permitted hereunder, the Consolidated Senior Secured Net Leverage Ratio immediately prior to giving effect to such Permitted Acquisition or permitted Investment, in each case, calculated on a Pro Forma Basis, including the application of proceeds thereof, as of the most recent Calculation Date; provided that, for such purpose, (1) in the case of any Incremental Revolving Commitment, such calculation shall be made assuming a full drawing of such Incremental Revolving Commitment and (2) such calculation shall be made without netting the cash proceeds of any Borrowing under such Incremental Commitment (this clause (c), the “Incremental Incurrence-Based Amount”).

It is understood and agreed that (I) Borrower may elect to use the Incremental Incurrence-Based Amount prior to the Shared Fixed Amount or the Shared Prepayment Amount and regardless of whether there is capacity under the Shared Fixed Amount or the Shared Prepayment Amount, and if the Shared Fixed Amount, the Shared Prepayment Amount and the Incremental Incurrence-Based Amount are each available and Borrower does not make an election, Borrower will be deemed to have elected to use the Incremental Incurrence-Based Amount; and (II) any portion of any Incremental Term Loan, Incremental Term Loan Commitment, Incremental Revolving Commitment or Ratio Debt incurred in reliance on the Shared Fixed Amount or the Shared Prepayment Amount shall be reclassified as incurred under the Incremental Incurrence-Based Amount if Borrower meets the applicable Consolidated Senior Secured Net Leverage Ratio under the Incremental Incurrence-Based Amount at such time on a Pro Forma Basis (for the avoidance of doubt, which reclassification shall be made without duplication of such Indebtedness originally designated as incurred under the Shared Prepayment Amount or the Shared Fixed Amount) (which, for the avoidance of doubt, shall have the effect of increasing the Shared Prepayment Amount and/or the Shared Fixed Amount, as applicable, by all or such portion, as applicable, of the aggregate principal amount of such Indebtedness so reclassified); provided that, for the avoidance of doubt, any Indebtedness originally designated as incurred under the Shared Prepayment Amount or the Shared Fixed Amount and subsequently deemed to be incurred under the Incremental Incurrence-Based Amount pursuant to this paragraph shall not be subject to Section 2.12(c) as a result of being subsequently deemed incurred under the Incremental Incurrence-Based Amount.

“Incremental Revolving Commitments” shall mean Incremental Existing Tranche Revolving Commitments and New Revolving Commitments.

42

“Incremental Revolving Loans” shall mean any Revolving Loans made pursuant to Incremental Revolving Commitments.

“Incremental Term A Loan Commitments” shall have the meaning provided in Section 2.12(a).

“Incremental Term A Loans” shall have the meaning provided in Section 2.12(a).

“Incremental Term B Loan Commitments” shall have the meaning provided in Section 2.12(a).

“Incremental Term B Loans” shall have the meaning provided in Section 2.12(a).

“Incremental Term Loan Commitments” shall mean the Incremental Term A Loan Commitments, the Incremental Term B Loan Commitments and the New Term Loan Commitments.

“Incremental Term Loans” shall mean the Incremental Term A Loans, the Incremental Term B Loans and any New Term Loans.

“incur” shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), permit to exist, assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation (and “incurrence,” “incurred” and “incurring” shall have meanings correlative to the foregoing).

“Incurrence-Based Amounts” has the meaning set forth in Section 1.09(a).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business, (ii) the financing of insurance premiums, (iii) any such obligations payable solely through the issuance of Equity Interests and (iv) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person in accordance with GAAP (excluding disclosure on the notes and footnotes thereto); provided that any earn-out obligation that appears in the liabilities section of the balance sheet of such Person shall be excluded to the extent (x) such Person is indemnified for the payment thereof and such indemnification is not disputed or (y) amounts to be applied to the payment therefor are in escrow); (e) all Indebtedness (excluding prepaid interest thereon) of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, however, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured; (f) with respect to any Capital Lease Obligations of such Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; (g) all net obligations of such Person in respect of Swap Contracts; (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, except obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within three (3) Business Days of such drawing; (i) all obligations of such Person in respect of Disqualified Capital Stock; and (j) all Contingent Obligations of such Person in respect of Indebtedness of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner unless recourse is limited, in which case the amount of such Indebtedness shall be the amount such Person is liable therefor (except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor). The amount of Indebtedness of the type described in clause (d) shall be calculated based on the net present value thereof. The amount of Indebtedness of the type referred to in clause (g) above of any Person shall be zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the then termination payment due thereunder by such Person. For the avoidance of doubt, it is understood and agreed that (v) Permitted Non-Recourse Guarantees shall not constitute Indebtedness, (w) the pledge of the Equity Interests in any Non-Credit Party or Joint Venture to secure Indebtedness or other obligations of any Non-Credit Party or Joint Venture and/or any Permitted Non-Recourse Guarantees shall not constitute Indebtedness of the pledgor solely due to the granting of such pledge, (x) casino “chips” and gaming winnings of customers shall not constitute Indebtedness, (y) any obligations of such Person in respect of Cash Management Agreements shall not constitute Indebtedness and (z) any obligations of such Person in respect of employee deferred compensation and benefit plans shall not constitute Indebtedness. Operating leases shall not constitute Indebtedness hereunder regardless of whether required to be characterized or recharacterized as Capital Leases pursuant to GAAP and Gaming/Racing Leases (and any guarantee or support arrangement in respect thereof) shall not constitute Indebtedness hereunder regardless of the characterization thereof pursuant to GAAP.

43

“Indemnitee” has the meaning set forth in Section 13.03(b).

“Initial Financial Statement Delivery Date” shall mean the date on which Section 9.04 Financials are delivered to Administrative Agent under Section 9.04(a) or (b), as applicable, for the first full fiscal quarter ending after the ~~Closing~~Third Amendment Effective Date.

“Initial Perfection Certificate” has the meaning set forth in the definition of “Perfection Certificate.”

“Initial Restricted Payment Base Amount” shall mean, as of any date of determination, an amount equal to the greater of $~~560.0~~500.0 million and 50.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended minus (x) the amount of Investments made under Section 10.04(k)(ii) on or prior to such date, (y) the amount of Restricted Payments made under Section 10.06(i) on or prior to such date and (z) the amount of Junior Prepayments made under Section 10.09(a) on or prior to such date.

“Initial RCF Maturity Date” shall have the meaning provided in the definition of “R/C Maturity Date.”

“Initial TLA Maturity Date” shall have the meaning provided in the definition of “TLA Maturity Date.”

“Intellectual Property” has the meaning set forth in Section 8.19.

“Interest Coverage Ratio” shall mean, with respect to any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Cash Interest Expense for such Test Period.

“Interest Period” shall mean, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, as applicable, or such other period that is twelve months or less requested by Borrower and consented to by all the applicable Lenders and Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:

(i)             any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

44

(ii)            any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)           no Interest Period for a Class shall extend beyond the maturity date for such Class.

“Interest Rate Protection Agreement” shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

“Investments” of any Person shall mean (a) any loan or advance of funds or credit by such Person to any other Person, (b) any Contingent Obligation by such Person in respect of the Indebtedness of any other Person (provided that upon termination of any such Contingent Obligation, no Investment in respect thereof shall be deemed outstanding, except as contemplated in clause (e) below), (c) any purchase or other acquisition of any Equity Interests or indebtedness or other securities of any other Person, (d) any capital contribution by such Person to any other Person, (e) without duplication of any amounts included under clause (b) above, any payment under any Contingent Obligation by such Person in respect of the Indebtedness of any other Person or (f) the purchase or other acquisition (in one transaction or a series of transaction) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 10.04, “Investment” shall include the portion (proportionate to Borrower’s Equity Interest in such Subsidiary) of the fair market value of the assets of any Subsidiary of Borrower (net of any liabilities of such Subsidiary that will not constitute liabilities of any Credit Party or Restricted Subsidiary after such Designation) at the time of Designation of such Subsidiary as an Unrestricted Subsidiary pursuant to Section 9.12 (excluding any Subsidiaries designated as Unrestricted Subsidiaries on the Closing Date and set forth on Schedule 8.12(c)); provided, however, that upon the Revocation of a Subsidiary that was Designated as an Unrestricted Subsidiary after the Closing Date, the amount of outstanding Investments in Unrestricted Subsidiaries shall be deemed to be reduced by the lesser of (x) the fair market value of such Subsidiary at the time of such Revocation and (y) the amount of Investments in such Subsidiary deemed to have been made (directly or indirectly) at the time of, and made (directly or indirectly) since, the Designation of such Subsidiary as an Unrestricted Subsidiary, to the extent that such amount constitutes an outstanding Investment under Section 10.04(i), 10.04(k), 10.04(l), 10.04(m), 10.04(s), 10.04(t) or 10.04(u) at the time of such Revocation. It is understood and agreed that the receipt of interest paid in kind with respect to any outstanding Investment shall not constitute an additional Investment with respect thereto.

“IRS” shall mean the United States Internal Revenue Service.

“ISDA CDS Definitions” has the meaning set forth in Section 13.04(i).

“ISP” shall mean, with respect to any Letter of Credit, the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).

45

“Joinder Agreements” shall mean each Joinder Agreement substantially in the form of Exhibit M hereto or such other form as is reasonably acceptable to Administrative Agent and each Joinder Agreement to be entered into pursuant to the Security Agreement.

“Joint Venture” shall mean any Person, other than an individual or a Wholly Owned Subsidiary of Borrower, in which Borrower or a Restricted Subsidiary of Borrower (directly or indirectly) holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

“Judgment Currency Conversion Date” has the meaning set forth in Section 13.15(a).

“Junior Prepayments” shall have the meaning provided in Section 10.09.

“L/C Commitments” shall mean, with respect to each L/C Lender, the commitment of such L/C Lender to issue Letters of Credit pursuant to Section 2.03. The amount of each L/C Lender’s L/C Commitment as of the Closing Date is set forth on Annex A-1 under the caption “L/C Commitment.” The L/C Commitments are part of, and not in addition to, the Revolving Commitments.

“L/C Disbursements” shall mean a payment or disbursement made by any L/C Lender pursuant to a Letter of Credit.

“L/C Documents” shall mean, with respect to any Letter of Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be amended or modified and in effect from time to time.

“L/C Interest” shall mean, for each Revolving Lender under a Tranche of Revolving Commitments, such Lender’s participation interest (or, in the case of each L/C Lender, such L/C Lender’s retained interest) in each L/C Lender’s liability under Letters of Credit issued under such Tranche of Revolving Commitments and such Lender’s rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

“L/C Lender” shall mean, as the context may require, with respect to Letters of Credit, (i) Bank of America or any of its Affiliates, in its capacity as issuer of Letters of Credit issued by it hereunder, together with its successors and assigns in such capacity; (ii) solely with respect to the Existing Letters of Credit, each of Bank of America and Wells Fargo Bank, National Association in its capacity as issuer of the Existing Letters of Credit issued by it hereunder, together with its successors and assigns in such capacity; and/or (iii) any other Revolving Lender or Revolving Lenders selected by Borrower and reasonably acceptable to Administrative Agent (such approval not to be unreasonably withheld or delayed) that agrees to become an L/C Lender, in each case under this clause (iii) in its capacity as issuer of Letters of Credit issued by such Lender hereunder, together with its successors and assigns in such capacity.

“L/C Liability” shall mean, at any time, without duplication, the sum of (a) the Dollar Equivalent of the Stated Amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed at such time (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of any Letter of Credit denominated in the Alternate Currency) in respect of all Letters of Credit. The L/C Liability of any Revolving Lender under a Tranche of Revolving Commitments at any time shall mean such Revolving Lender’s participations and obligations in respect of outstanding Letters of Credit and unreimbursed L/C Disbursements under such Tranche of Revolving Commitments at such time.

46

“L/C Payment Notice” shall have the meaning provided in Section 2.03(d).

“L/C Sublimit” shall mean an amount equal to the lesser of (a) $150.0 million and (b) the Total Revolving Commitments then in effect. The L/C Sublimit is part of, and not in addition to, the Total Revolving Commitments.

“Landlord” shall mean each of GLP Capital, Gold Merger Sub and any other landlord under any Gaming/Racing Lease.

“Laws” shall mean, collectively, all common law and all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any Governmental Authority charged with the enforcement thereof.

“LCT Election” shall have the meaning provided in Section 1.08(a).

“LCT Test Date” shall have the meaning provided in Section 1.08(a).

“Lead Arrangers” shall mean (a) BofA Securities, Inc., Citizens Bank, N.A., Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Securities, Inc., U.S. Bank National Association, Wells Fargo Securities LLC, Goldman Sachs Bank USA, KeyBanc Capital Markets Inc., Manufacturers & Traders Trust Company, Morgan Stanley Senior Funding, Inc. and TD Securities (USA) LLC, in their capacities as joint lead arrangers with respect to the ~~Closing Date Revolving Facility, the Term A Facility and the~~ Term B Facility, (b) BofA Securities, Inc., Citizens Bank, N.A., Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Securities, Inc., U.S. Bank National Association and Wells Fargo Securities LLC, in their capacities as joint lead arrangers with respect to the Closing Date Revolving Facility and the Term A Facility, (c) BofA Securities, Inc., Citizens Bank, N.A., Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Securities, Inc., U.S. Bank National Association and Wells Fargo Securities LLC, in their capacities as joint physical bookrunners with respect to the Closing Date Revolving Facility and the Term A Facility and (c) BofA Securities, Inc., Citizens Bank, N.A., Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., Truist Securities, Inc., U.S. Bank National Association, Wells Fargo Securities LLC, Goldman Sachs Bank USA, KeyBanc Capital Markets Inc., Manufacturers & Traders Trust Company, Morgan Stanley Senior Funding, Inc. and TD Securities (USA) LLC, in their capacities as joint physical bookrunners with respect to the Term B Facility.

“Lease” shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

“Leased Property” shall mean, collectively, the Penn Leased Property and the PNK Leased Property.

“Lender Insolvency Event” shall mean, with respect to any Lender, that (i) such Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) such Lender or its Parent Company is the subject of a proceeding under any Debtor Relief Law, or a receiver, trustee, conservator, intervenor, administrator, sequestrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority) has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action authorizing or indicating its consent to or acquiescence in any such proceeding or appointment; provided, however, that a Lender Insolvency Event shall not be deemed to exist solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its Parent Company by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

47

“Lender Recipient Party” shall mean collectively, the Lenders, the Swingline Lender and the L/C Lenders.

“Lenders” shall mean (a) each Person listed on Annexes A-1 through A-3, (b) any Lender providing an Incremental Commitment pursuant to Section 2.12 and any Person that becomes a Lender from time to time party hereto pursuant to Section 2.15 and (c) any Person that becomes a “Lender” hereunder pursuant to an Assignment Agreement, in each case, other than any such Person that ceases to be a Lender pursuant to an Assignment Agreement or a Borrower Assignment Agreement. Unless the context requires otherwise, the term “Lenders” shall include the Swingline Lender and the L/C Lender.

“Letter of Credit Request” shall have the meaning provided in Section 2.03(b).

“Letters of Credit” shall have the meaning provided in Section 2.03(a).

“License Revocation” shall mean (a) the revocation, failure to renew or suspension of any Gaming/Racing License held by Borrower or any Restricted Subsidiary thereof, or (b) the appointment of a receiver, supervisor or similar official with respect to any gaming, gambling, wagering or betting business (including online gaming, mobile gaming and sports betting) of Borrower or any of its Restricted Subsidiaries or to any Gaming/Racing Facility owned, leased, operated, managed or used by Borrower or any of its Restricted Subsidiaries, but excluding any such revocation, failure to renew, suspension or appointment to the extent such Gaming/Racing License relates to a Gaming/Racing Facility that (x) is located on a Native American Indian reservation and/or (y) is located in a jurisdiction (i) in which none of Borrower or its Subsidiaries owned, leased, operated or managed a Gaming/Racing Facility on the Closing Date and (ii) the Gaming/Racing Laws of which have permitted gambling in the form of slot machines and table games to be conducted by any person or persons who are not Native American Indians or are acting or managing gaming operations for or on behalf of Native American Indians for less than two (2) years at the time of any such revocation, failure to renew, suspension or appointment.

“Lien” shall mean, with respect to any Property, any mortgage, deed of trust, lien, pledge, security interest~~,~~  or assignment, hypothecation or encumbrance for security of any kind, or any filing of any financing statement under the UCC or other similar applicable Law or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority (other than such financing statement or similar notices filed for informational or precautionary purposes only), or any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall any operating lease or any Gaming/Racing Lease (or any guarantee or support arrangement in respect thereof) be deemed to be a Lien.

“Limited Condition Transaction” shall mean (a) any Investment or Acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or preferred stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (c) any repurchase of Equity Interests, dividend or other distribution requiring irrevocable notice in advance thereof.

48

“Liquidated Subsidiary” has the meaning set forth in Section 6.08.

“Liquor Authority” shall mean, in any jurisdiction in which Borrower or any Restricted Subsidiary thereof sells and distributes liquor, the applicable alcoholic beverage board or commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws” has the meaning set forth in Section 13.13(a).

“Loans” shall mean the Revolving Loans, the Swingline Loans and the Term Loans.

“Losses” of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, penalties, fines, suits, reasonable and documented out-of-pocket costs or disbursements (including reasonable and documented fees and expenses of one primary counsel for the Secured Parties collectively, and any special gaming and local counsel reasonably required in any applicable material jurisdiction (and solely in the case of an actual or perceived conflict of interest, where the Persons affected by such conflict inform Borrower in writing of the existence of an actual or perceived conflict of interest prior to retaining additional counsel, one additional of each such counsel for each group of similarly situated Secured Parties), in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

“Margin Stock” shall mean margin stock within the meaning of Regulation T, Regulation U and Regulation X.

“Master Leases” shall mean, collectively, (a) the Penn Master Lease and (b) the PNK Master Lease.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, assets, financial condition or results of operations of Borrower and its Restricted Subsidiaries, taken as a whole and after giving effect to the Transactions, (b) a material adverse effect on the ability of the Credit Parties (taken as a whole) to satisfy their material payment Obligations under the Credit Documents or (c) a material adverse effect on the legality, binding effect or enforceability against any material Credit Party of the Credit Documents to which it is a party or any of the material rights and remedies of any Secured Party thereunder or the legality, priority or enforceability of the Liens on a material portion of the Collateral.

“Material Indebtedness” shall mean any Indebtedness the outstanding principal amount of which is in excess of $100.0 million.

“Material Real Property” shall mean any Real Property located in the United States with a fair market value in excess of $5.0 million at the Closing Date or, with respect to Real Property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by Borrower in good faith. For the avoidance of doubt, “Material Real Property” shall include each Real Property described on Schedule 1.01(C).

“Maturity Date” shall mean any R/C Maturity Date, the Term A Facility Maturity Date, the Term B Facility Maturity Date, any New Term Loan Maturity Date, any final maturity date applicable to any Extended Term Loans, any final maturity date applicable to any Extended Revolving Commitments, any final maturity date applicable to any Other Term Loans and any final maturity date applicable to any Other Revolving Loans.

49

“Maximum Rate” has the meaning set forth in Section 13.19.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate un-reallocated portions of L/C Liabilities during the existence of a Defaulting Lender, an amount equal to 103% of the un-reallocated L/C Liabilities at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Sections 2.01(e), 2.03, 2.10(c), 2.10(e), 2.16(a)(i), 2.16(a)(ii) or 11.01 or 11.02, an amount equal to 103% of the aggregate L/C Liability, and (iii) otherwise, an amount determined by Administrative Agent and the L/C Lenders in their reasonable discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor entity thereto.

“Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a first Lien (subject only to the Permitted Liens) in favor of Collateral Agent on behalf of the Secured Parties on each Mortgaged Real Property, which shall be in substantially the form of Exhibit I hereto or such other form as is reasonably acceptable to Administrative Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof and such changes thereto as shall be reasonably acceptable to Administrative Agent.

“Mortgage Amendment” has the meaning set forth in Section 9.15(a)(i).

“Mortgaged Real Property” shall mean (a) each Real Property listed on Schedule 1.01(C) as of the Closing Date and (b) each Real Property, if any, which is required to be subject to a Mortgage delivered on or after the Closing Date pursuant to Section 9.08, 9.11 or 9.15 (in each case, unless and until such Real Property is no longer subject to a Mortgage).

“Mortgaged Vessel” shall mean (a) each Vessel, if any, listed on Schedule 8.13(b) as a “Mortgaged Vessel,” and (b) each Vessel or Replacement Vessel, if any, which shall be subject to a Ship Mortgage after the Closing Date pursuant to Section 9.08 or 9.11 (in each case, unless and until such Vessel or Replacement Vessel is no longer subject to a Ship Mortgage).

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a) to which any ERISA Entity is then making, required to make or accruing an obligation to make contributions, (b) to which any ERISA Entity has within the preceding five plan years made or been required to make contributions, including any Person which ceased to be an ERISA Entity during such five year period or (c) with respect to which any Company is reasonably likely to incur liability under Title IV of ERISA.

“NAIC” shall mean the National Association of Insurance Commissioners.

50

“Net Available Proceeds” shall mean:

(i)             in the case of any Asset Sale pursuant to Section 10.05(c), Section 10.05(s) or Section 10.05(v), the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or otherwise, but only as and when received) received by Borrower or any Restricted Subsidiary directly or indirectly in connection with such Asset Sale, net (without duplication) of (A) the amount of all reasonable fees and expenses and transaction costs paid by or on behalf of Borrower or any Restricted Subsidiary in connection with such Asset Sale (including, without limitation, any underwriting, brokerage or other customary selling commissions and legal, advisory and other fees and expenses, including survey, title and recording expenses, transfer taxes and expenses incurred for preparing such assets for sale, associated therewith); (B) any Taxes paid or estimated in good faith to be payable by or on behalf of any Company as a result of such Asset Sale (after application of all credits and other offsets that arise from such Asset Sale); (C) any repayments by or on behalf of any Company of Indebtedness (other than Indebtedness hereunder) to the extent such Indebtedness is secured by a Lien on such Property that is permitted by the Credit Documents and that is not junior to the Lien thereon securing the Obligations and such Indebtedness is required to be repaid as a condition to the purchase or sale of such Property; (D) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the subject Property; (E) amounts reserved, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Borrower or any of its Subsidiaries after such Asset Sale and related thereto, including pension and other post-employment benefit liabilities, purchase price adjustments, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and (F) in the event that a Restricted Subsidiary consummates such an Asset Sale and makes a pro rata payment of dividends to its stockholders or members or other equity holders, as applicable, from any cash proceeds of such Asset Sale, the amount of dividends paid to any such stockholder or member or other equity holder, as applicable, other than Borrower or any Restricted Subsidiary, all as reflected in an Officer’s Certificate delivered to Administrative Agent; provided, that no such amounts shall constitute Net Available Proceeds under this clause (i) unless and until the aggregate amount of Net Available Proceeds received pursuant to clauses (i) and (ii) of the definition of “Net Available Proceeds” in any fiscal year exceeds the greater of $~~115.0~~62.5 million and ~~10.0~~6.5% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended (and thereafter only net cash proceeds in excess of such amount shall constitute Net Available Proceeds under this clause (i)); provided, further, that Net Available Proceeds shall include any cash payments received upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) of this clause (i) or, if such liabilities have not been satisfied in cash and such reserve is not reversed within eighteen (18) months after such Asset Sale, the amount of such reserve;

(ii)            in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation (excluding proceeds constituting business interruption insurance or other similar compensation for loss of revenue, but including the proceeds of any disposition of Property pursuant to Section 10.05(l)) received by the Person whose Property was subject to such Casualty Event in respect of such Casualty Event net of (A) fees and expenses incurred by or on behalf of Borrower or any Restricted Subsidiary in connection with recovery thereof, (B) any repayments by or on behalf of any Company of Indebtedness (other than Indebtedness hereunder) to the extent such Indebtedness is secured by a Lien on such Property that is permitted by the Credit Documents and that is not junior to the Lien thereon securing the Obligations and such Indebtedness is required to be repaid as a result of such Casualty Event, and (C) any Taxes paid or payable by or on behalf of Borrower or any Restricted Subsidiary in respect of the amount so recovered (after application of all credits and other offsets arising from such Casualty Event) and amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the subject Property; provided, that no such amounts shall constitute Net Available Proceeds under this clause (ii) unless and until the aggregate amount of Net Available Proceeds received pursuant to clauses (i) and (ii) of the definition of “Net Available Proceeds” in any fiscal year exceeds the greater of $~~115.0~~62.5 million and ~~10.0~~6.5% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended (and thereafter only net cash proceeds in excess of such amount shall constitute Net Available Proceeds under this clause (ii)); provided that in the case of a Casualty Event with respect to Property that is subject to a Gaming/Racing Lease or any other lease entered into for the purpose of, or with respect to, operating or managing Gaming/Racing Facilities and related assets, such cash proceeds shall not constitute Net Available Proceeds to the extent, and for so long as, such cash proceeds are required, by the terms of such lease, (x) to be paid to the holder of any mortgage, deed of trust or other security agreement securing indebtedness of the lessor, (y) to be paid to, or for the account of, the lessor or deposited in an escrow account to fund rent and other amounts due with respect to such Property and costs to preserve, stabilize, repair, replace or restore such Property (in accordance with the provisions of the applicable lease) or (z) to be applied to rent and other amounts due under such lease or to fund costs and expenses of repair, replacement or restoration of such Property, or the preservation or stabilization of such Property (in accordance with the provisions of the applicable lease); and

51

(iii)           in the case of any Debt Issuance (including, for purposes of Section 2.10(a)(ii), Credit Agreement Refinancing Indebtedness), the aggregate amount of all cash received in respect thereof by the Person consummating such Debt Issuance in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses, actually incurred in connection therewith.

“Net Short Lender” has the meaning set forth in Section 13.04(i).

“New Revolving Commitments” has the meaning set forth in Section 2.12(a).

“New Revolving Loans” has the meaning set forth in Section 2.12(a).

“New Term Loan Commitments” has the meaning set forth in Section 2.12(a).

“New Term Loan Facility” shall mean each credit facility comprising New Term Loan Commitments and New Term Loans of a particular Tranche, if any.

“New Term Loan Maturity Date” shall mean, with respect to any New Term Loans to be made pursuant to the related Incremental Joinder Agreement, the maturity date thereof as determined in accordance with Section 2.12(b).

“New Term Loan Notes” shall mean the promissory notes executed and delivered in connection with any New Term Loan Commitments and the related New Term Loans.

“New Term Loans” has the meaning set forth in Section 2.12(a).

“Non-Covenant Facility” shall mean the Term B Facility, each Tranche of Incremental Term Loans designated as a “Non-Covenant Facility” pursuant to the Incremental Joinder Agreement for such Incremental Term Loans, each Tranche of Other Term Loans designated as a “Non-Covenant Facility” pursuant to the Refinancing Amendment for such Other Term Loans and each Tranche of Extended Term Loans designated as a “Non-Covenant Facility” pursuant to the Extension Amendment for such Extended Term Loans.

“Non-Credit Party” and “Non-Credit Parties” shall mean any Subsidiary or Subsidiaries of Borrower that is not a Credit Party or are not Credit Parties.

“Non-Credit Party Cap” shall mean, at any time, an amount equal to (i) the greater of $280.0 million and 25.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended, in the aggregate minus (ii) the then outstanding aggregate principal amount of Indebtedness incurred (or being incurred concurrent with any determination of the Non-Credit Party Cap) by Non-Credit Parties pursuant to Sections 10.01(t) and 10.01(v).

52

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 2.03(b).

“Non-U.S. Lender” has the meaning set forth in Section 5.06(c)(ii).

“Notes” shall mean the Revolving Notes, the Swingline Note and the Term Loan Notes.

“Notice of Borrowing” shall mean a notice of borrowing substantially in the form of Exhibit B hereto or such other form as is reasonably acceptable to Administrative Agent including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent.

“Notice of Continuation/Conversion” shall mean a notice of continuation/conversion substantially in the form of Exhibit C hereto or such other form as is reasonably acceptable to Administrative Agent including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent.

“Obligation Currency” shall have the meaning provided in Section 13.15(a)

“Obligations” shall mean all amounts, liabilities and obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Credit Party to any Secured Party or any of its Agent Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document, or by any Credit Party or Restricted Subsidiary to any Secured Party or any of its Agent Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Swap Contract or any Secured Cash Management Agreement (including in each case interest, fees and expenses accruing or obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

“Officer’s Certificate” shall mean, as applied to any entity, a certificate executed on behalf of such entity (or such entity’s manager or member or general partner, as applicable) by its chairman of the board of directors (or functional equivalent) (if an officer), its chief executive officer, its president, any of its vice presidents, its chief financial officer, its chief accounting officer, its treasurer or controller or its secretary or assistant secretary (in each case, or an equivalent officer) or any other officer reasonably acceptable to Administrative Agent, in each case, in their official (and not individual) capacities.

“Open Market Assignment and Assumption Agreement” shall mean an Open Market Assignment and Assumption Agreement substantially in the form attached as Exhibit P hereto or such other form (including electronic documentation generated by use of an electronic platform) as is reasonably acceptable to Administrative Agent.

“Organizational Document” shall mean, relative to any Person, its certificate of incorporation, its certificate of formation, its certificate of partnership, its by-laws, its partnership agreement, its limited liability company agreement, its memorandum or articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

53

“Original Credit Agreement” has the meaning set forth in the recitals hereof.

“Other Applicable Indebtedness” shall mean Indebtedness incurred pursuant to Section 10.01(b), 10.01(c), 10.01(h), 10.01(k), 10.01(n), 10.01(q), 10.01(u), 10.01(v), 10.01(w) and 10.01(aa).

“Other Commitments” shall mean the Other Term Loan Commitments and Other Revolving Commitments.

“Other Connection Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Debt” has the meaning set forth in the definition of “Repricing Transaction.”

“Other First Lien Indebtedness” shall mean outstanding Indebtedness that is not incurred under this Agreement and that (a) is secured by the Collateral on a pari passu basis with the Obligations and (b) is Permitted First Priority Refinancing Debt or Ratio Debt (or any Permitted Refinancing thereof).

“Other Revolving Commitments” shall mean one or more Tranches of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans” shall mean one or more Tranches of Revolving Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning set forth in Section 5.06(b).

“Other Term Loan Commitments” shall mean one or more Tranches of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loan Notes” shall mean the promissory notes (if any) executed and delivered in connection with any Other Term Loan Commitments and the related Other Term Loans.

“Other Term Loans” shall mean one or more Tranches of Term Loans that result from a Refinancing Amendment.

“Paid in Full” or “Payment in Full” and any other similar terms, expressions or phrases shall mean, at any time, (a) with respect to obligations other than the Obligations or the Secured Obligations (as defined in the Security Agreement), the payment in full of all of such obligations and (b) with respect to the Obligations or the Secured Obligations (as defined in the Security Agreement), the irrevocable termination of all Commitments, the payment in full in cash of all Obligations (except undrawn Letters of Credit and Unasserted Obligations and Obligations under Secured Cash Management Agreements and Credit Swap Contracts), including principal, interest, fees, expenses, costs (including post-petition interest, fees, expenses, and costs even if such interest, fees, expenses and costs are not an allowed claim enforceable against any Credit Party in a bankruptcy case under applicable law) and premium (if any), and the discharge or Cash Collateralization of all Letters of Credit outstanding in an amount equal to 103% of the greatest amount for which such Letters of Credit may be drawn (or receipt of backstop letters of credit reasonably satisfactory to the applicable L/C Lender and Administrative Agent). For purposes of this definition, “Unasserted Obligations” shall mean, at any time, contingent indemnity obligations in respect of which no claim or demand for payment has been made at such time.

54

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Pari Passu Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit S hereto or such other form as is reasonably acceptable to Administrative Agent.

“Participant Register” has the meaning set forth in Section 13.05(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Penn Leased Property” shall mean all “Leased Property” (as defined in the Penn Master Lease from time to time).

“Penn Master Lease” shall mean the Master Lease, dated as of November 1, 2013, as amended by (a) the First Amendment to Master Lease, dated as of March 5, 2014, (b) the Second Amendment to Master Lease and First Amendment to Access Agreement, dated as of April 18, 2014, (c) the Third Amendment to Master Lease, dated as of September 20, 2015, (d) the Fourth Amendment to Master Lease, dated as of May 1, 2017, (e) the Fifth Amendment to Master Lease, dated as of June 19, 2018, (f) the Sixth Amendment to Master Lease, dated as of August 8, 2018, (g) the Seventh Amendment to Master Lease, dated as of October 31, 2018, (h) the Eighth Amendment to Master Lease, dated as of November 20, 2018 and (i) the Ninth Amendment to Master Lease, dated as of January 14, 2022, by and between GLP Capital and Penn Tenant and as amended and restated by that Amended and Restated Master Lease, dated as of February 21, 2023, but effective as of January 1, 2023, by and between GLP Capital and Penn Tenant.

“Penn Tenant” shall mean, for so long as it is the tenant under the Penn Master Lease, Penn Tenant, LLC, a Pennsylvania limited liability company, in its capacity as tenant under the Penn Master Lease, and, thereafter, the successor tenant under the Penn Master Lease in such capacity.

“Pension Plan” shall mean an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to, or is required to be contributed to, by any ERISA Entity or with respect to which any Company is reasonably likely to incur liability under Title IV of ERISA.

“Perfection Certificate” shall mean that certain Perfection Certificate, dated as of the Closing Date (the “Initial Perfection Certificate”), executed and delivered by Borrower on behalf of Borrower and each of the Guarantors existing on the initial Funding Date, and each other Perfection Certificate (which shall be substantially in the form of Exhibit N hereto or such other form as is reasonably acceptable to Administrative Agent) executed and delivered by the applicable Credit Party from time to time, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 9.04(h)(ii).

“Permits” has the meaning set forth in Section 8.15.

55

“Permitted Acquisition” shall mean any acquisition, whether by purchase, merger, consolidation or otherwise, by Borrower or any of its Restricted Subsidiaries of all or substantially all of the business, property or assets of, or of more than 50% of the Equity Interests in, a Person or any division or line of business of a Person so long as (a) no Event of Default has occurred and is continuing or would result therefrom and (b) Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Maintenance Covenants as of the most recent Calculation Date.

“Permitted Business” shall mean any business of the type in which Borrower and its Restricted Subsidiaries are engaged or proposed to be engaged on the date of this Agreement, or any business or activities reasonably related, incidental or ancillary thereto (including assets, activities or businesses complementary thereto) and reasonable extensions, expansions and developments thereof.

“Permitted Business Assets” shall mean (a) one or more Permitted Businesses, (b) a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses, (c) assets that are used or useful in a Permitted Business or (d) any combination of the preceding clauses (a), (b) and (c), in each case, as determined by Borrower’s Board of Directors or a Responsible Officer or other management of Borrower or the Restricted Subsidiary acquiring such assets, in each case, in its good faith judgment.

“Permitted Equity Issuance” shall mean any issuance of Equity Interests (other than Disqualified Capital Stock) by Borrower.

“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by Borrower (and Contingent Obligations of the Guarantors in respect thereof) in the form of one or more series of senior secured notes or loans; provided that (a) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (c) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, and (d) the holders of such Indebtedness (or their representative) and Administrative Agent shall be party to the Pari Passu Intercreditor Agreement.

“Permitted Inside Maturity New Term Loans” shall mean New Term Loans that either (a) have scheduled amortization in excess of 2.5% per annum or (b) are primarily syndicated to Regulated Banks in the primary syndication thereof (as reasonably determined by Borrower in good faith).

56

“Permitted Junior Debt Conditions” shall mean that such applicable debt (i) does not have a scheduled maturity date prior to the date that is 91 days after the Final Maturity Date then in effect at the time of issuance (excluding (A) customary “bridge” facilities so long as the long term debt into which any such customary “bridge” facility is to be automatically converted or may be converted at Borrower’s option on customary terms satisfies the foregoing requirements and (B) debt in an aggregate principal amount not exceeding the Shared Inside Maturity Amount on the date incurred that has a scheduled maturity date prior to the maturity date of the then-existing Term B Facility Loans (but, for the avoidance of doubt, not the Term A Facility Loans)), (ii) does not have a Weighted Average Life to Maturity (excluding the effects of any prepayments of Term Loans reducing amortization) that is shorter than that of any outstanding Term Loans (excluding (A) customary “bridge” facilities so long as the long term debt into which any such customary “bridge” facility is to be automatically converted or may be converted at Borrower’s option on customary terms satisfies the foregoing requirements and (B) debt in an aggregate principal amount not exceeding the Shared Inside Maturity Amount on the date incurred that has a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-existing Term B Facility Loans (but, for the avoidance of doubt, not the Term A Facility Loans)), (iii) shall not have any scheduled principal payments or be subject to any mandatory redemption, prepayment, or sinking fund (except for customary change of control (and, in the case of convertible or exchangeable debt instruments, delisting) provisions (and, in the case of bridge facilities, customary mandatory redemptions or prepayments with proceeds of Permitted Refinancings thereof (which Permitted Refinancings would satisfy the Permitted Junior Debt Conditions) or Equity Issuances), and customary asset sale provisions and excess cash flow prepayment provisions that permit application of the applicable proceeds to the payment of the Obligations prior to application to such Indebtedness) due prior to the date that is ninety-one (91) days after the Final Maturity Date then in effect at the time of issuance (excluding (A) customary “bridge” facilities so long as the long term debt into which any such customary “bridge” facility is to be automatically converted or may be converted at Borrower’s option on customary terms satisfies the foregoing requirements and (B) debt in an aggregate principal amount not exceeding the Shared Inside Maturity Amount on the date incurred that has scheduled principal payments or mandatory redemption, prepayment, or sinking fund obligations due prior to the date that is ninety-one (91) days after the maturity date of the then-existing Term B Facility Loans (but, for the avoidance of doubt, not the Term A Facility Loans)), (iv) in the case of debt that is incurred by any Credit Party, is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and (v) has terms (excluding maturity, amortization, pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions) that are (as determined by Borrower in good faith) substantially identical to the terms of the Revolving Commitments, the Term A Facility Loans or the Term B Facility Loans, as applicable, as existing on the date of incurrence of such Indebtedness except, to the extent such terms (x) at the option of Borrower (1) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by Borrower in good faith); provided that, if any financial maintenance covenant is added for the benefit of any such Indebtedness that is more restrictive than the financial maintenance covenants then applicable to the Covenant Facilities hereunder, such financial maintenance covenant (together with any “equity cure” provisions) shall also be applicable to each Covenant Facility (except to the extent such financial maintenance covenant applies only to periods after the maturity date applicable to such Covenant Facility), (2) with respect to any such Indebtedness that is unsecured, are customary for issuances of unsecured securities, loans or other indebtedness (as determined by Borrower in good faith); provided that, if any financial maintenance covenant is added for the benefit of any such Indebtedness that is more restrictive than the financial maintenance covenants then applicable to the Covenant Facilities hereunder, such financial maintenance covenant (together with any “equity cure” provisions) shall also be applicable to each Covenant Facility (except to the extent such financial maintenance covenant applies only to periods after the maturity date applicable to such Covenant Facility), or (3) are not materially more restrictive to Borrower (as determined by Borrower in good faith), when taken as a whole, than the terms of the Term A Facility Loans, the Term B Facility Loans or the Revolving Facility, as the case may be (except for covenants or other provisions applicable only to periods after the Final Maturity Date (in the case of term Indebtedness) or the latest R/C Maturity Date (in the case of revolving Indebtedness) (it being understood that any such Indebtedness may provide for the ability to participate (i) with respect to any borrowings, voluntary prepayments or voluntary commitment reductions, on a pro rata basis, greater than pro rata basis or less than pro rata basis with the applicable Loans or facility and (ii) with respect to any mandatory prepayments on a less than pro rata basis with the applicable Loans (and on a greater than pro rata basis with respect to prepayments of any such Indebtedness with the proceeds of permitted refinancing Indebtedness))), or (y) are (1) added to the Term A Facility Loans, the Term B Facility Loans or Revolving Facility or (2) applicable only after the Final Maturity Date (in the case of term Indebtedness) or the latest R/C Maturity Date (in the case of revolving Indebtedness) (it being understood that to the extent any financial maintenance covenant (together with any related “equity cure” provision) is added for the benefit of any such Indebtedness, no consent shall be required from Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant (together with any related “equity cure” provisions) is also added for the benefit of each Covenant Facility). For the avoidance of doubt, the usual and customary terms of convertible or exchangeable debt instruments issued in a registered offering or under Rule 144A or Regulation S of the Securities Act shall be deemed to be no more restrictive in any material respect to Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement, so long as the terms of such instruments do not include any financial maintenance covenant.

57

“Permitted Liens” has the meaning set forth in Section 10.02.

“Permitted Non-Recourse Guarantees” shall mean customary indemnities or guarantees (including by means of separate indemnification agreements or carveout guarantees) provided by Borrower or any of its Restricted Subsidiaries in financing transactions that are directly or indirectly secured by real property or other real property-related assets (including Equity Interests) of a Joint Venture, non-Wholly Owned Subsidiary or Unrestricted Subsidiary and that may be full recourse or non-recourse to the Joint Venture, non-Wholly Owned Subsidiary or Unrestricted Subsidiary that is the borrower in such financing, but is nonrecourse to Borrower or any Restricted Subsidiary of Borrower except for recourse to the Equity Interests in such Joint Venture, non-Wholly Owned Subsidiary or Unrestricted Subsidiary and/or such indemnities and limited contingent guarantees as are consistent with customary industry practice (such as environmental indemnities, bad act loss recourse and other recourse triggers based on violation of transfer restrictions and bankruptcy related restrictions).

“Permitted Refinancing” shall mean, with respect to any Indebtedness, any refinancing thereof; provided that: (a) any such refinancing Indebtedness shall (i) not have a stated maturity or, other than in the case of a revolving credit facility, a Weighted Average Life to Maturity that is shorter than that of the Indebtedness being refinanced (determined without giving effect to the impact of prepayments on amortization of term Indebtedness being refinanced) (excluding (A) customary “bridge” facilities so long as the long term debt into which any such customary “bridge” facility is to be automatically converted or may be converted at Borrower’s option on customary terms satisfies the requirements of this clause (i) and (B) Indebtedness in an aggregate principal amount not exceeding the Shared Inside Maturity Amount on the date incurred that has (1) a stated maturity date that is prior to the maturity date of the Indebtedness being refinanced (but, for the avoidance of doubt, not the Term A Facility Loans) and/or (2) a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Indebtedness being refinanced (but, for the avoidance of doubt, not the Term A Facility Loans)), (ii) if the Indebtedness being refinanced is subordinated to the Obligations by its terms or by the terms of any agreement or instrument relating to such Indebtedness, be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured) and (iii) be in a principal amount that does not exceed the principal amount so refinanced, plus, accrued interest, plus, any premium or other payment required to be paid in connection with such refinancing, plus, the amount of fees and expenses of Borrower or any of its Restricted Subsidiaries incurred in connection with such refinancing, plus, any unutilized commitments thereunder (provided that, the principal amount of such Indebtedness may exceed the amount set forth in this clause (iii) so long as such additional principal amount is otherwise permitted to be incurred pursuant to Section 10.01; provided, however, that such excess amount shall be deemed to be utilization of such other provision(s) under Section 10.01 in the amount of such excess); and (b) the obligors on such refinancing Indebtedness shall be the obligors on such Indebtedness being refinanced; provided, however, that (i) the borrower of the refinancing indebtedness shall be Borrower or the borrower of the indebtedness being refinanced and (ii) any Credit Party shall be permitted to guarantee any such refinancing Indebtedness of any other Credit Party.

“Permitted Second Priority Refinancing Debt” shall mean secured Indebtedness incurred by Borrower (and Contingent Obligations of the Guarantors in respect thereof) in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (a) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness (provided, that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”), (c) the holders of such Indebtedness (or their representative) shall be party to a Second Lien Intercreditor Agreement (as “Second Priority Debt Parties”) and (d) such Indebtedness meets the Permitted Junior Debt Conditions.

58

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by Borrower (and Contingent Obligations of the Guarantors in respect thereof) in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (a) constitutes Credit Agreement Refinancing Indebtedness and (b) meets the Permitted Junior Debt Conditions.

“Permitted Vessel Liens” shall mean maritime Liens on ships, barges or other vessels for damages arising out of a maritime tort, wages of a stevedore, when employed directly by a Person listed in 46 U.S.C. § 31341, crew’s wages, salvage and general average, whether now existing or hereafter arising and other maritime Liens which arise by operation of law during normal operations of such ships, barges or other vessels.

“Person” shall mean any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or any other entity.

“Platform” has the meaning set forth in Section 9.04.

“Pledged Collateral” shall mean the “Pledged Collateral” as defined in the Security Agreement or in any other Security Document, as applicable.

“PNK Leased Property” shall mean all “Leased Property” (as defined in the PNK Master Lease from time to time).

“PNK Master Lease” shall mean the Master Lease, dated as of April 28, 2016, as amended by (a) the First Amendment to Master Lease, dated as of August 29, 2016, (b) the Second Amendment to Master Lease, dated as of October 25, 2016, (c) the Third Amendment to Master Lease, dated as of March 24, 2017 and (d) the Fourth Amendment to Master Lease, dated as of October 15, 2018 and (e) the Fifth Amendment to Master Lease, dated as of January 14, 2022, by and between Gold Merger Sub and PNK Tenant.

“PNK Tenant” shall mean, for so long as it is the tenant under the PNK Master Lease, Pinnacle MLS, LLC, in its capacity as tenant under the PNK Master Lease, and, thereafter, the successor tenant under the PNK Master Lease in such capacity.

“Post-Increase Revolving Lenders” has the meaning set forth in Section 2.12(d).

“Pre-Increase Revolving Lenders” has the meaning set forth in Section 2.12(d).

“Pre-Opening Expenses” shall mean, with respect to any fiscal period, the amount of expenses (including Consolidated Interest Expense) incurred with respect to capital projects which are classified as “pre-opening expenses” on the applicable financial statements of Borrower and its Subsidiaries for such period, prepared in accordance with GAAP.

59

“Principal Office” shall mean the principal office of Administrative Agent, located on the Closing Date at the address specified on Schedule 13.02, or such other office as may be designated in writing by Administrative Agent.

“Prior Mortgage Liens” shall mean, with respect to each Mortgaged Real Property, the Liens identified in Schedule B annexed to the applicable Mortgage as such Schedule B may be amended from time to time to the reasonable satisfaction of Administrative Agent.

“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.06.

“Proceeding” shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including all contract rights, income or revenue rights, real property interests, ~~trademarks, trade names~~Intellectual Property, equipment and proceeds of the foregoing and, with respect to any Person, Equity Interests or other ownership interests of any other Person.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 9.04.

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness incurred for the purpose of financing all or any part of the purchase price of any Property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred (except in the case of a refinancing) within 270 days after such acquisition of such Property or the incurrence of such costs by such Person.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 13.22.

“Qualified Capital Stock” shall mean, with respect to any Person, any Equity Interests of such Person which is not Disqualified Capital Stock.

“Qualified Contingent Obligation” shall mean Contingent Obligations permitted by Section 10.04 in respect of (a) Indebtedness of any Joint Venture in which Borrower or any of its Restricted Subsidiaries owns (directly or indirectly) at least 25% of the Equity Interest of such Joint Venture or (b) Indebtedness of casinos, “racinos”, full-service casino resorts or non-gaming resorts (and properties ancillary or related thereto (or owners of casinos, “racinos”, full-service casino resorts or non-gaming resorts)) with respect to which Borrower or any of its Restricted Subsidiaries has (directly or indirectly through Subsidiaries) entered into a management, development or similar contract and such contract remains in full force and effect at the time such Contingent Obligations are incurred.

60

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarter” shall mean each three month period ending on March 31, June 30, September 30 and December 31.

“Quarterly Dates” shall mean the last Business Day of each Quarter in each year, commencing with the last Business Day of the first full Quarter after the Closing Date.

“R/C Maturity Date” shall mean, (a) with respect to the Closing Date Revolving Commitments and any Incremental Existing Tranche Revolving Commitments of the same Tranche and any Revolving Loans thereunder, the date that is the fifth anniversary of the ~~Closing Date~~Third Amendment Effective Date (the “Initial RCF Maturity Date”); provided that, if on the date that is ninety-one (91) days prior to any of (i) the Term B Facility Maturity Date, (ii) the scheduled final maturity of the 2029 Notes or (iii) the scheduled final maturity of the 2031 Notes (each such date, an “Applicable RCF Maturity Trigger Date”), in the case of each of clauses (i), (ii) and (iii) of this proviso, any Indebtedness referred to in such clause remains outstanding as of the Applicable RCF Maturity Trigger Date and has not otherwise been extended or refinanced such that the scheduled final maturity of such Indebtedness is on or after the Initial RCF Maturity Date, then “R/C Maturity Date” shall be the date that is 91 days prior to such Applicable RCF Maturity Trigger Date, unless, in each case (with respect to clause (i) of this proviso, solely to the extent the aggregate principal amount of Term B Facility Loans at such time is equal to or less than $600.0 million), as of such Applicable RCF Maturity Trigger Date, the aggregate amount of Unrestricted Cash plus unutilized commitments under the Closing Date Revolving Facility exceeds (A) in the case of clause (i) of this proviso, the aggregate amount of Term B Facility Loans outstanding at such time, (B) in the case of clause (ii) of this proviso, the aggregate amount of Term B Facility Loans outstanding at such time plus the aggregate amount of 2029 Notes outstanding at such time and (C) in the case of clause (iii) of this proviso, the aggregate amount of 2031 Notes outstanding at such time and (b) with respect to any other Tranche of Revolving Commitments and Revolving Loans, the maturity date set forth therefor in the applicable Incremental Joinder Agreement, Extension Amendment or Refinancing Amendment (other than the Third Amendment).

“R/C Percentage” of any Revolving Lender at any time shall mean (a) with respect to the Total Revolving Commitments, a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Revolving Lender at such time and the denominator of which is the Total Revolving Commitments at such time or (b) with respect to the Revolving Commitments of a particular Tranche, a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Tranche of such Revolving Lender at such time and the denominator of which is the aggregate Revolving Commitments of such Tranche at such time; provided, however, that if the R/C Percentage of any Revolving Lender is to be determined after the Total Revolving Commitments or the Revolving Commitments of the applicable Tranche, as the case may be, have been terminated, then the R/C Percentage of such Revolving Lender shall be determined immediately prior (and without giving effect) to such termination but after giving effect to any assignments after termination of the Revolving Commitments.

“Ratio Debt” has the meaning set forth in Section 10.01(t).

“Ratio Debt Amount” shall mean, as of any date of determination:

(a)            the Shared Fixed Amount; plus

61

(b)            the Shared Prepayment Amount; plus

(c)            an unlimited amount so long as, in the case of this clause (c), (i) if such Indebtedness is secured on a pari passu basis with the Obligations, the Consolidated Senior Secured Net Leverage Ratio would not exceed, at Borrower’s election, (1) ~~2.50~~3.00 to 1.00 or (2) if such Indebtedness is incurred to finance a Permitted Acquisition or other Investment permitted hereunder, the Consolidated Senior Secured Net Leverage Ratio immediately prior to giving effect to such Permitted Acquisition or permitted Investment, (ii) if such Indebtedness is secured on a second lien (or other junior lien) basis, the Consolidated Senior Secured Net Leverage Ratio would not exceed, at Borrower’s election, (1) ~~2.75~~3.25 to 1.00 or (2) if such Indebtedness is incurred to finance a Permitted Acquisition or other Investment permitted hereunder, the Consolidated Senior Secured Net Leverage Ratio immediately prior to giving effect to such Permitted Acquisition or permitted Investment, and (iii) if such Indebtedness is unsecured, Borrower and its Restricted Subsidiaries shall be in compliance with the Financial Maintenance Covenants, in each case, calculated on a Pro Forma Basis, including the application of proceeds thereof, as of the most recent Calculation Date; provided that, for purposes of this clause (c), (1) in the case of any revolving Indebtedness incurred in reliance on this clause (c), such calculation shall be made assuming a full drawing of such revolving Indebtedness and (2) such calculation shall be made without netting the cash proceeds of any such Indebtedness (this clause (c), the “Ratio Incurrence-Based Amount”).

It is understood and agreed that (I) Borrower may elect to use the Ratio Incurrence-Based Amount prior to the Shared Fixed Amount or the Shared Prepayment Amount and regardless of whether there is capacity under the Shared Fixed Amount or the Shared Prepayment Amount, and if the Shared Fixed Amount, the Shared Prepayment Amount and the Ratio Incurrence-Based Amount are each available and Borrower does not make an election, Borrower will be deemed to have elected to use the Ratio Incurrence-Based Amount; and (II) any portion of any Indebtedness incurred under Section 10.01(t) in reliance on the Shared Fixed Amount or the Shared Prepayment Amount shall be reclassified as incurred under the Ratio Incurrence-Based Amount if Borrower meets the applicable Consolidated Senior Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio and Interest Coverage Ratio, as applicable, under the Ratio Incurrence-Based Amount at such time on a Pro Forma Basis (for the avoidance of doubt, which reclassification shall be made without duplication of such Indebtedness originally designated as incurred under the Shared Prepayment Amount or the Shared Fixed Amount) (which, for the avoidance of doubt, shall have the effect of increasing the Shared Prepayment Amount and/or the Shared Fixed Amount, as applicable, by all or such portion, as applicable, of the aggregate principal amount of such Indebtedness so reclassified); provided that, for the avoidance of doubt, any Indebtedness originally designated as incurred under the Shared Prepayment Amount or the Shared Fixed Amount and subsequently deemed to be incurred under the Ratio Incurrence-Based Amount pursuant to this paragraph shall not be subject to Section 10.01(t)(A)(vii) as a result of being subsequently deemed incurred under the Ratio Incurrence-Based Amount.

“Ratio Incurrence-Based Amount” has the meaning set forth in the definition of “Ratio Debt Amount”.

“Real Property” shall mean, as to any Person, all the right, title and interest of such Person in and to land, improvements and appurtenant fixtures, including leaseholds (it being understood that for purposes of Schedule 8.23(a), Borrower shall not be required to describe such improvements and appurtenant fixtures in such Schedule).

62

“redeem” shall mean redeem, repurchase, repay, defease (covenant or legal), Discharge or otherwise acquire or retire for value; and “redemption” and “redeemed” have correlative meanings.

“refinance” shall mean refinance, renew, extend, exchange, convert, replace, defease (covenant or legal) (with proceeds of Indebtedness), Discharge (with proceeds of Indebtedness) or refund (with proceeds of Indebtedness), in whole or in part, including successively; and “refinancing” and “refinanced” have correlative meanings.

“Refinanced Debt” shall have the meaning provided in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to Administrative Agent and Borrower executed by each of (a) Borrower, (b) Administrative Agent, and (c) each additional Lender and each existing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.15 and, in the case of any Other Term Loans, which shall specify whether such Other Term Loans are a Covenant Facility or a Non-Covenant Facility.

“Register” has the meaning set forth in Section 2.08(c).

“Regulated Bank” shall mean a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (a) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (b) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (d) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (c); or (e) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation D” shall mean Regulation D (12 C.F.R. Part 204) of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be amended, modified or supplemented and in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T (12 C.F.R. Part 220) of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be amended, modified or supplemented and in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be amended, modified or supplemented and in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be amended, modified or supplemented and in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean the obligations of Borrower to reimburse L/C Disbursements in respect of any Letter of Credit.

63

“Related Indemnified Person” has the meaning set forth in Section 13.03(b).

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Removal Effective Date” has the meaning set forth in Section 12.06(b).

“Replaced Lender” has the meaning set forth in Section 2.11(a).

“Replacement Lender” has the meaning set forth in Section 2.11(a).

“Replacement Vessel” shall mean the replacement of any existing Mortgaged Vessel with a vessel, ship, riverboat, barge or improvement on real property, whether such vessel, riverboat, barge or improvement is acquired or constructed and whether or not such vessel, ship, riverboat, barge or improvement is temporarily or permanently moored or affixed to any real property.

“Repricing Transaction” shall mean (i) the incurrence by Borrower of a new tranche of replacement term loans under this Agreement (including by way of conversion of Term B Facility Loans into any such new tranche of replacement term loans) (x) having an All-In Yield for the respective Type of such replacement term loan that is less than the All-In Yield for Term B Facility Loans of the respective Type (excluding any such loans incurred in connection with a Change of Control or an Acquisition and any such loan that is not made for the primary purposes of reducing the All-In Yield for the Term B Facility Loans) and (y) the proceeds of which are used to repay, in whole or in part, principal of outstanding Term B Facility Loans (it being understood that a conversion of Term B Facility Loans into any such new tranche of replacement term loans shall constitute a repayment of principal of outstanding Term B Facility Loans), (ii) any amendment, waiver or other modification to this Agreement the primary purpose of which would have the effect of reducing the All-In Yield for Term B Facility Loans, excluding any such amendment, waiver or modification entered into in connection with a Change of Control or an Acquisition and/or (iii) the incurrence by Borrower or any of its Subsidiaries of (x) any Incremental Term Loans or (y) any other secured term loans (which, for the avoidance of doubt, does not include bonds) other than under this Agreement (such other term loans referred to in clause (y) in this clause (iii) are individually referred to as “Other Debt”), the proceeds of which are used in whole or in part to prepay outstanding Term B Facility Loans (except to the extent any such Incremental Term Loans or Other Debt is incurred in connection with a Change of Control or an Acquisition or such Incremental Term Loans or Other Debt are not incurred for the primary purpose of reducing the All-In Yield for Term B Facility Loans) if such Incremental Term Loans or Other Debt has an All-In Yield for the respective Type of such replacement term loan that is less than the All-In Yield for Term B Facility Loans of the respective Type at the time of the prepayment thereof. Any such determination by Administrative Agent as contemplated by preceding clauses (i)(x), (ii) and (iii) shall be conclusive and binding on all Lenders holding Term B Facility Loans.

“Required Covenant Lenders” shall mean, as of any date of determination, Non-Defaulting Lenders the sum of whose outstanding Term Loans under each Tranche of Term Loans that is a Covenant Facility, unutilized Term Loan Commitments under each Tranche of Term Loans that is a Covenant Facility, Revolving Loans, Unutilized R/C Commitments, Swingline Exposure and L/C Liabilities then outstanding represents more than 50% of the aggregate sum (without duplication) of (i) all outstanding Term Loans under each Tranche of Term Loans that is a Covenant Facility of all Non-Defaulting Lenders and all unutilized Term Loan Commitments under each Tranche of Term Loans that is a Covenant Facility of all Non-Defaulting Lenders, (ii) all outstanding Revolving Loans of all Non-Defaulting Lenders, (iii) the aggregate Unutilized R/C Commitments of all Non-Defaulting Lenders, (iv) the Swingline Exposure of all Non-Defaulting Lenders and (v) the L/C Liabilities of all Non-Defaulting Lenders.

64

“Required Lenders” shall mean, as of any date of determination, Non-Defaulting Lenders the sum of whose outstanding Term Loans, unutilized Term Loan Commitments, Revolving Loans, Unutilized R/C Commitments, Swingline Exposure and L/C Liabilities then outstanding represents more than 50% of the aggregate sum (without duplication) of (i) all outstanding Term Loans of all Non-Defaulting Lenders and all unutilized Term Loan Commitments of all Non-Defaulting Lenders, (ii) all outstanding Revolving Loans of all Non-Defaulting Lenders, (iii) the aggregate Unutilized R/C Commitments of all Non-Defaulting Lenders, (iv) the Swingline Exposure of all Non-Defaulting Lenders and (v) the L/C Liabilities of all Non-Defaulting Lenders.

“Required Revolving Lenders” shall mean, as of any date of determination, Non-Defaulting Lenders holding more than 50% of the aggregate sum of (without duplication) (i) the aggregate principal amount of outstanding Revolving Loans of all Non-Defaulting Lenders, (ii) the aggregate Unutilized R/C Commitments of all Non-Defaulting Lenders, (iii) the Swingline Exposure of all Non-Defaulting Lenders, and (iv) the L/C Liabilities of all Non-Defaulting Lenders.

“Required Tranche Lenders” shall mean: (a) with respect to Lenders having Revolving Commitments or Revolving Loans of any particular Tranche, Non-Defaulting Lenders having more than 50% of the aggregate sum of the Unutilized R/C Commitments, Revolving Loans, Swingline Exposure and L/C Liabilities, in each case, of Non-Defaulting Lenders in respect of such Tranche and then outstanding; (b) with respect to Lenders having Term A Facility Loans, Term A Facility Commitments or Incremental Term A Loan Commitments, Non-Defaulting Lenders having more than 50% of the aggregate sum of the Term A Facility Loans, unutilized Term A Facility Commitments and unutilized Incremental Term A Loan Commitments of Non-Defaulting Lenders then outstanding; (c) with respect to Lenders having Term B Facility Loans, Term B Facility Commitments or Incremental Term B Loan Commitments, Non-Defaulting Lenders having more than 50% of the aggregate sum of the Term B Facility Loans, unutilized Term B Facility Commitments and unutilized Incremental Term B Loan Commitments of Non-Defaulting Lenders then outstanding; (d) for each New Term Loan Facility, if applicable, with respect to Lenders having New Term Loans or New Term Loan Commitments, in each case, in respect of such New Term Loan Facility, Non-Defaulting Lenders having more than 50% of the aggregate sum of such New Term Loans and unutilized New Term Loan Commitments of Non-Defaulting Lenders then outstanding; (e) for each Extension Tranche, if applicable, with respect to Lenders having Extended Revolving Loans or Extended Revolving Commitments or Extended Term Loans or commitments in respect of Extended Term Loans, in each case, in respect of such Extension Tranche, Non-Defaulting Lenders having more than 50% of the aggregate sum of such Extended Revolving Loans and Extended Revolving Commitments or Extended Term Loans and commitments in respect thereof, in each case, in respect of such Extension Tranche, as applicable, of Non-Defaulting Lenders then outstanding; and (f) for each Tranche of Other Term Loans, Non-Defaulting Lenders having more than 50% of the aggregate sum of such Other Term Loans and unutilized Other Term Loan Commitments in each case, in respect of such Tranche, of Non-Defaulting Lenders then outstanding.

“Requirement of Law” shall mean, as to any Person, any Law or determination of an arbitrator or any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Rescindable Amount” has the meaning set forth in Section 4.06(b).

65

“Resignation Effective Date” has the meaning set forth in Section 12.06(a).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response Action” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address or remediate any Hazardous Material in the Environment, (ii) prevent the Release or threatened Release, or minimize the further Release, of any Hazardous Material or (iii) perform studies, investigations, and monitoring in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” shall mean the chief executive officer of Borrower or other applicable Credit Party, the president of Borrower or other applicable Credit Party (if not the chief executive officer), any vice president, senior vice president or executive vice president of Borrower or other applicable Credit Party, the chief financial officer, the chief accounting officer or treasurer of Borrower or other applicable Credit Party or, with respect to financial matters, the chief financial officer, the chief accounting officer, senior financial officer or treasurer of Borrower or other applicable Credit Party.

“Restricted Amount” has the meaning set forth in Section 2.10(a).

“Restricted Payment” shall mean dividends (in cash, Property or obligations) on, or other payments or distributions (including return of capital) on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement, defeasance, termination, repurchase or other acquisition of, any Equity Interests or Equity Rights (other than any payment made relating to any Transfer Agreement) in Borrower or any of its Restricted Subsidiaries, but excluding dividends, payments or distributions paid through the issuance of additional shares of Qualified Capital Stock and any redemption, retirement or exchange of any Qualified Capital Stock in Borrower or such Restricted Subsidiary through, or with the proceeds of, the issuance of Qualified Capital Stock in Borrower or any of its Restricted Subsidiaries.

“Restricted Subsidiaries” shall mean all Subsidiaries of Borrower other than the Unrestricted Subsidiaries.

“Revaluation Date” shall mean, with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternate Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an L/C Lender under any Letter of Credit denominated in an Alternate Currency, and (iv) such additional dates as Administrative Agent or the applicable L/C Lender shall reasonably determine or the Required Lenders shall require.

“Reverse Trigger Event” shall mean the transfer of Equity Interests of any Restricted Subsidiary or any Gaming/Racing Facility from trust or other similar arrangement to Borrower or any of its Restricted Subsidiaries from time to time.

“Revocation” has the meaning set forth in Section 9.12(b).

“Revolving Availability Period” shall mean, (i) with respect to the Revolving Commitments under the Closing Date Revolving Facility, the period from and including the ~~Closing~~Third Amendment Effective Date to but excluding the earlier of the applicable R/C Maturity Date and the date of termination of such Revolving Commitments, and (ii) with respect to any other Tranche of Revolving Commitments, the period from and including the date such Tranche of Revolving Commitments is established to but excluding the earlier of the applicable R/C Maturity Date and the date of termination of such Tranche of Revolving Commitments. Unless the context otherwise requires, references in this Agreement to the Revolving Availability Period shall mean with respect to each Tranche of Revolving Commitments, the Revolving Availability Period applicable to such Tranche.

66

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, for each Revolving Lender, the obligation of such Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Annex A-1 under the caption “Revolving Commitment,” or in the Assignment Agreement pursuant to which such Lender assumed its Revolving Commitment or in any Incremental Joinder Agreement, Extension Amendment or Refinancing Amendment, as applicable, as the same may be (a) changed pursuant to Section 13.05(b), (b) reduced or terminated from time to time pursuant to Sections 2.04, 11.01 and/or 13.04(h), as applicable, or (c) increased or otherwise adjusted from time to time in accordance with this Agreement, including pursuant to Section 2.12 and Section 2.15; it being understood that a Revolving Lender’s Revolving Commitment shall include any Incremental Revolving Commitments, Extended Revolving Commitments and Other Revolving Commitments of such Revolving Lender.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Liability, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Extension Request” shall have the meaning provided in Section 2.13(b).

“Revolving Facility” shall mean each credit facility comprising Revolving Commitments of a particular Tranche.

“Revolving Lenders” shall mean (a) on the ~~Closing~~Third Amendment Effective Date, the Lenders having a Revolving Commitment on Annex A-1 hereof and (b) thereafter, the Lenders from time to time holding Revolving Loans and/or a Revolving Commitment as in effect from time to time.

“Revolving Loans” has the meaning set forth in Section 2.01(a).

“Revolving Notes” shall mean the promissory notes substantially in the form of Exhibit A-1 hereto.

“Revolving Tranche Exposure” shall mean with respect to any Lender and Tranche of Revolving Commitments at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Tranche of such Lender, plus the aggregate amount at such time of such Lender’s L/C Liability under its Revolving Commitment of such Tranche, plus the aggregate amount at such time of such Lender’s Swingline Exposure under its Revolving Commitment of such Tranche.

“S&P” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, or any successor thereto.

“Sanction(s)” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, or ~~Her Majesty’s Treasury of~~ the United Kingdom or (c) other relevant sanctions authority.

67

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, ~~Syria and~~ the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of the Ukraine).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, or ~~Her Majesty’s Treasury of~~ the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Scheduled Unavailability Date” has the meaning set forth in Section 5.02(b).

“SEC” shall mean the Securities and Exchange Commission of the United States or any successor thereto.

“Second Amendment Effective Date” shall mean December 4, 2024.

“Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit T hereto or such other form as is reasonably acceptable to Administrative Agent.

“Section 9.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.04(a) or (b), together with the accompanying certificate of a Responsible Officer of Borrower delivered, or required to be delivered, pursuant to Section 9.04(c).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between Borrower and/or any or all of its Restricted Subsidiaries and any Cash Management Bank.

“Secured Parties” shall mean the Agents, the Lenders, any Swap Provider that is party to a Credit Swap Contract and any Cash Management Bank that is a party to a Secured Cash Management Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations of the SEC promulgated thereunder.

“Security Agreement” shall mean a security agreement substantially in the form of Exhibit H hereto among the Credit Parties and Collateral Agent, as the same may be amended, supplemented or modified in accordance with the terms thereof and hereof.

“Security Documents” shall mean the Security Agreement, the Mortgages, the Ship Mortgages and each other security document or pledge agreement, instrument or other document executed and delivered by a Credit Party to grant, pledge or perfect a security interest in any Property acquired or developed that is of the kind and nature that would be required to constitute Collateral as security for the Obligations.

68

“Senior Unsecured Notes” shall mean, collectively, (a) the outstanding 5.625% senior unsecured notes due 2027 of Borrower in the original aggregate principal amount of $400.0 million, (b) the outstanding 4.125% senior unsecured notes due 2029 of Borrower in the original aggregate principal amount of $400.0 million ~~and~~(the “2029 Notes”), (c) the outstanding 2.75% unsecured convertible notes due 2029 of Borrower in the original aggregate principal amount of $330.5 million and (d) the outstanding 6.750% senior unsecured notes due 2031 of Borrower in the original aggregate principal amount of $600.0 million (the “2031 Notes”).

“Shared Fixed Amount” shall mean, as of any date of determination, (a) the greater of (i) $1,120.0 million and (ii) 100.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended minus (b) (i) the aggregate principal amount of all Incremental Commitments incurred or issued in reliance on the Shared Fixed Amount and (ii) the aggregate principal amount of all Indebtedness incurred or issued in reliance on Section 10.01(t) in reliance on the Shared Fixed Amount.

“Shared Inside Maturity Amount” shall mean, as of any date of determination, (a) the greater of (i) $560.0 million and (ii) 50.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended minus (b) (i) the aggregate outstanding principal amount of all Incremental Term Loans incurred or issued in reliance on the Shared Inside Maturity Amount, (ii) the aggregate outstanding principal amount of all Credit Agreement Refinancing Indebtedness incurred or issued in reliance on the Shared Inside Maturity Amount, (iii) the aggregate outstanding principal amount of all Indebtedness incurred or issued in reliance on Section 10.01(t) in reliance on the Shared Inside Maturity Amount and (iv) the aggregate outstanding principal amount of all Permitted Refinancings incurred or issued in reliance on the Shared Inside Maturity Amount.

“Shared Prepayment Amount” shall mean:

(a)            (x) in the case of an Incremental Commitment or Indebtedness incurred under Section 10.01(t) that serves to effectively extend the maturity of the Term Loans, the Revolving Commitments, any Permitted First Priority Refinancing Debt and/or any Ratio Debt that is either (1) incurred under the Ratio Incurrence-Based Amount and secured on a pari passu basis with the Obligations or (2) incurred under the Shared Fixed Amount or the Shared Prepayment Amount, an amount equal to the reductions in the Term Loans, Revolving Commitments, Permitted First Priority Refinancing Debt and/or such Ratio Debt to be replaced with such Incremental Commitment or Indebtedness and (y) in the case of any Incremental Commitment or Indebtedness incurred under Section 10.01(t) that effectively replaces any commitment under the Revolving Facility terminated, or any Term Loan repaid, under Section 2.11, 13.04(b), 13.04(h) or 13.05(f), an amount equal to the portion of the relevant terminated commitments under the Revolving Facility or repaid Term Loans; plus

(b)            the aggregate amount of (i) any voluntary prepayment, redemption or repurchase of Term Loans, Permitted First Priority Refinancing Debt or Ratio Debt that is either (1) incurred under the Ratio Incurrence-Based Amount and secured on a pari passu basis with the Obligations or (2) incurred under the Shared Fixed Amount or the Shared Prepayment Amount and (ii) any permanent reduction of Revolving Commitments, revolving commitments constituting Permitted First Priority Refinancing Debt and revolving commitments constituting Ratio Debt that are either (1) incurred under the Ratio Incurrence-Based Amount and secured on a pari passu basis with the Obligations or (2) incurred under the Shared Fixed Amount or the Shared Prepayment Amount, in each case, to the extent the relevant prepayment, redemption, repurchase or reduction is not funded or effected with any long term Indebtedness (other than revolving Indebtedness or intercompany Indebtedness); minus

(c)            the aggregate principal amount of all Incremental Commitments and Indebtedness incurred under Section 10.01(t) incurred, assumed or issued in reliance on the foregoing clauses (a) and (b).

69

“Ship Mortgage” shall mean a Ship Mortgage substantially in the form of Exhibit J hereto or such other form as is reasonably acceptable to Administrative Agent and Borrower made by the applicable Credit Parties in favor of Collateral Agent for the benefit of the Secured Parties, as the same may be amended in accordance with the terms thereof and hereof, or such other agreements reasonably acceptable to Collateral Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant in favor of Collateral Agent for the benefit of the Secured Parties a first preferred mortgage on the Mortgaged Vessel(s) covered thereby, subject only to Permitted Liens.

“Significant Acquisition” shall mean any transaction or series of related transactions for the acquisition (whether by merger, purchase of assets or Equity Interests or otherwise) of any Person, property, business or assets for which the aggregate consideration payable by Borrower or a Restricted Subsidiary is equal to or greater than the lesser of $500.0 million and 45.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended.

“SOFR” shall mean the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

~~“SOFR Adjustment” shall mean 0.10%; provided that from and after the Second Amendment Effective Date, the SOFR Adjustment for Term B Facility Loans shall be 0.0%.~~

“Solvent” and “Solvency” shall mean, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, without duplication.

“Specified 10.04(k) Investment Returns” shall mean the amounts received by Borrower and its Restricted Subsidiaries with respect to Investments made pursuant to Section 10.04(k) (including with respect to contracts related to such Investments and including principal, dividends, interest, distributions, sale proceeds, payments under contracts relating to such Investments, repayments or other amounts) that are designated by Borrower as Specified 10.04(k) Investment Returns in the Compliance Certificate delivered to Administrative Agent in respect of the fiscal quarter (or fiscal year) in which such amounts were received.

“Specified 10.04(s) Investment Returns” shall mean the amounts received by Borrower and its Restricted Subsidiaries with respect to Investments made pursuant to Section 10.04(s) (including with respect to contracts related to such Investments and including principal, dividends, interest, distributions, sale proceeds, payments under contracts relating to such Investments, repayments or other amounts) that are designated by Borrower as Specified 10.04(s) Investment Returns in the Compliance Certificate delivered to Administrative Agent in respect of the fiscal quarter (or fiscal year) in which such amounts were received.

“Specified 10.04(t) Investment Returns” shall mean the amounts received by Borrower and its Restricted Subsidiaries with respect to Investments made pursuant to Section 10.04(t) (including with respect to contracts related to such Investments and including principal, dividends, interest, distributions, sale proceeds, payments under contracts relating to such Investments, repayments or other amounts) that are designated by Borrower as Specified 10.04(t) Investment Returns in the Compliance Certificate delivered to Administrative Agent in respect of the fiscal quarter (or fiscal year) in which such amounts were received.

70

“Specified 10.04(u) Investment Returns” shall mean the amounts received by Borrower and its Restricted Subsidiaries with respect to Investments made pursuant to Section 10.04(u) (including with respect to contracts related to such Investments and including principal, dividends, interest, distributions, sale proceeds, payments under contracts relating to such Investments, repayments or other amounts) that are designated by Borrower as Specified 10.04(u) Investment Returns in the Compliance Certificate delivered to Administrative Agent in respect of the fiscal quarter (or fiscal year) in which such amounts were received.

“Specified Indebtedness” has the meaning set forth in Section 13.04(i).

“Specified Test Period” has the meaning set forth in clause (F) of the definition of “Consolidated EBITDA.”

“Specified Transaction” shall mean (a) any incurrence or repayment of Indebtedness (other than for working capital purposes or under a revolving facility), (b) any Investment that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any Permitted Acquisition or other Acquisition, (d) any Asset Sale or designation of a Restricted Subsidiary that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of Borrower or redesignation of an Unrestricted Subsidiary that results in an Unrestricted Subsidiary becoming a Restricted Subsidiary, (e) any Acquisition or Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person and (f) any execution, amendment, modification or termination of any Gaming/Racing Lease (or waiver of any provisions thereof).

“Spin-Off” shall mean, collectively, (a) the distribution of the assets and liabilities associated with, or operations of, the internet, interactive, online, virtual or social gaming business and/or the video lottery or video gaming terminal business of Borrower and its Subsidiaries, which distribution may consist of the distribution of all of the outstanding Equity Interests of one or more Subsidiaries of Borrower that operate any such business and (b) any corporate restructurings and other transactions entered into in connection with the foregoing in order to effect such distribution.

“Spot Rate” for a currency shall mean the rate determined by Administrative Agent or the applicable L/C Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that Administrative Agent or such L/C Lender may obtain such spot rate from another financial institution designated by Administrative Agent or such L/C Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternate Currency.

“Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

71

“Subject Subsidiary” shall mean, at any time of determination, a Subsidiary that (i) is an Immaterial Subsidiary, (ii) its revenue for the then most recently ended Test Period is not in excess of 2.5% of the revenue of Borrower and its Restricted Subsidiaries or (iii) its Consolidated Total Assets as of the last day of the then most recently ended Test Period is not in excess of 2.5% of the Consolidated Total Assets of Borrower and its Restricted Subsidiaries on a consolidated basis.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency and, after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

“Successor Rate” has the meaning set forth in Section 5.02(b).

“Supported QFC” has the meaning set forth in Section 13.22.

“Swap Contract” shall mean any agreement (including any master agreement and any schedule or agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect any Company against fluctuations in interest rates, currency exchange rates, commodity prices, or similar risks (including any Interest Rate Protection Agreement). For the avoidance of doubt, the term “Swap Contract” includes, without limitation, any call options, warrants and capped calls entered into as part of, or in connection with, an issuance of convertible or exchangeable debt by Borrower or its Restricted Subsidiaries.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Provider” shall mean any Person that is a party to a Swap Contract with Borrower and/or any of its Restricted Subsidiaries if such Person was, at the date of entering into such Swap Contract or thereafter, an Agent, a Lender, an Affiliate of an Agent or a Lender or any other bank or financial institution designated in writing by Borrower to Administrative Agent, and such Person executes and delivers to Administrative Agent a letter agreement in form and substance reasonably acceptable to Administrative Agent pursuant to which such Person (a) appoints Collateral Agent as its agent under the applicable Credit Documents and (b) agrees to be bound by the provisions of Section 12.03.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.01(e). The Swingline Commitment is part of, and not in addition to, the Revolving Commitments.

“Swingline Exposure” shall mean, with respect to Revolving Lenders of any Tranche of Revolving Commitments, at any time the aggregate principal amount at such time of all outstanding Swingline Loans under such Tranche. The Swingline Exposure of any Revolving Lender under any Tranche of Revolving Commitments at any time shall equal its R/C Percentage with respect to the applicable Tranche of Revolving Commitments of the aggregate Swingline Exposure under such Tranche at such time.

72

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.01(e).

“Swingline Note” shall mean the promissory note substantially in the form of Exhibit A-4 hereto.

“Swingline Sublimit” shall mean the lesser of (a) $50.0 million and (b) the Total Revolving Commitments then in effect. The Swingline Sublimit is part of, not in addition to, the Total Revolving Commitments.

“Taking” shall mean a taking or voluntary conveyance during the term of this Agreement of all or part of any Mortgaged Real Property or Mortgaged Vessel, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting any Mortgaged Real Property or Mortgaged Vessel or any portion thereof, whether or not the same shall have actually been commenced.

“Tax Returns” has the meaning set forth in Section 8.08.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Facility” shall mean the credit facility comprising the Term A Facility Commitments, any Incremental Term A Loan Commitments and the Term A Facility Loans.

“Term A Facility Commitment” shall mean, for each Term A Facility Lender, the obligation of such Lender, if any, to make a Term A Facility Loan to Borrower on the ~~Closing~~Third Amendment Effective Date in a principal amount not to exceed the amount set forth opposite such Lender’s name under the heading “Term A Facility Commitment” on Annex A-2, or in the Assignment Agreement pursuant to which such Lender assumed its Term A Facility Commitment, as applicable, as the same may be (i) changed pursuant to Section 13.05(b) or (ii) reduced or terminated from time to time pursuant to Section 2.04 or Section 11.01. The aggregate principal amount of the Term A Facility Commitments of all Term A Facility Lenders on the ~~Closing~~Third Amendment Effective Date is $~~550.0~~446.875 million.

“Term A Facility Lenders” shall mean (a) on the ~~Closing~~Third Amendment Effective Date, the Lenders having Term A Facility Commitments on Annex A-2 hereof and (b) thereafter, the Lenders from time to time holding any Incremental Term A Loan Commitments and/or Term A Facility Loans, as the case may be, after giving effect to any assignments thereof permitted by Section 13.05(b).

“Term A Facility Loans” shall mean (a) the term loans made pursuant to Section 2.01(b) and (b) term loans made pursuant to any Incremental Term A Loan Commitments.

73

“Term A Facility Maturity Date” shall mean the date that is the fifth anniversary of the ~~Closing Date.~~Third Amendment Effective Date (the “Initial TLA Maturity Date”); provided that, if on the date that is ninety-one (91) days prior to any of (i) the Term B Facility Maturity Date, (ii) the scheduled final maturity of the 2029 Notes or (iii) the scheduled final maturity of the 2031 Notes (each such date, an “Applicable TLA Maturity Trigger Date”), in the case of each of clauses (i), (ii) and (iii) of this proviso, any Indebtedness referred to in such clause remains outstanding as of the Applicable TLA Maturity Trigger Date and has not otherwise been extended or refinanced such that the scheduled final maturity of such Indebtedness is on or after the Initial TLA Maturity Date, then “Term A Facility Maturity Date” shall be the date that is 91 days prior to such Applicable TLA Maturity Trigger Date, unless, in each case (with respect to clause (i) of this proviso, solely to the extent the aggregate principal amount of Term B Facility Loans at such time is equal to or less than $600.0 million), as of such Applicable TLA Maturity Trigger Date, the aggregate amount of Unrestricted Cash plus unutilized commitments under the Closing Date Revolving Facility exceeds (A) in the case of clause (i) of this proviso, the aggregate amount of Term B Facility Loans outstanding at such time, (B) in the case of clause (ii) of this proviso, the aggregate amount of Term B Facility Loans outstanding at such time plus the aggregate amount of 2029 Notes outstanding at such time and (C) in the case of clause (iii) of this proviso, the aggregate amount of 2031 Notes outstanding at such time.

“Term A Facility Notes” shall mean the promissory notes substantially in the form of Exhibit A-2 hereto.

“Term B Facility” shall mean the credit facility comprising the Term B Facility Commitments, any Incremental Term B Loan Commitments and the Term B Facility Loans.

“Term B Facility Commitment” shall mean, for each Term B Facility Lender, the obligation of such Lender, if any, to make a Term B Facility Loan to Borrower on the Closing Date in a principal amount not to exceed the amount set forth opposite such Lender’s name under the heading “Term B Facility Commitment” on Annex A-3, or in the Assignment Agreement pursuant to which such Lender assumed its Term B Facility Commitment, as applicable, as the same may be (i) changed pursuant to Section 13.05(b) or (ii) reduced or terminated from time to time pursuant to Section 2.04 or Section 11.01. The aggregate principal amount of the Term B Facility Commitments of all Term B Facility Lenders on the Closing Date is $1,000.0 million.

“Term B Facility Lenders” shall mean (a) on the Closing Date, the Lenders having Term B Facility Commitments on Annex A-3 hereof and (b) thereafter, the Lenders from time to time holding any Incremental Term B Loan Commitments and/or Term B Facility Loans, as the case may be, after giving effect to any assignments thereof permitted by Section 13.05(b).

“Term B Facility Loans” shall mean (a) the term loans made pursuant to Section 2.01(c) and (b) term loans made pursuant to any Incremental Term B Loan Commitments.

“Term B Facility Maturity Date” shall mean the date that is the seventh anniversary of the Closing Date.

“Term B Facility Notes” shall mean the promissory notes substantially in the form of Exhibit A-3 hereto.

“Term Loan Commitments” shall mean, collectively, (a) the Term A Facility Commitments, (b) the Term B Facility Commitments, (c) any Incremental Term Loan Commitments and (d) any Other Term Loan Commitments.

“Term Loan Extension Request” shall have the meaning provided in Section 2.13(a).

“Term Loan Notes” shall mean, collectively, the Term A Facility Notes, the Term B Facility Notes, any Other Term Loan Notes and any New Term Loan Notes.

74

“Term Loans” shall mean, collectively, the Term A Facility Loans, the Term B Facility Loans, any Extended Term Loans, any Other Term Loans and any New Term Loans.

“Term SOFR” shall mean:

(a)            for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. New York time on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case~~, plus the SOFR Adjustment for such Interest Period~~; and

(b)            for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. New York time on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case;

provided that (i) with respect to the Term B Facility Loans only, Term SOFR shall not be less than 0.50% and (ii) with respect to the Revolving Loans under the Closing Date Revolving Facility and the Term A Facility Loans only, Term SOFR shall not be less than 0.00%.

“Term SOFR Loans” shall mean Loans that bear interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning set forth in Section 5.02(b).

“Term SOFR Screen Rate” shall mean the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).

“Test Period” shall mean, for any date of determination, the period of the four most recently ended consecutive fiscal quarters of Borrower and its Restricted Subsidiaries for which quarterly or annual financial statements have been delivered or are required to have been delivered to Administrative Agent pursuant to Sections 9.04(a) and 9.04(b), as applicable (or prior to the first such delivery, the period of the four consecutive fiscal quarters of Borrower and its Restricted Subsidiaries ended December 31, 2021).

“Third Amendment” shall mean that certain Third Amendment, dated as of April 16, 2026, by and among Borrower, Guarantors, the Lenders party thereto, Administrative Agent and Collateral Agent.

“Third Amendment Effective Date” shall mean April 16, 2026.

“Third Amendment Transactions” shall mean, collectively, (a) the entering into of the Third Amendment, the borrowings thereunder on the Third Amendment Effective Date and the repayment of Indebtedness contemplated thereunder on the Third Amendment Effective Date and (b) the payment of fees and expenses in connection with the foregoing.

75

“Threshold Amount” shall mean the greater of $200.0 million and 17.5% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended at any one time.

“Total Revolving Commitments” shall mean, at any time, the Revolving Commitments of all the Revolving Lenders at such time. The Total Revolving Commitments on the ~~Closing~~Third Amendment Effective Date are $1,000.0 million, all of which are Closing Date Revolving Commitments.

“Trade Date” shall have the meaning provided in Section 13.05(f)(i).

“Tranche” shall mean (i) when used with respect to the Lenders, each of the following classes of Lenders: (a) Lenders having Revolving Loans incurred pursuant to the Closing Date Revolving Commitment or any Incremental Existing Tranche Revolving Commitments of the same Tranche or Closing Date Revolving Commitments and any Incremental Existing Tranche Revolving Commitments of the same Tranche, (b) Lenders having such other Tranche of Revolving Loans or Revolving Commitments created pursuant to an Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment, (c) Lenders having Term A Facility Loans or Term A Facility Commitments and Incremental Term A Loan Commitments, (d) Lenders having Term B Facility Loans or Term B Facility Commitments and Incremental Term B Loan Commitments and (e) Lenders having such other Tranche of Term Loans or Term Loan Commitments created pursuant to an Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment, and (ii) when used with respect to Loans or Commitments, each of the following classes of Loans or Commitments: (a) Revolving Loans incurred pursuant to the Closing Date Revolving Commitment or any Incremental Existing Tranche Revolving Commitments of the same Tranche or Closing Date Revolving Commitments and any Incremental Existing Tranche Revolving Commitments of the same Tranche, (b) such other Tranche of Revolving Loans or Revolving Commitments created pursuant to an Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment, (c) Term A Facility Loans or Term A Facility Commitments and Incremental Term A Loan Commitments, (d) Term B Facility Loans or Term B Facility Commitments and Incremental Term B Loan Commitments and (e) such other Tranche of Term Loans or Term Loan Commitments created pursuant to an Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment.

“Transactions” shall mean, collectively, (a) the Closing Date Refinancing, (b) the entering into of this Agreement and the other Credit Documents and the borrowings hereunder on the Closing Date and (c) the payment of fees and expenses in connection with the foregoing.

“Transfer Agreement” shall mean any trust or similar arrangement required by any Gaming/Racing Authority from time to time with respect to the Equity Interests of any Restricted Subsidiary (or any Person that was a Restricted Subsidiary) or any Gaming/Racing Facility.

“Transferred Guarantor” has the meaning set forth in Section 6.08.

“Trigger Event” shall mean the transfer of shares of Equity Interests of any Restricted Subsidiary or any Gaming/Racing Facility into trust or other similar arrangement required by any Gaming/Racing Authority from time to time.

“TRS Properties” shall mean GLP Holdings, Inc., Louisiana Casino Cruises, Inc., and Penn Cecil Maryland, Inc., which, directly or indirectly, operate Hollywood Casino Baton Rouge and Hollywood Casino Perryville.

“Type” has the meaning set forth in Section 1.03.

76

“U.S. Government Securities Business Day” shall mean any Business Day, except any Business Day on which ~~any of~~ the Securities Industry and Financial Markets Association~~, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.~~ recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning set forth in Section 13.22.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.06(c)(ii).

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable state or other jurisdiction.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“un-reallocated portion” has the meaning set forth in Section 2.14(a).

“Unaffiliated Joint Ventures” shall mean any joint venture of Borrower or any of its Subsidiaries; provided, however, that (i) all Investments in, and other transactions entered into with, such joint venture by Borrower or any of its Restricted Subsidiaries were made in compliance with this Agreement and (ii) no Affiliate (other than Borrower or any Subsidiary or any other Unaffiliated Joint Venture) or officer or director of Borrower or any of its Subsidiaries owns any Equity Interest, or has any material economic interest, in such joint venture (other than through Borrower (directly or indirectly through its Subsidiaries)). No Subsidiary of Borrower shall be an Unaffiliated Joint Venture.

“United States” shall mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(e).

“Unrestricted Cash” shall mean the aggregate amount of unrestricted cash and cash equivalents (in each case free and clear of all Liens, other than Permitted Liens that (i) do not restrict the application of such cash and cash equivalents to the repayment of the Obligations or (ii) secure the Obligations) of Borrower and its Restricted Subsidiaries as at such date not to exceed the greater of (x) the aggregate amount of such cash and cash equivalents of Borrower and its Restricted Subsidiaries on a consolidated basis on such date of determination, ~~but excluding~~including (i) for all purposes other than compliance with Section 10.08(a), all cash and cash equivalents held in casino cages ~~and~~(“Cage Cash”) and (ii) for purposes of calculating actual compliance with Section 10.08(a), all Cage Cash in an amount up to $200.0 million and (y) the product of $15.0 million and the number of casinos, “racinos” and similar facilities operated by Borrower and its Restricted Subsidiaries on such date of determination and which are owned by Borrower or its Restricted Subsidiaries or with respect to which Borrower or its Restricted Subsidiaries are required to provide working capital for the operation thereof.

77

“Unrestricted Subsidiaries” shall mean (a) as of the Closing Date, the Subsidiaries listed on Schedule 8.12(c), (b) any Subsidiary of Borrower designated as an “Unrestricted Subsidiary” pursuant to and in compliance with Section 9.12 and (c) any Subsidiary of an Unrestricted Subsidiary (in each case, unless such Subsidiary is no longer a Subsidiary of Borrower or is subsequently designated as a Restricted Subsidiary pursuant to this Agreement).

“Unutilized R/C Commitment” shall mean, for any Revolving Lender with respect to any Tranche(s) of Revolving Commitments, at any time, the excess of such Revolving Lender’s Revolving Commitment under such Tranche(s) at such time over the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Revolving Lender under such Tranche(s), (ii) such Revolving Lender’s L/C Liability under such Tranche(s) at such time and (iii) such Revolving Lender’s Swingline Exposure under such Tranche(s) at such time.

“Venue Documents” has the meaning set forth in Section 10.05(o).

“Venue Easements” has the meaning set forth in Section 10.05(o).

“Vessel” shall mean a gaming vessel, barge or riverboat and the fixtures and equipment located thereon (it being understood that for purposes of Schedule 8.13(b), Borrower shall not be required to describe such fixtures and equipment in such Schedule 8.13(b)).

“Voting Stock” shall mean, with respect to any Person, the Equity Interests, participations, rights in, or other equivalents of, such Equity Interests, and any and all rights, warrants or options exchangeable for or convertible into such Equity Interests of such Person, in each case, that ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only as long as no senior class of Equity Interests has such voting power by reason of any contingency.

“Weighted Average Life to Maturity” shall mean, on any date and with respect to the aggregate amount of any Indebtedness (or any applicable portion thereof), an amount equal to (a) the scheduled repayments of such Indebtedness to be made after such date, multiplied by the number of days from such date to the date of such scheduled repayments divided by (b) the aggregate principal amount of such Indebtedness.

“Wholly Owned Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person and/or one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

“Withdrawal Liability” shall mean liability by an ERISA Entity to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

78

“Working Capital” shall mean, for any Person at any date, the amount (which may be a negative number) of the Consolidated Current Assets of such Person minus the Consolidated Current Liabilities of such Person at such date; provided that, for purposes of calculating Working Capital, increases or decreases in Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or (c) the impact of non-cash items on Consolidated Current Assets and Consolidated Current Liabilities. For purposes of calculating Working Capital (i) for any period in which a Permitted Acquisition or other Acquisition, or the opening of a Development Project or Expansion Capital Expenditure, occurs (other than with respect to any Unrestricted Subsidiary) or the designation of any Unrestricted Subsidiary as such is revoked and such Unrestricted Subsidiary is converted into a Restricted Subsidiary, the “consolidated current assets” and “consolidated current liabilities” of any Person, property, business or asset so acquired, of any Person that owns or leases such Development Project or Expansion Capital Expenditure (to the extent related to such Development Project or Expansion Capital Expenditure), or of any Unrestricted Subsidiary so revoked, as the case may be (determined on a basis consistent with the corresponding definitions herein, with appropriate reference changes) shall be excluded and (ii) for any period in which any Person, property, business or asset (other than an Unrestricted Subsidiary) is sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Borrower or any Restricted Subsidiary or any Restricted Subsidiary is designated as an Unrestricted Subsidiary, the “consolidated current assets” and “consolidated current liabilities” of any Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified as discontinued operations or Restricted Subsidiary so designated, as the case may be (determined on a basis consistent with the corresponding definitions herein, with appropriate reference changes) shall be excluded.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related, or ancillary, to any of those powers.

79

SECTION 1.02.         Accounting Terms and Determinations. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial covenants) shall be made in accordance with GAAP as in effect on the Closing Date consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower, Administrative Agent or the Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders, not to be unreasonably withheld). Notwithstanding the foregoing, for all purposes of this Agreement, (a) no Gaming/Racing Lease (nor any guaranty or support arrangement in respect thereof) shall constitute Indebtedness, a Lien, a Capital Lease or a Capital Lease Obligation regardless of how such Gaming/Racing Lease (or any guaranty or support arrangement in respect thereof) may be treated under GAAP, (b) any interest portion of payments in connection with such Gaming/Racing Lease (and any guaranty or support arrangement in respect thereof) shall not constitute Consolidated Interest Expense and (c) Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under such Gaming/Racing Lease (and any guaranty or support arrangement in respect thereof) in the applicable Test Period and no deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under such Gaming/Racing Lease not paid in cash during the relevant Test Period or other non-cash amounts incurred in respect of such Gaming/Racing Lease; provided that any “true-up” of rent paid in cash pursuant to such Gaming/Racing Lease shall be accounted for in the fiscal quarter to which such payment relates as if such payment were originally made in such fiscal quarter. Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated (provided that until such disposition shall have been consummated, notwithstanding anything to the contrary in this Agreement, the anticipated proceeds of such disposition (and use thereof, including any repayment of Indebtedness therewith) shall not be included in any calculation hereunder).

SECTION 1.03.         Classes and Types of Loans. Loans hereunder are distinguished by “Class” and by “Type.” The “Class” of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Loan of any particular Tranche, a Term A Facility Loan, a Term B Facility Loan, a New Term Loan of any particular Tranche, or a Term Loan of any particular Tranche of Term Loans created pursuant to an Extension Amendment or a Refinancing Amendment or a Swingline Loan, each of which constitutes a Class. The “Type” of a Loan refers to whether such Loan is an ABR Loan or a Term SOFR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

SECTION 1.04.         Rules of Construction.

(a)            In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular include the plural and the part include the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) statutes and regulations include any amendments, supplements or modifications of the same from time to time and any successor statutes and regulations; (iv) unless otherwise expressly provided, any reference to any action of any Secured Party by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their reasonable discretion”; (v) time shall be a reference to time of day in New York, New York; (vi) Obligations (other than L/C Liabilities) shall not be deemed “outstanding” if such Obligations have been Paid in Full; and (vii) except as expressly provided in any Credit Document any item required to be delivered or performed on a day that is not a Business Day shall not be required until the next succeeding Business Day.

80

(b)            In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) “amend” shall mean “amend, restate, amend and restate, supplement or modify”; and “amended,” “amending” and “amendment” shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, “from” shall mean “from and including”; “to” and “until” shall mean “to but excluding”; and “through” shall mean “to and including”; (iii) “hereof,” “herein” and “hereunder” (and similar terms) in any Credit Document refer to such Credit Document as a whole and not to any particular provision of such Credit Document; (iv) “including” (and similar terms) shall mean “including without limitation” (and similarly for similar terms); (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) references to “the date hereof” shall mean the date first set forth above; (vii) “asset” and “property” shall have the same meaning and effect and refer to all Property; and (viii) a “fiscal year” or a “fiscal quarter” is a reference to a fiscal year or fiscal quarter of Borrower.

(c)            In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

(d)            Unless otherwise expressly provided herein, (i) references to Organizational Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, reaffirmations and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, reaffirmations and other modifications are permitted by the Credit Documents; (ii) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law; and (iii) for the avoidance of doubt, any reference herein to “the date hereof” or words of similar import shall refer to the date that this Agreement was initially entered into (i.e., May 3, 2022).

(e)            This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to Agents, Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or Agents merely because of Agents’ or the Lenders’ involvement in their preparation.

(f)            In connection with any division or plan of division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.05.         Exchange Rates; Currency Equivalents.

(a)            Administrative Agent or the applicable L/C Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of extensions of credit hereunder and Obligations denominated in Alternate Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants or financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of calculating the Dollar Equivalent of the amount of extensions of credit hereunder and of Obligations denominated in the Alternate Currency under the Credit Documents shall be such Dollar Equivalent amount as so determined by Administrative Agent or the applicable L/C Lender, as applicable.

81

(b)            Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Term SOFR Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by Administrative Agent or the applicable L/C Lender, as ~~the case may be~~applicable.

SECTION 1.06.         Pro Forma Calculations.

(a)            Notwithstanding anything to the contrary herein, the Consolidated Total Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.06; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.06, when calculating the Consolidated Total Net Leverage Ratio and the Interest Coverage Ratio, as applicable, for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with any covenant pursuant to Section 10.08, the events described in this Section 1.06 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b)            Subject to clause (d) below in the case of the incurrence or repayment of Indebtedness, for purposes of calculating the Consolidated Total Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Interest Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or substantially simultaneously or in connection with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If, since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.06, then the Consolidated Total Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Interest Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.06.

(c)            Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of Borrower and include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions, restructurings, cost saving initiatives, other operating improvements and synergies projected by Borrower in good faith to be realized as a result of specified actions taken or with respect to which steps have been initiated, or are reasonably expected to be initiated, within twenty-four (24) months of the closing date of such Specified Transaction (in the good faith determination of Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructurings, cost saving initiatives, other operating improvements and synergies had been realized during the entirety of the applicable period), net of the amount of actual benefits realized during such period from such actions; provided that, with respect to any such cost savings, operating expense reductions, restructurings, cost saving initiatives, other operating improvements and synergies, the limitations and requirements set forth in clause (c) of the definition of Consolidated EBITDA (other than the requirement set forth in clause (c) of Consolidated EBITDA that steps have been initiated or taken) shall apply; provided, further, that the aggregate amount of additions made to Consolidated EBITDA for any Test Period pursuant to this clause (c) and clause (c) of the definition of “Consolidated EBITDA” shall not (i) exceed 25.0% of Consolidated EBITDA for such Test Period (after giving effect to this clause (c) and clause (c) of the definition of “Consolidated EBITDA”) or (ii) be duplicative of one another.

82

(d)            In the event that Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, prepayment, retirement, exchange or extinguishment) any Indebtedness included in the calculations of the Consolidated Total Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or the Interest Coverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility without a corresponding permanent reduction in the commitments with respect thereto), (i) during the applicable Test Period and/or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Consolidated Total Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on (A) the last day of the applicable Test Period in the case of the Consolidated Total Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio and (B) the first day of the applicable Test Period in the case of the Interest Coverage Ratio. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness); provided that, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a secured overnight financing rate, an interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Borrower may designate.

SECTION 1.07.         Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

83

SECTION 1.08.         Limited Condition Transactions.

(a)            Notwithstanding anything in this Agreement or any other Credit Document to the contrary, when calculating the availability under any basket or ratio under this Agreement or any other Credit Document or compliance with any provision of this Agreement or any other Credit Document in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Capital Stock or preferred stock and the use of proceeds thereof, the incurrence of Liens, repayments, dividends and dispositions or distributions), in each case, at the option of Borrower (Borrower’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Agreement and the other Credit Documents shall be deemed to be the date (the “LCT Test Date”) either (a) that the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or distribution or similar event), (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction is made (or that equivalent notice under equivalent laws, rules or regulations in such other applicable jurisdiction is made), (c) that notice is given with respect to any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or preferred stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or (d) that notice is given with respect to any dividend or other distribution requiring irrevocable notice in advance thereof and, in each case, if, after giving effect on a Pro Forma Basis to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Capital Stock or preferred stock and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or other distributions and dispositions) and any related pro forma adjustments, Borrower or any of the Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Liens, for example, whether such Liens are to secure Indebtedness that is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Capital Stock or preferred stock and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or distributions and dispositions).

(b)            For the avoidance of doubt, if Borrower has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of Borrower or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement/announcement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving effect on a Pro Forma Basis to such Limited Condition Transaction.

84

SECTION 1.09.         Ratio Calculations; Negative Covenant Reclassification.

(a)            Notwithstanding anything in this Agreement or any other Credit Document to the contrary, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant that does not require compliance with a financial ratio or test (including the Consolidated Senior Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio or the Interest Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision or covenant that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such incurrence, but full effect on a Pro Forma Basis shall be given to all applicable and related transactions and all other permitted pro forma adjustments. For example, if Borrower incurs Indebtedness under clause (a) or (b) of the definition of “Incremental Loan Amount” on the same date that it incurs Indebtedness under clause (c) of the definition of “Incremental Loan Amount”, then the Consolidated Senior Secured Net Leverage Ratio and any other applicable ratio will be calculated with respect to such incurrence under clause (c) of the definition of “Incremental Loan Amount” without regard to any incurrence on such date of Indebtedness under clause (a) or (b) of the definition of “Incremental Loan Amount”. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, but subject to the proviso in Section 10.06(q), if at any time any applicable ratio or financial test for any category based on an Incurrence-Based Amount permits Indebtedness, Liens, Restricted Payments, Asset Sales, sale and leaseback transactions and Investments, as applicable, previously incurred under a category based on a Fixed Amount, such Indebtedness, Liens, Restricted Payments, Asset Sales, sale and leaseback transactions and Investments, as applicable, shall be deemed to have been automatically reclassified as incurred under such category based on an Incurrence-Based Amount. If Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Credit Document on the date definitive loan documents with respect thereto are executed by all parties thereto, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility).

(b)            Notwithstanding anything in this Agreement or any other Credit Document to the contrary, (i) unless specifically stated otherwise herein, any carve-out, basket, exclusion or exception to any affirmative, negative or other covenant in this Agreement or the other Credit Documents may be used together by any Credit Party and its Subsidiaries without limitation for any purpose not prohibited hereby, and (ii) any action or event permitted by this Agreement or the other Credit Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Credit Documents. For purposes of determining compliance with Article X, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Asset Sale, disposition, fundamental change, Restricted Payment, Affiliate transaction, contractual requirement or payment or prepayment of Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of Article X, such transaction (or any portion thereof) at any time shall be permitted under one or more of such “baskets” or categories at the time of such transaction or any later time from time to time, in each case, as determined by Borrower in its sole discretion at such time and thereafter may be reclassified or divided (as if incurred at such later time) by Borrower in any manner not expressly prohibited by this Agreement, and such Lien, Investment, Indebtedness, Asset Sale, disposition, fundamental change, Restricted Payment, Affiliate transaction, contractual requirement or payment or prepayment of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such “basket” or category of transactions or “baskets” or categories of transactions (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens, Investments, Indebtedness, Asset Sales, dispositions, fundamental changes, Restricted Payments, Affiliate transactions, contractual requirements or payments or prepayments of Indebtedness, as applicable, that may be incurred pursuant to any other “basket” or category of transactions; provided that, the foregoing is subject to the proviso in Section 10.06(q).

85

SECTION 1.10.         Interest Rates. Administrative Agent does not warrant, nor accept responsibility, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II.

CREDITS

SECTION 2.01.         Loans.

(a)            Revolving Loans. Each Revolving Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make revolving loans (the “Revolving Loans”) to Borrower in Dollars from time to time, on any Business Day during, with respect to any Tranche of Revolving Commitments of such Revolving Lender, the Revolving Availability Period applicable to such Tranche of Revolving Commitments, in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Commitments of such Tranche of such Revolving Lender as in effect from time to time; provided, however, that, after giving effect to any Borrowing of Revolving Loans, (i) the sum of the aggregate principal amount of (without duplication) all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all L/C Liabilities shall not exceed the Total Revolving Commitments as in effect at such time, (ii) the Revolving Exposure of such Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitments in effect at such time, (iii) the Revolving Tranche Exposure of such Revolving Lender in respect of each Tranche of Revolving Commitments of such Lender shall not exceed such Revolving Lender’s Revolving Commitment of such Tranche in effect at such time and (iv) the Revolving Tranche Exposure of all Revolving Lenders in respect of each Tranche of Revolving Commitments shall not exceed the aggregate Revolving Commitments of such Tranche in effect at such time. Borrower shall elect the Tranche of Revolving Commitments under which Revolving Loans are to be borrowed under this Section 2.01(a) by indicating such Tranche in the applicable Notice of Borrowing. Subject to the terms and conditions of this Agreement, during the applicable Revolving Availability Period, Borrower may borrow, repay and re-borrow the amount of the Revolving Commitments by means of ABR Loans and Term SOFR Loans.

86

(b)            Term A Facility Loans. Each Lender with a Term A Facility Commitment on the ~~Closing~~Third Amendment Effective Date agrees, severally and not jointly, on the terms and conditions of this Agreement, to make a Term A Facility Loan to Borrower in Dollars on the ~~Closing~~Third Amendment Effective Date in an aggregate principal amount equal to the Term A Facility Commitment of such Lender. Term A Facility Loans that are repaid or prepaid may not be reborrowed.

(c)            Term B Facility Loans. Each Lender with a Term B Facility Commitment on the Closing Date agrees, severally and not jointly, on the terms and conditions of this Agreement, to make a Term B Facility Loan to Borrower in Dollars on the Closing Date in an aggregate principal amount equal to the Term B Facility Commitment of such Lender. Term B Facility Loans that are repaid or prepaid may not be reborrowed.

(d)            Limit on Term SOFR Loans. No more than twelve (12) separate Interest Periods in respect of Term SOFR Loans may be outstanding at any one time in the aggregate under all of the facilities.

(e)            Swingline Loans.

(i)             Swingline Commitment. Subject to the terms and conditions set forth herein and in reliance upon the agreements of the other Lenders set forth in this Section 2.01(e), the Swingline Lender at the request of Borrower may, in the Swingline Lender’s sole discretion, make Swingline Loans to Borrower in Dollars from time to time during any Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit or (y) (1) the sum of the total Revolving Exposures exceeding the Total Revolving Commitments, (2) the Revolving Exposure of any Revolving Lender exceeding the Revolving Commitments of such Lender then in effect, (3) the Revolving Tranche Exposure of any Revolving Lender in respect of any Tranche of Revolving Commitments exceeding such Revolving Lender’s Revolving Commitment of such Tranche in effect at such time or (4) the Revolving Tranche Exposure of all Revolving Lenders in respect of any Tranche of Revolving Commitments exceeding the aggregate Revolving Commitments of such Tranche in effect at such time; provided, however, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and re-borrow Swingline Loans. Borrower shall elect the Tranche of Revolving Commitments under which Swingline Loan is to be borrowed under this Section 2.01(e)(i) by indicating such Tranche in the applicable Notice of Borrowing. Notwithstanding anything to the contrary contained in this Section 2.01(e) or elsewhere in this Agreement, the Swingline Lender shall not be obligated to make any Swingline Loan at a time when a Revolving Lender under the applicable Tranche is a Defaulting Lender if such Defaulting Lender’s participation in Swingline Loans cannot be reallocated to Non-Defaulting Lenders pursuant to Section 2.14(a) unless arrangements reasonably satisfactory to the Swingline Lender and Borrower have been made to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans, including by Cash Collateralizing in an amount equal to the Minimum Collateral Amount, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swingline Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Commitment percentage of outstanding Swingline Loans.

87

(ii)            Swingline Loans. To request a Swingline Loan, Borrower shall notify Administrative Agent of such request by telephone (promptly confirmed in writing in the form of a Notice of Borrowing by facsimile or electronic mail), not later than 1:00 p.m., New York time, on the day of a proposed Swingline Loan (which day shall be a Business Day). Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the Tranche of Revolving Commitments under which such Swingline Loan is to be borrowed. Administrative Agent will promptly advise the Swingline Lender of any such notice received from Borrower. Unless the Swingline Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swingline Loan (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first sentence of Section 2.01(e)(i) or (B) that one or more of the applicable conditions specified in Section 7.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender shall make each Swingline Loan available to Borrower by depositing the same by wire transfer of immediately available funds in (or, in the case of an account of Borrower maintained with the Swingline Lender, by crediting the same to) the account of Borrower as directed by Borrower in the applicable Notice of Borrowing for such Swingline Loan by 4:00 p.m., New York time, on the requested date of such Swingline Loan. Swingline Loans shall only be incurred and maintained as ABR Loans. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to such request a Default or an Event of Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $500,000 and integral multiples of $250,000 above such amount. Immediately upon the making of a Swingline Loan, each Revolving Lender of the applicable Tranche shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s R/C Percentage (with respect to the applicable Tranche of Revolving Commitments) of such Swingline Loan.

(iii)           Prepayment. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, and without any penalty or premium, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to Administrative Agent before 12:00 p.m. (Noon), New York time, on the date of repayment at the Swingline Lender’s office as the Swingline Lender may from time to time specify to Borrower and Administrative Agent.

(iv)          Refinancing; Participations.

(A)            The Swingline Lender at any time in its sole discretion may request, on behalf of Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender under the applicable Tranche make an ABR Loan in an amount equal to such Lender’s R/C Percentage (with respect to the applicable Tranche) of the amount of Swingline Loans then outstanding. Such request shall be made in writing and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified in this Agreement for the principal amount of ABR Loans, but subject to the unutilized portion of the Revolving Commitments of the applicable Tranche and the conditions set forth in Section 7.02. The Swingline Lender shall furnish Borrower with a copy of the applicable notice promptly after delivering such notice to Administrative Agent. Each Revolving Lender under the applicable Tranche shall make an amount equal to its R/C Percentage (with respect to the applicable Tranche) of the amount specified in such notice available to Administrative Agent in immediately available funds (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at Administrative Agent’s office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such notice, whereupon, subject to Section 2.01(e)(iv)(B), each Revolving Lender under the applicable Tranche that so makes funds available shall be deemed to have made an ABR Loan under such Tranche to Borrower in such amount. Administrative Agent shall remit the funds so received to the Swingline Lender.

88

(B)            If for any reason any Swingline Loan cannot be refinanced by such a Borrowing in accordance with Section 2.01(e)(iv)(A), the request for ABR Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders under the applicable Tranche fund its risk participation in the relevant Swingline Loan and each such Revolving Lender’s payment to Administrative Agent for the account of the Swingline Lender pursuant to Section 2.01(e)(iv)(A) shall be deemed payment in respect of such participation.

(C)            If any Revolving Lender under the applicable Tranche fails to make available to Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to Section 2.01(e)(iv)(A) or (B) by the time specified in such Section, the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender, at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than any such interest or fees) shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

(D)            Each Revolving Lender’s obligation to make Revolving Loans under the applicable Tranche of Revolving Commitments or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.01(e)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans under the applicable Tranche of Revolving Commitments pursuant to this Section 2.01(e)(iv) is subject to the conditions set forth in Section 7.02. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swingline Loans, together with interest as provided herein.

(E)            The Swingline Lender shall be responsible for invoicing Borrower for interest on the Swingline Loans. Until each Revolving Lender under the applicable Tranche of Revolving Commitments funds its Revolving Loan or risk participation pursuant to this Section 2.01(e) to refinance such Revolving Lender’s R/C Percentage (with respect to the applicable Tranche of Revolving Commitments) of any Swingline Loan, interest in respect of such R/C Percentage shall be solely for the account of the Swingline Lender.

89

(f)            Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all of its Loans of a specified Tranche in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement (including, without limitation, in connection with the Transactions to occur on the Closing Date), pursuant to a cashless settlement mechanism approved by Borrower, Administrative Agent and such Lender.

SECTION 2.02.         Borrowings. Borrower shall give Administrative Agent notice of each borrowing hereunder as provided in Section 4.05, which may be given by (a) telephone or (b) a Notice of Borrowing; provided that any telephone notice must be confirmed promptly by delivery to Administrative Agent of a Notice of Borrowing. Unless otherwise agreed to by Administrative Agent in its sole discretion, not later than 12:00 p.m. (Noon), New York time, on the date specified for each borrowing in Section 4.05, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent maintained at the Principal Office, in immediately available funds, for the account of Borrower. Each borrowing of Revolving Loans under a particular Tranche of Revolving Commitments shall be made by each Revolving Lender with Revolving Commitments of such Tranche pro rata based on its R/C Percentage with respect to such Tranche of Revolving Commitments. The amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower not later than 4:00 p.m., New York time, on the actual applicable Funding Date, by depositing the same by wire transfer of immediately available funds in (or, in the case of an account of Borrower maintained with Administrative Agent at the Principal Office, by crediting the same to) the account or accounts of Borrower or any other account or accounts in each case as directed by Borrower in the applicable Notice of Borrowing.

SECTION 2.03.         Letters of Credit.

(a)            Subject to the terms and conditions hereof, the Revolving Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Loans provided for by Section 2.01(a), for standby letters of credit and commercial documentary letters of credit (including each Existing Letter of Credit) (herein collectively called “Letters of Credit”) issued by the applicable L/C Lender (which L/C Lenders agree to the terms and provisions of this Section 2.03 in reliance upon (among other things) the agreements of the other Lenders set forth herein) for the account of Borrower or its Subsidiaries; provided, however, that in no event shall:

(i)             (A) the aggregate amount of all L/C Liabilities, plus the aggregate principal amount of all the Revolving Loans and Swingline Loans then outstanding, exceed at any time the Total Revolving Commitments as in effect at such time or (B) the Revolving Tranche Exposure of all Revolving Lenders in respect of any Tranche of Revolving Commitments exceed the aggregate Revolving Commitments of such Tranche as in effect at such time,

(ii)            (A) the sum of the aggregate principal amount of all Revolving Loans of any Revolving Lender then outstanding, plus such Revolving Lender’s L/C Liability plus such Revolving Lender’s Swingline Exposure exceed at any time such Revolving Lender’s Revolving Commitment as in effect at such time or (B) the Revolving Tranche Exposure of any Revolving Lender in respect of any Tranche of Revolving Commitments exceed such Revolving Lender’s Revolving Commitment of such Tranche as in effect at such time,

90

(iii)           (x) the outstanding aggregate amount of all L/C Liabilities exceed the L/C Sublimit or (y) unless the applicable L/C Lender consents, the Stated Amount of all Letters of Credit issued by such L/C Lender plus the aggregate amount of all L/C Disbursements of such L/C Lender that have not yet been reimbursed in respect of all Letters of Credit issued by such L/C Lender exceed such L/C Lender’s L/C Commitment,

(iv)           the Dollar Equivalent of the Stated Amount of any Letter of Credit be less than $100,000 or such lesser amount as is acceptable to the L/C Lender,

(v)            the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the latest R/C Maturity Date then in effect and (y) the date twelve (12) months following the date of such issuance, unless in the case of this clause (y) the Required Revolving Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the latest R/C Maturity Date then in effect), except for any Letter of Credit that Borrower has agreed to Cash Collateralize in an amount equal to the Minimum Collateral Amount or otherwise backstop (with a letter of credit on customary terms) to the applicable L/C Lender’s and Administrative Agent’s reasonable satisfaction, on or prior to the fifth Business Day preceding the latest R/C Maturity Date then in effect, subject to the ability of Borrower to request Auto-Extension Letters of Credit in accordance with Section 2.03(b); provided that in the case of any such Letter of Credit that is so Cash Collateralized, the obligations of the Revolving Lenders to participate in such Letters of Credit pursuant to Section 2.03(f) shall terminate on the fifth Business Day preceding the latest R/C Maturity Date then in effect,

(vi)           any L/C Lender issue any Letter of Credit after it has received notice from Borrower or the Required Revolving Lenders stating that a Default exists until such time as such L/C Lender shall have received written notice of (x) rescission of such notice from the Required Revolving Lenders, (y) waiver or cure of such Default in accordance with this Agreement or (z) Administrative Agent’s good faith determination that such Default has ceased to exist,

(vii)          any Letter of Credit be issued in a currency other than Dollars or the Alternate Currency nor at a tenor other than sight; or

(viii)         the L/C Lender be obligated to issue any Letter of Credit, amend or modify any outstanding Letter of Credit or extend the expiry date of any outstanding Letter of Credit at any time when a Revolving Lender under the applicable Tranche is a Defaulting Lender if such Defaulting Lender’s L/C Liability cannot be reallocated to Non-Defaulting Lenders under the applicable Tranche pursuant to Section 2.14(a) unless arrangements reasonably satisfactory to the L/C Lender and Borrower have been made to eliminate the L/C Lender’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by Cash Collateralizing in an amount equal to the Minimum Collateral Amount, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the L/C Lender to support, each such Defaulting Lender’s L/C Liability.

91

(b)            Whenever Borrower requires the issuance of a Letter of Credit it shall give the applicable L/C Lender and Administrative Agent at least three (3) Business Days written notice (or such shorter period of notice acceptable to the L/C Lender). Such Letter of Credit application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system agreed to by the applicable L/C Lender, by personal delivery or by any other means acceptable to the applicable L/C Lender. Each notice shall be in the form of Exhibit L hereto or such other form as is reasonably acceptable to the applicable L/C Lender appropriately completed (each a “Letter of Credit Request”) and shall specify the Tranche under which such Letter of Credit shall be issued (it being understood that after issuance of any Letter of Credit, Borrower may by written notice to Administrative Agent designate such Letter of Credit as having been issued under another Tranche of Revolving Commitments if such Letter of Credit would be permitted to be issued under such other Tranche of Revolving Commitments at such time) and a date of issuance not beyond the fifth Business Day prior to the R/C Maturity Date for the applicable Tranche. Each Letter of Credit Request must be accompanied by documentation describing in reasonable detail the proposed terms, conditions and format of the Letter of Credit to be issued. If requested by the L/C Lender, Borrower also shall submit a letter of credit application on the L/C Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the L/C Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. If Borrower so requests in any applicable Letter of Credit Request, the applicable L/C Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Lender to decline any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Lender at the time of the original issuance or automatic extension of a Letter of Credit, Borrower shall not be required to make a specific request to the L/C Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the fifth (5th) Business Day preceding the latest R/C Maturity Date then in effect (provided, that such five (5) Business Day limitation shall not apply to any Letter of Credit that Borrower has agreed to Cash Collateralize in an amount equal to the Minimum Collateral Amount or otherwise backstop (with a letter of credit on customary terms) to the applicable L/C Lender’s and Administrative Agent’s reasonable satisfaction) (provided that in the case of any such Letter of Credit that is so Cash Collateralized, the obligations of the Revolving Lenders to participate in such Letters of Credit pursuant to Section 2.03(f) shall terminate on the fifth (5th) Business Day preceding the latest R/C Maturity Date then in effect); provided, however, that the L/C Lender shall not permit any such extension if (A) the L/C Lender has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 7.02 is not then satisfied, and in each such case directing the L/C Lender not to permit such extension. If there is any conflict between the terms and conditions of this Agreement and the terms and condition of any application, the terms and conditions of this Agreement shall govern. Each Lender hereby authorizes each L/C Lender to issue and perform its obligations with respect to Letters of Credit and each Letter of Credit shall be issued in accordance with the customary procedures of such L/C Lender. Borrower acknowledges and agrees that the failure of any L/C Lender to require an application at any time and from time to time shall not restrict or impair such L/C Lender’s right to require such an application or agreement as a condition to the issuance of any subsequent Letter of Credit.

92

(c)            On each day during the period commencing with the issuance by the applicable L/C Lender of any Letter of Credit and until such Letter of Credit shall have expired with no pending drawings or been terminated, the Revolving Commitment under the applicable Tranche of each Revolving Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender’s R/C Percentage of the Dollar Equivalent of the then Stated Amount of such Letter of Credit plus the amount of any unreimbursed drawings thereunder (the amount of such unreimbursed drawings shall be expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternate Currency). Each Revolving Lender under the applicable Tranche (other than the applicable L/C Lender) severally agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire from the L/C Lender that issued such Letter of Credit, without recourse, a participation in such L/C Lender’s obligation to fund drawings and rights under such Letter of Credit in an amount equal to such Lender’s R/C Percentage with respect to the applicable Tranche of Revolving Commitments of such obligation (such obligation to fund drawings shall be expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternate Currency) and rights, and each Revolving Lender under the applicable Tranche (other than such L/C Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such L/C Lender to pay and discharge when due, its R/C Percentage with respect to the applicable Tranche of Revolving Commitments of such L/C Lender’s obligation to fund drawings (such obligation to fund drawings shall be expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternate Currency) under such Letter of Credit. Such L/C Lender shall be deemed to hold an L/C Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Lenders under the applicable Tranche other than such L/C Lender of their participation interests.

(d)            In the event that any L/C Lender has determined to honor a drawing under a Letter of Credit, such L/C Lender shall promptly notify (the “L/C Payment Notice”) Administrative Agent and Borrower of the amount paid by such L/C Lender and the date on which payment is to be made to such beneficiary. In the case of a Letter of Credit denominated in the Alternate Currency, Borrower shall reimburse the L/C Lender that issued such Letter of Credit in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in the Alternate Currency, the applicable L/C Lender shall notify Administrative Agent and Borrower of the Dollar Equivalent of the amount of the drawing following the determination thereof in accordance with Section 1.05. Borrower hereby unconditionally agrees to pay and reimburse such L/C Lender, through Administrative Agent, for the amount of payment under such Letter of Credit in Dollars, together with interest thereon at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Margin applicable to Revolving Loans under the applicable Tranche of Revolving Commitments that are maintained as ABR Loans as are in effect from time to time from the date payment was made to such beneficiary to the date on which payment is due, such payment to be made not later than the second Business Day after the date on which Borrower receives the applicable L/C Payment Notice (or the third Business Day thereafter if such L/C Payment Notice is received on a date that is not a Business Day or after 1:00 p.m., New York time, on a Business Day). Any such payment due from Borrower and not paid on the required date shall thereafter bear interest at rates specified in Section 3.02(b) until paid. Promptly upon receipt of the amount paid by Borrower pursuant to the immediately prior sentence, the applicable L/C Lender shall notify Administrative Agent of such payment and whether or not such payment constitutes payment in full of the Reimbursement Obligation under the applicable Letter of Credit.

(e)            Promptly upon its receipt of a L/C Payment Notice referred to in Section 2.03(d), Borrower shall advise the applicable L/C Lender and Administrative Agent whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse such L/C Lender for the amount of the related demand for payment under the applicable Letter of Credit and, if it does so intend, submit a Notice of Borrowing for such borrowing to Administrative Agent as provided in Section 4.05. In the event that Borrower fails to reimburse any L/C Lender, through Administrative Agent, for a demand for payment under a Letter of Credit by the second Business Day after the date of the applicable L/C Payment Notice (or the third Business Day thereafter if such L/C Payment Notice is received on a date that is not a Business Day or after 1:00 p.m., New York time on a Business Day), such L/C Lender shall promptly notify Administrative Agent of such failure by Borrower to so reimburse and of the amount of the demand for payment (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternate Currency). In the event that Borrower fails to either submit a Notice of Borrowing to Administrative Agent as provided above or reimburse such L/C Lender, through Administrative Agent, for a demand for payment under a Letter of Credit by the second Business Day after the date of the applicable L/C Payment Notice (or the third Business Day thereafter if such L/C Payment Notice is received on a date that is not a Business Day or after 1:00 p.m., New York time, on a Business Day), Administrative Agent shall give each Revolving Lender under the applicable Tranche prompt notice of the amount of the demand for payment (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternate Currency) including the interest therein owed by Borrower (the “Unreimbursed Amount”), specifying such Lender’s R/C Percentage with respect to the applicable Tranche of Revolving Commitments thereof and requesting payment of such amount.

93

(f)            Each Revolving Lender (other than the applicable L/C Lender) under the applicable Tranche shall pay to Administrative Agent for account of the applicable L/C Lender at the Principal Office in Dollars and in immediately available funds, an amount equal to such Revolving Lender’s R/C Percentage with respect to the applicable Tranche of Revolving Commitments of the Unreimbursed Amount upon not less than one Business Day’s actual notice by Administrative Agent as described in Section 2.03(e) to such Revolving Lender requesting such payment and specifying such amount. Administrative Agent will promptly remit the funds so received to the applicable L/C Lender in Dollars. Each such Revolving Lender’s obligation to make such payments to Administrative Agent for the account of the applicable L/C Lender under this Section 2.03(f), and the applicable L/C Lender’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Lender to make its payment under this Section 2.03(f), (ii) the financial condition of Borrower or the existence of any Default or (iii) the termination of the Commitments. Each such payment to any L/C Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

(g)            Upon the making of each payment by a Revolving Lender, through Administrative Agent, to an L/C Lender pursuant to Section 2.03(f) in respect of any Letter of Credit, such Revolving Lender shall, automatically and without any further action on the part of Administrative Agent, such L/C Lender or such Revolving Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such L/C Lender by Borrower hereunder and under the L/C Documents relating to such Letter of Credit and (ii) a participation equal to such Revolving Lender’s R/C Percentage with respect to the applicable Tranche of Revolving Commitments in any interest or other amounts (such interest and other amounts expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternate Currency) (other than cost reimbursements) payable by Borrower hereunder and under such L/C Documents in respect of such Reimbursement Obligation. If any L/C Lender receives directly from or for the account of Borrower any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security), such L/C Lender shall promptly pay to Administrative Agent for the account of each Revolving Lender under the applicable Tranche which has satisfied its obligations under Section 2.03(f), such Revolving Lender’s R/C Percentage with respect to the applicable Tranche of Revolving Commitments of the Dollar Equivalent of such payment, each such payment by such L/C Lender to be made in Dollars. In the event any payment received by such L/C Lender and so paid to the Revolving Lenders hereunder is rescinded or must otherwise be returned by such L/C Lender, each applicable Revolving Lender shall, upon the request of such L/C Lender (through Administrative Agent), repay to such L/C Lender (through Administrative Agent) the amount of such payment paid to such Revolving Lender, with interest at the rate specified in Section 2.03(j).

94

(h)            Borrower shall pay to Administrative Agent, for the account of each Revolving Lender under the applicable Tranche, and with respect to each Tranche of Revolving Commitments, in respect of each Letter of Credit and each Tranche of Revolving Commitments for which such Revolving Lender has a L/C Liability, a letter of credit commission equal to (x) the rate per annum equal to the Applicable Margin for Revolving Loans of such Tranche made by such Revolving Lender that are Term SOFR Loans in effect from time to time, multiplied by (y) the daily Dollar Equivalent of the Stated Amount of such Letter of Credit allocable to such Revolving Lender’s Revolving Commitments of such Tranche (such Dollar Equivalent to be determined in accordance with Section 1.05) for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to and excluding the date such Letter of Credit is drawn in full or is terminated. Such commission will be non-refundable and is to be paid (1) quarterly in arrears on each Quarterly Date and (2) on each applicable R/C Maturity Date. In addition, Borrower shall pay to each L/C Lender, for such L/C Lender’s account, a fronting fee (i) with respect to each commercial Letter of Credit, at the rate separately agreed to with such L/C Lender, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between Borrower and such L/C Lender, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate equal to 0.125% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on each Quarterly Date in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the latest R/C Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition Borrower agrees to pay to each L/C Lender all charges, costs and expenses in the amounts customarily charged by such L/C Lender, from time to time in like circumstances, with respect to the issuance, amendment, transfer, payment of drawings, and other transactions relating thereto.

(i)            Upon the issuance of or amendment or modification to a Letter of Credit, the applicable L/C Lender shall promptly deliver to Administrative Agent and Borrower a written notice of such issuance, amendment or modification and such notice shall be accompanied by a copy of such Letter of Credit or the respective amendment or modification thereto, as the case may be. Promptly upon receipt of such notice, Administrative Agent shall deliver to each Revolving Lender under the applicable Tranche a written notice regarding such issuance, amendment or modification, as the case may be, and, if so requested by a Revolving Lender under the applicable Tranche, Administrative Agent shall deliver to such Revolving Lender a copy of such Letter of Credit or amendment or modification, as the case may be.

(j)            If and to the extent that any Revolving Lender under the applicable Tranche fails to pay an amount required to be paid pursuant to Section 2.03(f) or 2.03(g) on the due date therefor, such Revolving Lender shall pay to the applicable L/C Lender (through Administrative Agent) interest on such amount with respect to the applicable Tranche of Revolving Commitments held by such Revolving Lender for each day from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) for the first three days and at the interest rate (in effect from time to time) applicable to Revolving Loans under such Tranche made by such Revolving Lender that are maintained as ABR Loans for each date thereafter. If any Revolving Lender holds Revolving Commitments of more than one Tranche and such Revolving Lender makes a partial payment of amounts due by it under Section 2.03(f) or 2.03(g) with respect to multiple Tranches, such partial payment shall be allocated pro rata to each Tranche based on the amount of Revolving Commitments of each Tranche held by such Revolving Lender.

95

(k)            The issuance by any L/C Lender of any amendment or modification to any Letter of Credit hereunder that would extend the expiry date or increase the Stated Amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such amendment or modification shall be issued hereunder (i) unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended or modified form or (y) the Required Revolving Lenders (or other specified Revolving Lenders to the extent required by Section 13.04) shall have consented thereto or (ii) if the beneficiary of the Letter of Credit does not accept the proposed terms of the Letter of Credit.

(l)            Notwithstanding the foregoing, no L/C Lender shall be under any obligation to issue any Letter of Credit if at the time of such issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Lender from issuing the Letter of Credit, or any Law applicable to such L/C Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Lender shall prohibit, or request that such L/C Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Lender in good faith deems material to it or (ii) the issuance of the Letter of Credit would violate one or more policies of such L/C Lender applicable to letters of credit generally.

(m)            The obligations of Borrower under this Agreement and any L/C Document to reimburse any L/C Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Loans or Swingline Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C Document under all circumstances, including the following:

(i)             any lack of validity or enforceability of this Agreement, any Credit Document or any L/C Document;

(ii)            the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Documents or any unrelated transaction;

(iii)           any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing;

96

(iv)           waiver by a L/C Lender of any requirement that exists for the L/C Lender’s protection and not the protection of Borrower or any waiver by the L/C Lender which does not in fact materially prejudice Borrower;

(v)            honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)           any payment made by a L/C Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP, the UCP, other applicable rules or the express language of the Letter of Credit, as applicable;

(vii)          any payment by a L/C Lender under such Letter of Credit against presentation of a document that does not strictly comply with the terms of such Letter of Credit; or any payment made by a L/C Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor.

To the extent that any provision of any L/C Document is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall control.

(n)            On the last Business Day of each month, Borrower and each L/C Lender shall provide to Administrative Agent such information regarding the outstanding Letters of Credit as Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to Administrative Agent (and in such standard electronic format as Administrative Agent shall reasonably specify), for purposes of Administrative Agent’s ongoing tracking and reporting of outstanding Letters of Credit. Administrative Agent shall maintain a record of all outstanding Letters of Credit based upon information provided by Borrower and the L/C Lenders pursuant to this Section 2.03(n), and such record of Administrative Agent shall, absent manifest error, be deemed a correct and conclusive record of all Letters of Credit outstanding from time to time hereunder. Notwithstanding the foregoing, if and to the extent Administrative Agent determines that there are one or more discrepancies between information provided by Borrower and any L/C Lender hereunder, Administrative Agent will notify Borrower and such L/C Lender thereof and Borrower and such L/C Lender shall endeavor to reconcile any such discrepancy. In addition to and without limiting the foregoing, with respect to commercial documentary Letters of Credit, on the first Business Day of each week the applicable L/C Lender shall deliver to Administrative Agent, by facsimile or electronic mail, a report detailing the daily outstanding commercial documentary Letters of Credit for the previous week for such Letters of Credit issued in Dollars and for such Letters of Credit issued in the Alternate Currency.

97

(o)            Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Lenders, Administrative Agent, any of their respective Affiliates, directors, officers, employees, agents and advisors nor any correspondent, participant or assignee of any L/C Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct or material breach of any Credit Document as determined by a court of competent jurisdiction by final and non-appealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Lenders, Administrative Agent, any of their respective Affiliates, directors, officers, employees, agents and advisors nor any correspondent, participant or assignee of the L/C Lenders shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(m); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against a L/C Lender, and a L/C Lender may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by Borrower that Borrower proves were caused by such L/C Lender’s willful misconduct, bad faith or gross negligence or material breach of any Credit Document or such L/C Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Letter of Credit, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment. In furtherance and not in limitation of the foregoing, the L/C Lenders may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Lenders shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Lenders may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(p)            Unless otherwise expressly agreed by the applicable L/C Lender and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Lenders shall not be responsible to Borrower for, and the L/C Lenders’ rights and remedies against Borrower shall not be impaired by, any action or inaction of the L/C Lenders required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such L/C Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(q)            Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse the applicable L/C Lender hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(r)            A Revolving Lender may become an additional L/C Lender hereunder with the approval of Administrative Agent (such approval not to be unreasonably withheld or delayed), Borrower and such Revolving Lender, pursuant to an agreement with, and in form and substance reasonably satisfactory to, Administrative Agent, Borrower and such Revolving Lender. Administrative Agent shall notify the Revolving Lenders of any such additional L/C Lender.

(s)            Notwithstanding the foregoing, on and after the Closing Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder on the Closing Date by the applicable L/C Lender for all purposes under this Agreement and the other Credit Documents.

98

SECTION 2.04.         Termination and Reductions of Commitment.

(a)         (i)         In addition to any other mandatory commitment reductions pursuant to this Section 2.04, the aggregate amount of the (x) Term A Facility Commitments ~~and the~~shall be automatically and permanently reduced to zero at 5:00 p.m., New York time, on the Third Amendment Effective Date (after giving effect to the making of the Term A Facility Loans on such date) and (y) the Term B Facility Commitments shall be automatically and permanently reduced to zero at 5:00 p.m., New York time, on the Closing Date (after giving effect to the making of the Term ~~A Facility Loans and the Term~~ B Facility Loans~~, respectively,~~  on such date).

(ii)            In addition to any other mandatory commitment reductions pursuant to this Section 2.04, the aggregate amount of any Incremental Term Loan Commitments of any Tranche shall be automatically and permanently reduced by the amount of Incremental Term Loans of such Tranche made in respect thereof from time to time.

(iii)            The aggregate amount of the Revolving Commitments of any Tranche shall be automatically and permanently reduced to zero on the R/C Maturity Date applicable to such Tranche, and the L/C Commitments and the Swingline Commitment shall be automatically and permanently reduced to zero on the last R/C Maturity Date.

(b)            Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any) pursuant to Section 5.05) (i) so long as no Revolving Loans, Swingline Loans or L/C Liabilities will be outstanding as of the date specified for termination (after giving effect to all transactions occurring on such date), to terminate the Revolving Commitments in their entirety, (ii) to reduce the aggregate amount of the Unutilized R/C Commitments (which shall be pro rata among the Revolving Lenders, except that Borrower shall be permitted to permanently terminate commitments of any Tranche with an earlier maturity date on a better than pro rata basis as compared to any other Tranche with a later maturity date than such Tranche) and (iii) so long as the remaining Total Revolving Commitments will equal or exceed the aggregate amount of outstanding Revolving Loans, Swingline Exposure and L/C Liabilities, to reduce the aggregate amount of the Revolving Commitments (which shall be pro rata among the Revolving Lenders, except that Borrower shall be permitted to permanently terminate commitments of any Tranche with an earlier maturity date on a better than pro rata basis as compared to any other Tranche with a later maturity date than such Tranche); provided, however, that (x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $5.0 million (or any whole multiple of $1.0 million in excess thereof) or, if less, the remaining Unutilized R/C Commitments of the applicable Tranche.

(c)            Any Commitment once terminated or reduced may not be reinstated.

(d)            Each reduction or termination of any of the Commitments applicable to any Tranche pursuant to this Section 2.04 shall be applied ratably among the Lenders with such a Commitment, as the case may be, in accordance with their respective Commitment, as applicable.

99

SECTION 2.05.         Fees.

(a)            Borrower shall pay to Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender), with respect to such Revolving Lender’s Revolving Commitments of each Tranche, a commitment fee for the period from and including the Closing Date (or, following the conversion of such Revolving Commitment into another Tranche, the applicable Extension Date) to but not including the earlier of (i) the date such Revolving Commitment is terminated or expires (or is modified to constitute another Tranche) and (ii) the R/C Maturity Date applicable to such Revolving Commitment, in each case, computed at a rate per annum equal to the Applicable Fee Percentage in respect of such Tranche in effect from time to time during such period on the actual daily amount of such Revolving Lender’s Unutilized R/C Commitment in respect of such Tranche. Notwithstanding anything to the contrary in the definition of “Unutilized R/C Commitments,” for purposes of determining Unutilized R/C Commitments of a Tranche in connection with computing commitment fees with respect to Revolving Commitments of such Tranche, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans of such Tranche and L/C Liability of such Tranche of such Revolving Lender (and the Swingline Exposure of such Tranche of such Revolving Lender shall be disregarded for such purpose). Any accrued commitment fee under this Section 2.05(a) in respect of any Revolving Commitment shall be payable in arrears on each Quarterly Date and on the earlier of (i) the date such Revolving Commitment is terminated or expires (or is modified to constitute another Tranche) and (ii) the R/C Maturity Date applicable to such Revolving Commitment.

(b)            Borrower shall pay to Administrative Agent for its own account the administrative fee separately agreed to.

(c)            At the time of the effectiveness of a Repricing Transaction prior to the date that is six (6) months after the Second Amendment Effective Date, Borrower agrees to pay to Administrative Agent, for the ratable account of each Lender with outstanding Term B Facility Loans (including each Lender that withholds its consent to such Repricing Transaction and is replaced or is removed as a Lender or is repaid under Section 2.11 or 13.04(b), as the case may be), a fee in an amount equal to 1.00% of the aggregate principal amount of Term B Facility Loans that are refinanced, converted, replaced, amended, modified or otherwise repriced in such Repricing Transaction. Such fee shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(d)            Borrower shall pay to Auction Manager for its own account, in connection with any Borrower Loan Purchase, such fees as may be agreed between Borrower and Auction Manager.

(e)            Borrower shall pay to each Revolving Lender and each Term A Facility Lender, on the Closing Date, the upfront fees agreed to in the Engagement Letter.

(f)            Borrower shall pay to each Term B Facility Lender, on the Closing Date, an upfront fee equal to 0.50% of such Term B Facility Lender’s Term B Facility Loan funded on the Closing Date.

SECTION 2.06.         Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

SECTION 2.07.         Several Obligations of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. No Revolving Lender will be responsible for failure of any other Lender to fund its participation in Letters of Credit.

100

SECTION 2.08.         Notes; Register.

(a)            At the request of any Lender, its Loans of a particular Class shall be evidenced by a promissory note, payable to such Lender (or its nominee) and otherwise duly completed, substantially in the form of Exhibits A-1, A-2, A-3 and A-4 hereto of such Lender’s Revolving Loans, Term A Facility Loans, Term B Facility Loans and Swingline Loans, respectively; provided that any promissory notes issued in respect of New Term Loans, Other Term Loans, Extended Term Loans or New Revolving Loans, Other Revolving Loans or Extended Revolving Loans shall be in such form as mutually agreed by Borrower and Administrative Agent.

(b)            The date, amount, Type, interest rate and duration of the Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower and each payment made on account of the principal thereof, shall be recorded by such Lender (or its nominee) on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender (or its nominee) on the schedule attached to such Note or any continuation thereof; provided, however, that the failure of such Lender (or its nominee) to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

(c)            Borrower hereby designates Administrative Agent to serve as its nonfiduciary agent, solely for purposes of this Section 2.08, to maintain a register (the “Register”) on which it will record the name and address of each Lender, the Commitment from time to time of each of the Lenders, the principal amount of the Loans made by each of the Lenders (and the related interest thereon) and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower’s obligations in respect of such Loans. The entries in the Register shall be prima facie evidence of the information noted therein (absent manifest error), and the parties hereto shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of the Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless recorded in the Register; provided, however, that Administrative Agent agrees to record in the Register any assignment entered into pursuant to the terms hereof promptly after the effectiveness of such assignment.

SECTION 2.09.         Optional Prepayments and Conversions or Continuations of Loans.

(a)            Subject to Section 4.04, Borrower shall have the right to prepay Loans of a Tranche (without premium or penalty, except as provided in Section 2.09(c)), or to convert Loans of a Tranche of one Type into Loans of such Tranche of another Type or to continue Loans of a Tranche of one Type as Loans of such Tranche of the same Type, at any time or from time to time. Borrower shall give Administrative Agent notice of each such prepayment, conversion or continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); provided that Borrower may make any such notice conditional upon the occurrence of another transaction, including, without limitation, a Person’s acquisition or sale or any incurrence of indebtedness or issuance of Equity Interests (in which case, such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the date specified in such notice)). Each Notice of Continuation/Conversion shall be substantially in the form of Exhibit C hereto or such other form as is reasonably acceptable to Administrative Agent. If Term SOFR Loans are prepaid or converted other than on the last day of an Interest Period therefor, Borrower shall at such time pay all expenses and costs required by Section 5.05. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Article XI, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and, at the request of the Required Lenders, shall), upon written notice to Borrower, have the right to suspend the right of Borrower to convert any Loan into a Term SOFR Loan, or to continue any Loan as a Term SOFR Loan, in which event all Loans shall be converted (on the last day(s) of the respective Interest Periods therefor) or continued, as the case may be, as ABR Loans. Swingline Loans may not be converted or continued.

101

(b)            Application.

(i)             The amount of any optional prepayments described in Section 2.09(a) shall be applied to prepay Loans outstanding in order of amortization, in amounts and to Tranches, all as determined by Borrower.

(ii)            In addition to the foregoing, and provided that immediately before and after giving effect thereto no Event of Default has occurred and is continuing and after giving effect thereto Borrower will be in compliance on a Pro Forma Basis with the Financial Maintenance Covenants as of the most recent Calculation Date, Borrower shall have the right at any time to elect to offer to prepay the Term Loans pro rata to the Term A Facility Loans, the Term B Facility Loans, the New Term Loans, the Extended Term Loans and the Other Term Loans then outstanding and apply any amounts rejected for such prepayment to repurchase, prepay, redeem, retire, acquire, defease or cancel Indebtedness or make Restricted Payments notwithstanding any then applicable limitations set forth in Section 10.09 or 10.06, respectively. If Borrower makes such an election, it shall provide notice thereof to Administrative Agent, who shall promptly, and in any event within one Business Day of receipt, provide such notice to the holders of the Term Loans. Any such notice shall specify the aggregate amount offered to prepay the Term Loans. Each holder of a Term A Facility Loan, a Term B Facility Loan, a New Term Loan, an Other Term Loan or an Extended Term Loan may elect, in its sole discretion, to reject such prepayment offer with respect to an amount equal to or less than (v) with respect to holders of Term A Facility Loans, an amount equal to the aggregate amount so offered to prepay Term A Facility Loans times a fraction, the numerator of which is the principal amount of Term A Facility Loans owed to such holder and the denominator of which is the principal amount of Term A Facility Loans outstanding, (w) with respect to holders of Term B Facility Loans, an amount equal to the aggregate amount so offered to prepay Term B Facility Loans times a fraction, the numerator of which is the principal amount of Term B Facility Loans owed to such holder and the denominator of which is the principal amount of Term B Facility Loans outstanding, (x) with respect to holders of New Term Loans of a Tranche, an amount equal to the aggregate amount so offered to prepay New Term Loans of such Tranche times a fraction, the numerator of which is the principal amount of New Term Loans of such Tranche owed to such holder and the denominator of which is the principal amount of New Term Loans of such Tranche outstanding, (y) with respect to holders of Other Term Loans of a Tranche, an amount equal to the aggregate amount so offered to prepay Other Term Loans of such Tranche times a fraction, the numerator of which is the principal amount of Other Term Loans of such Tranche owed to such holder and the denominator of which is the principal amount of Other Term Loans of such Tranche outstanding and (z) with respect to holders of Extended Term Loans of a Tranche, an amount equal to the aggregate amount so offered to prepay Extended Term Loans of such Tranche times a fraction, the numerator of which is the principal amount of Extended Term Loans of such Tranche owed to such holder and the denominator of which is the principal amount of Extended Term Loans of such Tranche outstanding. Any rejection of such offer must be evidenced by written notice delivered to Administrative Agent within five Business Days of receipt of the offer for prepayment, specifying an amount of such prepayment offer rejected by such holder, if any. Failure to give such notice will constitute an election to accept such offer. Any portion of such prepayment offer so accepted will be used to prepay the Term Loans held by the applicable holders within ten Business Days of the date of receipt of the offer to prepay. Any portion of such prepayment rejected may be used by Borrower and its Restricted Subsidiaries to repurchase, prepay, redeem, retire, acquire, defease or cancel Indebtedness or make Restricted Payments notwithstanding any then applicable limitations set forth in Section 10.09 or 10.06, respectively.

(c)            Any prepayment of Term B Facility Loans pursuant to this Section 2.09 or Section 13.04(b) made prior to the date that is six (6) months after the Second Amendment Effective Date in connection with any Repricing Transaction shall be subject to the fee described in Section 2.05(c).

102

SECTION 2.10.         Mandatory Prepayments.

(a)            Borrower shall prepay the Loans as follows (each such prepayment to be effected in each case in the manner, order and to the extent specified in Section 2.10(b) below):

(i)             Casualty Events. Within ten (10) Business Days after Borrower or any Restricted Subsidiary receives any Net Available Proceeds from any Casualty Event or any disposition pursuant to Section 10.05(l) (or notice of collection by Administrative Agent of the same), in an aggregate principal amount equal to the Applicable Percentage of such Net Available Proceeds (it being understood that applications pursuant to this Section 2.10(a)(i) shall not be duplicative of Section 2.10(a)(iii) below); provided, however, that:

(x)            if no Event of Default is then continuing or would arise therefrom, the Net Available Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower delivers an Officer’s Certificate to Administrative Agent stating that an amount equal to such proceeds is intended to be used to fund the acquisition of Property (which may be pursuant to an acquisition of Equity Interests of a Person that directly or indirectly owns such assets) used or usable in the business of (A) if such Casualty Event relates to any Credit Party, any Credit Party or (B) if such Casualty Event relates to any other Company, any Company, or repair, replace or restore the Property or other Property used or usable in the business of (A) if such Casualty Event relates to any Credit Party, any Credit Party or (B) if such Casualty Event relates to any other Company, any Company (in accordance with the provisions of the applicable Security Document in respect of which such Casualty Event has occurred, to the extent applicable and, notwithstanding the foregoing, if the Property is subject to a Gaming/Racing Lease, may be applied in accordance with the provisions of such Gaming/Racing Lease (it being understood that such Property so repaired, replaced, restored or otherwise acquired may be owned by the Landlord under such Gaming/Racing Lease and leased to Borrower or any Restricted Subsidiary under such Gaming/Racing Lease)), in each case within (A) fifteen (15) months following receipt of such Net Available Proceeds or (B) if Borrower or the relevant Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Available Proceeds within fifteen (15) months following receipt thereof, twelve (12) months after the end of such fifteen (15) month period (provided that Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of the proceeds of a Casualty Event to have been reinvested in accordance with the provisions hereof, so long as such deemed expenditure shall have been made no earlier than the applicable Casualty Event), and

(y)            if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Loans pursuant to this Section 2.10(a)(i) is not so used within the period specified by clause (x) above, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

(ii)            Debt Issuance. Within ten (10) Business Days after receipt by Borrower or any of its Restricted Subsidiaries of any Net Available Proceeds from any Debt Issuance (including, for purposes of this Section 2.10(a)(ii), Credit Agreement Refinancing Indebtedness) on or after the Closing Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance; provided, that notwithstanding anything to the contrary in Section 2.10(a) or (b) regarding the application of mandatory prepayments, the Net Available Proceeds of Credit Agreement Refinancing Indebtedness shall be applied to the repayment of the applicable Refinanced Debt.

103

(iii)           Asset Sales. Within ten (10) Business Days after receipt by Borrower or any of its Restricted Subsidiaries of any Net Available Proceeds from any Asset Sale pursuant to Section 10.05(c), Section 10.05(v) or, to the extent required thereby, Section 10.05(s), an aggregate principal amount equal to the Applicable Percentage of the Net Available Proceeds from such Asset Sale or other disposition (it being understood that applications pursuant to this Section 2.10(a)(iii) shall not be duplicative of Section 2.10(a)(i) above); provided, however, that:

(x)            an amount equal to the Net Available Proceeds from any Asset Sale pursuant to Section 10.05(c) or Section 10.05(v) or Section 10.05(s) shall not be required to be applied as provided above on such date if (1) no Event of Default is then continuing or would arise therefrom and (2) Borrower delivers an Officer’s Certificate to Administrative Agent stating that an amount equal to such Net Available Proceeds is intended to be reinvested, directly or indirectly, in assets (which may be pursuant to an acquisition of Equity Interests of a Person that directly or indirectly owns such assets) otherwise permitted under this Agreement of (A) if such Asset Sale was effected by any Credit Party, any Credit Party, and (B) if such Asset Sale was effected by any other Company, any Company, in each case within (x) fifteen (15) months following receipt of such Net Available Proceeds or (y) if Borrower or the relevant Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Available Proceeds within fifteen (15) months following receipt thereof, twelve (12) months after the end of such fifteen (15) month period (which certificate shall set forth the estimates of the proceeds to be so expended) (provided that Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of the proceeds of an Asset Sale to have been reinvested in accordance with the provisions hereof, so long as such deemed expenditure shall have been made no earlier than the earlier of execution of a definitive agreement for such Asset Sale and the consummation of such Asset Sale); and

(y)            if all or any portion of such Net Available Proceeds is not reinvested in assets in accordance with the Officer’s Certificate referred to in clause (x) above within the period specified by clause (x) above, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

(iv)           Excess Cash Flow. For each fiscal year (commencing with the fiscal year ending December 31, 2023), not later than five (5) Business Days after the date on which the financial statements of Borrower referred to in Section 9.04(b) for such fiscal year are required to be delivered to Administrative Agent, Borrower shall prepay, in accordance with subsection (b) below, the principal amount of the Loans in an amount equal to (x) the Applicable ECF Percentage of Excess Cash Flow for such fiscal year to extent in excess of the greater of $30.0 million and 2.50% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended, minus (y) the principal amount of (i) Term Loans voluntarily prepaid pursuant to Section 2.09, 2.11, 13.04(b), 13.05(d) (limited to the amount of cash actually paid) and 13.05(f) during such fiscal year (or, at Borrower’s election, after such fiscal year and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) plus (ii) Revolving Loans voluntarily prepaid pursuant to Section 2.09, 2.11, 13.04(b), 13.04(h), 13.05(d) (limited to the amount of cash actually paid) and 13.05(f) to the extent accompanied by an equivalent permanent reduction of the Total Revolving Commitments during such fiscal year (or, at Borrower’s election, after such fiscal year and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)), plus (iii) Other First Lien Indebtedness voluntarily prepaid (and, to the extent consisting of revolving loans, so long as accompanied by a permanent reduction of the underlying commitments) during such fiscal year (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)), in each case, except to the extent financed with the proceeds of Indebtedness (other than revolving Indebtedness) of Borrower or its Restricted Subsidiaries.

104

(v)            [reserved].

(vi)           Prepayments Not Required. Notwithstanding any other provisions of this Section 2.10(a), to the extent that any of or all the Net Available Proceeds of any Asset Sale or Casualty Event with respect to any property or assets of Foreign Subsidiaries or any Excess Cash Flow attributable to Foreign Subsidiaries, are prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Available Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.10(a) so long as applicable local law does not permit repatriation to the United States (Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Available Proceeds or Excess Cash Flow is permitted under the applicable local law, (x) an amount equal to such Net Available Proceeds shall be reinvested pursuant to Section 2.10(a)(i) or (iii), as applicable, or applied pursuant to Section 2.10(b) within ten (10) Business Days of such repatriation, and (y) an amount equal to such Excess Cash Flow shall be applied pursuant to Section 2.10(b) within five (5) Business Days of such repatriation. To the extent Borrower determines in good faith that repatriation of any of or all the Net Available Proceeds of any Asset Sale or Casualty Event with respect to any property or assets of Foreign Subsidiaries or any Excess Cash Flow attributable to Foreign Subsidiaries would result in a material adverse Tax cost to Borrower or any of its Subsidiaries (including any material adverse withholding Tax), the applicable mandatory prepayment shall be reduced by the Net Available Proceeds or Excess Cash Flow so affected (the “Restricted Amount”) until such time as Borrower determines in good faith that repatriation of the Restricted Amount may occur without incurring such material Tax cost, at which time, (x) an amount equal to any such Net Available Proceeds shall be reinvested pursuant to Section 2.10(a)(i) or (iii), as applicable, or applied pursuant to Section 2.10(b) within ten (10) Business Days of such repatriation, and (y) an amount equal to any such Excess Cash Flow shall be applied pursuant to Section 2.10(b) within five (5) Business Days of such repatriation.

(vii)          Prepayments of Other First Lien Indebtedness. Notwithstanding the foregoing provisions of Section 2.10(a)(i), (ii), (iii), (iv) or otherwise, any Net Available Proceeds from any such Casualty Event, Debt Issuance or Asset Sale and any such Excess Cash Flow otherwise required to be applied to prepay the Loans may, at Borrower’s option, be applied to prepay the principal amount of Other First Lien Indebtedness only to (and not in excess of) the extent to which a mandatory prepayment in respect of such Casualty Event, Debt Issuance, Asset Sale or Excess Cash Flow is required under the terms of such Other First Lien Indebtedness (with any remaining Net Available Proceeds or Excess Cash Flow, as applicable, applied to prepay outstanding Loans in accordance with the terms hereof), unless such application would result in the holders of Other First Lien Indebtedness receiving in excess of their pro rata share (determined on the basis of the aggregate outstanding principal amount of Term Loans and Other First Lien Indebtedness at such time) of such Net Available Proceeds or Excess Cash Flow, as applicable, relative to Lenders, in which case such Net Available Proceeds or Excess Cash Flow, as applicable, may only be applied to prepay the principal amount of Other First Lien Indebtedness on a pro rata basis with outstanding Term Loans. To the extent the holders of Other First Lien Indebtedness decline to have such indebtedness repurchased, repaid or prepaid with any such Net Available Proceeds or Excess Cash Flow, as applicable, the declined amount of such Net Available Proceeds or Excess Cash Flow, as applicable, shall promptly (and, in any event, within ten (10) Business Days after the date of such rejection) be applied to prepay Loans in accordance with the terms hereof (to the extent such Net Available Proceeds or Excess Cash Flow, as applicable, would otherwise have been required to be applied if such Other First Lien Indebtedness was not then outstanding). Any such application to Other First Lien Indebtedness shall reduce any prepayments otherwise required hereunder by an equivalent amount.

105

(b)            Application. The amount of any mandatory prepayments described in Section 2.10(a) shall be applied to prepay Loans as follows:

(i)             First, to the outstanding Term Loans in order of amortization, in amounts and to Tranches, all as directed by Borrower; provided that mandatory prepayments may not be directed to a later maturing Class of Term Loans without at least pro rata repayment of any applicable earlier maturing Class of Term Loans;

(ii)            Second, after such time as no Term Loans or Permitted First Priority Refinancing Debt in respect of Term Loans remain outstanding, (x) to repay all outstanding Swingline Loans and (y) after such time as no Swingline Loans are outstanding, to prepay all outstanding Revolving Loans (in each case, without any reduction in the Revolving Commitments) (on a pro rata basis among each Tranche of Revolving Loans); and

(iii)           Third, after application of prepayments in accordance with clauses (i) and (ii) above, Borrower shall be permitted to retain any such remaining excess;

provided, that the Net Available Proceeds of any Credit Agreement Refinancing Indebtedness shall be applied to the applicable Refinanced Debt.

Notwithstanding the foregoing, any Lender holding Term Loans may elect, by written notice to Administrative Agent at least one (1) Business Day prior to the prepayment date, to decline all of any prepayment of its Term Loans, pursuant to this Section 2.10(a)(i), (iii) or (iv), which amounts may be retained by Borrower (the “Declined Amounts”).

Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of Term SOFR Loans on the last day of the then next-expiring Interest Period for Term SOFR Loans (with all interest accruing thereon for the account of Borrower) or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

(c)            Revolving Credit Extension Reductions. Until the final R/C Maturity Date, Borrower shall from time to time immediately prepay the Revolving Loans (and/or provide Cash Collateral in an amount equal to the Minimum Collateral Amount for, or otherwise backstop (with a letter of credit on customary terms reasonably acceptable to the applicable L/C Lender and Administrative Agent), outstanding L/C Liabilities) in such amounts as shall be necessary so that at all times (a) the aggregate outstanding amount of the Revolving Loans and the Swingline Loans, plus, the aggregate outstanding L/C Liabilities shall not exceed the Total Revolving Commitments as in effect at such time and (b) the aggregate outstanding amount of the Revolving Loans of any Tranche and Swingline Loans allocable to such Tranche, plus the aggregate outstanding L/C Liabilities under such Tranche shall not exceed the aggregate Revolving Commitments of such Tranche as in effect at such time.

106

(d)            Prepayment of Term B Facility Loans. Any prepayment of Term B Facility Loans pursuant to Section 2.10(a)(ii) made prior to the date that is six (6) months after the Second Amendment Effective Date in connection with any Repricing Transaction shall be subject to the fee described in Section 2.05(c).

(e)            Outstanding Letters of Credit. If any Letter of Credit is outstanding on the 30th day prior to the R/C Maturity Date for the applicable Tranche of Revolving Commitments which has an expiry date later than the fifth Business Day preceding such R/C Maturity Date (or which, pursuant to its terms, may be extended to a date later than the fifth Business Day preceding such R/C Maturity Date), then (i) if one or more Tranches of Revolving Commitments with a R/C Maturity Date after such R/C Maturity Date are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders with Revolving Commitments to purchase participations therein and to make Revolving Loans and payments in respect thereof and the commissions applicable thereto), effective as of such R/C Maturity Date, solely under (and ratably participated by Revolving Lenders pursuant to) the Revolving Commitments in respect of any one of such non-terminating Tranches of Revolving Commitments designated by Borrower in writing to Administrative Agent, if any, or if only one non-terminating Tranche of Revolving Commitments exists, such Tranche, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments under such Tranche at such time, and (ii) to the extent not capable of being reallocated pursuant to clause (i) above, Borrower shall, on such 30th day (or on such later day as such Letters of Credit become incapable of being reallocated pursuant to clause (i) above due to the termination, reduction or utilization of any relevant Revolving Commitments), either (x) Cash Collateralize all such Letters of Credit in an amount not less than the Minimum Collateral Amount with respect to such Letters of Credit (it being understood that such Cash Collateral shall be released to the extent that the aggregate Stated Amount of such Letters of Credit is reduced upon the expiration or termination of such Letters of Credit, so that the Cash Collateral shall not exceed the Minimum Collateral Amount with respect to such Letters of Credit outstanding at any particular time) or (y) deliver to the applicable L/C Lender a standby letter of credit (other than a Letter of Credit) in favor of such L/C Lender in a stated amount not less than the Minimum Collateral Amount with respect to such Letters of Credit, which standby letter of credit shall be in form and substance, and issued by a financially sound financial institution, reasonably acceptable to such L/C Lender and Administrative Agent. Except to the extent of reallocations of participations pursuant to clause (i) above, the occurrence of a R/C Maturity Date shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders of the relevant Tranche in any Letter of Credit issued before such R/C Maturity Date. For the avoidance of doubt, the parties hereto agree that upon the occurrence of any reallocations of participations pursuant to clause (i) above and, if necessary, the taking of the actions in described clause (ii) above, all participations in Letters of Credit under the terminated Revolving Commitments shall terminate.

107

SECTION 2.11.         Replacement of Lenders.

(a)            Borrower shall have the right to replace any Lender (the “Replaced Lender”) with one or more other Eligible Assignees (collectively, the “Replacement Lender”), if (x) such Lender is charging Borrower increased costs pursuant to Section 5.01 or requires Borrower to pay any Covered Taxes or additional amounts to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 5.06 or such Lender becomes incapable of making Term SOFR Loans as provided in Section 5.03 when other Lenders are generally able to do so, (y) such Lender is a Defaulting Lender or (z) such Lender is subject to a Disqualification; provided, however, that (i) at the time of any such replacement, the Replacement Lender shall enter into one or more Assignment Agreements (and with all fees payable pursuant to Section 13.05(b) to be paid by the Replacement Lender or Borrower) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case L/C Interests of, the Replaced Lender (or if the Replaced Lender is being replaced as a result of being a Defaulting Lender, then the Replacement Lender shall acquire all Revolving Commitments, Revolving Loans and L/C Interests of such Replaced Lender under one or more Tranches of Revolving Commitments or, at the option of Borrower and such Replacement Lender, all other Loans and Commitments held by such Defaulting Lender), (ii) at the time of any such replacement, the Replaced Lender shall receive an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of such Lender (other than any Loans not being acquired by a Replacement Lender), (B) all Reimbursement Obligations (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternate Currency) owing to such Lender, together with all then unpaid interest with respect thereto at such time, in the event Revolving Loans or Revolving Commitments owing to such Lender are being repaid and terminated or acquired, as the case may be, and (C) all accrued, but theretofore unpaid, fees owing to the Lender pursuant to Section 2.05 with respect to the Loans being assigned, as the case may be, (iii) all obligations of Borrower owing to such Replaced Lender (other than those specifically described in clause (i) above in respect of Replaced Lenders for which the assignment purchase price has been, or is concurrently being, paid, and other than those relating to Loans or Commitments not being acquired by a Replacement Lender, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a Term SOFR Loan), as applicable, shall be paid in full to such Replaced Lender, as applicable, concurrently with such replacement, as the case may be and (iv) in the case of any such replacement resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.06, such replacement will result in a reduction in such compensation or payments thereafter. Upon the execution of the respective Assignment Agreement, the payment of amounts referred to in clauses (i), (ii) and (iii) above, as applicable, and the receipt of any consents that would be required for an assignment of the subject Loans and Commitments to such Replacement Lender in accordance with Section 13.05, the Replacement Lender, if any, shall become a Lender hereunder and the Replaced Lender, as applicable, shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to such Lender under this Agreement, which shall survive as to such Lender and, in the case of any Replaced Lender, except with respect to Loans, Commitments and L/C Interests of such Replaced Lender not being acquired by the Replacement Lender; provided, that if the applicable Replaced Lender does not execute the Assignment Agreement within one (1) Business Day after Borrower’s request, execution of such Assignment Agreement by the Replaced Lender shall not be required to effect such assignment.

(b)            If Borrower receives a notice from any applicable Gaming/Racing Authority or otherwise reasonably determines that any Lender is subject to a Disqualification (and such Lender is notified by Borrower and Administrative Agent in writing of such Disqualification), Borrower shall have the right to replace such Lender with a Replacement Lender in accordance with Section 2.11(a) or prepay the Loans held by such Lender, in each case, in accordance with any applicable provisions of Section 2.11(a), even if a Default or an Event of Default exists (notwithstanding anything contained in such Section 2.11(a) to the contrary). Any such prepayment shall be deemed an optional prepayment, as set forth in Section 2.09 and shall not be required to be made on a pro rata basis with respect to Loans of the same Tranche as the Loans held by such Lender (and in any event shall not be deemed to be a Repricing Transaction). Notice to such Lender shall be given at least ten (10) days before the required date of transfer or prepayment (unless a shorter period is required by any Requirement of Law and/or any Gaming/Racing License), as the case may be, and shall be accompanied by evidence demonstrating that such Lender is subject to a Disqualification or such transfer or redemption is otherwise required pursuant to Gaming/Racing Laws and/or any Gaming/Racing License. Upon receipt of a notice in accordance with the foregoing, the Replaced Lender shall cooperate with Borrower in effectuating the required transfer or prepayment within the time period set forth in such notice, not to be less than the minimum notice period set forth in the foregoing sentence (unless a shorter period is required under any Requirement of Law and/or any Gaming/Racing License). Further, if the transfer or prepayment is triggered by notice from a Gaming/Racing Authority that the Lender is subject to a Disqualification, commencing on the date such Gaming/Racing Authority serves the notice of Disqualification upon Borrower, to the extent prohibited by any Requirement of Law and/or by any Gaming/Racing License: (i) such Lender shall no longer receive any interest on the Loans; (ii) such Lender shall no longer exercise, directly or through any trustee or nominee, any right conferred by the Loans; and (iii) such Lender shall not receive any remuneration in any form from Borrower for services or otherwise in respect of the Loans.

108

SECTION 2.12.         Incremental Loan Commitments.

(a)           Borrower Request. Borrower may, at any time, by written notice to Administrative Agent and the Person appointed by Borrower to arrange an incremental facility (such Person (who may be (i) Administrative Agent, if it so agrees, or (ii) any other Person appointed by Borrower), the “Incremental Arranger”), request (i) the establishment of one or more new Tranches of Revolving Commitments (“New Revolving Commitments” and the related Revolving Loans, “New Revolving Loans”), (ii) an increase to any existing Tranche of Revolving Commitments (“Incremental Existing Tranche Revolving Commitments”), (iii) the establishment of additional Term A Facility Loans with terms and conditions identical to the terms and conditions of existing Term A Facility Loans hereunder (“Incremental Term A Loans” and the related commitments, “Incremental Term A Loan Commitments”), (iv) the establishment of additional Term B Facility Loans with terms and conditions identical to the terms and conditions of existing Term B Facility Loans hereunder (“Incremental Term B Loans” and the related commitments, “Incremental Term B Loan Commitments”), and/or (v) the establishment of one or more new Tranches of term loans (“New Term Loans” and the related commitments, “New Term Loan Commitments”); provided, however, that (x)  the aggregate amount of New Revolving Commitments, Incremental Existing Tranche Revolving Commitments, Incremental Term A Loans, Incremental Term B Loans and New Term Loans incurred on such date shall not exceed the Incremental Loan Amount as of such date and (y) any such request for Incremental Commitments shall be in a minimum amount of $25.0 million and integral multiples of $1.0 million above such amount. Borrower may request Incremental Commitments from existing Lenders and from Eligible Assignees; provided, however, that (A) any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide all or any portion of such Incremental Commitments offered to it and (B) any potential Lender that is not an existing Lender and agrees to make available an Incremental Commitment shall be required to be an Eligible Assignee and shall require approval by Administrative Agent (such approval not to be unreasonably withheld or delayed) to the extent such approval would be required by Section 13.05(b) for an assignment of Loans or Commitments, as applicable, to such Person.

(b)           Incremental Effective Date. The Incremental Commitments shall be effected by a joinder agreement to this Agreement (the “Incremental Joinder Agreement”) executed by Borrower, Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation) and each Lender making or providing such Incremental Commitment, in form and substance reasonably satisfactory to each of them, and acknowledged by Administrative Agent (which acknowledgement Administrative Agent agrees to deliver if the terms of this Section 2.12 are satisfied and which acknowledgement shall not be unreasonably withheld, delayed or conditioned), subject, however, to the satisfaction of the conditions precedent set forth in this Section 2.12. The Incremental Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary to establish or effectuate such Incremental Commitments and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein pursuant to the documentation relating to such Incremental Commitments. Incremental Arranger and Borrower shall determine the effective date (each, an “Incremental Effective Date”) of any Incremental Commitments (subject to satisfaction of the applicable conditions below) and the final allocation of such Incremental Commitments (subject to such consents (if any) as are required above). The effectiveness of any such Incremental Commitments shall be subject solely to the satisfaction of the following conditions:

(i)            Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Incremental Arranger in connection with any such Incremental Commitments;

(ii)           an Incremental Joinder Agreement shall have been duly executed and delivered by Borrower, Incremental Arranger and each Lender making or providing such Incremental Commitment and acknowledged by Administrative Agent (which acknowledgement Administrative Agent agrees to deliver if the terms of this Section 2.12 are satisfied and which acknowledgement shall not be unreasonably withheld, delayed or conditioned);

(iii)           no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such Incremental Commitments;

(iv)           the representations and warranties set forth herein and in the other Credit Documents shall be true and correct in all material respects on and as of such Incremental Effective Date as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such dates;

(v)           [reserved];

(vi)           [reserved];

(vii)         without the written consent of the Required Tranche Lenders with respect to any Tranches of then-existing Revolving Commitments that have a maturity date after the proposed maturity date of any New Revolving Commitments, the final stated maturity of any New Revolving Commitments shall not be earlier than the then-existing latest R/C Maturity Date with respect to the then-existing Tranches of Revolving Commitments;

(viii)        other than Escrowed Indebtedness and customary “bridge” facilities (so long as the long term debt into which any such customary “bridge” facility is to be automatically converted or may be converted at Borrower’s option on customary terms satisfies the requirements of this clause (viii)), without the written consent of (x) the Required Tranche Lenders with respect to any Tranches of then-existing Term Loans that have a maturity date after the proposed maturity date of any New Term Loans, the final stated maturity of any New Term Loans shall not be earlier than the then-existing Final Maturity Date with respect to any then-existing Tranche of Term Loans, and (y) the Required Tranche Lenders with respect to any Tranches of then-existing Term Loans that have a Weighted Average Life to Maturity that is longer than the proposed Weighted Average Life to Maturity of any New Term Loans, the Weighted Average Life to Maturity of any New Term Loans shall be no shorter than the Weighted Average Life to Maturity of any then-existing Tranche of Term Loans (without giving effect to the effect of prepayments made under any existing Tranche of Term Loans on amortization); provided that (A) Borrower may establish one or more Tranches of New Term Loans that are (1) Permitted Inside Maturity New Term Loans or (2) in an aggregate principal amount not exceeding the Shared Inside Maturity Amount on the date incurred, in each case, such that the Weighted Average Life to Maturity of such Tranche of New Term Loans may be shorter than the Weighted Average Life to Maturity of the then-existing Term B Facility Loans (but, for the avoidance of doubt, not the Term A Facility Loans) (without giving effect to the effect of prepayments made under any existing Tranche of Term Loans on amortization) and (B) the maturity date of such Tranche of New Term Loans that are (1) Permitted Inside Maturity New Term Loans or (2) in an aggregate principal amount not exceeding the Shared Inside Maturity Amount on the date incurred, in each case, may be earlier than the maturity date of the then-existing Term B Facility Loans (but, for the avoidance of doubt, not the Term A Facility Loans); it being understood that, subject to the foregoing, the amortization schedule applicable to such New Term Loans shall be determined by Borrower and the lenders of such New Term Loans and set forth in the applicable Incremental Joinder Agreement;

(ix)           the yields and interest rate margins and, except as set forth in clauses (vii) and (viii) of this Section 2.12(b), amortization schedule (including any increase to the existing amortization schedule to give effect to any applicable New Term Loans), applicable to any New Revolving Commitments and New Term Loans shall be as determined by Borrower and the holders of such Indebtedness;

(x)           except as set forth in Section 2.12(a) and in clauses (i) – (ix) of this Section 2.12(b), the terms (excluding maturity, amortization, pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions) of any New Revolving Commitments or New Term Loans shall be (as determined by Borrower in good faith) substantially identical to the terms of the Revolving Commitments, the Term A Facility Loans or the Term B Facility Loans, as applicable, as existing on the date of incurrence of such New Revolving Commitments or New Term Loans except, to the extent such terms (x) at the option of Borrower (1) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by Borrower in good faith); provided that, if any financial maintenance covenant is added for the benefit of any New Revolving Commitments or New Term Loans that is more restrictive than the financial maintenance covenants then applicable to the Covenant Facilities hereunder, such financial maintenance covenant (together with any “equity cure” provisions) shall also be applicable to each Covenant Facility (except to the extent such financial maintenance covenant applies only to periods after the maturity date applicable to such Covenant Facility) or (2) are not materially more restrictive to Borrower (as determined by Borrower in good faith), when taken as a whole, than the terms of the Term A Facility Loans, the Term B Facility Loans or the Revolving Facility, as the case may be (except for covenants or other provisions applicable only after the Final Maturity Date (in the case of term Indebtedness) or the latest R/C Maturity Date (in the case of revolving Indebtedness)) (it being understood that any New Revolving Commitments or New Term Loans may provide for the ability to participate (i) with respect to any borrowings, voluntary prepayments or voluntary commitment reductions, on a pro rata basis, greater than pro rata basis or less than pro rata basis with the applicable Loans or facility and (ii) with respect to any mandatory prepayments, on a pro rata basis or less than pro rata basis with the applicable Loans (and on a greater than pro rata basis with respect to prepayments of any such New Revolving Commitments or New Term Loans with the proceeds of permitted refinancing Indebtedness)), or (y) are (1) added to the Term A Facility Loans, the Term B Facility Loans or Revolving Facility, as applicable or (2) applicable only after the Final Maturity Date (in the case of term Indebtedness) or the latest R/C Maturity Date (in the case of revolving Indebtedness);

(xi)           any Incremental Term A Loans and any Incremental Term B Loans (and, in each case, the corresponding Incremental Term Loan Commitments) shall have terms substantially identical to the terms of the existing Term Loans (and the existing Term Loan Commitments) of the relevant Tranche hereunder; provided, however, that upfront fees or original issue discount may be paid to Lenders providing such Incremental Term A Loans or such Incremental Term B Loans as agreed by such Lenders and Borrower, and the conditions applicable to the incurrence of such Incremental Term A Loans or such Incremental Term B Loans (and, in each case, the corresponding Incremental Term Loan Commitments) shall be as provided in this Section 2.12; provided, further, that the applicable Incremental Joinder Agreement shall make appropriate adjustments to Section 3.01(d) to address such Incremental Term A Loans or such Incremental Term B Loans, as applicable, including such adjustments as are necessary to provide for the “fungibility” of such Incremental Term A Loans with the existing Term A Facility loans and such Incremental Term B Loans with the existing Term B Facility Loans; and

(xii)           any Incremental Existing Tranche Revolving Commitments shall have terms substantially identical to the terms of the existing Revolving Commitments of the relevant Tranche hereunder; provided, however, that upfront fees may be paid to Lenders providing such Incremental Existing Tranche Revolving Commitments as agreed by such Lenders and Borrower, and the conditions applicable to the incurrence of such Incremental Existing Tranche Revolving Commitments shall be as provided in this Section 2.12.

Upon the effectiveness of any Incremental Commitment pursuant to this Section 2.12, any Person providing an Incremental Commitment that was not a Lender hereunder immediately prior to such time shall become a Lender hereunder. Administrative Agent shall promptly notify each Lender as to the effectiveness of any Incremental Commitments, and (i) in the case of Incremental Revolving Commitments, the Total Revolving Commitments under, and for all purpose of this Agreement, shall be increased by the aggregate amount of such Incremental Revolving Commitments, (ii) any New Revolving Loans shall be deemed to be additional Revolving Loans hereunder, (iii) any Revolving Loans made under Incremental Existing Tranche Revolving Commitments shall be deemed to be Revolving Loans of the relevant Tranche hereunder, (iv) any Incremental Term A Loans (to the extent funded) shall be deemed to be Term A Facility Loans hereunder, (v) any Incremental Term B Loans (to the extent funded) shall be deemed to be Term B Facility Loans hereunder and (vi) any New Term Loans shall be deemed to be additional Term Loans hereunder. Notwithstanding anything to the contrary contained herein, Borrower, Collateral Agent and Administrative Agent, if applicable, may (and each of Collateral Agent and Administrative Agent are authorized by each other Secured Party to) execute such amendments and/or amendments and restatements of any Credit Documents as may be necessary or advisable to effectuate the provisions of this Section 2.12. Such amendments may include provisions allowing any Incremental Term A Loans, Incremental Term B Loans or New Term Loans to be treated on the same basis as Term A Facility Loans and Term B Facility Loans, as the case may be, in connection with declining prepayments. In connection with the incurrence of any Incremental Term A Loans, Borrower shall be permitted to terminate any Interest Period applicable to Term A Facility Loans on the date such Incremental Term A Loans are incurred. In connection with the incurrence of any Incremental Term B Loans, Borrower shall be permitted to terminate any Interest Period applicable to Term B Facility Loans on the date such Incremental Term B Loans are incurred. In connection with the incurrence of any Incremental Existing Tranche Revolving Commitments and related Revolving Loans, Borrower shall be permitted to terminate any Interest Period applicable to Revolving Loans under the applicable existing Tranche of Revolving Commitments on the date such Revolving Loans are first incurred under such Incremental Existing Tranche Revolving Commitments.

(c)           Terms of Incremental Commitments and Loans. Except as set forth herein, the yield applicable to the Incremental Revolving Commitments and Incremental Term Loans shall be determined by Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Joinder Agreement; provided, however, that in the case of any Incremental Term A Loans, Incremental Term B Loans or New Term Loans issued within six (6) months after the Closing Date, if the All-In Yield applicable to such Incremental Term A Loans, Incremental Term B Loans or New Term Loans is greater than the All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Term B Facility Loans, plus 50 basis points per annum, then the interest rate with respect to the Term B Facility Loans shall be increased (pursuant to the applicable Incremental Joinder Agreement) so as to cause the then applicable All-In Yield under this Agreement on the Term B Facility Loans to equal the All-In Yield then applicable to the Incremental Term A Loans, Incremental Term B Loans or New Term Loans, minus 50 basis points; provided, however, that any increase in All-In Yield due to such Incremental Term Loans having a higher Term SOFR floor or Alternate Base Rate floor shall, as the election of Borrower, be reflected solely as an increase to the applicable Term SOFR floor or Alternate Base Rate floor, as applicable, for the Term B Facility.

(d)           Adjustment of Revolving Loans. To the extent the Revolving Commitments of any Tranche are being increased on the relevant Incremental Effective Date through Incremental Existing Tranche Revolving Commitments, then each of the Revolving Lenders having a Revolving Commitment under such Tranche prior to such Incremental Effective Date (such Revolving Lenders the “Pre-Increase Revolving Lenders”) shall assign or transfer to any Revolving Lender which is acquiring a new or additional Revolving Commitment under such Tranche on the Incremental Effective Date (the “Post-Increase Revolving Lenders”), and such Post-Increase Revolving Lenders shall purchase from each such Pre-Increase Revolving Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in L/C Liabilities and Swingline Loans (but not, for the avoidance of doubt, the related Revolving Commitments) outstanding under such Tranche on such Incremental Effective Date as shall be necessary in order that, after giving effect to all such assignments or transfers and purchases, such Revolving Loans and participation interests in L/C Liabilities and Swingline Loans under such Tranche will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their Revolving Commitments under such Tranche after giving effect to such Incremental Revolving Commitments (and after giving effect to any Revolving Loans made under such Tranche on the relevant Incremental Effective Date). Such assignments or transfers and purchases shall be made pursuant to such procedures as may be designated by Administrative Agent and shall not be required to be effectuated in accordance with Section 13.05. For the avoidance of doubt, Revolving Loans and participation interests in L/C Liabilities and Swingline Loans assigned or transferred and purchased (or re-allocated) pursuant to this Section 2.12(d) shall, upon receipt thereof by the relevant Post-Increase Revolving Lenders, be deemed to be Revolving Loans and participation interests in L/C Liabilities and Swingline Loans in respect of the relevant new or additional Revolving Commitments of such Tranche acquired by such Post-Increase Revolving Lenders on the relevant Incremental Effective Date and the terms of such Revolving Loans and participation interests (including, without limitation, the interest rate and maturity applicable thereto) shall be adjusted accordingly. In addition, the L/C Sublimit may be increased by an amount not to exceed the amount of any increase in Revolving Commitments with the consent of the applicable L/C Lenders that agreed to provide Letters of Credit under such increase in the L/C Sublimit.

(e)           Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.12 shall (i) constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, (ii) without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents, (iii) rank pari passu in right of payment and/or with respect to security with the then-existing Tranche of Term Loans and then-existing Tranche of Revolving Loans, (iv) not be secured by any assets other than the Collateral; and (v) not be guaranteed by any person other than a Guarantor. The Credit Parties shall take any actions reasonably required by Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to secure all the Obligations and continue to be perfected under the UCC or other applicable Law or otherwise after giving effect to the establishment of any Incremental Commitments or the funding of Loans thereunder, including, without limitation, the procurement of title insurance endorsements reasonably requested by and satisfactory to Administrative Agent.

(f)            Incremental Joinder Agreements. An Incremental Joinder Agreement may, subject to Section 2.12(b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or advisable, in the reasonable opinion of Borrower and Incremental Arranger, to effect the provisions of this Section 2.12 (including, without limitation, (A) amendments to Section 2.04(b)(ii) to permit reductions of Tranches of Revolving Commitments (and prepayments of the related Revolving Loans) with an R/C Maturity Date prior to the R/C Maturity Date applicable to another Tranche of Revolving Commitments without a concurrent reduction of such other Tranche of Revolving Commitments, (B) to provide any applicable existing Tranche of Loans and Commitments with the benefit of any more favorable terms applicable to any Indebtedness incurred pursuant to this Section 2.12, (C) such other technical amendments as may be necessary or advisable, in the reasonable opinion of Borrower and Incremental Arranger (and if applicable, Administrative Agent), to give effect to the terms and provisions of any Incremental Commitments (and any Loans made in respect thereof) and (D) to specify whether any Tranche of New Term Loans is a Covenant Facility or a Non-Covenant Facility).

(g)           Supersede. This Section 2.12 shall supersede any provisions in Section 13.04 to the contrary.

SECTION 2.13.            Extensions of Loans and Commitments.

(a)           Borrower may, at any time request that all or a portion of the Term Loans of any Tranche (an “Existing Term Loan Tranche”) be modified to constitute another Tranche of Term Loans in order to extend the scheduled final maturity date thereof and/or to extend the date of any amortization payment thereon (any such Term Loans which have been so modified, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.13. In order to establish any Extended Term Loans, Borrower shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Tranche) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to those applicable to the Term Loans of the Existing Term Loan Tranche from which they are to be modified except (i) the scheduled final maturity date shall be extended to the date set forth in the applicable Extension Amendment and the amortization shall be as set forth in the Extension Amendment, (ii) (A) the Applicable Margins with respect to the Extended Term Loans may be higher or lower than the Applicable Margins for the Term Loans of such Existing Term Loan Tranche and/or (B) additional or reduced fees (including prepayment or termination premiums) may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased or decreased Applicable Margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) any Extended Term Loans may participate on a pro rata basis, a less than pro rata basis or a greater than pro rata basis in any optional prepayments or prepayment and on a pro rata or a less than pro rata basis (but no greater than a pro rata basis) in any mandatory prepayments or prepayment of Term Loans hereunder in each case as specified in the respective Term Loan Extension Request, (iv) the final maturity date and the scheduled amortization applicable to the Extended Term Loans shall be set forth in the applicable Extension Amendment and the scheduled amortization of such Existing Term Loan Tranche shall be adjusted to reflect the amortization schedule (including the principal amounts payable pursuant thereto) in respect of the Term Loans under such Existing Term Loan Tranche that have been extended as Extended Term Loans as set forth in the applicable Extension Amendment; provided, however, that the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans of such Existing Term Loan Tranche (determined without giving effect to the impact of prepayments on amortization of such Existing Term Loans Tranche) and (v) the covenants set forth in Section 10.08 may be modified in a manner acceptable to Borrower, Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the latest Maturity Date applicable to any Covenant Facility in effect immediately prior to giving effect to such Extension Amendment (it being understood that each Lender providing Extended Term Loans, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 4.02, 4.07(b) or 13.04). Except as provided above, each Lender holding Extended Term Loans shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Section 2.09(b) and 2.10(b) applicable to Term Loans) and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Credit Parties shall take any actions reasonably required by Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to secure all the Obligations and continue to be perfected under the UCC or other applicable Law or otherwise after giving effect to the extension of any Term Loans, including, without limitation, the procurement of title insurance endorsements reasonably requested by and satisfactory to Administrative Agent. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche modified to constitute Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Tranche shall constitute a separate Tranche and Class of Term Loans from the Existing Term Loan Tranche from which they were modified.

(b)           Borrower may, at any time request that all or a portion of the Revolving Commitments of any Tranche (an “Existing Revolving Tranche” and any related Revolving Loans thereunder, “Existing Revolving Loans”) be modified to constitute another Tranche of Revolving Commitments in order to extend the termination date thereof (any such Revolving Commitments which have been so modified, “Extended Revolving Commitments” and any related Revolving Loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.13. In order to establish any Extended Revolving Commitments, Borrower shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Revolving Tranche) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be identical to those applicable to the Revolving Commitments of the Existing Revolving Tranche from which they are to be modified except (i) the scheduled termination date of the Extended Revolving Commitments and the related scheduled maturity date of the related Extended Revolving Loans shall be extended to the date set forth in the applicable Extension Amendment, (ii) (A) the Applicable Margins with respect to the Extended Revolving Loans may be higher or lower than the Applicable Margins for the Revolving Loans of such Existing Revolving Tranche and/or (B) additional or reduced fees may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any increased or decreased Applicable Margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) the Applicable Fee Percentage with respect to the Extended Revolving Commitments may be higher or lower than the Applicable Fee Percentage for the Revolving Commitments of such Existing Revolving Tranche, (iv) the covenants set forth in Section 10.08 may be modified in a manner acceptable to Borrower, Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the latest Maturity Date applicable to any Covenant Facility in effect immediately prior to giving effect to such Extension Amendment and (v) the L/C Commitments of any L/C Lender that is providing such Extended Revolving Commitments may be extended and the L/C Sublimit may be increased, subject to clause (d) below (it being understood that each Lender providing Extended Revolving Commitments, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 4.02, 4.07(b) or 13.04). Except as provided above, each Lender holding Extended Revolving Commitments shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Sections 2.09(b) and 2.10(b) applicable to existing Revolving Loans) and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Credit Parties shall take any actions reasonably required by Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to secure all the Obligations and continue to be perfected under the UCC or other applicable Law or otherwise after giving effect to the extension of any Revolving Commitments, including, without limitation, the procurement of title insurance endorsements reasonably requested by and satisfactory to Administrative Agent. No Lender shall have any obligation to agree to have any of its Revolving Commitments of any Existing Revolving Tranche modified to constitute Extended Revolving Commitments pursuant to any Revolving Extension Request. Any Extended Revolving Commitments of any Extension Tranche shall constitute a separate Tranche and Class of Revolving Commitments from the Existing Revolving Tranche from which they were modified. If, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Existing Revolving Tranche, such Revolving Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Loans (and related participations) and Existing Revolving Loans (and related participations) in the same proportion as such Extending Lender’s Extended Revolving Commitments bear to its remaining Revolving Commitments of the Existing Revolving Tranche.

(c)           Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Tranche are requested to respond (or such shorter period as is agreed to by Administrative Agent in its sole discretion). Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans or Revolving Commitments of the Existing Tranche subject to such Extension Request modified to constitute Extended Term Loans or Extended Revolving Commitments, as applicable, shall notify Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans or Revolving Commitments of the Existing Tranche that it has elected to modify to constitute Extended Term Loans or Extended Revolving Commitments, as applicable. In the event that the aggregate amount of Term Loans or Revolving Commitments of the Existing Tranche subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Commitments subject to such Extension Elections shall be modified to constitute Extended Term Loans or Extended Revolving Commitments, as applicable, on a pro rata basis based on the amount of Term Loans or Revolving Commitments included in such Extension Elections. Borrower shall have the right to withdraw any Extension Request upon written notice to Administrative Agent in the event that the aggregate amount of Term Loans or Revolving Commitments of the Existing Tranche subject to such Extension Request is less than the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested pursuant to such Extension Request.

(d)           Extended Term Loans or Extended Revolving Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which shall be substantially in the form of Exhibit Q or Exhibit R to this Agreement, as applicable, or, in each case, such other form as is reasonably acceptable to Administrative Agent). Each Extension Amendment shall be executed by Borrower, Administrative Agent and the Extending Lenders (it being understood that such Extension Amendment shall not require the consent of any Lender other than (A) the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Commitments, as applicable, established thereby, (B) with respect to any extension of the Revolving Commitments that results in an extension of an L/C Lender’s obligations with respect to Letters of Credit, the consent of such L/C Lender and (C) with respect to any extension of the Revolving Commitments that results in an extension of the Swingline Lender’s obligations with respect to Swingline Loans, the Swingline Lender). An Extension Amendment may, subject to Sections 2.13(a) and (b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or advisable, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.13 (including, without limitation, (A) amendments to Section 2.04(b)(ii) to permit reductions of Tranches of Revolving Commitments (and prepayments of the related Revolving Loans) with an R/C Maturity Date prior to the R/C Maturity Date applicable to a Tranche of Extended Revolving Commitments without a concurrent reduction of such Tranche of Extended Revolving Commitments, (B) such other technical amendments as may be necessary or advisable, in the reasonable opinion of Administrative Agent and Borrower, to give effect to the terms and provisions of any Extended Term Loans or Extended Revolving Commitments, as applicable and (C) to specify whether any Tranche of Extended Term Loans is a Covenant Facility or a Non-Covenant Facility).

SECTION 2.14.            Defaulting Lender Provisions.

(a)           Notwithstanding anything to the contrary in this Agreement, if a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply:

(i)            the L/C Liabilities and the participations in outstanding Swingline Loans of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders of the applicable Tranche pro rata in accordance with their respective Revolving Commitments of the applicable Tranche; provided that (i) the sum of each Non-Defaulting Lender’s total Revolving Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and each Non-Defaulting Lender’s Revolving Tranche Exposure may not in any event exceed the Revolving Commitment of such Tranche of such Non-Defaulting Lender as in effect at the time of such reallocation, (ii) subject to Section 13.21, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim Borrower, Administrative Agent, any L/C Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender and (iii) the conditions set forth in Section 7.02(a) are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time);

(ii)           to the extent that any portion (the “un-reallocated portion”) of the Defaulting Lender’s L/C Liabilities and participations in outstanding Swingline Loans cannot be so reallocated, whether by reason of the first proviso in clause (a) above or otherwise, Borrower will, not later than three (3) Business Days after demand by Administrative Agent (at the direction of any L/C Lender and/or the Swingline Lender, as the case may be), (i) Cash Collateralize the obligations of Borrower to the L/C Lender and the Swingline Lender in respect of such L/C Liabilities or participations in outstanding Swingline Loans, as the case may be, in an amount at least equal to the aggregate amount of the un-reallocated portion of such L/C Liabilities or participations in any outstanding Swingline Loans, or (ii) in the case of such participations in any outstanding Swingline Loans, prepay (subject to clause (c) below) and/or Cash Collateralize in full the un-reallocated portion thereof, or (iii) make other arrangements satisfactory to Administrative Agent, and to the applicable L/C Lender and the Swingline Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender;

(iii)           Borrower shall not be required to pay any fees to such Defaulting Lender under Section 2.05(a); and

(iv)           any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 4.07 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Lender or Swingline Lender hereunder; third, if so determined by Administrative Agent or requested by the applicable L/C Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or any Swingline Loan, as applicable; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default is continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Liabilities in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Liabilities owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Liabilities owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(iv) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)           Cure. If Borrower, Administrative Agent, each L/C Lender and the Swingline Lender agree in writing in their discretion that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.14(a)), (x) such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as Administrative Agent may determine to be necessary to cause the Revolving Exposure, L/C Liabilities and participations in any outstanding Swingline Loans of the Lenders to be on a pro rata basis in accordance with their respective Commitments of the applicable Tranche, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while such Lender was a Defaulting Lender; and provided, further, that no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender, and (y) all Cash Collateral provided pursuant to Section 2.14(a)(ii) shall thereafter be promptly returned to Borrower.

(c)           Certain Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.05 or Section 2.03(h) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees); provided that (i) to the extent that all or a portion of the L/C Liability or the participations in outstanding Swingline Loans of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.14, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (ii) to the extent that all or any portion of such L/C Liability or participations in any outstanding Swingline Loans cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the applicable L/C Lender and the Swingline Lender, as applicable, except to the extent of any un-reallocated portion that is Cash Collateralized or otherwise backstopped (with a letter of credit on customary terms) to Administrative Agent’s and applicable L/C Lender’s reasonable satisfaction (and the pro rata payment provisions of Section 4.02 will automatically be deemed adjusted to reflect the provisions of this Section 2.14(c)).

SECTION 2.15.            Refinancing Amendments.

(a)           At any time after the Closing Date, Borrower may obtain Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans, Incremental Term Loans, Extended Term Loans, Other Revolving Loans, Other Revolving Commitments, Extended Revolving Loans, Extended Revolving Commitments, Incremental Revolving Loans or Incremental Revolving Commitments), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Loans or Other Revolving Commitments pursuant to a Refinancing Amendment. Each issuance of Credit Agreement Refinancing Indebtedness under this Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $5.0 million and (y) an integral multiple of $1.0 million in excess thereof.

(b)           The effectiveness of any such Credit Agreement Refinancing Indebtedness shall be subject solely to the satisfaction of the following conditions to the reasonable satisfaction of Administrative Agent: (i) any Credit Agreement Refinancing Indebtedness in respect of Revolving Commitments will have a maturity date that is not prior to the maturity date of the Revolving Loans (or unused Revolving Commitments) being refinanced; (ii) other than (A) customary “bridge” facilities (so long as the long term debt into which any such customary “bridge” facility is to be automatically converted or may be converted at Borrower’s option on customary terms satisfies the requirements of this clause (b)) and (B) Credit Agreement Refinancing Indebtedness in an aggregate principal amount not exceeding the Shared Inside Maturity Amount on the date incurred that has (1) a maturity date that is prior to the maturity date of the Term Loans being refinanced (but, for the avoidance of doubt, not the Term A Facility Loans) and/or (2) a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Term Loans being refinanced (but, for the avoidance of doubt, not the Term A Facility Loans), any Credit Agreement Refinancing Indebtedness in respect of Term Loans will have a maturity date that is not prior to the maturity date of, and a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of, the Term Loans being refinanced (determined without giving effect to the impact of prepayments on amortization of Term Loans being refinanced); (iii) the aggregate principal amount of any Credit Agreement Refinancing Indebtedness shall not exceed the principal amount so refinanced, plus, accrued interest, plus, any premium or other payment required to be paid in connection with such refinancing, plus, the amount of reasonable and customary fees and expenses of Borrower or any of its Restricted Subsidiaries incurred in connection with such refinancing, plus, any unutilized commitments thereunder; (iv) to the extent reasonably requested by Administrative Agent, receipt by Administrative Agent and the Lenders of customary legal opinions and other documents; (v) to the extent reasonably requested by Administrative Agent, execution of amendments to the Mortgages by the applicable Credit Parties and Collateral Agent, in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent; (vi) to the extent reasonably requested by Administrative Agent, delivery to Administrative Agent of title insurance endorsements reasonably satisfactory to Administrative Agent; and (vii) execution of a Refinancing Amendment by the Credit Parties, Administrative Agent and Lenders providing such Credit Agreement Refinancing Indebtedness.

(c)           The Loans and Commitments established pursuant to this Section 2.15 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Credit Parties shall take any actions reasonably required by Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to secure all the Obligations and continue to be perfected under the UCC or other applicable Law or otherwise after giving effect to the applicable Refinancing Amendment.

(d)           Upon the effectiveness of any Refinancing Amendment pursuant to this Section 2.15, any Person providing the corresponding Credit Agreement Refinancing Indebtedness that was not a Lender hereunder immediately prior to such time shall become a Lender hereunder. Administrative Agent shall promptly notify each Lender as to the effectiveness of such Refinancing Amendment, and (i) in the case of any Other Revolving Commitments resulting from such Refinancing Amendment, the Total Revolving Commitments under, and for all purpose of this Agreement, shall be increased by the aggregate amount of such Other Revolving Commitments (net of any existing Revolving Commitments being refinanced by such Refinancing Amendment), (ii) any Other Revolving Commitments and Other Revolving Loans resulting from such Refinancing Amendment shall be deemed to be additional Revolving Commitments and Revolving Loans, respectively, hereunder, (iii) any Other Term Loans resulting from such Refinancing Amendment shall be deemed to be Term Loans hereunder (to the extent funded) and (iv) any Other Term Loan Commitments resulting from such Refinancing Amendment shall be deemed to be Term Loan Commitments hereunder. Notwithstanding anything to the contrary contained herein, Borrower, Collateral Agent and Administrative Agent may (and each of Collateral Agent and Administrative Agent are authorized by each other Secured Party to) execute such amendments and/or amendments and restatements of any Credit Documents as may be necessary or advisable to effectuate the provisions of this Section 2.15. Such amendments may include provisions allowing any Other Term Loans to be treated on the same basis as Term A Facility Loans and Term B Facility Loans in connection with declining prepayments.

(e)           Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Term Loan Commitments, Other Revolving Loans and/or Other Revolving Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.15. This Section 2.15 shall supersede any provisions in Section 4.02, 4.07(b) or 13.04 to the contrary.

SECTION 2.16.            Cash Collateral.

(a)           Certain Credit Support Events. Without limiting any other requirements herein to provide Cash Collateral, if (i) any L/C Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an extension of credit hereunder which has not been refinanced as a Revolving Loan or reimbursed, in each case, in accordance with Section 2.03(d) or (ii) Borrower shall be required to provide Cash Collateral pursuant to Section 11.01, Borrower shall, within one (1) Business Day (in the case of clause (i) above) or immediately (in the case of clause (ii) above) following any request by Administrative Agent or the applicable L/C Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount.

(b)           Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral (including Cash Collateral provided in accordance with Sections 2.01(e), 2.03, 2.10(c), 2.10(e), 2.14, 2.16 or 11.01) may be applied pursuant to Section 2.16(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person prior to the right or claim of Administrative Agent or the L/C Lenders and the Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by any Defaulting Lenders). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Administrative Agent or as otherwise agreed to by Administrative Agent. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral in accordance with the account agreement governing such deposit account.

(c)           Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.01(e), 2.03, 2.10(c), 2.10(e), 2.14 or 11.01 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Liabilities, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation), participations in Swingline Loans and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)           Release. Cash Collateral (or the appropriate portion thereof) provided to reduce un-reallocated portions or to secure other obligations shall, so long as no Event of Default then exists, be released promptly following (i) the elimination of the applicable un-reallocated portion or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, the assignment of such Defaulting Lender’s Loans and Commitments to a Replacement Lender)) or (ii) the determination by Administrative Agent and the L/C Lenders that there exists excess Cash Collateral (which, in any event, shall exist at any time that the aggregate amount of Cash Collateral exceeds the Minimum Collateral Amount); provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Credit Documents and the other applicable provisions of the Credit Documents, and (y) Borrower and the L/C Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated un-reallocated portions or other obligations.

ARTICLE III.

PAYMENTS OF PRINCIPAL AND INTEREST

SECTION 3.01.            Repayment of Loans.

(a)           Revolving Loans and Swingline Loans. Borrower hereby promises to pay (i) to Administrative Agent for the account of each applicable Revolving Lender on each R/C Maturity Date, the entire outstanding principal amount of such Revolving Lender’s Revolving Loans of the applicable Tranche, and each such Revolving Loan shall mature on the R/C Maturity Date applicable to such Tranche and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the R/C Maturity Date for the Tranche of Revolving Commitments under which such Swingline Loan is made and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided, however, that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b)           Term A Facility Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Lenders with Term A Facility Loans in repayment of the principal of such Term A Facility Loans, (i) on the last Business Day of each fiscal quarter (commencing with the first full fiscal quarter ending after the ~~Closing~~Third Amendment Effective Date), an aggregate amount equal to 1.25% of the aggregate principal amount of all Term A Facility Loans outstanding on the ~~Closing~~Third Amendment Effective Date (subject to adjustment for any prepayments made under Section 2.09 or Section 2.10 or Section 2.11(b) or Section 13.04(b)(B) or as provided in Section 2.12, in Section 2.13 or in Section 2.15) and (ii) the remaining principal amount of Term A Facility Loans on the Term A Facility Maturity Date.

(c)           Term B Facility Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Lenders with Term B Facility Loans in repayment of the principal of such Term B Facility Loans, (i) on the last Business Day of each fiscal quarter (commencing with the first full fiscal quarter ending after the Closing Date), an aggregate amount equal to 0.25% of the aggregate principal amount of all Term B Facility Loans outstanding on the Closing Date (subject to adjustment for any prepayments made under Section 2.09 or Section 2.10 or Section 2.11(b) or Section 13.04(b)(B) or as provided in Section 2.12, in Section 2.13 or in Section 2.15) and (ii) the remaining principal amount of Term B Facility Loans on the Term B Facility Maturity Date.

(d)           New Term Loans; Extended Term Loans; Other Term Loans. New Term Loans shall mature in installments as specified in the related Incremental Joinder Agreement pursuant to which such New Term Loans were made, subject, however, to Section 2.12(b). Extended Term Loans shall mature in installments as specified in the applicable Extension Amendment pursuant to which such Extended Term Loans were established, subject, however, to Section 2.13(a). Other Term Loans shall mature in installments as specified in the applicable Refinancing Amendment pursuant to which such Other Term Loans were established, subject, however, to Section 2.15(a).

SECTION 3.02.            Interest.

(a)           Borrower hereby promises to pay to Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made or maintained by such Lender to Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at the following rates per annum:

(i)            during such periods as such Loan (including each Swingline Loan) is an ABR Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable Margin applicable to such Loan, and

(ii)           during such periods as such Loan is a Term SOFR Loan, for each Interest Period relating thereto, Term SOFR for such Loan for such Interest Period, plus the Applicable Margin applicable to such Loan.

(b)           To the extent permitted by Law, upon the occurrence and during the continuance of an Event of Default under Section 11.01(b), 11.01(c), 11.01(g) or Section 11.01(h), all overdue Obligations shall automatically and without any action by any Person, bear interest at the Default Rate. Interest which accrues under this paragraph shall be payable on demand.

(c)           Accrued interest on each Loan shall be payable (i) in the case of each ABR Loan (including Swingline Loans), (x) quarterly in arrears on each Quarterly Date, (y) on the date of any repayment or prepayment in full of all outstanding ABR Loans of any Tranche of Loans (or of any Swingline Loan) (but only on the principal amount so repaid or prepaid), and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in the case of each Term SOFR Loan, (x) on the last day of each Interest Period applicable thereto and, if such Interest Period is longer than three months, on each date occurring at three-month intervals after the first day of such Interest Period, (y) on the date of any repayment or prepayment thereof or the conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or converted) and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

(d)           With respect to SOFR or Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.

ARTICLE IV.

PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

SECTION 4.01.            Payments.

(a)           All payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided herein or therein, all payments to be made by the Credit Parties under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its account at the Principal Office, not later than 2:00 p.m., New York time, on the date on which such payment shall become due (each such payment made after such time on such due date may, at the discretion of Administrative Agent, be deemed to have been made on the next succeeding Business Day). Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

(b)           Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify (in accordance with Sections 2.09 and 2.10, if applicable) to Administrative Agent (which shall so notify the intended recipient(s) thereof) or, in the case of Swingline Loans, to the Swingline Lender, the Class and Type of Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied.

(c)           Except to the extent otherwise provided in the third sentence of Section 2.03(h), each payment received by Administrative Agent or by any L/C Lender (directly or through Administrative Agent) under this Agreement or any Note for the account of any Lender shall be paid by Administrative Agent or by such L/C Lender (through Administrative Agent), as the case may be, to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent or by such L/C Lender (directly or through Administrative Agent), as the case may be, prior to 12:00 p.m. (Noon), New York time on any day, on such day and (y) if the payment was actually received by Administrative Agent or by such L/C Lender (directly or through Administrative Agent), as the case may be, after 12:00 p.m. (Noon), New York time, on any day, by 1:00 p.m., New York time, on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent or by such L/C Lender (through Administrative Agent), as the case may be, Administrative Agent or such Lender (through Administrative Agent), as applicable, shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent or such L/C Lender (through Administrative Agent), as applicable, pays such Lender the full amount).

(d)           If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension at the rate then borne by such principal.

SECTION 4.02.            Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fees under Section 2.05 in respect of Commitments of a particular Class shall be made for the account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in Section 5.03, Term SOFR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Commitments and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Loans and Term Loans (in the case of conversions and continuations of Loans); (c) except as otherwise provided in Section 2.09(b), Section 2.10(b), Section 2.12, Section 2.13, Section 2.14, Section 2.15, Section 13.04 or Section 13.05(d), each payment or prepayment of principal of any Class of Revolving Loans or of any particular Class of Term Loans shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) except as otherwise provided in Section 2.09(b), Section 2.10(b), Section 2.12, Section 2.13, Section 2.14, Section 2.15, Section 13.04 or Section 13.05(d), each payment of interest on Revolving Loans and Term Loans shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

SECTION 4.03.            Computations. Interest on Term SOFR Loans, commitment fees and Letter of Credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable and interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable.

SECTION 4.04.            Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 and conversions or prepayments made pursuant to Section 5.03, and Borrowings made to pay Reimbursement Obligations, each Borrowing, conversion and partial prepayment of principal of Loans shall be in an amount at least equal to (a) in the case of Term Loans, $100,000 with respect to ABR Loans and $1.0 million with respect to Term SOFR Loans and, in each case, in multiples of $100,000 in excess thereof or, if less, the remaining Term Loans of the applicable Tranche and (b) in the case of Revolving Loans and Swingline Loans, $100,000 with respect to ABR Loans and $1.0 million with respect to Term SOFR Loans and, in each case, in multiples of $100,000 in excess thereof (borrowings, conversions or prepayments of or into Loans of different Types or, in the case of Term SOFR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period) or, if less, the remaining Revolving Loans of the applicable Tranche. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Term SOFR Loans having the same Interest Period shall be in an amount at least equal to $1.0 million and in multiples of $100,000 in excess thereof and, if any Term SOFR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be ABR Loans during such period.

SECTION 4.05.         Certain Notices. Notices by Borrower to Administrative Agent (or, in the case of repayment of the Swingline Loans, to the Swingline Lender) of terminations or reductions of the Commitments, of Borrowings, conversions, continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent (or, in the case of Swingline Loans, the Swingline Lender) by telephone not later than 1:00 p.m. New York time (promptly followed by written notice (which in the case of a Borrowing, conversion or continuation shall be via a Notice of Borrowing or Notice of Continuation/Conversion, as applicable)), on at least the number of Business Days prior to the date of the relevant termination, reduction, Borrowing, conversion, continuation or prepayment or the first day of such Interest Period specified in the table below (unless otherwise agreed to by Administrative Agent in its sole discretion); provided that Borrower may make any such notice conditional upon the occurrence of another transaction, including, without limitation, a Person’s acquisition or sale or any incurrence of indebtedness or issuance of Equity Interests (in which case, such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the date specified in such notice)).

NOTICE PERIODS

Notice	Number of Business Days Prior
Termination or reduction of Commitments	3

Borrowing of, or conversions into, ABR Loans	1

Optional prepayment of ABR Loans	1

Borrowing or optional prepayment of, conversions into, continuations as, or duration of Interest Periods for, Term SOFR Loans; provided, that if Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by Administrative Agent not later than 11:00 a.m. New York time four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m. New York time three (3) Business Days before the requested date of such Borrowing, conversion or continuation, Administrative Agent shall notify Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders and Administrative Agent	2

Borrowing or repayment of Swingline Loans	same day

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of Borrowing, conversion, continuation or prepayment shall specify the Class of Loans to be borrowed, converted, continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, converted, continued or prepaid and the date of borrowing, conversion, continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Term SOFR Loan) will be automatically converted into an ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan. In the event that Borrower has elected to borrow or convert Loans into Term SOFR Loans but fails to select the duration of any Interest Period for any Term SOFR Loans within the time period and otherwise as provided in this Section 4.05, such Term SOFR Loan shall have an Interest Period of one month.

SECTION 4.06.            Non-Receipt of Funds by Administrative Agent.

(a)           Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to ABR Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(b)           Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Lenders, as the case may be, the amount due. With respect to any payment that Administrative Agent makes for the account of the Lenders or the L/C Lenders hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Lenders, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

SECTION 4.07.            Right of Setoff, Sharing of Payments; Etc..

(a)           If any Event of Default shall have occurred and be continuing, each Credit Party agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), subject to obtaining the prior written consent of Administrative Agent, to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Credit Party at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Credit Party), in which case it shall promptly notify such Credit Party thereof; provided, however, that such Lender’s failure to give such notice shall not affect the validity thereof; and provided further that no such right of setoff, banker’s lien or counterclaim shall apply to any funds held for further distribution to any Governmental Authority.

(b)           Each of the Lenders agrees that, if it should receive (other than pursuant to Section 2.09(b), Section 2.10(b), Section 2.11, Section 2.12, Section 2.13, Section 2.15, Article V, Section 13.04 or Section 13.05(d) or as otherwise specifically provided herein or in the Engagement Letter) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents (including any guarantee), or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, the sum of which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

(c)           Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)           Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Credit Party. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

(e)           Notwithstanding anything to the contrary contained in this Section 4.07, in the event that any Defaulting Lender exercises any right of setoff, (i) all amounts so set off will be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, each L/C Lender, the Swingline Lender and the Lenders and (ii) the Defaulting Lender will provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

ARTICLE V.

YIELD PROTECTION, ETC.

SECTION 5.01.            Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Lender to any Taxes (other than (A) Covered Taxes and (B) Excluded Taxes) on its Loans, loan principal, Letters of Credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that requests for additional compensation due to increased costs shall be limited to circumstances generally affecting the banking market and for which it is the general policy or practice of such requesting Lender to demand such compensation in similar circumstances under comparable provisions of other similar agreements.

(b)           Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any “Lending Office” of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such L/C Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that requests for additional compensation due to increased costs shall be limited to circumstances generally affecting the banking market and for which it is the general policy or practice of such requesting Lender to demand such compensation in similar circumstances under comparable provisions of other similar agreements.

(c)           Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 5.01 and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 5.01 for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.02.            Inability To Determine Interest Rates.

(a)           If in connection with any request for a Term SOFR Loan or a conversion of ABR Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 5.02(b), and the circumstances under clause (i) of Section 5.02(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed ABR Loan, or (ii) Administrative Agent or the Required Lenders determine in good faith that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert ABR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case, until Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 5.02(a), until Administrative Agent upon instruction of the Required Lenders) revokes such notice (which Administrative Agent agrees to do if the circumstances giving rise to such notice no longer exist).

Upon receipt of such notice, (i) Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to ABR Loans immediately at the end of their respective applicable Interest Period.

(b)           Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error), or Borrower or the Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or the Required Lenders (as applicable) have determined in good faith, that:

(i)           adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)           CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case, acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Credit Document with Daily Simple SOFR ~~plus the SOFR Adjustment~~ for any payment period for interest calculated that can be determined by Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR ~~plus the SOFR Adjustment~~, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 5.02(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, Administrative Agent and Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Successor Rate in accordance with this Section 5.02 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. New York time on the fifth Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders object to such amendment.

Administrative Agent will promptly (in one or more notices) notify Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.

Notwithstanding anything else herein, (i) with respect to the Term B Facility Loans only, the Successor Rate shall not be less than 0.50% and (ii) with respect to the Revolving Loans under the Closing Date Revolving Facility and the Term A Facility Loans only, the Successor Rate shall not be less than 0.00%.

In connection with the implementation of a Successor Rate, Administrative Agent (in consultation with Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 5.02, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

SECTION 5.03.         Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to Borrower (through Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.05.

SECTION 5.04.         [Reserved].

SECTION 5.05.         Compensation. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding any loss of profits or margin) incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than an ABR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an ABR Loan on the date or in the amount notified by Borrower; or

(c)           any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 2.11 or Section 13.04(b)(B);

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

SECTION 5.06.         Net Payments.

(a)           All payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws require the deduction or withholding of any Tax in respect of any such payment by Administrative Agent, a Credit Party or any other applicable withholding agent, then (i) the applicable withholding agent shall be entitled to withhold or make such deductions as are determined by the applicable withholding agent to be required, (ii) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (iii) to the extent that the withholding or deduction is made on account of Covered Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or deductions are made (including withholding or deductions applicable to additional sums payable under this Section 5.06), the applicable Lender (or, in the case of payments made to Administrative Agent for its own account, Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction been made. Borrower shall furnish to Administrative Agent as soon as practicable after the date of the payment of any Taxes by a Credit Party pursuant to this Section 5.06 documentation reasonably satisfactory to Administrative Agent evidencing such payment by the applicable Credit Party. Without duplication of any obligation set forth in the first two sentences of this Section 5.06(a), the Credit Parties shall jointly and severally indemnify and hold harmless Administrative Agent and each Lender, and reimburse Administrative Agent or such Lender (as applicable) upon its written request, for the amount of any Covered Taxes payable or paid by such Lender or Administrative Agent or required to be withheld or deducted from a payment to such recipient (including Covered Taxes imposed or asserted on amounts payable under this Section 5.06) and for any other reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Covered Taxes were correctly or legally imposed. Such written request shall include a certificate of such Lender or Administrative Agent setting forth in reasonable detail the basis of such request and such certificate, absent manifest error, shall be conclusive.

(b)           In addition but without duplication of any obligation set forth in Section 5.06(a), the Credit Parties agree to (and shall timely) pay, or at the option of Administrative Agent timely reimburse it for the payment of, all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes which arise from any payment made under or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.11(a)) (Taxes payable pursuant to this Section 5.06(b) referred to as “Other Taxes”).

(c)         (i)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Borrower and Administrative Agent, at the time or times prescribed by applicable Laws and at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation required by applicable Laws or reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (c)(ii), (iii) and (iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that providing any information currently required by any U.S. federal income tax withholding form shall not be considered prejudicial to the position of a Lender).

(ii)           Without limiting the generality of the foregoing clause (i), each Lender that is not (i) a U.S. Person or (ii) for U.S. federal income tax purposes, disregarded as separate from an entity that is a U.S. Person (a “Non-U.S. Lender”) agrees to the extent it is legally eligible to do so to deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date it becomes a party to this Agreement, and from time to time upon the reasonable request of Borrower or Administrative Agent, whichever of the following is applicable: (1) in the case of a Non-U.S. Lender (or, if a Non-U.S. Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) claiming the benefits of an income tax treaty to which the United States is a party, properly completed and duly executed copies of (x) with respect to payments of interest under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or an applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or an applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) properly completed and duly executed copies of IRS Form W-8ECI (or an applicable successor form); (3) in the case of a Non-U.S. Lender (or, if a Non-U.S. Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) claiming the benefits of the exemption for portfolio interest under Section 881(c) or 871(h) of the Code, (x) a certificate substantially in the form of Exhibit D-1 hereto to the effect that such Non-U.S. Lender (or such owner) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a CFC related to Borrower as described in Section 881(c)(3)(C) of the Code and that no interest payments in connection with any Credit Documents are effectively connected with the Non-U.S. Lender’s (or such owner’s) conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) properly completed and duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an applicable successor form); or (4) to the extent a Non-U.S. Lender (or, if a Non-U.S. Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such Non-U.S. Lender’s owner) is not the beneficial owner (for example, where such Non-U.S. Lender is a partnership or a participating Lender), properly completed and duly executed copies of IRS Form W-8IMY (or an applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, (in each case, or an applicable successor form) a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or D-3 hereto, IRS Form W-9 (or an applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender (or its owner, as applicable) is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender (or its owner, as applicable) are claiming the portfolio interest exemption, such Non-U.S. Lender (or its owner, as applicable) may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 hereto on behalf of each such direct and indirect partner.

(iii)           Without limiting the generality of the foregoing clause (i), each Lender that is (i) a U.S. Person or (ii) for U.S. federal income tax purposes, disregarded as separate from an entity that is a U.S. Person shall deliver at the time(s) and in the manner(s) prescribed by applicable Law, on or prior to the date it becomes a party to this Agreement, and from time to time upon the reasonable request of Borrower or Administrative Agent, to Borrower and Administrative Agent (as applicable), properly completed and duly executed IRS Forms W-9, or any successor form, (in such number of copies as shall be requested by the recipient) certifying that such Person is exempt from United States backup withholding.

(iv)           If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, and to determine the amount to deduct and withhold, if any, from such payment. For purposes of this Section 5.06(c)(iv), FATCA shall include any amendments made to FATCA after the date of this Agreement.

(v)           Any Non-U.S. Lender (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) shall, to the extent it is legally eligible to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), duly executed copies of any other documentation prescribed by applicable Laws or reasonably requested by Borrower or Administrative Agent as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws or reasonably requested by Borrower or Administrative Agent to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made, if any.

(vi)           Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation and deliver such updated documentation to Borrower and Administrative Agent or promptly notify Borrower and Administrative Agent in writing of its legal ineligibility to do so. Each Lender hereby authorizes Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to Administrative Agent pursuant to this Section 5.06(c).

(d)           On or before the date Administrative Agent becomes a party to this Agreement, if Administrative Agent is a U.S. Person or, for U.S. federal income tax purposes, disregarded as separate from an entity that is a U.S. Person, it shall deliver to Borrower (in such number of copies as shall be requested by Borrower) properly completed and duly executed copies of IRS Form W-9 (or an applicable successor form) certifying that it (or the entity with respect to which it is disregarded as separate for U.S. federal income tax purposes, as applicable) is exempt from U.S. federal backup withholding. Otherwise, Administrative Agent (including any successor Administrative Agent that is not (i) a U.S. Person or (ii) disregarded as separate from an entity that is a U.S. Person) shall deliver to Borrower (in such number of copies as shall be requested by Borrower) duly completed and executed copies of IRS Form W-8ECI (or an applicable successor form) (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (or an applicable successor form) (for all other payments) certifying that it is a “U.S. branch” and that the payments it receives for the account of Lenders are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Credit Parties to be treated as a U.S. Person with respect to such payments (and the Credit Parties and Administrative Agent agree to so treat Administrative Agent as a U.S. Person with respect to such payments, with the effect that the Credit Parties can make payments to Administrative Agent without deduction or withholding of any Tax imposed by the United States). Administrative Agent (or, if Administrative Agent is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) shall, to the extent it is legally eligible to do so, deliver to Borrower (in such number of copies as shall be requested by Borrower) on or before the date Administrative Agent becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower), duly executed copies of any other documentation prescribed by applicable Laws or reasonably requested by Borrower as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws or reasonably requested by Borrower to permit Borrower to determine the withholding or deduction required to be made, if any. Administrative Agent hereby assumes primary U.S. withholding for purposes of Chapters 3 and 4 of the Code, backup withholding and IRS Form 1099 information reporting obligations with respect to all amounts paid to it by the Credit Parties under the Credit Documents. Notwithstanding anything to the contrary in this Section 5.06(d), Administrative Agent shall not be required to provide any documentation that Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.

(e)           Any Lender requiring Borrower to pay any Covered Taxes or additional amounts to such Lender or any Governmental Authority for the account of such Lender pursuant to this Section 5.06 agrees to use (at the Credit Parties’ expense) commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or to assign its rights and obligations hereunder to an Affiliate if, in the judgment of such Lender, the making of such change or assignment would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not be otherwise disadvantageous to such Lender.

(f)           If Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund in respect of an overpayment of Taxes from a Governmental Authority with respect to an amount of Taxes actually paid to or on behalf of Administrative Agent or such Lender by Borrower or any other Credit Party pursuant to this Section 5.06, then Administrative Agent or such Lender shall notify Borrower of such refund and forward the proceeds of such refund (or relevant portion thereof) to Borrower (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund) as reduced by any reasonable out-of-pocket expense or liability incurred by Administrative Agent or such Lender in connection with obtaining such refund (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of Administrative Agent or such Lender, shall repay the amount paid over to Borrower (plus any penalties, interest (but solely with respect to the period during which Borrower held such refund) or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.06(f) shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person. Notwithstanding anything to the contrary in this Section 5.06(f), in no event will Administrative Agent or any Lender be required to pay any amount to any Credit Party pursuant to this Section 5.06(f) the payment of which would place Administrative Agent or such Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(g)           Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Covered Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Covered Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.05(a) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (g).

(h)           Each party’s obligations under this Section shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(i)           For the avoidance of doubt, for purposes of this Section 5.06, the term “Lender” includes any Swingline Lender and any L/C Lender and the term “applicable Law” includes FATCA.

ARTICLE VI.

GUARANTEES

SECTION 6.01.         The Guarantees. Each (a) Guarantor, jointly and severally with each other Guarantor, hereby guarantees as primary obligor and not as surety to each Secured Party and its successors and assigns the prompt payment and performance in full when due (whether at stated maturity, by acceleration, demand or otherwise) of the principal of and interest and fees (including any interest, fees, costs, expenses, or charges that would accrue but for the provisions of the Bankruptcy Code or other applicable Debtor Relief Law after the filing of any bankruptcy or insolvency petition) on the Loans and Commitments made by the Lenders to, and the Notes held by each Lender of, Borrower, and (b) Credit Party, jointly and severally with each other Credit Party, hereby guarantees as primary obligor and not as surety to each Secured Party and its successors and assigns the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest, fees and all other amounts (including any interest, fees, costs, expenses or charges that would accrue but for the provisions of the Bankruptcy Code or other applicable Debtor Relief Law after the filing of any bankruptcy or insolvency petition) of all other Obligations from time to time owing to the Secured Parties by any other Credit Party or any other Restricted Subsidiary under any Credit Document, any Credit Swap Contract entered into with a Swap Provider or any Secured Cash Management Agreement entered into with a Cash Management Bank, in each case now or hereinafter created, incurred or made, whether absolute or contingent, liquidated or unliquidated and strictly in accordance with the terms thereof; provided, that (i) the obligations guaranteed shall exclude obligations under any Credit Swap Contract or Secured Cash Management Agreements with respect to which the applicable Swap Provider or Cash Management Bank, as applicable, provides notice to Borrower that it does not want such Credit Swap Contract or Secured Cash Management Agreement, as applicable, to be secured, and (ii) as to each Guarantor the obligations guaranteed by such Guarantor hereunder shall not include any Excluded Swap Obligations in respect of such Guarantor (such obligations being guaranteed pursuant to clauses (a) and (b) above being herein collectively called the “Guaranteed Obligations” (it being understood that each Credit Party’s Guaranteed Obligations shall not include any Obligations with respect to which such Credit Party is the primary obligor)). Each Credit Party, jointly and severally with each other Credit Party, hereby agrees that if any other Credit Party shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Credit Party will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 6.02.         Obligations Unconditional. The obligations of the Credit Parties under Section 6.01 shall constitute a guaranty of payment (and not of collection) and are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for Payment in Full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any of the Credit Parties with respect to its respective guaranty of the Guaranteed Obligations which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)            at any time or from time to time, without notice to the Credit Parties, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)           the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iii)          the release of any other Credit Party pursuant to Section 6.08;

(iv)          any renewal, extension or acceleration of, or any increase in the amount of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Credit Documents;

(v)           any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations;

(vi)          any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Guaranteed Obligations or any subordination of the Guaranteed Obligations to any other obligations;

(vii)         the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Guaranteed Obligations or any other impairment of such collateral;

(viii)        any exercise of remedies with respect to any security for the Guaranteed Obligations (including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the Guaranteed Obligations) at such time and in such order and in such manner as Administrative Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Credit Party would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, each Credit Party hereby expressly waives any and all benefits which might otherwise be available to such Credit Party as a surety under applicable law, including, without limitation, California Civil Code Sections 2809, 2810, 2819, 2939, 2845, 2848, 2849, 2850, 2855, 2899 and 3433, and in the event that Nevada law applies to this Agreement or any portion hereof, each Credit Party hereby waives the provisions of Section 40.430 of the Nevada Revised Statutes; or

(ix)          any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Credit Party as a guarantor in respect of the Guaranteed Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of any Credit Party as a guarantor of the Guaranteed Obligations, or of such Credit Party under the guarantee contained in this Article VI or of any security interest granted by any Credit Party in its capacity as a guarantor of the Guaranteed Obligations, whether in a proceeding under the Bankruptcy Code or under any other federal, state or foreign bankruptcy, insolvency, receivership, or similar law, or in any other instance.

The Credit Parties hereby expressly waive diligence, presentment, demand of payment, protest, marshaling and all notices whatsoever, and any requirement that any Secured Party thereof exhaust any right, power or remedy or proceed against any Credit Party under this Agreement, the Notes, the Credit Swap Contracts or the Secured Cash Management Agreements or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Credit Parties waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party thereof upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between the Credit Parties and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Credit Parties hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against any Credit Party or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Credit Parties and the successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

For the avoidance of doubt, nothing in this Section 6.02 shall permit amendments to the Credit Documents or an acceleration of the Obligations other than as set forth in the Credit Documents.

SECTION 6.03.         Reinstatement. The obligations of the Credit Parties under this Article VI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Credit Party in respect of the Guaranteed Obligations is rescinded or avoided or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Credit Parties agree, jointly and severally with each other Credit Party, that they will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission, avoidance or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law, other than any costs or expenses resulting from the gross negligence, bad faith or willful misconduct of, or material breach by, such Secured Party, as determined in a final non-appealable judgment of a court of competent jurisdiction.

SECTION 6.04.         Subrogation; Subordination. Each Credit Party hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation, contribution or otherwise, against any Credit Party of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of any Credit Party now or hereafter owing to any Credit Party by reason of any payment by such Credit Party under the Guarantee in this Article VI is hereby subordinated to the prior Payment in Full in cash of the Guaranteed Obligations. Upon the occurrence and during the continuance of an Event of Default, each Credit Party agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of any other Credit Party to such Credit Party until the Obligations shall have been Paid in Full in cash. If an Event of Default has occurred and is continuing, and any amounts are paid to the Credit Parties in violation of the foregoing limitation, such amounts shall be collected, enforced and received by such Credit Party as trustee for the Secured Parties and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Credit Party under the other provisions of the guaranty contained herein.

SECTION 6.05.         Remedies. The Credit Parties jointly and severally agree that, as between the Credit Parties and the Lenders, the obligations of any Credit Party under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Article XI (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article XI) for purposes of Section 6.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable arising under the Bankruptcy Code or any other Debtor Relief Law) as against such other Credit Parties and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the other Credit Parties for purposes of Section 6.01.

SECTION 6.06.         Continuing Guarantee. The guarantee in this Article VI is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 6.07.         General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Credit Party under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Credit Party, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 6.08.         Release of Guarantors. If, in compliance with the terms and provisions of the Credit Documents, (i) the Equity Interests of any Guarantor are directly or indirectly sold or otherwise transferred such that such Guarantor no longer constitutes a Restricted Subsidiary (a “Transferred Guarantor”) to a Person or Persons, none of which is Borrower or a Restricted Subsidiary, (ii) any Restricted Subsidiary is designated as or becomes an Excluded Subsidiary or (iii) any Restricted Subsidiary that is a Credit Party and is merged, consolidated, liquidated or dissolved in accordance with Section 10.05 and is not the surviving entity of such transaction (a “Liquidated Subsidiary”), such Transferred Guarantor, Excluded Subsidiary or Liquidated Subsidiary, as applicable, upon the consummation of such sale, transfer, designation or such Person becoming an Excluded Subsidiary or merger, consolidation, dissolution or liquidation, as applicable, shall (without limiting the obligations of any surviving or successor entity to any Liquidated Subsidiary to become or remain a Guarantor) be automatically released from its obligations under this Agreement (including under Section 13.03 hereof) and the other Credit Documents, and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document, and the pledge of Equity Interests in any Transferred Guarantor or any Unrestricted Subsidiary to Collateral Agent pursuant to the Security Documents shall be automatically released, and, so long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, Collateral Agent shall take such actions as are necessary to effect and evidence each release described in this Section 6.08 in accordance with the relevant provisions of the Security Documents and this Agreement.

SECTION 6.09.         Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 6.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.09, or otherwise under the Guarantee, as it relates to such Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Payment in Full of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 6.09 constitute, and this Section 6.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 6.10.         Right of Contribution. Each Credit Party hereby agrees that to the extent that a Credit Party (a “Funding Credit Party”) shall have paid more than its Fair Share (as defined below) of any payment made hereunder, such Credit Party shall be entitled to seek and receive contribution from and against any other Credit Party hereunder which has not paid its Fair Share of such payment. Each Credit Party’s right of contribution shall be subject to the terms and conditions of Section 6.04. The provisions of this Section 6.10 shall in no respect limit the obligations and liabilities of any Credit Party to the Secured Parties, and each Credit Party shall remain liable to the Secured Parties for the full amount guaranteed by such Credit Party hereunder. “Fair Share” shall mean, with respect to a Credit Party as of any date of determination, an amount equal to (i) the ratio of (A) the Adjusted Maximum Amount (as defined below) with respect to such Credit Party to (B) the aggregate of the Adjusted Maximum Amounts with respect to all Credit Parties multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Credit Parties under this Article VI in respect of the Guaranteed Obligations. “Adjusted Maximum Amount” shall mean, with respect to a Credit Party as of any date of determination, the maximum aggregate amount of the obligations of such Credit Party under this Article VI; provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Credit Party for purposes of this Section 6.10, any assets or liabilities of such Credit Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Credit Party. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Credit Party.

ARTICLE VII.

CONDITIONS PRECEDENT

SECTION 7.01.         Conditions to Initial Extensions of Credit.

The obligations of Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a replacement and/or new Letter of Credit) are subject to the satisfaction of the following:

(a)           Corporate Documents. Administrative Agent shall have received copies of the Organizational Documents of each Credit Party and evidence of all corporate or other applicable authority for each Credit Party (including resolutions or written consents and incumbency certificates) with respect to the execution, delivery and performance of such of the Credit Documents to which each such Credit Party is intended to be a party as of the Closing Date, certified as of the Closing Date as complete and correct copies thereof by the Secretary, an Assistant Secretary or a Responsible Officer of each Credit Party (or the member or manager or general partner of such Credit Party, as applicable).

(b)           Officer’s Certificate. Administrative Agent shall have received an Officer’s Certificate of Borrower, dated the Closing Date, certifying that the conditions set forth in Sections 7.02(a)(i) and 7.02(a)(ii) have been satisfied.

(c)           Opinions of Counsel. Administrative Agent shall have received the following opinions, each of which shall be addressed to Administrative Agent, Collateral Agent and the Lenders, dated the Closing Date and covering such matters as Administrative Agent shall reasonably request in a manner customary for transactions of this type:

(i)           an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to the Credit Parties; and

(ii)           opinions of local counsel to the Credit Parties in such jurisdictions as are set forth in Schedule 7.01(c).

(d)           Notes. Administrative Agent shall have received copies of the Notes, duly completed and executed, for each Lender that requested a Note at least three (3) Business Days prior to the Closing Date.

(e)           Credit Agreement. Administrative Agent shall have received this Agreement executed and delivered by a duly authorized officer of each Credit Party and each Person that is a Lender on the Closing Date.

(f)           Filings and Lien Searches. Administrative Agent shall have received (i) UCC financing statements in form appropriate for filing in the jurisdiction of organization of each Credit Party, (ii) results of lien searches conducted in the jurisdictions in which the Credit Parties are organized, (iii) security agreements or other agreements in appropriate form for filing in the United States Patent and Trademark Office and United States Copyright Office, in each case, with respect to Intellectual Property of the Credit Parties to the extent required pursuant to the Security Documents and (iv) certificates of ownership with respect to each Mortgaged Vessel identified as owned by Borrower or a Restricted Subsidiary on Schedule 8.13(b), if any.

(g)           Security Documents. (i) Administrative Agent shall have received the Security Agreement and the Initial Perfection Certificate, in each case, duly authorized, executed and delivered by the applicable Credit Parties, and (ii) Collateral Agent shall have received, to the extent required pursuant to the Security Agreement and not prohibited by applicable Requirements of Law (including, without limitation, any Gaming/Racing Laws and/or any Gaming/Racing Licenses), (1) original certificates representing the certificated Pledged Securities (as defined in the Security Agreement) required to be delivered to Collateral Agent pursuant to the Security Agreement, accompanied by original undated stock powers executed in blank (in each case, except as set forth on Schedule 9.15), and (2) the promissory notes, intercompany notes, instruments, and chattel paper identified under the name of such Credit Parties in Schedule 6 to the Initial Perfection Certificate (other than such certificates, promissory notes, intercompany notes, instruments and chattel paper that constitute Excluded Property), accompanied by undated notations or instruments of assignment executed in blank (in each case, except as set forth on Schedule 9.15), and all of the foregoing shall be reasonably satisfactory to Administrative Agent in form and substance (in each case, to the extent required to be delivered to Collateral Agent pursuant to the terms of the applicable Security Documents).

(h)           Notice of Borrowing. Administrative Agent shall have received a Notice of Borrowing duly executed by Borrower.

(i)           Financial Statements. Administrative Agent shall have received (i) the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity of Borrower and its Subsidiaries for each of the three most recently completed fiscal years of Borrower ended at least 90 days before the Closing Date and (ii) the unaudited consolidated balance sheets and related statements of operations and cash flows of Borrower and its Subsidiaries for each fiscal quarter of Borrower ended after December 31, 2021 (other than the fourth fiscal quarter of any fiscal year) and at least 45 days before the Closing Date, in each case, which financial statements have been prepared in accordance with GAAP.

(j)           [Reserved].

(k)           Insurance. Administrative Agent shall have received evidence of insurance complying with the requirements of Sections 9.02(a) and (b) and certificates naming Collateral Agent as an additional insured and/or loss payee to the extent required pursuant to such Sections.

(l)           Approvals. Other than as set forth in Section 8.06, Section 8.15 and on Schedule 9.15, all necessary Gaming/Racing Licenses and Governmental Authority and third party approvals and/or consents in connection with the Transactions, including without limitation, the transactions contemplated by the Credit Documents shall have been obtained and shall remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, enjoins, prevents or imposes materially adverse conditions upon the consummation of the Transactions. In addition, there shall not exist any judgment, order, injunction or other restraint, and there shall be no pending litigation or proceeding by any Governmental Authority, prohibiting, enjoining or imposing materially adverse conditions upon the Transactions, or on the consummation thereof.

(m)           Closing Date Refinancing. Borrower and its Restricted Subsidiaries shall have effected (or will, on the Closing Date, effect) the repayment in full of all obligations and indebtedness of Borrower and its Restricted Subsidiaries in respect of the Existing Revolving Commitments (other than with respect to the Existing Letters of Credit), the Existing Term A Facility Loans and the Existing Term B-1 Facility Loans (subject to any lenders thereunder who have elected a “cashless roll” option), including, without limitation, the payment of all accrued and unpaid interest and other amounts owing thereon and the termination of all outstanding commitments in effect under the Existing Credit Agreement.

(n)           Solvency. Administrative Agent shall have received a certificate in the form of Exhibit G hereto from the chief financial officer or other equivalent officer of Borrower with respect to the Solvency of Borrower (on a consolidated basis with its Subsidiaries), immediately after giving effect to the consummation of the Transactions.

(o)           Payment of Fees and Expenses. To the extent invoiced at least three (3) Business Days prior to the Closing Date (unless otherwise agreed by Borrower), all costs, fees, expenses (including, without limitation, reasonable legal fees and expenses of Latham & Watkins LLP, and of special gaming and local counsel in any applicable jurisdiction, if any) of Administrative Agent, the Lead Arrangers and (in the case of fees only) the Lenders required to be paid by this Agreement or by the Engagement Letter, in each case, payable to Administrative Agent, the Lead Arrangers and/or the Lenders in respect of the Transactions, shall have been, or shall substantially concurrently with the initial extension of credit hereunder be, paid to the extent due.

(p)           Patriot Act. On or prior to the Closing Date, Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date (or such later date as agreed to by Administrative Agent) all documentation and other information reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by Administrative Agent that Administrative Agent reasonably determines is required by regulatory authorities from the Credit Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act.

(q)           Beneficial Ownership Certification. Administrative Agent shall have received, at least two (2) Business Days prior to the Closing Date (or such later date as agreed to by Administrative Agent), a Beneficial Ownership Certification in relation to Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation to the extent requested not less than ten (10) Business Days prior to the Closing Date.

(r)           Material Adverse Changes. Since December 31, 2021, there has been no event or circumstance that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 7.02.         Conditions to All Extensions of Credit. Subject to the limitations set forth in Section 1.08 with respect to any Incremental Commitments (and any Loans funded thereunder) and the applicable Incremental Joinder Agreement, the obligations of the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each Borrowing or other extension of credit (whether by making a Loan or issuing a Letter of Credit) hereunder (including the initial borrowing) is subject to the conditions precedent that:

(a)           No Default or Event of Default; Representations and Warranties True. Both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

(i)           no Default or Event of Default shall have occurred and be continuing (provided that this clause (i) shall be subject to Section 1.08 with respect to any Incremental Commitments (and any Loans funded thereunder) and the applicable Incremental Joinder Agreement);

(ii)           each of the representations and warranties made by the Credit Parties in Article VIII and by each Credit Party in each of the other Credit Documents to which it is a party shall be true and correct in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of an earlier date shall be required to be true and correct in all material respects only as of such earlier date, and that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the applicable date) (provided that this clause (ii) shall be subject to Section 1.08 with respect to any Incremental Commitments (and any Loans funded thereunder) and the applicable Incremental Joinder Agreement); and

(iii)           (A) the sum of the aggregate amount of the outstanding Revolving Loans, plus the aggregate amount of the outstanding Swingline Loans plus the aggregate outstanding L/C Liabilities shall not exceed the Total Revolving Commitments then in effect and (B) the Revolving Tranche Exposure of all Revolving Lenders in respect of each Tranche of Revolving Commitments does not exceed the aggregate Revolving Commitments of such Tranche then in effect.

(b)           Notice of Borrowing. Administrative Agent shall have received a Notice of Borrowing and/or Letter of Credit Request, as applicable, duly completed and complying with Section 4.05. Each Notice of Borrowing or Letter of Credit Request delivered by Borrower hereunder shall constitute a representation and warranty by Borrower that on and as of the relevant borrowing date or date of issuance of the relevant Letter of Credit (both immediately before and immediately after giving effect to such borrowing or issuance and the application of the proceeds thereof) that the applicable conditions in Section 7.02 have been satisfied.

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents for itself and on behalf of its Restricted Subsidiaries and warrants to Administrative Agent, Collateral Agent and Lenders that, at and as of each Funding Date, in each case immediately before and immediately after giving effect to the transactions to occur on such date:

SECTION 8.01.         Corporate Existence; Compliance with Law.

(a)           Borrower and each Restricted Subsidiary (i) (A) is a corporation, partnership, limited liability company or other entity duly organized and validly existing under the laws of the jurisdiction of its organization and (B) is in good standing (to the extent applicable) under the laws of the jurisdiction of its organization; (ii) (A) has all requisite corporate or other power and authority, and (B) has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (iii) is qualified to do business and is in good standing (to the extent applicable) in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; except, in the case of clauses (i)(B) (other than with respect to Borrower), (ii)(B) and (iii) where the failure thereof individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b)           Neither Borrower nor any Restricted Subsidiary nor any of its Property is in violation of, nor will the continued operation of Borrower’s or such Restricted Subsidiary’s Property as currently conducted violate, any Requirement of Law (including, without limitation, Gaming/Racing Laws, the Act and any zoning or building ordinance, code or approval or permits or any restrictions of record or agreements affecting the Real Property) or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violations or defaults would reasonably be expected to have a Material Adverse Effect.

(c)           No Credit Party is an EEA Financial Institution.

SECTION 8.02.         Financial Condition; Etc. Borrower has delivered to Administrative Agent or made ~~publically~~publicly available (a) the audited consolidated balance sheets and related consolidated statements of operations, cash flows and stockholders’ equity of Borrower and its Subsidiaries for each of the three most recently completed fiscal years of Borrower, ended at least 90 days before the Closing Date and (b) the unaudited consolidated balance sheets and related statements of operations and cash flows of Borrower and its Subsidiaries for each fiscal quarter ending after December 31, 2021 (other than the fourth fiscal quarter of any fiscal year) and at least 45 days prior to the Closing Date. All of said financial statements, including in each case the related schedules and notes, are true, complete and correct in all material respects and have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial position of Borrower and its Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to normal period-end audit adjustments and the absence of footnotes.

SECTION 8.03.         Litigation. Except as set forth on Schedule 8.03, there is no Proceeding (other than any (a) qui tam Proceeding, to which this Section 8.03 is limited to knowledge of any Responsible Officer of Borrower, and (b) normal overseeing reviews of any Gaming/Racing Authority) pending against, or to the knowledge of any Responsible Officer of Borrower, threatened in writing against, Borrower or any of its Restricted Subsidiaries or any of their respective Properties before any Governmental Authority or private arbitrator that (i) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) as of the Closing Date only, challenges the validity or enforceability of any of the Credit Documents.

SECTION 8.04.         No Breach; No Default.

(a)           None of the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party nor the consummation of the transactions herein and therein contemplated (including the Transactions) do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (x) any Organizational Document of any Credit Party or (y) any applicable Requirement of Law (including, without limitation, any Gaming/Racing Law) or (z) any order, writ, injunction or decree of any Governmental Authority binding on any Credit Party or result in a breach of, or require termination of, any term or provision of any Contractual Obligation of any Credit Party or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or (iii) result in or require the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Credit Party pursuant to the terms of any such Contractual Obligation, except with respect to (i)(y), (i)(z), (ii) or (iii) which would not reasonably be expected to result in a Material Adverse Effect.

(b)           No Default or Event of Default has occurred and is continuing.

SECTION 8.05.         Action. Borrower and each Restricted Subsidiary has all necessary corporate or other organizational power, authority and legal right to execute, deliver and perform its obligations under each Credit Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by Borrower and each Restricted Subsidiary of each Credit Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate, partnership or other organizational action on its part; and this Agreement has been duly and validly executed and delivered by each Credit Party and constitutes, and each of the Credit Documents to which it is a party when executed and delivered by such Credit Party will constitute, its legal, valid and binding obligation, enforceable against each Credit Party, as applicable, in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 8.06.         Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Borrower or any Restricted Subsidiary of the Credit Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the Transactions, except for: (i) authorizations, approvals or consents of, and filings or registrations with any Governmental Authority or any securities exchange previously obtained, made, received or issued, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (iii) the filings referred to in Section 8.14, (iv) waiver by the Gaming/Racing Authorities of any qualification requirement on the part of the Lenders who do not otherwise qualify and are not banks or licensed lending institutions, (v) consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect, (vi) any required approvals (including prior approvals) of the requisite Gaming/Racing Authorities that any Agent, Lender or participant is required to obtain from, or any required filings with, requisite Gaming/Racing Authorities to exercise their respective rights and remedies under this Agreement and the other Credit Documents (as set forth in Section 13.13) and (vii) filings of the Credit Documents with Governmental Authorities, including Gaming/Racing Authorities.

SECTION 8.07.         ERISA and Foreign Employee Benefit Matters.

(a)           No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 8.07, as of the Closing Date, no ERISA Entity maintains or contributes to any Pension Plan. Each Company is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan (other than to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect). The aggregate liabilities of any ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

(b)           Each Foreign Plan is in compliance with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Plan, other than to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Restricted Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, except to the extent that would not reasonably be expected to have a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of Borrower or Restricted Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued, in each case, except to the extent that would not reasonably be expected to have a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or to the knowledge of any Responsible Officer of Borrower, threatened against Borrower or any of its Restricted Subsidiaries with respect to any Foreign Plan that would reasonably be expected to result in a Material Adverse Effect.

SECTION 8.08.         Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, (i) all tax returns, statements, reports and forms or other documents (including estimated Tax or information returns and including any required, related or supporting information) (collectively, “Tax Returns”) required to be filed with any taxing authority by, or with respect to, Borrower and each of its Restricted Subsidiaries have been timely filed in accordance with all applicable Laws (taking into account all lawful extensions of due dates) and each such Tax Return is accurate and complete; and (ii) Borrower and each of its Restricted Subsidiaries has timely paid or made provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed or that are otherwise due and payable (including in its capacity as a withholding agent), other than Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves (for the avoidance of doubt, taking into account any indemnity with respect to such Taxes provided by a third party to Borrower or any of its Restricted Subsidiaries) have been provided in accordance with GAAP. Neither Borrower nor any of its Restricted Subsidiaries has received written notice of any proposed or pending Tax assessment, audit or deficiency against Borrower or such Restricted Subsidiary that would reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there are no material Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving Borrower or any of its Restricted Subsidiaries other than between or among Borrower and its Restricted Subsidiaries.

SECTION 8.09.         Investment Company Act. Neither Borrower nor any of its Restricted Subsidiaries is an “investment company,” or a company “controlled” by an “investment company” required to be regulated under the Investment Company Act of 1940, as amended.

SECTION 8.10.         Environmental Matters. Except as set forth on Schedule 8.10 or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of Borrower and its Restricted Subsidiaries and each of their businesses, operations and Real Property is in compliance with, and each has no liability under any Environmental Law; (ii) each of Borrower and its Restricted Subsidiaries has obtained, maintained and complied with all Permits required for, the conduct of their businesses and operations, and the ownership, operation and use of their assets, all as currently conducted, under any Environmental Law, all such Permits are valid and in good standing and, under the currently effective business plans of Borrower and its Restricted Subsidiaries, no expenditures or operational adjustments are currently reasonably expected to be required in order to renew or modify such Permits; (iii) there has been no Release or threatened Release of Hazardous Material on, at, under or from any real property or facility presently or formerly owned, leased, operated or, to the knowledge of any Responsible Officer of Borrower or any of its Restricted Subsidiaries, used for waste disposal by Borrower or any of its Restricted Subsidiaries, or any of their respective predecessors in interest that, in any of these situations, would reasonably be expected to result in liability to Borrower or any of its Restricted Subsidiaries under any Environmental Law; (iv) there is no Environmental Action pending or, to the knowledge of any Responsible Officer of Borrower or any of its Restricted Subsidiaries, threatened, against Borrower or any of its Restricted Subsidiaries, including any Environmental Action relating either to the operations of Borrower or its Restricted Subsidiaries or to real property currently or formerly owned, leased, operated or, to the knowledge of any Responsible Officer of Borrower or any of its Restricted Subsidiaries, used for waste disposal by Borrower or any of its Restricted Subsidiaries; (v) none of Borrower or any of its Restricted Subsidiaries is obligated to perform any action or otherwise incur any expense under any Environmental Law pursuant to any legally binding order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and none of Borrower or any of its Restricted Subsidiaries is conducting or financing any Response Action pursuant to any Environmental Law with respect to any location; (vi) no circumstances exist that would reasonably be expected to (a) form the basis of an Environmental Action against Borrower or any of its Restricted Subsidiaries, or any of their Real Property, facilities or assets or (b) cause any such Real Property, facilities or assets to be subject to any restriction on ownership, occupancy, use or transferability under any Environmental Law and (vii) no Lien has been recorded or, to the knowledge of any Responsible Officer of Borrower or any of its Restricted Subsidiaries, threatened under any Environmental Law with respect to any Real Property or other assets of Borrower or any of its Restricted Subsidiaries.

SECTION 8.11.         Use of Proceeds.

(a)           Borrower will use the proceeds of:

(i)           Term A Facility Loans and Term B Facility Loans made on the Closing Date to finance a portion of the Transactions and for general corporate purposes; ~~and~~

(ii)           Revolving Loans (including Incremental Revolving Loans) and Term Loans (including Incremental Term Loans) made after the Closing Date for working capital, capital expenditures, Permitted Acquisitions (and other Acquisitions not prohibited hereunder), permitted Investments, general corporate purposes and for any other purposes not prohibited by this Agreement~~.~~; and

(iii)           Term A Facility Loans made on the Third Amendment Effective Date to finance a portion of the Third Amendment Transactions and for working capital, capital expenditures, Permitted Acquisitions (and other Acquisitions not prohibited hereunder), permitted Investments, general corporate purposes and for any other purposes not prohibited by this Agreement.

(b)           Neither Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. No part of the proceeds of any extension of credit (including any Loans) and no Letters of Credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose or for any other purpose, in each case, that entails a violation of, or is inconsistent with, the provisions of Regulation T, Regulation U or Regulation X. The pledge of any Equity Interests by any Credit Party pursuant to the Security Agreement does not violate such regulations.

SECTION 8.12.         Subsidiaries.

(a)           Schedule 8.12(a) sets forth a true and complete list of the following: (i) all the Subsidiaries of Borrower as of the Closing Date; (ii) the name and jurisdiction of incorporation or organization of each such Subsidiary as of the Closing Date; and (iii) as to each such Subsidiary, the percentage and number of each class of Equity Interests of such Subsidiary owned by Borrower and its Subsidiaries as of the Closing Date.

(b)           Schedule 8.12(b) sets forth a true and complete list of all the Immaterial Subsidiaries as of the Closing Date.

(c)           Schedule 8.12(c) sets forth a true and complete list of all the Unrestricted Subsidiaries as of the Closing Date.

SECTION 8.13.         Ownership of Property; Liens.

(a)           Borrower and each of its Restricted Subsidiaries has good and valid title to, or a valid (with respect to Real Property and Vessels) leasehold interest in (or subleasehold interest in or other right to occupy), all material assets and Property (including Mortgaged Real Property and Mortgaged Vessels) (tangible and intangible) owned or occupied by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), except for minor defects in title that do not interfere in any material respect with the ability of Borrower or any Restricted Subsidiary to conduct its business as currently conducted or to utilize such assets and Properties for their intended purposes and (b) all such assets and Property are subject to no Liens other than Permitted Liens. All of the assets and Property owned by, leased to or used by Borrower and each of its Restricted Subsidiaries in its respective businesses are in good operating condition and repair in all material respects (ordinary wear and tear and casualty and force majeure excepted) except in each case where the failure of such asset to meet such requirements would not reasonably be expected to result in a Material Adverse Effect.

(b)           Schedule 8.13(b) sets forth a true, complete and correct list of each of the Vessels owned, leased, used or occupied by Borrower or a Restricted Subsidiary as of the Closing Date, including the owner of the Vessel, the name of the Vessel, the official number (if any) of the Vessel and the location where such Vessel is docked or stored.

SECTION 8.14.         Security Interest; Etc.

(a)           Subject to applicable Gaming/Racing Laws, the Security Documents, once executed and delivered, will create, in favor of Collateral Agent for the benefit of the Secured Parties, as security for the Obligations, a valid and enforceable security interest in and Lien upon all of the Collateral (subject to any applicable provisions set forth herein or in the Security Documents with respect to limitations or exclusions from the requirement to perfect the security interests and Liens on the collateral described therein), and upon (i) filing of financing statements in the offices of the Secretaries of State of such Credit Party’s jurisdiction of organization or formation or recording, registering or taking such other actions as may be necessary with the appropriate Governmental Authorities (including payment of applicable filing and recording taxes), (ii) the taking of possession or control by Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control which possession or control shall be given to Collateral Agent to the extent possession or control by Collateral Agent is required by the Security Agreement and (iii) delivery of the applicable documents to Collateral Agent in accordance with the provisions of the applicable Security Documents, such security interest shall be a perfected security interest in and Lien upon all of the Collateral (subject to any applicable provisions set forth herein or in the Security Documents with respect to limitations or exclusions from the requirement to perfect the security interests and Liens on the collateral described therein) superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens.

(b)           Each Ship Mortgage, once executed and delivered, will create, upon filing and recording in the National Vessel Documentation Center of the United States Coast Guard, in favor of Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable preferred mortgage upon the applicable Mortgaged Vessel under Chapter 313 of Title 46 of the United States Code, subject to no Liens other than Permitted Liens.

Notwithstanding anything herein (including this Section 8.14) or in any other Credit Document to the contrary, neither Borrower nor any other Credit Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to this Agreement or any other Credit Document.

SECTION 8.15.         Licenses and Permits. Borrower and each of its Restricted Subsidiaries hold all material governmental permits, licenses, franchises, certificates, waivers, authorizations, consents and approvals (including Gaming/Racing Licenses) necessary for Borrower and its Restricted Subsidiaries to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the “Permits”), except for Permits the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect. None of the Permits has been modified in any way since the Closing Date in a manner that would reasonably be expected to have a Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Restricted Subsidiaries has received written notice that any Gaming/Racing Authority has commenced proceedings to suspend, revoke or not renew any such Permits where such suspensions, revocations or failure to renew would reasonably be expected to have a Material Adverse Effect.

SECTION 8.16.         Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Credit Party to any Secured Party prior to the Closing Date in connection with this Agreement and the other Credit Documents, but in each case excluding all projections and general industry or economic data, when taken as a whole and giving effect to all supplements and updates, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections furnished pursuant to Section 7.01(i)(v) was prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Credit Party, however, makes any representation as to the ability of any Company to achieve the results set forth in any such projections.

SECTION 8.17.         Solvency. As of the Closing Date, immediately prior to and immediately following the consummation of the Transactions occurring on the Closing Date, Borrower (on a consolidated basis with its Subsidiaries) is and will be Solvent (after giving effect to Section 6.07).

SECTION 8.18.         [Reserved].

SECTION 8.19.         Intellectual Property. Borrower and each of its Restricted Subsidiaries owns or possesses adequate licenses or otherwise has the right to use all of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights and trade secrets (including in know-how and processes) (collectively, “Intellectual Property”) (including, as of the Closing Date, all Intellectual Property listed in Schedules 8(a), 8(b) and 8(c) to the Initial Perfection Certificate) that are necessary for the operation of its business as presently conducted except where failure to own or have such right would not reasonably be expected to have a Material Adverse Effect and, as of the Closing Date, all registrations listed in Schedules 8(a), 8(b) and 8(c) to the Initial Perfection Certificate are, to the knowledge of any Responsible Officer of Borrower, valid and in full force and effect, except where the invalidity of such registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no claim is pending or, to the knowledge of any Responsible Officer of Borrower, threatened to the effect that Borrower or any of its Restricted Subsidiaries infringes or violates the asserted rights of any other Person under any material Intellectual Property, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no claim is pending or, to the knowledge of any Responsible Officer of Borrower, threatened to the effect that any material Intellectual Property owned or licensed by Borrower or any of its Restricted Subsidiaries or which Borrower or any of its Restricted Subsidiaries otherwise has the right to use is invalid or unenforceable, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.20.         Affected Financial Institutions. No Credit Party is an Affected Financial Institution.

SECTION 8.21.         Regulation H. As of the Closing Date, no Mortgaged Real Property constitutes improved fee-owned real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

SECTION 8.22.         Insurance. Borrower and each of its Restricted Subsidiaries are insured by insurers of recognized financial responsibility (determined as of the date such insurance was obtained) against such losses and risks (other than wind and flood damage) and in such amounts as are prudent and customary in the businesses in which it is engaged, except to the extent that such insurance is not available on commercially reasonable terms. Borrower and each of its Restricted Subsidiaries maintain all insurance required by Flood Insurance Laws (but shall not, for the avoidance of doubt, be required to obtain insurance with respect to wind and flood damage unless and to the extent required by such Flood Insurance Laws).

SECTION 8.23.         Real Estate.

(a)           Schedule 8.23(a) sets forth a true, complete and correct list of all Material Real Property owned and all Material Real Property leased by Borrower or any of its Restricted Subsidiaries as of the Closing Date, including a brief description thereof, including, in the case of leases, the street address (to the extent available) and landlord name. Borrower has delivered to Collateral Agent true, complete and correct copies of all such leases other than the Master Leases.

(b)           Except as set forth on Schedule 8.23(b), as of the Closing Date, to the best of knowledge of any Responsible Officer of Borrower no Taking has been commenced or is contemplated with respect to all or any portion of the Material Real Property of Borrower or its Restricted Subsidiaries or for the relocation of roadways providing access to such Material Real Property that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

SECTION 8.24.         Leases.

(a)           Borrower has delivered to Administrative Agent or made ~~publically~~publicly available a true, complete and correct copy of each Master Lease as in effect on the Closing Date.

(b)           Borrower and its Restricted Subsidiaries have paid all payments required to be made by it under the Master Leases (so long as such Master Leases are in effect) and all other leases of Material Real Property where any of the Collateral is or may be located from time to time (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or such Restricted Subsidiary, as the case may be, and any amounts that are due but not yet delinquent), except where failure to make such payments would not reasonably be expected to have a Material Adverse Effect.

(c)           Except as would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date and thereafter, each Master Lease and each other lease of Material Real Property listed on Schedule 8.23(a) (as amended, restated, replaced, supplemented or otherwise modified by Schedule 5(b) to the Perfection Certificates that have been delivered pursuant to Section 9.04(h)(ii)) is in full force and effect and will be or is, as applicable, the legal, valid, binding and enforceable against the Credit Party party thereto, in accordance with its terms, in each case, except as such enforceability may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)           None of the leases of Material Real Property set forth on Schedule 8.23(a) (other than the Master Leases and as amended, restated, replaced, supplemented or otherwise modified by Schedule 5(b) to the Perfection Certificates that have been delivered pursuant to Section 9.04(h)(ii)) have been amended, modified or assigned in any manner that would reasonably be expected to result in a Material Adverse Effect. Borrower has not received written notice from any landlord of any existing breach, default, event of default or, to the best of knowledge of any Responsible Officer of Borrower, event that, with or without notice or lapse of time or both, would constitute a breach, default or an event of default by any Credit Party party to any of the leases of Material Real Property set forth on Schedule 8.23(a) (other than the Master Leases and as amended, restated, replaced, supplemented or otherwise modified by Schedule 5(b) to each of the Perfection Certificates that have been delivered pursuant to Section 9.04(h)(ii)) that would reasonably be expected to have a Material Adverse Effect.

SECTION 8.25.         Mortgaged Real Property. Except as set forth on Schedule 8.25(a) or as would not reasonably be expected to have a Material Adverse Effect, with respect to each Mortgaged Real Property, as of the Closing Date (a) there has been issued a valid and proper certificate of occupancy or other local equivalent, if any, for the use then being made of such Mortgaged Real Property to the extent required by applicable Requirements of Law and there is no outstanding citation, notice of violation or similar notice indicating that the Mortgaged Real Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness and (b) except as set forth on Schedule 8.25(b), there are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and no Responsible Officer of Borrower has actual knowledge of any state of facts existing which could give rise to any such claim other than those that would not reasonably be expected to have a Material Adverse Effect; provided, however, that with respect to any Mortgaged Real Property in which Borrower or a Restricted Subsidiary has a leasehold estate, the foregoing certifications shall be to Borrower’s knowledge only.

SECTION 8.26.         Material Adverse Effect. Since December 31, 2021, no event or circumstance has occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 8.27.         Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote ~~material~~ compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in each case, acting in their capacities on behalf of Borrower and/or its Subsidiaries) with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and, to the knowledge of Borrower or its Subsidiaries, their respective officers, directors and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower or its Subsidiaries being designated as a Sanctioned Person. None of (a) Borrower, any Subsidiary or, to the knowledge of Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of Borrower, any agent of Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. ~~No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.~~

ARTICLE IX.

AFFIRMATIVE COVENANTS

Each Credit Party, for itself and on behalf of its Restricted Subsidiaries, covenants and agrees with Administrative Agent, Collateral Agent and Lenders that until the Obligations have been Paid in Full (and each Credit Party covenants and agrees that it will cause its Restricted Subsidiaries to observe and perform the covenants herein set forth applicable to any such Restricted Subsidiary until the Obligations have been Paid in Full):

SECTION 9.01.         Existence; Business Properties.

(a)           Borrower and each of its Restricted Subsidiaries shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in a transaction permitted by Section 10.05 (provided, that in any event Borrower shall maintain its legal existence as a Person incorporated, organized or formed in the United States or any state thereof or the District of Columbia) or (ii) in the case of any Restricted Subsidiary, where the failure to perform such obligations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)           Borrower and each of its Restricted Subsidiaries shall (i) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, approvals, patents, copyrights, trademarks and trade names (including Gaming/Racing Licenses) material to the conduct of its business except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (ii) comply with all applicable Requirements of Law (including any and all Gaming/Racing Laws and any and all zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (iii) at all times maintain and preserve all of its property and keep such property in good repair, working order and condition (ordinary wear and tear and casualty and force majeure excepted) except where the failure to do so individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 9.01(b) shall prevent (i) sales, conveyances, transfers or other dispositions of assets, consolidations or mergers by or involving any Company or any other transaction in accordance with Section 10.05; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, Permits, authorizations~~, copyrights, trademarks, trade names, franchises, licenses and patents~~ and Intellectual Property that such Company reasonably determines are not useful or necessary to its business.

(c)           Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote material compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 9.02.         Insurance.

(a)           Borrower and its Restricted Subsidiaries shall (i) maintain with financially sound and reputable insurers (determined at the time such insurance is obtained) not Affiliates of Borrower insurance on its Property in at least such amounts and against at least such risks as are customarily insured against by companies engaged in the same or a similar business and operating similar properties in localities where Borrower or the applicable Restricted Subsidiary operates; and (ii) furnish to Administrative Agent, promptly upon written request (but not more than one time in any fiscal year unless an Event of Default has occurred and is continuing or upon the expiration or replacement (other than any expiration or replacement in connection with annual renewals) of any individual policy), information as to the insurance carried; provided that Borrower and its Restricted Subsidiaries shall not be required to maintain insurance with respect to wind and flood damage on any property for any insurance coverage period unless, and to the extent, such insurance is required by an applicable Requirement of Law. Subject to Section 9.15, Collateral Agent shall be named as an additional insured on all third-party liability insurance policies of the Credit Parties (other than directors and officers liability insurance, insurance policies relating to employment practices liability, crime or fiduciary duties, kidnap and ransom insurance policies, and insurance as to fraud, errors and omissions), and Collateral Agent shall be named as mortgagee/loss payee on all property insurance policies of each such Credit Party.

(b)           Each Credit Party shall deliver to Administrative Agent on behalf of the Secured Parties, (i) on or prior to the Closing Date, a certificate dated on or prior (but close) to the Closing Date showing the amount and types of insurance coverage as of such date, (ii) promptly following receipt of any notice from any insurer of cancellation of a material policy or material change in coverage from that existing on the Closing Date, a copy of such notice (or, if no copy is available, notice thereof), and (iii) promptly after such information has been received in written form by Borrower or any of its Restricted Subsidiaries, information as to any claim for an amount in excess of $25.0 million with respect to any property and casualty insurance policy maintained by Borrower or any of its Restricted Subsidiaries.

(c)           If any portion of any Mortgaged Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then Borrower shall, or shall cause the applicable Credit Party to, on and after the date that such Mortgaged Real Property is required to be subject to Mortgage, (i) to the extent required pursuant to the Flood Insurance Laws, maintain, or cause to be maintained, with a financially sound and reputable insurer (determined at the time such insurance is obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Insurance Laws and (ii) deliver to Administrative Agent evidence of such compliance in form and substance reasonably acceptable to Administrative Agent.

(d)           In the event that the proceeds of any insurance claim are paid after Collateral Agent has exercised its right to foreclose after an Event of Default has occurred and is continuing, such proceeds shall be paid to Collateral Agent to satisfy any deficiency remaining after such foreclosure. Collateral Agent shall retain its interest in the policies required to be maintained pursuant to this Section 9.02 during any redemption period.

SECTION 9.03.         Taxes; Performance of Obligations.

Except as would not reasonably be expected to have a Material Adverse Effect, Borrower and each of its Restricted Subsidiaries shall timely file all Tax Returns required to be filed by it and pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property (including in its capacity as a withholding agent), before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Tax so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Borrower and each of its Subsidiaries shall have set aside on its books adequate reserves (for the avoidance of doubt, taking into account any indemnity with respect to such Tax provided by a third party to Borrower or any of its Restricted Subsidiaries) have been provided in accordance with GAAP.

SECTION 9.04.         Financial Statements, Etc. Borrower shall deliver to Administrative Agent for distribution by Administrative Agent to the Lenders (unless a Lender expressly declines in writing to accept):

(a)           Quarterly Financials. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of Borrower beginning with the first fiscal quarter ended after the Closing Date (other than the last fiscal quarter in any fiscal year), a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(b)           Annual Financials. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower beginning with the first fiscal year ended after the Closing Date, consolidated balance sheets of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and, in the case of each such consolidated financial statements, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, other than with respect to, or resulting solely from (I) an upcoming maturity date under any Indebtedness, (II) any prospective or actual default of any financial covenant or event of default under Section 10.08 or any other financial covenant with respect to the credit facilities hereunder or any other Indebtedness, (III) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or (IV) change in accounting principles or practices reflecting a change in GAAP;

(c)           Auditor’s Certificates; Compliance Certificate. (i) Concurrently with the delivery of the financial statements referred to in Section 9.04(b), a certificate (which certificate may be limited or eliminated to the extent required by accounting rules or guidelines or to the extent not available on commercially reasonable terms as determined in consultation with Administrative Agent) of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to the Financial Maintenance Covenants, except as specified in such certificate; and (ii) at the time it furnishes each set of financial statements pursuant to Section 9.04(a) or Section 9.04(b), a Compliance Certificate executed by a Responsible Officer of Borrower (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Companies have taken and propose to take with respect thereto) and (II) setting forth in reasonable detail the computations necessary to determine whether Borrower and its Restricted Subsidiaries are in compliance with Section 10.08 as of the end of the respective fiscal quarter or fiscal year and, if such Compliance Certificate demonstrates a Financial Covenant Event of Default, Borrower may deliver, together with such Compliance Certificate, notice of its intent to cure such Event of Default pursuant to Section 11.03;

(d)           Notice of Default. Promptly after any Responsible Officer of any Credit Party knows that any Default has occurred, a notice of such Default, breach or violation describing the same in reasonable detail and a description of the action that the Companies have taken and propose to take with respect thereto, a copy of which shall be promptly provided to the West Virginia Lottery Commission;

(e)           Environmental Matters. Written notice of any Environmental Action, Release of Hazardous Material, condition, circumstance, occurrence or event arising under Environmental Law which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(f)           Annual Budgets. As soon as available, and in any event no later than one hundred twenty (120) days after the end of each fiscal year of Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Borrower and its Subsidiaries as of the end of each fiscal quarter of such fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto), which shall be accompanied by a certificate of a Responsible Officer stating that such projections have been prepared using assumptions believed in good faith by management of Borrower to be reasonable at the time made (it being recognized by the Lenders that such plan and projections are not to be viewed as fact and that actual results during the period or periods covered by such plan and projections may differ from the forecasted results set forth therein by a material amount and no Company makes any representation as to the ability of any Company to achieve the results set forth in any such plan or projections);

(g)           Auditors’ Reports. Promptly upon receipt thereof, copies of all annual, interim or special reports issued to Borrower or any Restricted Subsidiary by independent certified public accountants in connection with each annual, interim or special audit of Borrower’s or such Restricted Subsidiary’s books made by such accountants, including any management letter commenting on Borrower’s or such Restricted Subsidiary’s internal controls issued by such accountants to management in connection with their annual audit; provided, however, that such reports shall only be made available to Administrative Agent and to those Lenders who request such reports through Administrative Agent;

(h)           Lien Matters; Casualty and Damage to Collateral.

(i)           Promptly upon Borrower obtaining knowledge thereof, prompt written notice of (1) the incurrence of any Lien (other than a Permitted Lien) on the Collateral or any part thereof, (2) any Casualty Event or other insured damage to any material portion of the Collateral or (3) the occurrence of any other event that in Borrower’s judgment is reasonably likely to materially adversely affect the aggregate value of the Collateral; and

(ii)           Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 9.04(b), a certificate of a Responsible Officer of Borrower setting forth the information required pursuant to Schedules 1(a), 1(b), 2, 3(a), 3(b), 4, 5(a), 5(b), 6, 7, 8(a), 8(b), 8(c) and 9 to the Perfection Certificate or confirming that there has been no change in such information since the date of the Initial Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section 9.04(h)(ii);

(i)           Notice of Material Adverse Effect. Written notice of the occurrence of any event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect;

(j)           Notice of Amendment or Modification to, or Default under, Master Leases. Written notice of (i) any amendment or modification of a Master Lease and (ii) receipt of a written notice from GLP Capital or Gold Merger Sub of a “Default” or “Event of Default” under and as defined in, the applicable Master Lease or notice of termination of such Master Lease;

(k)           ERISA Information. Promptly after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action the Companies or other ERISA Entity have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the IRS, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto;

(l)           Beneficial Ownership Certification. If prior to delivery of any financial statements pursuant to Section 9.04(b) Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, concurrently with delivery of such financial statements Borrower shall deliver a Beneficial Ownership Certification or notice of any change in the information provided in the Beneficial Ownership Certification most recently provided pursuant to this Section 9.04(l) that would result in a change to the list of beneficial owners identified therein; and

(m)           Miscellaneous. Promptly, such financial information, reports, documents and other information with respect to Borrower or any of its Restricted Subsidiaries as Administrative Agent or the Required Lenders may from time to time reasonably request, including all documentation and other information that Administrative Agent or the Required Lenders reasonably request in order to comply with ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Act; provided that, notwithstanding the foregoing, nothing in this Section 9.04 shall require delivery of financial information, reports, documents or other information which constitutes attorney work product or is subject to confidentiality agreements or to the extent disclosure thereof would reasonably be expected to result in loss of attorney client privilege with respect thereto.

Notwithstanding the foregoing, the obligations in Section 9.04(a) and 9.04(b) may be satisfied with respect to financial information and management’s discussion and analysis of Borrower and the Subsidiaries by furnishing Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that in the case of Section 9.04(b), such Form 10-K is furnished together with an auditor’s report and opinion satisfying the requirements of Section 9.04(b).

Concurrently with the delivery of Section 9.04 Financials, in the event that, in the aggregate, the Unrestricted Subsidiaries account for greater than 10.0% of the Consolidated EBITDA of Borrower and its Subsidiaries on a consolidated basis with respect to the Test Period ended on the last day of the period covered by such financial statements, Borrower shall provide revenues, net income, Consolidated EBITDA (including the component parts thereof), Consolidated Net Indebtedness and cash and Cash Equivalents on hand of (x) Borrower and its Restricted Subsidiaries, on the one hand, and (y) the Unrestricted Subsidiaries, on the other hand (with Consolidated EBITDA to be determined for such Unrestricted Subsidiaries as if references in the definition of Consolidated EBITDA were deemed to be references to the Unrestricted Subsidiaries).

Reports and documents required to be delivered pursuant to Section 9.04 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such reports and/or documents, or provides a link thereto on Borrower’s website on the Internet at the website address specified below Borrower’s name on the signature pages hereof or such other website address as provided in accordance with Section 13.02; or (ii) on which such reports and/or documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website (including the website of the SEC) or whether sponsored by Administrative Agent); provided that: Borrower shall provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such reports and/or documents and Administrative Agent shall post such reports and/or documents and notify (which may be by facsimile or electronic mail) each Lender of the posting of any such reports and/or documents. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide the compliance certificate required by Section 9.04(c)(ii) to Administrative Agent in the form of an original paper copy or a .pdf or facsimile copy of the original paper copy.

Borrower hereby acknowledges that (a) Administrative Agent will make available to the Lenders and the L/C Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the L/C Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower and its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided however, that to the extent such Borrower Materials constitute information of the type subject to Section 13.10, they shall be treated as set forth in Section 13.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

SECTION 9.05.         Maintaining Records; Access to Properties and Inspections. Borrower and its Restricted Subsidiaries shall keep proper books of record and account in which entries true and correct in all material respects and in material conformity with GAAP and all material Requirements of Law are made. Borrower and its Restricted Subsidiaries will, subject to applicable Gaming/Racing Laws, permit any representatives designated by Administrative Agent or any Lender to visit and inspect the financial records and the property of Borrower or such Restricted Subsidiary at reasonable times, upon reasonable notice and as often as reasonably requested, and permit any representatives designated by Administrative Agent or any Lender to discuss the affairs, finances and condition of such Restricted Subsidiaries with the officers thereof and independent accountants therefor (provided Borrower has the opportunity to participate in such meetings); provided that, in the absence of a continuing Default or Event of Default, only one such inspection by such representatives (on behalf of Administrative Agent and/or any Lender) shall be permitted in any fiscal year (and such inspection shall be at Administrative Agent and/or such Lenders’ expense, as applicable). Notwithstanding anything to the contrary in this Agreement, no Company will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) in respect of which disclosure to Administrative Agent (or its designated representative) or any Lender is then prohibited by law or contract or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 9.06.         Use of Proceeds. Borrower shall use the proceeds of the Loans only for the purposes set forth in Section 8.11.

SECTION 9.07.         Compliance with Environmental Law.

(a)           Borrower and its Restricted Subsidiaries shall (i) comply with Environmental Law, and will keep or cause all Real Property to be kept free of any Liens imposed under Environmental Law; (ii) make an appropriate response to any Environmental Action involving or affecting Borrower and its Restricted Subsidiaries; and (iii) in the event of any Hazardous Material at, on, under or emanating from any Real Property which could result in liability under or a violation of any Environmental Law, undertake, and/or cause any of their respective tenants or occupants to undertake, at no cost or expense to Administrative Agent, Collateral Agent or any Lender, any action required pursuant to Environmental Law to mitigate and eliminate such condition, except in the case of each of the foregoing clauses (i) through (iii) where the failure to take such action could not reasonably be expected to have a Material Adverse Effect, provided, however, that no Company shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; and

(b)           At the written request of Administrative Agent, in its reasonable discretion, Borrower and its Restricted Subsidiaries shall provide, at no cost or expense to Administrative Agent, Collateral Agent or any Lender, an environmental site assessment (including, without limitation, the results of any soil or groundwater or other testing conducted at Administrative Agent’s request) concerning any Real Property now or hereafter owned, leased or operated by Borrower or any of its Restricted Subsidiaries, conducted by an environmental consulting firm proposed by such Credit Party and approved by Administrative Agent in its reasonable discretion indicating the presence or absence of Hazardous Material on, at under or emanating from such Real Property or noncompliance with Environmental Law and the potential cost of any required action in connection therewith; provided, however, that such request may be made only if (i) there has occurred and is continuing an Event of Default, or (ii) Administrative Agent has a reasonable belief that circumstances exist that present an imminent risk to human health or the environment or has reasonably determined that circumstances may exist that could be expected to form the basis of a material Environmental Action against Borrower or any Restricted Subsidiary or any Real Property of Borrower or any of its Restricted Subsidiaries which would reasonably be expected to have a Material Adverse Effect; if Borrower or any of its Restricted Subsidiaries fails to provide the same within sixty (60) days after such request was made (or in such longer period as may be approved by Administrative Agent, in its reasonable discretion), Administrative Agent may but is under no obligation to conduct the same, and Borrower or its Restricted Subsidiary shall grant and hereby grants to Administrative Agent and its agents, advisors and consultants access at reasonable times, and upon reasonable notice to Borrower, to such Real Property, subject to the rights of tenants, to undertake such an assessment, all at Borrower’s cost and expense. Administrative Agent will use its commercially reasonable efforts to obtain from the firm conducting any such assessment usual and customary agreements to secure liability insurance and to treat its work as confidential and shall promptly provide Borrower with all documents relating to such assessment.

SECTION 9.08.         Pledge or Mortgage of Real Property and Vessels.

(a)           Subject to compliance with applicable Gaming/Racing Laws, if, after the Closing Date any Credit Party shall acquire any Property (other than (1) any Real Property, any Vessel or Replacement Vessel (other than leasehold interests in any Vessel or Replacement Vessel), (2) any Property that is subject to a Lien permitted under Section 10.02(i) or Section 10.02(k) to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of Liens securing the Obligations on such Property and to the extent such prohibition is not superseded by the applicable provisions of the UCC or other applicable Law or (3) Excluded Property), including, without limitation, pursuant to any Permitted Acquisition, or as to which Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, such Credit Party shall (subject to any applicable provisions set forth in the Security Documents with respect to limitations on grant of security interests in certain types of assets or Collateral and limitations or exclusions from the requirement to perfect Liens on such assets or Collateral) promptly (i) execute and deliver to Collateral Agent such amendments to the Security Documents, or such new or additional Security Documents or such other documents as Collateral Agent deems necessary or advisable in order to grant to Collateral Agent, for the benefit of the Secured Parties, security interests in such Property and (ii) take all actions necessary or advisable to grant to Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (except to the extent limited by applicable Requirements of Law (including, without limitation, any Gaming/Racing Laws)), subject to no Liens other than Permitted Liens, in each case, to the extent such actions are required by the Security Documents; provided, that notwithstanding the foregoing, the Credit Parties shall not be required to take such actions with respect to (x) any leasehold interest in any Vessel or Replacement Vessel (other than any such Vessel or Replacement Vessel constituting Leased Property) entered into after the date hereof that has a fair market value (including the reasonably anticipated fair market value of the Gaming/Racing Facility or other improvements to be developed thereon) of less than $250.0 million or a remaining term (including options to extend) of less than 10 years and (y) any leasehold interest in any Vessel or Replacement Vessel (other than any such Vessel or Replacement Vessel constituting Leased Property) acquired as part of a Permitted Acquisition or other Acquisition permitted hereunder, in either case of clause (x) or (y), if after the exercise of commercially reasonable efforts by the Credit Parties (which shall not include the payment of consideration other than reasonable attorneys’ fees and other expenses incidental thereto), the landlord under such lease has not consented to the granting of a Lien to secure the Obligations.

(b)           If, after the Closing Date, any Credit Party (x) acquires, including, without limitation, pursuant to any Permitted Acquisition, a fee or leasehold interest in Real Property that is located in the United States, which Real Property (or, in the case of a leasehold, such leasehold interest or estate) has a fair market value in excess of $25.0 million, (y) develops a Gaming/Racing Facility or any property or assets ancillary to, or to be used in connection with, a Gaming/Racing Facility or other improvements thereon on any fee or leasehold interest in Real Property that is located in the United States, which Real Property (including the reasonably anticipated fair market value of the Gaming/Racing Facility or property or assets ancillary thereto, or to be used in connection therewith and developed thereon or other improvements to be developed thereon) has a fair market value in excess of $25.0 million, determined on an as-developed basis or (z) acquires a leasehold interest in any Real Property that constitutes Leased Property, in each case, with respect to which a Mortgage was not previously entered into in favor of Collateral Agent (in each case (except with respect to Property described in clause (z) above), other than to the extent such Real Property is subject to a Lien permitted under Section 10.02(i) or 10.02(k) securing Indebtedness to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of Liens securing the Obligations on such Real Property), such Credit Party shall promptly (and, in any event, at least forty-five (45) days (or in the case of Leased Property, at least ten (10) days) prior to the date on which a Mortgage is entered into with respect to such Real Property (in each case, or such shorter period that is reasonably acceptable to Administrative Agent)) notify Collateral Agent and, if requested by the Required Lenders or Collateral Agent (provided that no such request from Collateral Agent or Required Lenders shall be necessary in the case of any Leased Property), within ninety (90) days of such request (or in the case of Leased Property, within fifteen (15) Business Days following the addition of such Leased Property to the applicable Master Lease) (in each case, or such longer period that is reasonably acceptable to Administrative Agent), (i) take such actions and execute such documents as Collateral Agent shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to Collateral Agent, for the benefit of the Secured Parties, all documents and instruments reasonably requested by Collateral Agent or as shall be necessary in the opinion of counsel to Collateral Agent to create on behalf of the Secured Parties a valid, perfected, mortgage Lien, subject only to Permitted Liens, including the following:

(1)           a Mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, in form for recording in the recording office of the jurisdiction where such Mortgaged Real Property is situated, together with such other documentation as shall be required to create a valid mortgage Lien under applicable law, which Mortgage and other documentation shall be reasonably satisfactory to Collateral Agent and shall be effective to create in favor of Collateral Agent for the benefit of the Secured Parties a valid, perfected, Mortgage Lien on such Mortgaged Real Property subject to no Liens other than Permitted Liens; and

(2)           with respect to each Mortgage and each Mortgaged Real Property, (x) to the extent reasonably requested by the Required Lenders or Collateral Agent, for further delivery to each Lender, each of the items set forth in Section 9.15(a)(i)(F) at least seven (7) Business Days prior to the date of delivery of such Mortgage (or such shorter period as may be approved by Administrative Agent, in its reasonable discretion) and, (y) in each case to the extent reasonably requested by the Required Lenders or Collateral Agent, each of the items set forth in Sections 9.15(a)(i)(B) through 9.15(a)(i)(E);

provided, that notwithstanding the foregoing, except for any Property constituting Leased Property, the Credit Parties shall not be required to grant a Mortgage on (i) any leasehold interest in any Real Property entered into after the date hereof that has a fair market value (including the reasonably anticipated fair market value of the Gaming/Racing Facility or other improvements to be developed thereon) of less than $250.0 million or a remaining term (including options to extend) of less than 10 years or (ii) any leasehold interest in any Real Property acquired as part of a Permitted Acquisition or other Acquisition permitted hereunder, in either case of clause (i) or (ii), if after the exercise of commercially reasonable efforts by the Credit Parties (which shall not include the payment of consideration other than reasonable attorneys’ fees and other expenses incidental thereto), the landlord under such lease has not consented to the granting of a Mortgage; provided, further, that, notwithstanding the foregoing, the delivery of the items required under this Section 9.08(b) shall not be required prior to the date that is one hundred twenty (120) days after the Closing Date (or such longer period as may be approved by Administrative Agent, in its reasonable discretion).

(c)           If, after the Closing Date, any Credit Party (x) acquires, including, without limitation, pursuant to any Permitted Acquisition, a fee interest in any Vessel or a Replacement Vessel with a fair market value in excess of $25.0 million that is located or otherwise maintained in the United States and registered with the United States Coast Guard (other than Excluded Property) or (y) develops a Gaming/Racing Facility or any property or assets ancillary to, or to be used in connection with, a Gaming/Racing Facility, or other improvements thereon, with a fair market value in excess of $25.0 million (other than Excluded Property), determined on an as-developed basis, on any such Vessel or a Replacement Vessel that is located or otherwise maintained in the United States and registered with the United States Coast Guard, in each case, with respect to which a Ship Mortgage or other similar instrument was not previously entered into in favor of Collateral Agent (other than to the extent such Vessel or Replacement Vessel is subject to a Lien permitted under Section 10.02(i) or 10.02(k) securing Indebtedness to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of Liens securing the Obligations on such Vessel or Replacement Vessel), such Credit Party shall promptly notify Collateral Agent and, if requested by the Required Lenders or Collateral Agent, within ninety (90) days of such request (or such longer period that is reasonably acceptable to Administrative Agent), (i) take such actions and execute such documents as Collateral Agent shall reasonably require to confirm the Lien of an existing Ship Mortgage or other similar instrument, if applicable, or to create a new Ship Mortgage or other similar instrument on such Vessel or Replacement Vessel and (ii) cause to be delivered to Collateral Agent, for the benefit of the Secured Parties, all documents and instruments reasonably requested by Collateral Agent or as shall be necessary in the opinion of counsel to Collateral Agent to create on behalf of the Secured Parties a legal, valid and enforceable first preferred ship mortgage under Chapter 313 of Title 46 of the United States Code (if applicable thereto) or other applicable Law subject only to Permitted Liens, including the following:

(1)           a Ship Mortgage or other similar instrument reasonably satisfactory to Collateral Agent, granting in favor of Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first preferred ship mortgage on each such Vessel or Replacement Vessel under Chapter 313 of Title 46 of the United States Code or other applicable Law subject only to Permitted Liens, executed and delivered by a duly authorized officer of the appropriate Credit Party, together with such certificates, affidavits and instruments as shall be reasonably required in connection with filing or recordation thereof and to grant a Lien on each such Vessel or Replacement Vessel; and

(2)           with respect to each Ship Mortgage or other similar instrument and each such Vessel or Replacement Vessel, in each case to the extent reasonably requested by the Required Lenders or Collateral Agent, certificates of insurance as required by each Ship Mortgage or other similar instrument, if applicable, which certificates shall comply with the insurance requirements contained in Section 9.02 and the applicable Ship Mortgage or other similar instrument;

provided, that notwithstanding the foregoing, the delivery of the items required under this Section 9.08(c) shall not be required prior to the date that is one hundred twenty (120) days after the Closing Date (or such longer period as may be approved by Administrative Agent, in its reasonable discretion).

(d)           Notwithstanding anything contained in Sections 9.08(a), 9.08(b) and 9.08(c) to the contrary (except with respect to Property constituting Leased Property, as to which this Section 9.08(d) shall not apply), in each case, it is understood and agreed that no Lien(s), Mortgage(s) and/or Ship Mortgage(s) in favor of Collateral Agent on any after acquired Property of the applicable Credit Party shall be required to be granted or delivered at such time as provided in such Sections (as applicable) as a result of such Lien(s), Mortgage(s) and/or Ship Mortgage(s) being prohibited by (i) the applicable Gaming/Racing Authorities or applicable Law; provided, however, that Borrower has used its commercially reasonable efforts to obtain such approvals or (ii) Contractual Obligation (except to the extent invalidated by the applicable provisions of the UCC), provided, that such Contractual Obligation (A) is in existence on the Closing Date or (B) except with respect to Mortgages, Ship Mortgages and liens on leaseholds of Vessels or Replacement Vessels, in each case, required pursuant to this Section 9.08, is not prohibited under Section 10.10.

(e)           With respect to Lien(s), Mortgage(s) and/or Ship Mortgage(s) relating to any Property acquired (or leased) by any Credit Party after the Closing Date or any Property of any Additional Credit Party or with respect to any Guarantee of any Additional Credit Party, in each case that were not granted or delivered pursuant to Section 9.08(d) or to the second paragraph in Section 9.11, as the case may be, at such time as Borrower reasonably believes such prohibition no longer exists, Borrower shall (and with respect to any items requiring approval from Gaming/Racing Authorities, Borrower shall use commercially reasonable efforts to seek the approval from the applicable Gaming/Racing Authorities for such Lien(s), Mortgage(s), Ship Mortgage(s) and/or Guarantee and, if such approval is so obtained), comply with Sections 9.08(a), 9.08(b) and/or 9.08(c) or with Section 9.11, as the case may be.

(f)           If, at any time after the Closing Date, Borrower or any Restricted Subsidiary enters into a lease of real property as tenant which is required to be subject to a Mortgage or obtains knowledge of or receives written notice from a lessor under a lease with respect to which Borrower or any Restricted Subsidiary has granted a Mortgage on its interest thereunder that a fee mortgage is encumbering the fee interest underlying such lease, to the extent such lease is subordinate to such fee mortgage, Borrower will, and will cause each applicable Restricted Subsidiary to, use its commercially reasonable efforts (which shall not include the payment of consideration (other than attorneys’ fees and other expenses reasonably incidental thereto)) to obtain a duly executed and delivered subordination, non-disturbance and attornment agreement by the lessor and/or fee mortgagee, as applicable.

(g)           Notwithstanding anything to the contrary in this Agreement, any Security Document or any other Credit Document, (i) Administrative Agent may grant extensions of time or waivers of requirements for the grant or perfection of security interests in or the obtaining of insurance (including title insurance) and surveys with respect to particular assets (including extensions beyond the Closing Date for the grant or perfection of security interests in the assets of the Credit Parties on such date) where it reasonably determines, in consultation with Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Credit Documents, (ii) Liens required to be granted from time to time pursuant to this Agreement and the other Credit Documents, or any other requirements of, this Agreement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as otherwise agreed between Administrative Agent and Borrower and (iii) Administrative Agent and Borrower may make such modifications to the Security Documents, and execute and/or consent to such easements, covenants, rights of way or similar instruments (and Administrative Agent may agree to subordinate the lien of any mortgage to any such easement, covenant, right of way or similar instrument or record or may agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to Administrative Agent), as are reasonable or necessary in connection with any project or transactions otherwise permitted hereunder.

SECTION 9.09.         Security Interests; Further Assurances.

(a)           Each Credit Party shall, promptly, upon the reasonable request of Collateral Agent, and so long as such request (or compliance with such request) does not violate any Gaming/Racing Law or, if necessary, is approved by the applicable Gaming/Racing Authority (which Borrower hereby agrees to use commercially reasonable efforts to obtain), at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Collateral Agent reasonably necessary or desirable to create, protect or perfect or for the continued validity, perfection and priority of the Liens on the Collateral covered or purported to be covered thereby (subject to any applicable provisions set forth herein and in the Security Documents with respect to limitations on grant of security interests in certain types of Collateral and limitations or exclusions from the requirement to perfect Liens on such Collateral and any applicable Requirements of Law including, without limitation, any Gaming/Racing Laws) subject to no Liens other than Permitted Liens; provided that, notwithstanding anything to the contrary herein or in any other Credit Document, in no event shall any Company be required to enter into control agreements with respect to its deposit accounts, securities accounts or commodity accounts. In the case of the exercise by Collateral Agent or the Lenders or any other Secured Party of any power, right, privilege or remedy pursuant to any Credit Document following the occurrence and during the continuation of an Event of Default which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, Borrower and each of its Restricted Subsidiaries shall use commercially reasonable efforts to execute and deliver all applications, certifications, instruments and other documents and papers that Collateral Agent or the Lenders may be so required to obtain. If Collateral Agent reasonably determines that it is required by applicable Requirement of Law to have appraisals prepared in respect of the Real Property of any Credit Party constituting Collateral, Borrower shall provide to Collateral Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

(b)           Without limiting the generality of Section 9.09(a), it is the intent of the parties hereto that all Leased Property be subject to a valid, enforceable and perfected Lien in favor of Collateral Agent within the periods required hereunder (including Sections 9.08 and 9.15). Administrative Agent, Collateral Agent and Borrower agree to cooperate in causing the Leased Property to be subject to such Liens, and Borrower agrees to execute such Security Documents and amendments or supplements thereto, and take such other actions, as may be reasonably necessary, or reasonably requested by Collateral Agent, to subject the Leased Property to a valid, enforceable and perfected Lien in favor of Collateral Agent within such time periods.

SECTION 9.10.         Master Leases.

(a)           Borrower will cause each sublease and each use agreement entered into between (i) Penn Tenant and any other Credit Party with respect to Real Property that is leased from GLP Capital pursuant to the Penn Master Lease or (ii) PNK Tenant and any other Credit Party with respect to Real Property that is leased from Gold Merger Sub pursuant to the PNK Master Lease, to at all times during the term of the applicable Master Lease to be subject and subordinate to such Master Lease (and to all matters to which such Master Lease is subject and subordinate).

(b)           Borrower shall (i) use commercially reasonable efforts (including, in the event the acknowledgment referred to in this Section 9.10(b)(i) is not promptly received from GLP Capital, such commercially reasonable efforts as may be mutually and reasonably agreed upon in good faith by Borrower and Administrative Agent) to obtain from GLP Capital an executed and notarized acknowledgement pursuant to the Penn Master Lease in substantially the form of Exhibit U-1 hereto (or such other form as is agreed to by Administrative Agent in its sole discretion) in respect of each Mortgage and each Mortgage Amendment entered into on or after the Closing Date in respect of Real Property that is leased from GLP Capital pursuant to the Penn Master Lease and, if such acknowledgement is received by Borrower or Penn Tenant, promptly upon receipt (and, in any event, within one (1) Business Day of receipt thereof by Borrower or Penn Tenant (or such longer period as may be approved by Administrative Agent, in its reasonable discretion)), Borrower shall deliver a copy of the same to Administrative Agent (which delivery may be by electronic mail) and (ii) deliver written notice to GLP Capital that this Agreement is designated as a “Debt Agreement” pursuant to the definition of the term “Debt Agreement” under the Penn Master Lease.

(c)           Borrower shall (i) use commercially reasonable efforts (including, in the event the acknowledgment referred to in this Section 9.10(c)(i) is not promptly received from Gold Merger Sub, such commercially reasonable efforts as may be mutually and reasonably agreed upon in good faith by Borrower and Administrative Agent) to obtain from Gold Merger Sub an executed and notarized acknowledgement pursuant to the PNK Master Lease in substantially the form of Exhibit U-2 hereto (or such other form as is agreed to by Administrative Agent in its sole discretion) in respect of each Mortgage and each Mortgage Amendment entered into on or after the Closing Date in respect of Real Property that is leased from Gold Merger Sub pursuant to the PNK Master Lease and, if such acknowledgement is received by Borrower or PNK Tenant, promptly upon receipt (and, in any event, within one (1) Business Day of receipt thereof by Borrower or PNK Tenant (or such longer period as may be approved by Administrative Agent, in its reasonable discretion)), Borrower shall deliver a copy of the same to Administrative Agent (which delivery may be by electronic mail) and (ii) deliver written notice to Gold Merger Sub that this Agreement is designated as a “Debt Agreement” pursuant to the definition of the term “Debt Agreement” under the PNK Master Lease.

SECTION 9.11.         Additional Credit Parties.

(a)           Upon (i) any Credit Party creating or acquiring any Subsidiary that is a Restricted Subsidiary (other than any Excluded Subsidiary) after the Closing Date, (ii) any Restricted Subsidiary of a Credit Party ceasing to be an Excluded Subsidiary or (iii) any Revocation that results in an Unrestricted Subsidiary becoming a Restricted Subsidiary (other than any Excluded Subsidiary) of a Credit Party (such Restricted Subsidiary referenced in clause (i), (ii) or (iii) above, an “Additional Credit Party”), such Credit Party shall, assuming and to the extent that it does not violate any Gaming/Racing Law or assuming and to the extent it obtains the approval of the Gaming/Racing Authority to the extent such approval is required by applicable Gaming/Racing Laws (which Borrower hereby agrees to use commercially reasonable efforts to obtain), (A) cause each such Restricted Subsidiary to promptly (but in any event within 45 days (or 95 days, in the event of any Discharge of any Indebtedness in connection with the acquisition of any such Subsidiary)) after the later of such event described in clause (i), (ii) or (iii) above or receipt of such approval (or such longer period of time as Administrative Agent may agree to in its sole discretion), execute and deliver all such agreements, guarantees, documents and certificates (including Joinder Agreements, any amendments to the Credit Documents and a Perfection Certificate (solely in the case of Domestic Subsidiaries)) as Administrative Agent may reasonably request in order to have such Restricted Subsidiary become a Guarantor and (B) promptly (I) execute and deliver to Collateral Agent such amendments to or additional Security Documents as Collateral Agent deems necessary or advisable in order to grant to Collateral Agent for the benefit of the Secured Parties, a perfected security interest in the Equity Interests of such new Restricted Subsidiary which are owned by any Credit Party (other than Excluded Property), (II) deliver to Collateral Agent the certificates (if any) representing such Equity Interests together with in the case of such Equity Interests, undated stock powers endorsed in blank, (III) cause such new Restricted Subsidiary to take such actions necessary or advisable (including executing and delivering a Joinder Agreement (solely in the case of Domestic Subsidiaries) or new or additional Security Documents) to grant to Collateral Agent for the benefit of the Secured Parties, a perfected security interest in the collateral described in (subject to any requirements set forth herein and in the Security Documents with respect to limitations on grant of security interests in certain types of assets or Collateral and limitations or exclusions from the requirement to perfect Liens on such Collateral and excluding acts with respect to perfection of security interests and Liens not required under, or excluded from the requirements under, this Agreement and the Security Documents) the Security Documents and all other Property of such Restricted Subsidiary (other than Excluded Property) in accordance with the provisions of Section 9.08 hereof with respect to such new Restricted Subsidiary, or by Law or as may be reasonably requested by Collateral Agent, and (IV) deliver to Collateral Agent all legal opinions reasonably requested by Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Closing Date with respect to such Guarantor; provided, however, that Borrower shall use its commercially reasonable efforts to obtain such approvals for any Mortgage(s), Ship Mortgage(s) and Lien(s) (including pledge of the Equity Interests of such Subsidiary) to be granted by such Restricted Subsidiary and for the Guarantee of such Restricted Subsidiary as soon as reasonably practicable; and provided further, any Mortgages or Ship Mortgages required to be delivered pursuant to this Section 9.11 shall be delivered within ninety (90) days (or such later date as Administrative Agent may agree to in its sole discretion) after the later of acquisition thereof or receipt of applicable approvals. All of the foregoing actions shall be at the sole cost and expense of the Credit Parties.

(b)           Notwithstanding the foregoing in this Section 9.11 to the contrary, it is understood and agreed that (except with respect to Property constituting Leased Property, as to which this paragraph shall not apply), no Lien(s), Mortgage(s), Ship Mortgage(s) and/or Guarantee of the applicable Additional Credit Party shall be required to be granted or delivered at such time as provided in the paragraph above in this Section 9.11 as a result of such Lien(s), Mortgage(s), Ship Mortgage(s) and/or Guarantee being prohibited by (i) the applicable Gaming/Racing Authorities, any other applicable Governmental Authorities or applicable Law; provided, however, that Borrower has used its commercially reasonable efforts to obtain such approvals for such Lien(s), Mortgage(s), Ship Mortgage(s) and/or Guarantee or (ii) any Contractual Obligation (except to the extent superseded by the applicable provisions of the UCC), provided, that such Contractual Obligation (A) is in existence on the Closing Date or, in the case of a Person who will become an Additional Credit Party, is in existence on the date of such acquisition or (B) except with respect to Mortgages, Ship Mortgages and liens on leaseholds of Vessels and Replacement Vessels, in each case, required pursuant to this Section 9.11, is not prohibited by Section 10.10.

SECTION 9.12.         Limitation on Designations of Unrestricted Subsidiaries.

(a)           Borrower may, on or after the Closing Date, designate any Subsidiary of Borrower (other than Penn Tenant and PNK Tenant) as an “Unrestricted Subsidiary” under this Agreement (a “Designation”), only if (other than in the case of any newly formed Subsidiary of an Unrestricted Subsidiary, which shall be automatically be deemed an Unrestricted Subsidiary):

(i)           no Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation;

(ii)           Borrower would be permitted under this Agreement to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the fair market value (as determined by Borrower in good faith) of the assets of such Subsidiary (net of any liabilities of such Subsidiary that will not constitute liabilities of any Credit Party or Restricted Subsidiary after such Designation) owned by Borrower and/or any of its Restricted Subsidiaries on such date; and

(iii)           after giving effect to such Designation, Borrower shall be in compliance with the Financial Maintenance Covenants on a Pro Forma Basis as of the most recent Calculation Date.

Upon any such Designation after the Closing Date, Borrower and its Restricted Subsidiaries shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal to the Designation Amount.

(b)           Borrower may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if all Liens and Indebtedness of such Unrestricted Subsidiary and its Subsidiaries outstanding immediately following such Revocation would, if incurred at the time of such Revocation, have been permitted to be incurred for all purposes of this Agreement.

(c)           All Designations and Revocations occurring after the Closing Date must be evidenced by an Officer’s Certificate of Borrower delivered to Administrative Agent with the Responsible Officer so executing such certificate certifying compliance with the foregoing provisions of Section 9.12(a) (in the case of any such Designations) and of Section 9.12(b) (in the case of any such Revocations).

(d)           If Borrower designates a Guarantor as an Unrestricted Subsidiary in accordance with this Section 9.12, the Obligations of such Guarantor under the Credit Documents shall terminate and be of no further force and effect and all Liens granted by such Guarantor under the applicable Security Documents shall terminate and be released and be of no further force and effect, and all Liens on the Equity Interests and debt obligations of such Guarantor shall be terminated and released and of no further force and effect, in each case, without any action required by Administrative Agent or Collateral Agent. At Borrower’s request, Administrative Agent and Collateral Agent will execute and deliver any instrument evidencing such termination and Collateral Agent shall take all actions appropriate in order to effect such termination and release of such Liens and without recourse or warranty by Collateral Agent (including the execution and delivery of appropriate UCC termination statements and such other instruments and releases as may be necessary and appropriate to effect such release). Any such foregoing actions taken by Administrative Agent and/or Collateral Agent shall be at the sole cost and expense of Borrower.

SECTION 9.13.         Limitation on Designation of Immaterial Subsidiaries.

(a)           At Borrower’s election, Borrower may at any time, designate a Restricted Subsidiary as an Immaterial Subsidiary, but only to the extent that such designation is consistent with the definition of “Immaterial Subsidiary”. Upon any Immaterial Subsidiary’s (whether designated as such on the Closing Date or thereafter pursuant to the preceding sentence) ceasing to satisfy any of the requirements set forth in the definition of such term, Borrower shall notify Administrative Agent thereof and shall take the actions required pursuant to Section 9.11 (or 9.12, if such Subsidiary, upon ceasing to be an Immaterial Subsidiary, shall be designated as an Unrestricted Subsidiary in accordance with Section 9.12) and the applicable Subsidiary shall cease to be an Immaterial Subsidiary.

(b)           Any designation of a Subsidiary as an Immaterial Subsidiary, or revocation of any such designation, must be evidenced by an Officer’s Certificate of Borrower delivered to Administrative Agent with the Responsible Officer executing such certificate certifying compliance with the foregoing provisions of Section 9.13(a).

(c)           If Borrower designates a Guarantor as an Immaterial Subsidiary in accordance with this Section 9.13, the Obligations of such Guarantor under the Credit Documents shall terminate and be of no further force and effect and all Liens granted by such Guarantor under the applicable Security Documents shall terminate and be released and be of no further force and effect, and all Liens on the Equity Interests and debt obligations of such Guarantor shall be terminated and released and of no further force and effect, in each case, without any action required by Administrative Agent or Collateral Agent. At Borrower’s request, Administrative Agent and Collateral Agent will execute and deliver any instrument evidencing such termination and Collateral Agent shall take all actions appropriate in order to effect such termination and release of such Liens and without recourse or warranty by Collateral Agent (including the execution and delivery of appropriate UCC termination statements and such other instruments and releases as may be necessary and appropriate to effect such release). Any such foregoing actions taken by Administrative Agent and/or Collateral Agent shall be at the sole cost and expense of Borrower.

SECTION 9.14.         Ratings. Borrower shall use commercially reasonable efforts to obtain and maintain at all times on and after the Closing Date (i) a public corporate family rating of Borrower and a rating of the Term B Facility Loans, in each case from Moody’s, and (ii) a public corporate credit rating of Borrower and a rating of the Term B Facility Loans, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by Borrower of customary rating agency fees, cooperation with information and data requests by Moody’s and S&P in connection with their ratings process and the participation by senior management of Borrower in a ratings presentation to Moody’s and S&P).

SECTION 9.15.         Post-Closing Matters. Borrower will cause to be delivered or performed, as applicable, each of the following:

(a)           Mortgage Matters. On or before the date that is one hundred twenty (120) days after the Closing Date (or such later date as is permitted by Administrative Agent in its sole discretion):

(i)           Mortgaged Real Property. Administrative Agent shall have received with respect to each Mortgaged Real Property identified on Schedule 1.01(C): (A) an amendment to any existing Mortgage (each, a “Mortgage Amendment”) or a new Mortgage reasonably satisfactory to Administrative Agent and in proper form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, which Mortgage Amendment or Mortgage shall, when recorded, be effective to create in favor of Collateral Agent on behalf of the Secured Parties a valid, enforceable and perfected first priority Lien (except to the extent limited by applicable Requirements of Law (including, without limitation, any Gaming/Racing Laws)) on such Mortgaged Real Property subordinate to no Liens other than Permitted Liens, (B) with respect to each Mortgage Amendment or Mortgage, legal opinions, each of which shall be addressed to Administrative Agent, Collateral Agent and the Lenders, dated the effective date of such Mortgage Amendment or Mortgage and covering such matters as Administrative Agent shall reasonably request, including, but not limited to, the enforceability of such Mortgage Amendment or Mortgage and the due authorization, execution and delivery of such Mortgage Amendment or Mortgage, in a manner customary for transactions of this type and otherwise in form and substance reasonably satisfactory to Administrative Agent, (C) with respect to each Mortgage or Mortgage Amendment, a policy or policies of title insurance or one or more endorsements to any existing policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage or Mortgage as amended by a Mortgage Amendment, as applicable, as a valid first priority Lien on the Mortgaged Real Property described therein, free of any other Liens except Permitted Liens, in amounts (it being understood that the aggregate amount of all title policies shall be no less than the aggregate amount of the Loans and Commitments on the Closing Date) and in form and substance reasonably acceptable to Administrative Agent, together with such endorsements, coinsurance and reinsurance as Administrative Agent may reasonably request, (D) such surveys (including existing surveys together with affidavits of no-change) sufficient for the title company to remove all standard survey exceptions from the mortgage title policy relating to such Mortgaged Real Property and issue the survey-related endorsements otherwise in form and substance reasonably satisfactory to Administrative Agent, (E) with respect to each Mortgage and/or each Mortgaged Real Property, such fixture filings, insurance certificates, consents, estoppels, memoranda of lease, Governmental Real Property Disclosure Requirements, certificates, affidavits, instruments, returns and other documents as shall be deemed reasonably necessary by Administrative Agent, in each case, in form and substance reasonably acceptable to Administrative Agent and (F) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each such Mortgaged Real Property that is an owned Real Property, and if such Mortgaged Real Property is located in a special flood hazard area, a notice about special flood hazard area status and flood disaster assistance duly executed by Borrower and the applicable Credit Party relating thereto together with evidence of insurance as required pursuant to Section 9.02(c), in each case under this clause (F), in form and substance reasonably satisfactory to each Revolving Lender.

(ii)           Ship Mortgages. Administrative Agent shall have received with respect to each Mortgaged Vessel, if any, identified on Schedule 8.13(b): (1) a Ship Mortgage granting in favor of Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first preferred ship mortgage on such Mortgaged Vessel under Chapter 313 of Title 46 of the United States Code subject to Permitted Liens, executed and delivered by a duly authorized officer of the appropriate Credit Party, in each case, together with such certificates, affidavits and instruments as shall be reasonably required in connection with filing or recordation thereof and to grant a Lien on each such Mortgaged Vessel, (2) with respect to each Ship Mortgage, legal opinions, each of which shall be addressed to Administrative Agent, Collateral Agent and the Lenders, dated the effective date of such Ship Mortgage and covering such matters as Administrative Agent shall reasonably request in a manner customary for transactions of this type and (3) certificates of insurance as required by each Ship Mortgage, which certificates shall comply with the insurance requirements contained in Section 9.02 and the applicable Ship Mortgage, and all of the foregoing shall be reasonably satisfactory to Administrative Agent.

(b)           Additional Post-Closing Deliverables. Each of the documents and other agreements set forth on Schedule 9.15 shall be delivered or performed, as applicable, within the respective time frames specified therein (or, in each case, such later date as is permitted by Administrative Agent in its sole discretion).

ARTICLE X.

NEGATIVE COVENANTS

Each Credit Party, for itself and on behalf of its Restricted Subsidiaries, covenants and agrees with Administrative Agent, Collateral Agent and Lenders (or in the case of the Financial Maintenance Covenants, only with the Covenant Lenders) that until the Obligations have been Paid in Full (and each Credit Party covenants and agrees that it will cause its Restricted Subsidiaries to observe and perform the covenants herein set forth applicable to any such Restricted Subsidiary until the Obligations have been Paid in Full):

SECTION 10.01.         Indebtedness. Borrower and its Restricted Subsidiaries will not incur any Indebtedness, except:

(a)           Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(b)           Indebtedness outstanding on the ~~Closing~~Third Amendment Effective Date and listed on Schedule 10.01, and any Permitted Refinancings thereof;

(c)           Indebtedness under any Swap Contracts (including, without limitation, any Interest Rate Protection Agreements); provided that such Swap Contracts are entered into for bona fide hedging activities and not for speculative purposes;

(d)           intercompany Indebtedness of Borrower and its Restricted Subsidiaries to Borrower or other Restricted Subsidiaries;

(e)           Indebtedness representing deferred compensation to employees of Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(f)            Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety, appeal or similar bonds, completion guarantees and letters of credit provided by Borrower or any of its Restricted Subsidiaries in the ordinary course of its business (including to support Borrower’s or any of its Restricted Subsidiaries’ applications for Gaming/Racing Licenses or for the purposes referenced in this clause (f));

(g)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(h)           Indebtedness (other than Indebtedness referred to in Section 10.01(b)) in respect of Purchase Money Obligations and Capital Lease Obligations and refinancings or renewals thereof, in an aggregate principal amount not to exceed at any time outstanding, the greater of $~~420.0~~375.0 million and 37.5% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended and, without duplication, Permitted Refinancings thereof;

(i)            Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(j)            guarantees by Borrower or Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by Borrower or any Restricted Subsidiary under this Section 10.01;

(k)           Indebtedness of a Person that becomes a Subsidiary of Borrower or any of its Restricted Subsidiaries after the date hereof in connection with a Permitted Acquisition or other Acquisition permitted hereunder; provided, however, that such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation or contemplation thereof, and Permitted Refinancings thereof;

(l)            Indebtedness that has been Discharged;

(m)          Escrowed Indebtedness;

(n)           unsecured Indebtedness of the kind described in clause (d) of the definition of “Indebtedness” so long as, in the case of any such Indebtedness other than earn-out obligations, at the time of incurrence thereof, (i) no Event of Default shall have occurred and be continuing after giving effect thereto and (ii) Borrower and its Restricted Subsidiaries shall be in compliance with the Financial Maintenance Covenants on a Pro Forma Basis as of the most recent Calculation Date;

(o)           Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt and Permitted Refinancings of the foregoing;

(p)           Indebtedness of, or incurred on behalf of, or representing guarantees of Indebtedness of, Joint Ventures or Unrestricted Subsidiaries in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not, at any time outstanding, exceed the greater of $170.0 million and 15.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended, and, without duplication, any Permitted Refinancings thereof;

(q)           Indebtedness of Borrower or any Restricted Subsidiary in an aggregate principal amount outstanding at any time not to exceed the greater of $395.0 million and 35.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended and, without duplication, Permitted Refinancings thereof;

(r)            Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(s)           Investments under Sections 10.04(k), 10.04(l), 10.04(m), 10.04(s), 10.04(t) and 10.04(u), in each case, consisting of guarantees;

(t)            (A)         Indebtedness of Borrower or any Restricted Subsidiaries in respect of one or more series of senior unsecured notes or loans, senior secured first lien notes or loans, senior secured junior lien notes or loans or subordinated notes or loans that may be secured by the Collateral on a pari passu or junior basis with the Obligations, as applicable, that are issued, incurred, assumed or made pursuant to an indenture, a loan agreement or a note purchase agreement or otherwise (other than pursuant to this Agreement) (any such Indebtedness, “Ratio Debt”); provided that, in each case, (i) the aggregate principal amount of Ratio Debt assumed, issued or incurred pursuant to this Section 10.01(t) on such date shall not exceed the Ratio Debt Amount as of such date; (ii) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such Ratio Debt; (iii) (x) other than (A) customary “bridge” facilities (so long as the long term debt into which any such customary “bridge” facility is to be automatically converted or may be converted at Borrower’s option on customary terms satisfies the requirements of this clause (iii)) and (B) Ratio Debt in an aggregate principal amount not exceeding the Shared Inside Maturity Amount on the date assumed, issued or incurred that has (1) a maturity date that is prior to the maturity date of the then-existing Term B Facility Loans (but, for the avoidance of doubt, not the Term A Facility Loans) and/or (2) a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-existing Term B Facility Loans (but, for the avoidance of doubt, not the Term A Facility Loans), if such Ratio Debt is secured on a pari passu basis with the Obligations, such Ratio Debt shall have a maturity date and Weighted Average Life to Maturity (without giving effect to prepayments that reduce scheduled amortization) no shorter than any then-existing Tranche of Term Loans or (y) if such Ratio Debt is secured on a second lien (or other junior lien) basis or is unsecured, such Ratio Debt shall satisfy the definition of Permitted Junior Debt Conditions; (iv) if such Ratio Debt is secured (x) on pari passu basis with the Obligations, the holders of such Indebtedness (or their representative) and Administrative Agent shall be party to the Pari Passu Intercreditor Agreement or (y) on a second lien (or other junior lien) basis to the Obligations, the holders of such Indebtedness (or their representative) shall be party to the Second Lien Intercreditor Agreement (as “Second Priority Debt Parties”) with Administrative Agent; (v) any Indebtedness of Non-Credit Parties incurred pursuant to this Section 10.01(t)(A) shall not exceed the Non-Credit Party Cap on the date of incurrence thereof; (vi) except as set forth in clauses (i) – (v) of this paragraph (t), the terms (excluding maturity, amortization, pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions) of any Ratio Debt shall be (as determined by Borrower in good faith) substantially identical to the terms of the Revolving Commitments, the Term A Facility Loans or the Term B Facility Loans, as applicable, as existing on the date of incurrence of such Ratio Debt except, to the extent such terms (x) at the option of Borrower (1) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by Borrower in good faith); provided that, if any financial maintenance covenant is added for the benefit of any Ratio Debt that is more restrictive than the financial maintenance covenants then applicable to the Covenant Facilities hereunder, such financial maintenance covenant (together with any “equity cure” provisions) shall also be applicable to each Covenant Facility (except to the extent such financial maintenance covenant applies only to periods after the maturity date applicable to such Covenant Facility), (2) with respect to any such Indebtedness that is unsecured, are customary for unsecured securities, loans or other indebtedness (as determined by Borrower in good faith); provided that, if any financial maintenance covenant is added for the benefit of any such Ratio Debt that is more restrictive than the financial maintenance covenants then applicable to the Covenant Facilities hereunder, such financial maintenance covenant (together with any “equity cure” provisions) shall also be applicable to each Covenant Facility (except to the extent such financial maintenance covenant applies only to periods after the maturity date applicable to such Covenant Facility), or (3) are not materially more restrictive to Borrower (as determined by Borrower in good faith), when taken as a whole, than the terms of the Term A Facility Loans, the Term B Facility Loans or the Revolving Facility, as the case may be (except for covenants or other provisions applicable only to periods after the Final Maturity Date applicable to the Term A Facility Loans, the Term B Facility Loans or the Revolving Facility, as applicable) (it being understood that any Ratio Debt may provide for the ability to participate (i) with respect to any borrowings, voluntary prepayments or voluntary commitment reductions, on a pro rata basis, greater than pro rata basis or less than pro rata basis with the applicable Loans or facility and (ii) with respect to any mandatory prepayments, on a pro rata basis (only in respect of Ratio Debt that ranks pari passu with the Obligations) or less than pro rata basis with the applicable Loans (and on a greater than pro rata basis with respect to prepayments of any such Ratio Debt with the proceeds of permitted refinancing Indebtedness)), or (y) are (1) added to the Term A Facility Loans, the Term B Facility Loans or Revolving Facility, as applicable, or (2) applicable only after the Final Maturity Date (in the case of term Indebtedness) or the latest R/C Maturity Date (in the case of revolving Indebtedness) (it being understood that to the extent any financial maintenance covenant is added for the benefit of any such Ratio Debt that is more restrictive than the financial maintenance covenants then applicable to the Covenant Facilities hereunder, no consent shall be required from Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant (together with any related “equity cure” provisions) is also added for the benefit of each Covenant Facility); and (vii) if any Ratio Debt is issued or incurred (but excluding any Ratio Debt that is assumed in connection with an acquisition of assets or Equity Interests (including any Permitted Acquisition) that is not prohibited by this Agreement) within six (6) months after the Closing Date, is secured on pari passu basis with the Obligations and is in the form of term loan debt, then if the All-In Yield applicable to such Ratio Debt is greater than the All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Term B Facility Loans, plus 50 basis points per annum, then the interest rate with respect to the Term B Facility Loans shall be increased so as to cause the then applicable All-In Yield under this Agreement on the Term B Facility Loans to equal the All-In Yield then applicable to such Ratio Debt, minus 50 basis points; provided, however, that any increase in All-In Yield due to such Ratio Debt having a higher “Term SOFR floor” or “Alternate Base Rate floor” shall, as the election of Borrower, be reflected solely as an increase to the applicable Term SOFR floor or Alternate Base Rate floor, as applicable, for the Term B Facility; and (B) without duplication, any Permitted Refinancing in respect thereof that satisfies clause (A)(iv) and (A)(vi) above;

(u)           Indebtedness constituting (or the proceeds of which constitute) Development Expenses in an aggregate principal amount not to exceed $~~600.0~~750.0 million at any time outstanding so long as no Event of Default shall have occurred and be continuing immediately after giving effect thereto and, without duplication, Permitted Refinancings thereof;

(v)           Indebtedness of Restricted Subsidiaries that are Non-Credit Parties in an aggregate amount not to exceed the greater of $280.0 million and 25.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended, so long as such Indebtedness is not guaranteed by any Credit Party (provided, that Indebtedness of Non-Credit Parties incurred pursuant to this Section 10.01(v) shall not exceed the Non-Credit Party Cap on the date of incurrence thereof) and, without duplication, Permitted Refinancings thereof;

(w)          Indebtedness consisting of promissory notes issued by Borrower to present or former officers, directors or employees (or heirs of, estates of or trusts formed by such Persons) to finance the purchase or redemption of Equity Interests of Borrower permitted by Section 10.06(f); provided that (i) such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to Administrative Agent (it being understood that, subject to the dollar limitation described below, such subordination provisions shall permit the payment of interest and principal in cash if no Event of Default has occurred and is continuing) and (ii) the aggregate amount of all cash payments (whether principal or interest) made by Borrower in respect of such notes, when combined with the aggregate amount of Restricted Payments made pursuant to Section 10.06(f), shall not exceed $25.0 million in any fiscal year of Borrower (with amounts permitted to be carried back to the immediately preceding fiscal year and with unused amounts in any fiscal year being carried over to succeeding fiscal years);

(x)           Indebtedness incurred by Borrower or its Restricted Subsidiaries in (i) a Permitted Acquisition, (ii) any other Investment expressly permitted hereunder or (iii) any Asset Sale, in the case of each of the foregoing clauses (i), (ii) and (iii), constituting customary indemnification obligations or customary obligations in respect of purchase price or other similar adjustments;

(y)           Indebtedness in an amount equal to 100% of the Net Available Proceeds of any issuance or sale of Equity Interests or capital contribution (other than in connection with any Permitted Equity Issuances pursuant to Section 11.03) received by Borrower to the extent not otherwise utilized in this Article X;

(z)           the Senior Unsecured Notes and Permitted Refinancings thereof;

(aa)         Indebtedness in an aggregate principal amount not to exceed at any time outstanding, the greater of $~~280.0~~250.0 million and 25.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended, consisting of loans advanced by a Landlord or one of its Affiliates for the purpose of funding capital expenditures with respect to gaming facilities and related assets, in each case, so long as (A) no Event of Default shall have occurred and be continuing after giving effect thereto and (B) immediately after giving effect to such Indebtedness, Borrower shall be in compliance on a Pro Forma Basis with the Financial Maintenance Covenants as of the most recent Calculation Date;

(bb)         (i) guarantees by Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) and Gaming/Racing Leases or of other obligations that do not constitute Indebtedness for borrowed money, in each case, entered into by Borrower or any Subsidiary in the ordinary course of business and (ii) Permitted Non-Recourse Guarantees; and

(cc)         all premium (if any, including tender premiums), expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (bb) above.

For purposes of determining compliance with this Section 10.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

For purposes of determining compliance with this Section 10.01 and the calculation of the Incremental Loan Amount and Ratio Debt Amount, if the use of proceeds from any incurrence, issuance or assumption of Indebtedness is to fund the refinancing of any Indebtedness, then such refinancing shall be deemed to have occurred substantially simultaneously with such incurrence, issuance or assumption so long as (1) such refinancing occurs on the same Business Day as such incurrence, issuance or assumption, (2) if such proceeds will be offered (through a tender offer or otherwise) to the holders of such Indebtedness to be refinanced, the proceeds thereof are deposited with a trustee, agent or other representative for such holders pending the completion of such offer on the same Business Day as such incurrence, issuance or assumption (and such proceeds are ultimately used in the consummation of such offer or otherwise used to refinance Indebtedness), (3) if such proceeds will be used to fund the redemption, discharge or defeasance of such Indebtedness to be refinanced, the proceeds thereof are deposited with a trustee, agent or other representative for such Indebtedness pending such redemption, discharge or defeasance on the same Business Day as such incurrence, issuance or assumption or (4) the proceeds thereof are otherwise set aside to fund such refinancing pursuant to procedures reasonably agreed with Administrative Agent. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

SECTION 10.02.         Liens. Neither Borrower nor any Restricted Subsidiary shall create, incur, grant, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (the “Permitted Liens”):

(a)           Liens for Taxes not yet due and payable or delinquent and Liens for Taxes, which are being contested in good faith by appropriate proceedings and for which (i) adequate reserves have been established in accordance with GAAP or (ii) an indemnity with respect to such Taxes has been provided by a third party to Borrower or any of its Restricted Subsidiaries;

(b)           Liens in respect of property of Borrower or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlord’s and mechanics’ liens, maritime liens and other similar Liens arising in the ordinary course of business (i) for amounts not yet overdue for a period of sixty (60) days or (ii) for amounts that are overdue for a period in excess of sixty (60) days that are being contested in good faith by appropriate proceedings (inclusive of amounts that remain unpaid as a result of bona fide disputes with contractors, including where the amount unpaid is greater than the amount in dispute), so long as adequate reserves have been established in accordance with GAAP or have been bonded in a manner reasonably satisfactory to Administrative Agent;

(c)           Liens securing Indebtedness incurred pursuant to Section 10.01(b) and listed on Schedule 10.02; provided, however, that (i) such Liens do not encumber any Property of Borrower or any Restricted Subsidiary other than (x) any such Property subject thereto on the ~~Closing~~Third Amendment Effective Date, (y) after-acquired property that is affixed or incorporated into Property covered by such Lien and (z) proceeds and products thereof, and (ii) the amount of Indebtedness secured by such Liens does not increase, except as contemplated by Section 10.01(b);

(d)           easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, sub-division maps, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) individually or in the aggregate materially interfering with the conduct of the business of Borrower and its Restricted Subsidiaries, taken as a whole; provided that upon request by Borrower, Administrative Agent shall, in its reasonable discretion, direct Collateral Agent on behalf of the Secured Parties to subordinate its Mortgage on any related Real Property to such easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions, sub-division maps, leases, reciprocal easement agreements and other similar charges or encumbrances in such form as is reasonably satisfactory to Administrative Agent and Borrower;

(e)           Liens arising out of judgments or awards not resulting in an Event of Default;

(f)            Liens (other than any Lien imposed by ERISA) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, rental obligations (limited, in the case of rental obligations, to security deposits and deposits to secure obligations for Taxes, insurance, maintenance and similar obligations), utility services, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers or (iv) Liens on deposits made to secure Borrower’s or any of its Subsidiaries’ Gaming/Racing License applications or to secure the performance of surety or other bonds issued in connection therewith; provided, however, that to the extent such Liens are not imposed by Law, such Liens shall in no event encumber any Property other than cash and Cash Equivalents or, in the case of clause (iii), proceeds of insurance policies;

(g)           Leases with respect to the assets or properties of any Credit Party or its respective Subsidiaries, in each case entered into in the ordinary course of such Credit Party’s or Subsidiary’s business so long as each of the Leases entered into after the date hereof with respect to Real Property constituting Collateral are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (x) interfere in any material respect with the ordinary conduct of the business of the Credit Parties and their respective Subsidiaries, taken as a whole, or (y) materially impair the use (for its intended purposes) or the value of the Properties of the Credit Parties and their respective Subsidiaries, taken as a whole; provided that upon the request of Borrower, Collateral Agent shall enter into a customary subordination and non-disturbance and attornment agreement in connection with any such Lease;

(h)           Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower or such Restricted Subsidiary in the ordinary course of business and (ii) that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of any Credit Party in the ordinary course of business;

(i)            Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations (and refinancings or renewals thereof), in each case, incurred pursuant to Section 10.01(h); provided, however, that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired, constructed, improved or leased at the time of the incurrence of such Indebtedness (plus, in the case of refinancings, any Increased Amounts) and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations (or in the case of refinancings which were previously financed pursuant to such Purchase Money Obligations or Capital Lease Obligations) (and directly related assets, including proceeds and replacements thereof) and do not encumber any other Property of Borrower or any Restricted Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation or Capital Lease Obligation, whether drawn at one time or from time to time and individual financings provided by one lender may be cross-collateralized to other financings provided by such lender);

(j)            bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided, however, that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k)           Liens on assets of a Person (or its Subsidiaries) existing at the time such Person is acquired or merged or amalgamated with or into or consolidated with Borrower or any Restricted Subsidiary (and not created in connection with or in anticipation or contemplation thereof); provided, however, that such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements and attachments thereon, accessions thereto and proceeds thereof) and are no more favorable to the lienholders than the existing Lien;

(l)            in addition to Liens otherwise permitted by this Section 10.02, other Liens incurred with respect to any Indebtedness or other obligations of Borrower or any of its Subsidiaries; provided, however, that the aggregate principal amount of such Indebtedness secured by such Liens at any time outstanding shall not exceed the greater of $395.0 million and 35.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended;

(m)          (i)  licenses of Intellectual Property to GLPI or one of its Subsidiaries for use in connection with its ownership and operation of the TRS Properties, and (ii) licenses or sublicenses of Intellectual Property granted by Borrower or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower and its Restricted Subsidiaries, taken as a whole;

(n)           Liens pursuant to the Credit Documents, including, without limitation, Liens related to Cash Collateralizations;

(o)           Permitted Vessel Liens;

(p)           Liens arising under or imposed by applicable Gaming/Racing Laws and/or Gaming/Racing Authorities; provided, however, that no such Lien constitutes a Lien securing repayment of Indebtedness for borrowed money;

(q)           (i) Liens pursuant to any Gaming/Racing Leases or any other leases entered into for the purpose of, or with respect to, operating or managing gaming facilities and related assets, which Liens are limited to the leased property, any gaming assets and/or other property of the lessee under the applicable lease and granted to the landlord under such lease for the purpose of securing the obligations of the tenant under such lease to such landlord, (ii) Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under such leases or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable lease and (iii) in the case of any Real Property that constitutes a leasehold interest, any mortgages, Liens, security interest, restrictions, encumbrances or any other matters of record to which the fee simple interest (or any superior leasehold interest) is subject (and with respect to which none of the Credit Parties shall have any obligation whatsoever);

(r)            Liens to secure Indebtedness incurred pursuant to Section 10.01(v); provided that such Liens do not encumber any Property of Borrower or any Restricted Subsidiary other than any Non-Credit Party and any Equity Interests in any Non-Credit Party;

(s)           Prior Mortgage Liens with respect to the applicable Mortgaged Real Property;

(t)            Liens on cash and Cash Equivalents deposited to Discharge, redeem or defease Indebtedness that was permitted to so be repaid and on any cash and Cash Equivalents held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof;

(u)           Liens arising from precautionary UCC financing statements filings regarding operating leases or consignment of goods entered into in the ordinary course of business;

(v)           Liens on the Collateral securing (i) Permitted First Priority Refinancing Debt and subject to the Pari Passu Intercreditor Agreement and (ii) Permitted Second Priority Refinancing Debt and subject to the Second Lien Intercreditor Agreement (as “Second Priority Liens”);

(w)          Liens securing Ratio Debt, and Permitted Refinancings thereof, in each case, permitted under Section 10.01(t) and subject to the Pari Passu Intercreditor Agreement or the Second Lien Intercreditor Agreement (in the case of Liens intended to be subordinated to the Liens securing the Obligations, as “Second Priority Liens”), as and to the extent applicable;

(x)           Liens solely on any cash earnest money deposits or escrows made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of a Permitted Acquisition or Investment (including any other Acquisition) not prohibited by this Agreement;

(y)           in the case of any non-Wholly Owned Subsidiary or Joint Venture, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(z)           Liens arising in connection with transactions relating to the selling or discounting of accounts receivable in the ordinary course of business;

(aa)         licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of Borrower and its Subsidiaries taken as a whole;

(bb)         any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

(cc)         Liens created by the applicable Transfer Agreement;

(dd)         Liens arising pursuant to Indebtedness incurred pursuant to Section 10.01(u);

(ee)         Liens to secure Indebtedness incurred pursuant to Section 10.01(p); provided that such Liens do not encumber any Property other than the Property of any Joint Venture or Unrestricted Subsidiary, as applicable, and the Equity Interests in the applicable Joint Venture or Unrestricted Subsidiary;

(ff)          Liens on Property of any Restricted Subsidiary that is not a Credit Party and in the Equity Interests of any applicable Non-Credit Party which Liens secure Indebtedness of Non-Credit Parties permitted under Section 10.01 or Permitted Non-Recourse Guarantees;

(gg)        Liens securing obligations of any Person in respect of employee deferred compensation and benefit plans in connection with “rabbi trusts” or other similar arrangements;

(hh)         without duplication, Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by this Section 10.02; provided, however, that (x) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) of such Indebtedness or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder and (B) any unpaid accrued interest and premium (including tender premiums) thereon and an amount necessary to pay associated underwriting discounts, defeasance costs, fees, commissions and expenses related to such refinancing, refunding, extension, renewal or replacement, and (z) Indebtedness secured by Liens ranking junior to the Liens securing the Obligations may not be refinanced pursuant to this clause (hh) with Liens ranking pari passu to the Liens securing the Obligations;

(ii)           Liens encumbering customary initial deposits and margin accounts, other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry, Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of that Person or its Subsidiaries and Liens secured by Collateral in favor of counterparties to Swap Contracts permitted by Section 10.01(c);

(jj)           Liens on Equity Interests not required to be pledged pursuant to the Credit Documents; and

(kk)         Liens securing Indebtedness incurred pursuant to Section 10.01(j), subject to the Pari Passu Intercreditor Agreement or the Second Lien Intercreditor Agreement (in the case of Liens intended to be subordinated to the Liens securing the Obligations, as “Second Priority Liens”), as and to the extent applicable.

In connection with the granting of Liens of the types described in clauses (c), (d), (g), (i), (k), (l), (m), (o), (p), (q), (r), (s), (t), (v), (w), (aa), (bb), (dd), (ee), (ff), (hh), (ii), (jj) and (kk) of this Section 10.02 by Borrower of any of its Restricted Subsidiaries, Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by entering into or amending appropriate lien subordination, non-disturbance, attornment or intercreditor agreements).

In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

SECTION 10.03.         Master Leases.

(a)           Neither Borrower nor Penn Tenant will terminate or allow or consent to the termination of the Penn Master Lease or will enter into any amendment, waiver or modification to the Penn Master Lease if (i) such amendment, waiver or modification could reasonably be expected to have a Material Adverse Effect or (ii) after giving pro forma effect to such amendment, waiver or modification, Borrower will not be in compliance with the provisions of Section 10.08; provided that neither Borrower nor Penn Tenant will allow any amendment, waiver or modification of the Penn Master Lease that (i) shortens the term of the Penn Master Lease to less than twenty (20) years (including extension or renewal options) from the date of such amendment, waiver or modification, (ii) tightens the financial covenants applicable to Penn Tenant (other than technical amendments to the definitions of such financial terms so long as such amendments do not materially affect Penn Tenant’s ability to comply with such financial covenants), (iii) amends, waives or modifies Articles XIV (Insurance Proceeds), XV (Condemnation), XVII (Leasehold Mortgagees), XXII (Assignments) or XXXVI (Organized Sale Process) of the Penn Master Lease (including by amendment of the defined terms used therein) in a manner materially adverse to the interests of the Secured Parties or (iv) amends, waives or modifies Article XI (Liens) of the Penn Master Lease to the extent adversely impacting the ability of the Secured Parties to obtain or maintain a Lien on the Properties of Borrower or its Restricted Subsidiaries, in each case, without the consent of the Required Lenders. Penn Tenant shall not transfer its rights or obligations under the Penn Master Lease to any Person other than to Borrower or a Guarantor (or a Person that becomes a Guarantor in connection with such transaction); provided, however, that no such transfer shall be permitted hereunder unless expressly permitted under the Penn Master Lease or consented to in writing by GLP Capital.

(b)           Neither Borrower nor PNK Tenant will terminate or allow or consent to the termination of the PNK Master Lease or will enter into any amendment, waiver or modification to the PNK Master Lease if (i) such amendment, waiver or modification could reasonably be expected to have a Material Adverse Effect or (ii) after giving pro forma effect to such amendment, waiver or modification, Borrower will not be in compliance with the provisions of Section 10.08; provided that neither Borrower nor PNK Tenant will allow any amendment, waiver or modification of the PNK Master Lease that (i) shortens the term of the PNK Master Lease to less than twenty (20) years (including extension or renewal options) from the date of such amendment, waiver or modification, (ii) tightens the financial covenants applicable to PNK Tenant (other than technical amendments to the definitions of such financial terms so long as such amendments do not materially affect PNK Tenant’s ability to comply with such financial covenants), (iii) amends, waives or modifies Articles XIV (Insurance Proceeds), XV (Condemnation), XVII (Leasehold Mortgagees), XXII (Assignments) or XXXVI (Organized Sale Process) of the PNK Master Lease (including by amendment of the defined terms used therein) in a manner materially adverse to the interests of the Secured Parties or (iv) amends, waives or modifies Article XI (Liens) of the PNK Master Lease to the extent adversely impacting the ability of the Secured Parties to obtain or maintain a Lien on the Properties of Borrower or its Restricted Subsidiaries, in each case, without the consent of the Required Lenders. PNK Tenant shall not transfer its rights or obligations under the PNK Master Lease to any Person other than to Borrower or a Guarantor (or a Person that becomes a Guarantor in connection with such transaction); provided, however, that no such transfer shall be permitted hereunder unless expressly permitted under the PNK Master Lease or consented to in writing by Gold Merger Sub.

SECTION 10.04.         Investments, Loans and Advances. Neither Borrower nor any Restricted Subsidiary will, directly or indirectly, make any Investment, except for the following:

(a)           Investments and commitments to make Investments outstanding on the ~~Closing~~Third Amendment Effective Date and identified on Schedule 10.04 and any Investments received in respect thereof without the payment of additional consideration (other than through the issuance of or exchange of Qualified Capital Stock);

(b)           Investments in cash and Cash Equivalents (including any Investments that were Cash Equivalents at the time made);

(c)           Borrower and its Restricted Subsidiaries may enter into Swap Contracts to the extent permitted by Section 10.01(c);

(d)           Investments (i) by Borrower in any Restricted Subsidiary, (ii) by any Restricted Subsidiary in Borrower and (iii) by a Restricted Subsidiary in another Restricted Subsidiary; provided that, in each case, any intercompany loan (it being understood and agreed that intercompany receivables or advances made in the ordinary course of business do not constitute loans) in excess of $10.0 million individually shall be evidenced by a promissory note and, to the extent that the payee, holder or lender of such intercompany loan is a Credit Party, such promissory note shall be pledged (and delivered) by such Credit Party to Collateral Agent on behalf of the Secured Parties;

(e)           Borrower and its Restricted Subsidiaries may sell or transfer assets to the extent permitted by Section 10.05;

(f)            Investments in securities of trade creditors or customers or suppliers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or suppliers or in settlement of delinquent or overdue accounts in the ordinary course of business or Investments acquired by Borrower as a result of a foreclosure by Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(g)           Investments made by Borrower or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale (or transfer or disposition not constituting an Asset Sale) made in compliance with Section 10.05;

(h)           Investments consisting of loans or advances to officers, directors, managers and employees (i) for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business in an aggregate principal amount not to exceed $35.0 million at any time outstanding, (ii) in connection with such Persons’ purchase of Equity Interests of Borrower (provided that the amount of such loans and advances described in this clause (h)(ii) shall be contributed to Borrower in cash as common equity) and (iii) for any other purpose not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under the foregoing clauses (ii) and (iii) shall not exceed the greater of $~~30.0~~25.0 million and 2.5% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended;

(i)            Permitted Acquisitions;

(j)            extensions of trade credit (including to gaming customers) and prepayments of expenses in the ordinary course of business;

(k)           in addition to Investments otherwise permitted by this Section 10.04, other Investments by Borrower or any of its Restricted Subsidiaries in an amount not to exceed the sum of (i) the greater of $560.0 million and 50.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended plus (ii) the Initial Restricted Payment Base Amount as of such date plus (iii) the Specified 10.04(k) Investment Returns received on or prior to such date plus (iv) any reduction in the amount of such Investments as provided in the definition of “Investments”;

(l)            in addition to Investments otherwise permitted by this Section 10.04, Investments by Borrower or any of its Restricted Subsidiaries; provided that, (i) the amount of such Investments to be made pursuant to this Section 10.04(l) do not exceed the Available Amount determined at the time such Investment is made, (ii) immediately after giving effect thereto, no Event of Default has occurred and is continuing and (iii) except for Investments made in reliance on clauses (e), (f) or (g) of the definition of “Available Amount”, immediately after giving effect thereto Borrower shall be in compliance on a Pro Forma Basis with the Financial Maintenance Covenants as of the most recent Calculation Date;

(m)          additional Investments so long as, at the time such Investment is made and after giving effect thereto, (x) no Event of Default has occurred and is continuing and (y) the Consolidated Total Net Leverage Ratio will not exceed 4.00 to 1.00 on a Pro Forma Basis as of the most recent Calculation Date;

(n)           payments with respect to any Qualified Contingent Obligations, so long as, at the time such Qualified Contingent Obligation was incurred or, if earlier, the agreement to incur such Qualified Contingent Obligations was entered into, such Investment was permitted under this Agreement;

(o)           Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged, amalgamated or consolidated with or into Borrower or a Restricted Subsidiary, in each case, in accordance with the terms of this Agreement to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence (or were committed) on the date of such acquisition, merger, amalgamation or consolidation;

(p)           Investments in the nature of pledges or deposits (i) with respect to leases or utilities provided to third parties in the ordinary course of business or (ii) under Sections 10.02(f), (j), (t) or (x);

(q)           advances of payroll payments to employees of Borrower and its Restricted Subsidiaries in the ordinary course of business;

(r)            the occurrence of a Reverse Trigger Event under any applicable Transfer Agreement;

(s)           Investments in Joint Ventures or other non-Wholly Owned Subsidiaries of Borrower or any of its Restricted Subsidiaries taken together with all other Investments made pursuant to this clause (s) that are at that time outstanding not to exceed the sum of (i) the greater of $340.0 million and 30.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (ii) the Specified 10.04(s) Investment Returns received on or prior to such date plus (iii)  any reduction in the amount of such Investments as provided in the definition of “Investments”;

(t)            Investments in Unrestricted Subsidiaries taken together with all other Investments made pursuant to this clause (t) that are at that time outstanding not to exceed the sum of (i) the greater of $~~225.0~~100.0 million and ~~20.0~~10.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (ii) the Specified 10.04(t) Investment Returns received on or prior to such date plus (iii) any reduction in the amount of such Investments as provided in the definition of “Investments”;

(u)           Investments in a Permitted Business taken together with all other Investments made pursuant to this clause (u) that are at that time outstanding not to exceed the sum of (i) the greater of $225.0 million and 20.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (ii) the Specified 10.04(u) Investment Returns received on or prior to such date plus (iii) any reduction in the amount of such Investments as provided in the definition of “Investments”;

(v)           Guarantees by Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) and Gaming/Racing Leases or of other obligations that do not constitute Indebtedness, in each case entered into by Borrower or any Restricted Subsidiary in the ordinary course of business;

(w)          Investments to the extent that payment for such Investments is made with Equity Interests in Borrower (other than Disqualified Capital Stock);

(x)           any Investment (i) deemed to exist as a result of a Person distributing a note or other intercompany debt or other Property to a parent of such Person (to the extent there is no cash consideration or services rendered for such distribution) and (ii) consisting of intercompany current liabilities in connection with the cash management, tax and accounting operations of Borrower and its Subsidiaries;

(y)           Restricted Payments permitted by Section 10.06 and Junior Prepayments permitted by Section 10.09;

(z)           Investments in connection with the Transactions;

(aa)         Investments consisting of purchases and acquisitions of inventory, supplies, materials, equipment, contract rights, Intellectual Property or licenses of Intellectual Property, in each case in this Section 10.04(aa) in the ordinary course of business;

(bb)         Investments required by a Gaming/Racing Authority or made in lieu of payment of a tax or in consideration of a reduction in tax; and

(cc)         Permitted Non-Recourse Guarantees and the granting of Liens on the Equity Interests of Non-Credit Parties and Joint Ventures to secure Indebtedness and other obligations of Non-Credit Parties and Joint Ventures and Permitted Non-Recourse Guarantees~~; and~~.

~~(dd) Investments in connection with the Barstool Transactions.~~

Any Investment in any person other than a Credit Party that is otherwise permitted by this Section 10.04 may be made through intermediate Investments in Restricted Subsidiaries that are not Credit Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or cash equivalents shall be the fair market value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

SECTION 10.05.         Mergers, Consolidations and Sales of Assets. Neither Borrower nor any Restricted Subsidiary will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (other than solely to change the jurisdiction of organization or type of organization (to the extent in compliance with the applicable provisions of the applicable Security Documents)), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of any substantial part of its business, ~~property~~Property or assets, except for:

(a)           expenditures to make Capital Expenditures, Expansion Capital Expenditures and expenditures of Development Expenses by Borrower and its Restricted Subsidiaries;

(b)           sales or dispositions of used, worn out, obsolete or surplus Property or Property no longer used or useful in the business of Borrower by Borrower and its Restricted Subsidiaries in the ordinary course of business and the abandonment, cancellation, lapse, sale or other disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Borrower and its Restricted Subsidiaries taken as a whole; and the termination or assignment of Contractual Obligations (other than a Master Lease) to the extent such termination or assignment does not have a Material Adverse Effect; and sales or transfers of inventory in the ordinary course of business;

(c)           Asset Sales by Borrower or any Restricted Subsidiary; provided that (i) at the time of such Asset Sale, no Event of Default then exists or would arise therefrom (except for any Asset Sale subject to a binding commitment that was executed at a time when no Event of Default then existed or would result therefrom), (ii) Borrower or any of its Restricted Subsidiaries shall receive consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, (iii) Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of (x) cash or Cash Equivalents or (y) Permitted Business Assets (in each case, free and clear of all Liens at the time received other than Permitted Liens) (it being understood that for the purposes of clause (c)(iii)(x), the following shall be deemed to be cash: (A) any liabilities (as shown on Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Borrower or such Restricted Subsidiary from such transferee that are converted by Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable disposition, (C) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of $~~280.0~~250.0 million and 25.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended, with the fair market value of each item of Designated Non-Cash Consideration being measured at such date of receipt or such agreement, as applicable, and without giving effect to subsequent changes in value) and (iv) the Net Available Proceeds therefrom shall be applied as specified in Section 2.10(a)(iii);

(d)           Liens permitted by Section 10.02, Investments may be made to the extent permitted by Section 10.04, Restricted Payments may be made to the extent permitted by Section 10.06 and Junior Prepayments may be made to the extent permitted by Section 10.09;

(e)           Borrower and its Restricted Subsidiaries may dispose of cash and Cash Equivalents;

(f)            Borrower and its Restricted Subsidiaries may lease (as lessor or sublessor) real or personal property to the extent permitted under Section 10.02;

(g)           (i)  licenses of Intellectual Property to GLPI or any of its Subsidiaries for use in connection with the ownership and operation of the TRS Properties and (ii) licenses and sublicenses by Borrower or any of its Restricted Subsidiaries of software and Intellectual Property in the ordinary course of business shall be permitted;

(h)           (A) Borrower or any Restricted Subsidiary may transfer or lease Property to or acquire or lease Property from Borrower or any Restricted Subsidiary; (B) any Restricted Subsidiary may merge, amalgamate or consolidate with or into Borrower (as long as Borrower is the surviving Person) or any Guarantor (as long as the surviving Person is, or becomes substantially concurrently with such merger, amalgamation or consolidation, a Guarantor); (C) Borrower may consolidate or merge with or into another Person so long as Borrower is the surviving entity; (D) any Restricted Subsidiary may merge, amalgamate or consolidate with or into any other Restricted Subsidiary (so long as, if either Restricted Subsidiary is a Guarantor, the surviving Person is, or becomes substantially concurrently with such merger, amalgamation or consolidation, a Guarantor); and (E) any Restricted Subsidiary may be voluntarily liquidated, voluntarily wound up or voluntarily dissolved (so long as any such liquidation or winding up does not constitute or involve an Asset Sale to any Person other than to Borrower or any other Restricted Subsidiary or any other owner of Equity Interests in such Restricted Subsidiary unless such Asset Sale is otherwise permitted pursuant to this Section 10.05); provided, however, that, in each case with respect to clauses (A), (B) (C) and (D) of this Section 10.05(h) (other than in the case of a transfer to a Non-Credit Party permitted under clause (A) above), the Lien on such property granted in favor of Collateral Agent under the Security Documents shall be maintained in accordance with the provisions of this Agreement and the applicable Security Documents;

(i)            voluntary terminations of Swap Contracts and other assets or contracts in the ordinary course of business;

(j)            conveyances, sales, leases, transfers or other dispositions which do not constitute Asset Sales;

(k)           any taking by a Governmental Authority of assets or property, or any part thereof, under the power of eminent domain or condemnation;

(l)            Borrower and its Restricted Subsidiaries may make sales, transfers or other dispositions of property subject to a Casualty Event;

(m)          Borrower and its Restricted Subsidiaries may make sales, transfers or other dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n)           any transfer of Equity Interests of any Restricted Subsidiary or any Gaming/Racing Facility in connection with the occurrence of a Trigger Event;

(o)           (i) the lease, sublease or license of any portion of any Property to Persons who, either directly or through Affiliates of such Persons, intend to operate or manage nightclubs, bars, restaurants, recreation areas, spas, pools, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities and (ii) the grant of declarations of covenants, conditions and restrictions and/or easements with respect to common area spaces and similar instruments benefiting such tenants of such leases, subleases and licenses (collectively, the “Venue Easements,” and together with any such leases, subleases or licenses, collectively the “Venue Documents”); provided that no Venue Document or operations conducted pursuant thereto would reasonably be expected to materially interfere with, or materially impair or detract from, the operations of Borrower and its Restricted Subsidiaries taken as a whole; provided further that upon request by Borrower, Collateral Agent on behalf of the Secured Parties shall provide the tenant, subtenant or licensee under any Venue Document with a subordination, non-disturbance and attornment agreement in form reasonably satisfactory to Collateral Agent and the applicable Credit Party;

(p)           the dedication of space or other dispositions of Property in connection with and in furtherance of constructing structures or improvements reasonably related to the development, construction and operation of any project; provided that in each case such dedication or other dispositions are in furtherance of, and do not materially impair or interfere with the operations of Borrower and its Restricted Subsidiaries;

(q)           dedications or dispositions of, or the granting of easements, rights of way, rights of access and/or similar rights, to any Governmental Authority, utility providers, cable or other communication providers and/or other parties providing services or benefits to any project, any Real Property held by Borrower or its Restricted Subsidiaries or the public at large that would not reasonably be expected to interfere in any material respect with the operations of Borrower and its Restricted Subsidiaries; provided that upon request by Borrower, Administrative Agent shall, in its reasonable discretion, direct Collateral Agent on behalf of the Secured Parties to subordinate its Mortgage on such Real Property to such easement, right of way, right of access or similar agreement in such form as is reasonably satisfactory to Administrative Agent and Borrower;

(r)            any disposition of Equity Interests in a Restricted Subsidiary pursuant to an agreement or other obligation with or to a person (other than Borrower and its Restricted Subsidiaries) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(s)           dispositions of non-core assets acquired in connection with a Permitted Acquisition or other permitted Investment; provided, that (i) the amount of non-core assets that are disposed of in connection with any such Permitted Acquisition or other permitted Investment pursuant to this Section 10.05(s) does not exceed 25% of the aggregate purchase price for such Permitted Acquisition or other permitted Investment and (ii) to the extent that any such Permitted Acquisition or other permitted Investment is financed with the proceeds of Indebtedness of Borrower or its Restricted Subsidiaries, then any proceeds from such Permitted Acquisition or other permitted Investment shall be used to prepay such Indebtedness (to the extent otherwise permitted hereunder) or the Loans in accordance with Section 2.10(a)(iii) hereof;

(t)            other dispositions of assets with a fair market value of not more than the greater of $60.0 million and 5.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended;

(u)           Borrower and its Restricted Subsidiaries may make sales, transfers or other dispositions (including, without limitation, sales, transfers or other dispositions of Equity Interests and other Property) in connection with a Spin-Off permitted under Section 10.06(o);

(v)           transfers, sales or dispositions of Real Property and related assets to a Landlord or one of its Affiliates, to the extent Borrower or its Restricted Subsidiaries will lease such real property and related assets; provided that (i) at the time of such transfer, sale or disposition, no Event of Default then exists or would arise therefrom, (ii) Borrower or any of its Restricted Subsidiaries shall receive not less than 50% of such consideration in the form of cash or Cash Equivalents (free and clear of all Liens at the time received other than Permitted Liens) (it being understood that for the purposes of clause (ii), the following shall be deemed to be cash: (A) any liabilities (as shown on Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable transfer, sale or disposition and for which Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by Borrower or such Restricted Subsidiary from such transferee that are converted by Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable disposition) and (iii) the Net Available Proceeds therefrom shall be applied as specified in Section 2.10(a)(iii); and

(w)           the Transactions.

Notwithstanding anything contained in this Agreement to the contrary, in no event may any transfer, sale, conveyance or other disposition to any Person other than a Credit Party constitute all or substantially all of Borrower’s property or assets, on a consolidated basis.

To the extent any Collateral is sold, transferred or otherwise disposed of as permitted by this Section 10.05 (including, for the avoidance of doubt, pursuant to any transaction permitted by or referred to in Section 10.04(d)) or in connection with a transaction approved by the Required Lenders, in each case, to a Person other than a Credit Party, such Collateral shall, except as set forth in the proviso to Section 10.05(h), be sold, transferred, distributed, contributed or otherwise disposed of free and clear of the Liens created by the Security Documents, and Collateral Agent shall take all actions reasonably requested by Borrower in order to effect the foregoing at the sole cost and expense of Borrower and without recourse or warranty by Collateral Agent (including the execution and delivery of appropriate UCC termination statements and such other instruments and releases as may be necessary and appropriate to effect such release). To the extent any such sale, transfer, contribution, distribution or other disposition results in a Guarantor no longer constituting a Subsidiary of Borrower, the Obligations of such Guarantor and all obligations of such Guarantor under the Credit Documents shall terminate and be of no further force and effect, and each of Administrative Agent and Collateral Agent shall take such actions, at the sole expense of Borrower, as are reasonably requested by Borrower in connection with such termination.

SECTION 10.06.         Restricted Payments. Neither Borrower nor any of its Restricted Subsidiaries shall, directly or indirectly, declare or make any Restricted Payment at any time, except, without duplication:

(a)           Borrower or any Restricted Subsidiary may make Restricted Payments to the extent permitted pursuant to Section 2.09(b)(ii);

(b)           any Restricted Subsidiary of Borrower may declare and make Restricted Payments to Borrower or any Wholly Owned Subsidiary of Borrower which is a Restricted Subsidiary;

(c)           any Restricted Subsidiary of Borrower, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, may declare and make Restricted Payments in respect of its Equity Interests to all holders of such Equity Interests generally so long as Borrower or its respective Restricted Subsidiary that owns such Equity Interest or interests in the Person making such Restricted Payments receives at least its proportionate share thereof (based upon its relative ownership of the subject Equity Interests and the terms thereof);

(d)           Borrower and its Restricted Subsidiaries may engage in transactions to the extent permitted by Section 10.04 and Section 10.05;

(e)           Borrower and its Restricted Subsidiaries may make Restricted Payments in respect of Disqualified Capital Stock issued in compliance with the terms hereof;

(f)            Borrower may repurchase common stock or common stock options from present or former officers, directors or employees (or heirs of, estates of or trusts formed by such Persons) of any Company upon the death, disability, retirement or termination of employment of such officer, director or employee or pursuant to the terms of any stock option plan, employment agreement, severance agreement or like agreement; provided, however, that the aggregate amount of payments under this clause (f) when combined with the aggregate amount of cash payments made by Borrower in respect of notes issued in reliance on Section 10.01(w) shall not exceed $25.0 million in any fiscal year of Borrower (with amounts permitted to be carried back to the immediately preceding fiscal year and with unused amounts in any fiscal year being carried over to succeeding fiscal years);

(g)           Borrower and its Restricted Subsidiaries may (i) repurchase Equity Interests to the extent deemed to occur upon exercise of stock options, warrants or rights in respect thereof to the extent such Equity Interests represent a portion of the exercise price of such options, warrants or rights in respect thereof and (ii) make payments in respect of withholding or similar taxes payable or expected to be payable by any present or former member of management, director, officer, employee, or consultant of Borrower or any of its Subsidiaries or family members, spouses or former spouses, heirs of, estates of or trusts formed by such Persons in connection with the exercise of stock options or grant, vesting or delivery of Equity Interests;

(h)           Borrower and its Restricted Subsidiaries may make Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or, warrants or rights or upon the conversion or exchange of or into Equity Interests, or payments or distributions to dissenting stockholders pursuant to applicable law;

(i)            Borrower and its Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the Initial Restricted Payment Base Amount as of the date of such Restricted Payment;

(j)            so long as (i) immediately before and after giving effect thereto no Event of Default has occurred and is continuing and (ii) except for Restricted Payments made in reliance on clauses (e), (f) or (g) of the definition of “Available Amount”, immediately after giving effect thereto Borrower will be in compliance on a Pro Forma Basis with the Financial Maintenance Covenants as of the most recent Calculation Date, Borrower and its Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the Available Amount determined at the time such Restricted Payment is made;

(k)           so long as (i) immediately before and after giving effect thereto no Event of Default has occurred and is continuing and (ii) immediately after giving effect thereto the Consolidated Total Net Leverage Ratio will not exceed 4.00 to 1.00 calculated on a Pro Forma Basis as of the most recent Calculation Date, Borrower and its Restricted Subsidiaries may make additional Restricted Payments;

(l)            to the extent constituting Restricted Payments, Borrower may make payments to counterparties under Swap Contracts entered into in connection with the issuance of convertible or exchangeable debt;

(m)          Borrower and its Restricted Subsidiaries may make Restricted Payments that are made in an amount equal to the amount of Excluded Contributions previously received and that Borrower elects to apply under this clause (m) and do not increase the Available Amount;

(n)           Borrower and its Restricted Subsidiaries may make payments of amounts necessary to repurchase or retire Equity Interests of Borrower or any Subsidiary in the event of an Equity Holder Disqualification of the holder thereof or to the extent required by any Gaming/Racing Authority in order to avoid the suspension, revocation or denial of a Gaming/Racing License by any Gaming/Racing Authority; provided that, in the case of any such repurchase or retirement of Equity Interests of Borrower or any Subsidiary, if such efforts do not jeopardize any Gaming/Racing License, Borrower or any such Subsidiary will have previously used commercially reasonable efforts to attempt to find a suitable purchaser for such Equity Interests and no suitable purchaser acceptable to the applicable Gaming/Racing Authority and Borrower was willing to purchase such Equity Interests on terms acceptable to the holder thereof within a time period acceptable to such Gaming/Racing Authority;

(o)           so long as immediately before and after giving effect thereto no Event of Default has occurred and is continuing and after giving effect thereto Borrower will be in compliance on a Pro Forma Basis with the Financial Maintenance Covenants as of the most recent Calculation Date, Borrower and its Restricted Subsidiaries may consummate a Spin-Off;

(p)           Borrower and its Restricted Subsidiaries may make Restricted Payments out of Declined Amounts not applied to the prepayment of Term Loans in an aggregate amount not to exceed $75.0 million; and

(q)           Borrower may make Restricted Payments constituting the repurchase of Equity Interests in Borrower pursuant to that certain $750.0 million share repurchase program approved by the board of directors of Borrower on ~~February 1, 2022 (the “2022~~October 30, 2025 and any extension, renewal or replacement thereof, including successive extensions, renewals and replacements thereof (the “2028 Share Repurchase Program”) in an amount not to exceed ~~the dollar amount of Equity Interests remaining to be repurchased pursuant to the 2022 Share Repurchase Program on the Closing Date~~$750.0 million; provided that, notwithstanding anything in this Agreement or any other Credit Document to the contrary, including Section 1.09, Restricted Payments constituting repurchases of Equity Interests in Borrower pursuant to the ~~2022~~2028 Share Repurchase Program must be classified under this Section 10.06(q) and may not be reallocated, reclassified or divided.

SECTION 10.07.         Transactions with Affiliates. Neither Borrower nor any of its Restricted Subsidiaries shall enter into any transaction involving aggregate consideration in excess of the greater of $~~15.0~~12.5 million and 1.25% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Borrower or any Restricted Subsidiary); provided, however, that notwithstanding the foregoing, Borrower and its Restricted Subsidiaries:

(a)           may enter into indemnification and employment and severance agreements and arrangements with directors, officers and employees (including employee compensation, benefit plans or arrangements and health, disability or similar insurance plans) and may pay customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, board managers and employees of Borrower and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Borrower and its Restricted Subsidiaries;

(b)           may enter into the Transactions and the transactions described in Borrower’s SEC filings prior to the ~~Closing~~Third Amendment Effective Date or listed on Schedule 10.07 hereto as in effect on the ~~Closing~~Third Amendment Effective Date or any amendment, restatement, replacement or other modification thereof so long as such amendment, restatement, replacement or other modification is not adverse to the Lenders in any material respect;

(c)           may make Investments and Restricted Payments permitted hereunder;

(d)           may enter into the transactions contemplated by each applicable Transfer Agreement;

(e)           may enter into customary expense sharing and tax sharing arrangements entered into between Borrower, Restricted Subsidiaries, Joint Ventures and Unrestricted Subsidiaries in the ordinary course of business pursuant to which such Unrestricted Subsidiaries and Joint Ventures shall reimburse Borrower or the applicable Restricted Subsidiaries for certain shared expenses and taxes;

(f)            may enter into transactions upon fair and reasonable terms no less favorable to Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate or in the event that there are no comparable transactions involving Persons who are not Affiliates of Borrower or such Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as whole, Borrower has determined in good faith to be fair to Borrower or the relevant Restricted Subsidiary;

(g)           may enter into any transactions between or among Borrower and its Subsidiaries (for the avoidance of doubt, including Unrestricted Subsidiaries) and Joint Ventures that are entered into in the ordinary course of business of Borrower and its Subsidiaries and Joint Ventures and, in the good faith judgment of Borrower are necessary or advisable in connection with the ownership or operation of the business of Borrower and its Subsidiaries and Joint Ventures, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements and (ii) management, technology and licensing arrangements;

(h)           may enter into transactions with Persons who have entered into an agreement, contract or arrangement with Borrower or any of its Restricted Subsidiaries to manage, own or operate a Gaming/Racing Facility because Borrower and its Restricted Subsidiaries have not received the requisite Gaming/Racing Licenses or are otherwise not permitted to manage, own or operate such Gaming/Racing Facility under applicable Gaming/Racing Laws; provided that such transactions shall have been approved by a majority of the directors of Borrower;

(i)            may enter into transactions with any Person, which is an Affiliate solely due to a director or directors of such Person (or a parent company of such Person) also being a director or directors of Borrower;

(j)            may enter into transactions with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(k)           may issue Equity Interests in Borrower to any Person;

(l)            Permitted Non-Recourse Guarantees and the pledge of Equity Interests in Non-Credit Parties and Joint Ventures to secure Indebtedness and other obligations of Non-Credit Parties and Joint Ventures and Permitted Non-Recourse Guarantees;

(m)          may enter into transactions related to any Spin-Off and any related agreements; and

(n)           may enter into transactions with Unaffiliated Joint Ventures and Wholly Owned Subsidiaries of Unaffiliated Joint Ventures, in each case, relating to the provision of management services, overhead, sharing of customer lists and customer loyalty programs.

SECTION 10.08.         Financial Covenants. Solely for the benefit of the Covenant Lenders under the Covenant Facilities, without the consent of the Required Covenant Lenders:

(a)           Maximum Consolidated Total Net Leverage Ratio. Borrower shall not permit the Consolidated Total Net Leverage Ratio as of the last day of any fiscal quarter of Borrower, commencing with the first fiscal quarter ending after the Closing Date, to exceed 4.50 to 1.00.

Notwithstanding the foregoing, upon the consummation of a Significant Acquisition and until the completion of four full fiscal quarters following such Significant Acquisition or such earlier date as Borrower elects by written notice to Administrative Agent (the “Increase Period”), if elected by Borrower by written notice to Administrative Agent given on or prior to the 30th Business Day following the date of consummation of such Significant Acquisition, the maximum Consolidated Total Net Leverage Ratio level for purposes of this covenant shall be increased to 5.00 to 1.00 for each Test Period ending during such Increase Period (and for purposes of (a) testing any requirement to be in pro forma compliance with this covenant in connection with such Significant Acquisition and any related transactions, including the incurrence of Indebtedness or Liens related thereto and (b) any determination to be made pursuant to Section 1.08 on or following the relevant LCT Test Date and prior to the earliest of the date (i) on which such Limited Condition Transaction is consummated, (ii) that the definitive agreement/announcement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction and (iii) that Borrower provides written notice to Administrative Agent that it has abandoned such Limited Condition Transaction); provided that, the maximum Consolidated Total Net Leverage Ratio covenant must be tested as of the last day of at least one fiscal quarter at the non-Increase Period level following the termination of an Increase Period before a subsequent Increase Period can be elected.

(b)           Minimum Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as of the last day of any fiscal quarter of Borrower, commencing with the first fiscal quarter ending after the Closing Date, to be less than 2.00 to 1.00.

For the avoidance of doubt, only the consent of the Required Covenant Lenders shall be required to (and only the Required Covenant Lenders, shall have the ability to) amend, waive or modify the covenants set forth in this Section 10.08 (including any amendment or modification of any defined terms as used in this Section 10.08).

SECTION 10.09.         Certain Payments of Indebtedness. None of Borrower or any of its Restricted Subsidiaries will, nor will they permit any Restricted Subsidiary to voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the date that is one year prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and fees and mandatory prepayments shall be permitted) any Indebtedness that is contractually subordinated in right of payment to the Obligations and the original aggregate principal amount of which is in excess of the greater of $60.0 million and 5.0% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis for the Test Period most recently ended, or make any payment in violation of any subordination terms applicable to any such Indebtedness (such payments, “Junior Prepayments”), except:

(a)           Borrower and its Restricted Subsidiaries may make Junior Prepayments in an aggregate amount not to exceed the Initial Restricted Payment Base Amount as of the date of such Junior Prepayments;

(b)           so long as (i) immediately before and after giving effect thereto no Event of Default has occurred and is continuing and (ii) except for Junior Prepayments made in reliance on clauses (e), (f) or (g) of the definition of “Available Amount”, immediately after giving effect thereto Borrower will be in compliance on a Pro Forma Basis with the Financial Maintenance Covenants as of the most recent Calculation Date, Borrower and its Restricted Subsidiaries may make Junior Prepayments in an aggregate amount not to exceed the Available Amount determined at the time such Junior Prepayment is made;

(c)           so long as (i) immediately before and after giving effect thereto no Event of Default has occurred and is continuing and (ii) immediately after giving effect thereto the Consolidated Total Net Leverage Ratio will not exceed 4.00 to 1.00 calculated on a Pro Forma Basis as of the most recent Calculation Date, Borrower and its Restricted Subsidiaries may make additional Junior Prepayments;

(d)           a Permitted Refinancing of any such Indebtedness (including through exchange offers and similar transactions);

(e)           the conversion of any such Indebtedness to Equity Interests (or exchange of any such Indebtedness for Equity Interests) of Borrower or any direct or indirect parent of Borrower (other than Disqualified Capital Stock);

(f)            with respect to intercompany subordinated indebtedness, to the extent consistent with the subordination terms thereof;

(g)           exchanges of Indebtedness issued in private placements and resold in reliance on Regulation S or Rule 144A for Indebtedness having substantially equivalent terms pursuant to customary exchange offers;

(h)           prepayment, redemption, purchase, defeasance or satisfaction of Indebtedness of Persons acquired pursuant to, or Indebtedness assumed in connection with, Permitted Acquisitions or Investments (including any other Acquisition) not prohibited by this Agreement;

(i)            Junior Prepayments made pursuant to Section 2.09(b)(ii);

(j)            Junior Prepayments in respect of intercompany Indebtedness owing to Borrower or its Restricted Subsidiaries will be permitted;

(k)           prepayments, redemptions, purchases, defeasance or satisfaction of Disqualified Capital Stock with the proceeds of any issuance of Disqualified Capital Stock permitted to be issued hereunder or in exchange for Disqualified Capital Stock or other Equity Interests permitted to be issued hereunder;

(l)            Borrower and its Restricted Subsidiaries may make Junior Prepayments in an aggregate amount not to exceed an amount equal to the amount of Excluded Contributions previously received and that Borrower elects to apply under this clause (l) and do not increase the Available Amount; and

(m)          Borrower and its Restricted Subsidiaries may make payments of amounts necessary to repurchase, repay or retire Indebtedness of Borrower or any Subsidiary in the event of a Disqualification of the holder thereof or to the extent required by any Gaming/Racing Authority in order to avoid the suspension, revocation or denial of a Gaming/Racing License by any Gaming/Racing Authority; provided that, in the case of any such repurchase, repayment or retirement of Indebtedness of Borrower or any Subsidiary, if such efforts do not jeopardize any Gaming/Racing License, Borrower or any such Subsidiary will have previously used commercially reasonable efforts to attempt to find a suitable purchaser or assignee for such Indebtedness and no suitable purchaser or assignee acceptable to the applicable Gaming/Racing Authority and Borrower was willing to purchase or acquire such Indebtedness on terms acceptable to the holder thereof within a time period acceptable to such Gaming/Racing Authority.

SECTION 10.10.         Limitation on Certain Restrictions Affecting Subsidiaries. None of Borrower or any of its Restricted Subsidiaries shall, directly or indirectly, create any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than any Excluded Subsidiary) of Borrower to (i) pay dividends or make any other distributions on such Restricted Subsidiary’s Equity Interests or any other interest or participation in its profits owned by Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness or any other obligation owed to Borrower or any of its Restricted Subsidiaries, (ii) make Investments in or to Borrower or any of its Restricted Subsidiaries, (iii) transfer any of its Property to Borrower or any of its Restricted Subsidiaries or (iv) in the case of any Guarantor, guarantee the Obligations hereunder or, in the case of any Credit Party, subject its portion of the Collateral to the Liens securing the Obligations in favor of the Secured Parties, except that each of the following shall be permitted:

(a)           any such encumbrances or restrictions existing under or by reason of (w) any Gaming/Racing Lease (and any guarantee or support arrangement in respect thereof), (x) applicable Law (including any Gaming/Racing Law and any regulations, order or decrees of any Gaming/Racing Authority or other applicable Governmental Authority), (y) the Credit Documents or (z) the Senior Unsecured Notes and any Permitted Refinancing thereof (so long as the restrictions in any such Permitted Refinancing, taken as a whole, are no more restrictive in any material respect to Borrower and its Restricted Subsidiaries than those applicable to the Senior Unsecured Notes on the Closing Date);

(b)           restrictions on the transfer of Property, or the granting of Liens on Property, in each case, subject to Permitted Liens;

(c)           customary restrictions on subletting or assignment of any lease or sublease governing a leasehold interest of any Company;

(d)           restrictions on the transfer of any Property, or the granting of Liens on Property, subject to a contract with respect to an Asset Sale or other transfer, sale, conveyance or disposition permitted under this Agreement;

(e)           restrictions contained in the existing Indebtedness listed on Schedule 10.01 and Permitted Refinancings thereof, provided, that the restrictive provisions in any such Permitted Refinancing, taken as a whole, are not materially more restrictive than the restrictive provisions in the Indebtedness being refinanced;

(f)            restrictions contained in Indebtedness of Persons acquired pursuant to, or assumed in connection with, Permitted Acquisitions or other Acquisitions not prohibited hereunder after the Closing Date and Permitted Refinancings thereof, provided, that the restrictive provisions in any such Permitted Refinancing, taken as a whole, are not materially more restrictive than the restrictive provisions in the Indebtedness being refinanced, and any restrictions referred to in this clause (f) are limited to the Persons or assets being acquired and of the Subsidiaries of such Persons and their assets;

(g)           with respect to clauses (i), (ii) and (iii) above, restrictions contained in any Indebtedness permitted hereunder, in each case, taken as a whole, to the extent not materially more restrictive than those contained in this Agreement;

(h)          customary restrictions in joint venture arrangements or management contracts; provided, that such restrictions are limited to the assets of such joint ventures and the Equity Interests of the Persons party to such joint venture arrangements or the assignment of such management contract, as applicable;

(i)            customary non-assignment provisions or other customary restrictions arising under licenses, leases and other contracts entered into in the ordinary course of business; provided, that such restrictions are limited to the assets subject to such licenses, leases and contracts and the Equity Interests of the Persons party to such licenses and contracts;

(j)            restrictions contained in Indebtedness of Excluded Subsidiaries incurred pursuant to Section 10.01 and Permitted Refinancings thereof; provided that such restrictions apply only to the Excluded Subsidiaries incurring such Indebtedness and their Subsidiaries (and the assets thereof and Equity Interests in such Excluded Subsidiaries);

(k)           restrictions contained in Indebtedness used to finance, or incurred for the purpose of financing, Expansion Capital Expenditures and/or Development Projects and Permitted Refinancings thereof, provided, that such restrictions apply only to the asset (or the Person owning such asset) being financed pursuant to such Indebtedness;

(l)            restrictions contained in subordination provisions applicable to intercompany debt owed by the Credit Parties; provided, that such intercompany debt is subordinated to the Obligations on terms at least as favorable to the Lenders as the subordination of such intercompany debt to any other obligations; and

(m)          encumbrances or restrictions set forth in any agreements with respect to a Spin-Off with respect to the Subsidiaries, assets or operations subject thereto.

SECTION 10.11.         Limitation on Changes to Fiscal Year. Neither Borrower nor any Restricted Subsidiary shall change its fiscal year end to a date other than December 31 of each year (provided that any Restricted Subsidiary acquired or formed, or Person designated as an Unrestricted Subsidiary, in each case, after the Closing Date may change its fiscal year to match the fiscal year of Borrower).

SECTION 10.12.         Use of Proceeds. None of the Borrower or any Subsidiary will use any part of the proceeds of any Borrowing or Letter of Credit (i) to fund any activities of or business or transactions with any Sanctioned Person, or in any Sanctioned Country, in a manner that would cause any party hereto to violate applicable Sanctions, or (ii) in furtherance of a corrupt offer, payment, promise to pay, or authorization of the payment or giving of a material amount of money, or anything else of material value, to any Person in a manner which constitutes a violation of Anti-Corruption Laws.

ARTICLE XI.

EVENTS OF DEFAULT

SECTION 11.01.         Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(a)           any representation or warranty made or deemed made by or on behalf of Borrower or any other Credit Party pursuant to any Credit Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty or statement of fact made or deemed made by or on behalf of Borrower or any other Credit Party in any report, certificate, financial statement or other instrument furnished pursuant to any Credit Document, shall prove to have been false or misleading (i) in any material respect, if such representation and warranty is not qualified as to “materiality,” “Material Adverse Effect” or similar language, or (ii) in any respect, if such representation and warranty is so qualified, in each case when such representation or warranty is made, deemed made or furnished;

(b)           default shall be made in the payment of (i) any principal of any Loan or the reimbursement with respect to any Reimbursement Obligation when and as the same shall become due and payable (whether at the stated maturity, upon prepayment or repayment or by acceleration thereof or otherwise) or (ii) any interest on any Loans when and as the same shall become due and payable, and such default under this clause (ii) shall continue unremedied for a period of five (5) Business Days;

(c)           default shall be made in the payment of any fee or any other amount (other than an amount referred to in (b) above) due under any Credit Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)           default shall be made in the due observance or performance by Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 9.01(a) (with respect to Borrower only), Section 9.04(d) or in Article X (subject to, in the case of the Financial Maintenance Covenants, the cure rights contained in Section 11.03); provided that any default under Section 10.08 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Loans or Commitments hereunder, other than the Loans and Commitments under the Covenant Facilities, until a Covenant Facility Acceleration has occurred; provided further, that in the event of a Financial Covenant Event of Default, upon Administrative Agent’s receipt of a written notice from Borrower that Borrower intends to exercise the cure right contained in Section 11.03 until the Cure Expiration Date, neither the Lenders nor Administrative Agent nor Collateral Agent shall exercise any rights or remedies under this Section 11.01 available solely as a result of the continuance of a Financial Covenant Event of Default;

(e)           default shall be made in the due observance or performance by Borrower or any of its Restricted Subsidiaries of any covenant, condition or agreement contained in any Credit Document (other than those specified in Section 11.01(b), 11.01(c) or 11.01(d)) and, unless such default has been waived, such default shall continue unremedied for a period of thirty (30) days after written notice thereof from Administrative Agent to Borrower;

(f)           Borrower or any of its Restricted Subsidiaries (other than any Subject Subsidiary) shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness or any event or condition occurs, if the effect of any failure or occurrence referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice but giving effect to applicable grace periods) to cause, such Indebtedness (other than Qualified Contingent Obligations) to become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made prior to its stated maturity; provided, however, that (x) clauses (i) and (ii) shall not apply to any offer to repurchase, prepay or redeem Indebtedness of a Person acquired in an Acquisition permitted hereunder, to the extent such offer is required as a result of, or in connection with, such Acquisition, (y) any event or condition causing or permitting the holders of any Indebtedness to cause such Indebtedness to be converted into Qualified Capital Stock (including any such event or condition which, pursuant to its terms may, at the option of Borrower, be satisfied in cash in lieu of conversion into Qualified Capital Stock) shall not constitute an Event of Default pursuant to this paragraph (f) and (z) it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds the Threshold Amount;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction in either case under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, in each case seeking (i) relief in respect of Borrower or any of its Restricted Subsidiaries (other than any Subject Subsidiary), or of a substantial part of the property or assets of Borrower or any of its Restricted Subsidiaries (other than any Subject Subsidiary); (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any of its Restricted Subsidiaries (other than any Subject Subsidiary) or for a substantial part of the property or assets of Borrower or any of its Restricted Subsidiaries (other than any Subject Subsidiary); or (iii) the winding-up or liquidation of Borrower or of any of its Restricted Subsidiaries (other than any Subject Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           Borrower or any of its Restricted Subsidiaries (other than any Subject Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 11.01(g); (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any of its Restricted Subsidiaries (other than any Subject Subsidiary) or for a substantial part of the property or assets of Borrower or any of its Restricted Subsidiaries (other than any Subject Subsidiary) in any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership, or similar law; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as permitted hereunder);

(i)           one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount (to the extent not covered by third party insurance) shall be rendered against Borrower or any of its Restricted Subsidiaries (other than any Subject Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action (to the extent such action is not effectively stayed) shall be legally taken by a judgment creditor to levy upon assets or properties of Borrower or any of its Restricted Subsidiaries (other than a Subject Subsidiary) to enforce any such judgment;

(j)           an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect;

(k)           with respect to any material Collateral, any security interest or Lien purported to be created by the applicable Security Document shall cease to be in full force and effect, or shall cease to give Collateral Agent, for the benefit of the Secured Parties, the first priority Liens and rights, powers and privileges in each case purported to be created and granted under such Security Document in favor of Collateral Agent, or shall be asserted in writing by any Credit Party or any Affiliate thereof not to be a valid, perfected security interest in or Lien on the Collateral covered thereby, in each case, except (x) to the extent that any such perfection or priority is not required pursuant to this Agreement or the Security Documents or any loss thereof results from the failure of Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements and (y) as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;

(l)           any Guarantee shall cease to be in full force and effect or any of the Guarantors or Affiliates thereof repudiates in writing, or attempts in writing to repudiate, any of its obligations under any of the Guarantees (except to the extent such Guarantee ceases to be in effect in connection with any transaction permitted pursuant to Sections 9.12 or 10.05);

(m)           any Credit Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Credit Party seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party shall repudiate or deny in writing that it has any liability or obligation for the payment of principal or interest purported to be created under any Credit Document;

(n)           there shall have occurred a Change of Control;

(o)           there shall have occurred a License Revocation by any Gaming/Racing Authority, which License Revocation (in the aggregate with any other License Revocations then in existence) causes the cessation of operations of Borrower and/or its Restricted Subsidiaries that in the most recent Test Period accounted for ten percent (10%) or more of the Consolidated EBITDA of Borrower and its Restricted Subsidiaries on a consolidated basis; provided, however, that such License Revocation continues for at least forty-five (45) consecutive days after the earlier of (x) the date of cessation of the affected operations as a result of such License Revocation and (y) the date that none of Borrower, nor any of its Restricted Subsidiaries nor the Lenders receive the net cash flows generated by any such operations;

(p)           (i) the Penn Master Lease shall terminate or otherwise cease to be effective, other than upon the expiration or termination thereof with respect to any particular property or properties pursuant to Sections 1.4, 8.2, 14.5, 15.5 or 33.4 of the Penn Master Lease or pursuant to an amendment, waiver or modification of the Penn Master Lease not prohibited by Section 10.03(a) of this Agreement, or an “Event of Default” (as defined in the Penn Master Lease) shall have occurred and be continuing under Section 16.1(a), 16.1(g), 16.1(i), 16.1(j) or 16.1(p) of the Penn Master Lease, or GLP Capital shall have given Penn Tenant notice of termination of the Penn Master Lease following an “Event of Default” as defined in the Penn Master Lease or GLP Capital has issued a “Termination Notice” pursuant to Section 17.1(d) of the Penn Master Lease or (ii) the PNK Master Lease shall terminate or otherwise cease to be effective, other than upon the expiration or termination thereof with respect to any particular property or properties pursuant to Sections 1.4, 8.2, 14.5 or 15.5 of the PNK Master Lease or pursuant to an amendment, waiver or modification of the PNK Master Lease not prohibited by Section 10.03(b) of this Agreement, or an “Event of Default” (as defined in the PNK Master Lease) shall have occurred and be continuing under Section 16.1(a), 16.1(g), 16.1(i), 16.1(j) or 16.1(p) of the PNK Master Lease, or Gold Merger Sub shall have given PNK Tenant notice of termination of the PNK Master Lease following an “Event of Default” as defined in the PNK Master Lease or Gold Merger Sub has issued a “Termination Notice” pursuant to Section 17.1(d) of the PNK Master Lease; or

(q)           the provisions of any Pari Passu Intercreditor Agreement or Second Lien Intercreditor Agreement shall, in whole or in part, following such Pari Passu Intercreditor Agreement or Second Lien Intercreditor Agreement being entered into, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Persons party thereto, except in accordance with its terms;

then, and in every such event (other than (i) an event described in Section 11.01(g) or 11.01(h) with respect to Borrower and (ii) a Financial Covenant Event of Default unless a Covenant Facility Acceleration has occurred pursuant to the penultimate paragraph of this Section 11.01), and at any time thereafter during the continuance of such event, Administrative Agent, at the request of the Required Lenders, shall, by notice to Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities and Obligations of Borrower accrued hereunder and under any other Credit Document (other than Credit Swap Contracts and Secured Cash Management Agreements), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Credit Document (other than Credit Swap Contracts and Secured Cash Management Agreements) to the contrary notwithstanding; (iii) exercise any other right or remedy provided under the Credit Documents or at law or in equity and (iv) direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 11.01(g) or 11.01(h) with respect to Borrower, to pay) to Collateral Agent at the Principal Office such additional amounts of cash, to be held as security by Collateral Agent for L/C Liabilities then outstanding, equal to the aggregate L/C Liabilities then outstanding; and in any event described in Section 11.01(g) or 11.01(h) above with respect to Borrower, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities and Obligations of Borrower accrued hereunder and under any other Credit Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding. Notwithstanding the foregoing, no Agent or Lender shall be entitled to assert or give notice of any Default or Event of Default with respect to any action taken or omitted, and reported by Borrower publicly or to the Lenders, more than two (2) years prior to such notice of Default or Event of Default, unless any Agent has commenced any remedial action within such two (2) year period.

Notwithstanding the foregoing, during any period during which a Financial Covenant Event of Default has occurred and is continuing, Administrative Agent may with the consent of, and shall at the request of, the Required Covenant Lenders take any of the foregoing actions described in the immediately preceding paragraph solely as they relate to the Covenant Lenders (versus the Lenders), the Covenant Facilities (versus the Non-Covenant Facilities) and the Letters of Credit.

Notwithstanding the foregoing, to the extent required by the terms of any Gaming/Racing Lease as notified in writing from Borrower to Administrative Agent from time to time, (a) Administrative Agent shall provide any Landlord under such Gaming/Racing Lease with copies of notices issued by Administrative Agent or the Lenders of any event or occurrence under the Credit Documents that enables or permits the Lenders (or Administrative Agent) to accelerate the maturity of the Indebtedness outstanding under the Credit Documents and (b) in the event of a default by Borrower or any of its Restricted Subsidiaries in the performance of any of their respective Obligations under any of the Credit Documents, including, without limitation, any default in the payment of any sums payable under any such agreement, then, in each and every such case, subject to applicable Gaming/Racing Laws and the terms of such Gaming/Racing Lease, such Landlord shall have the right, but not the obligation, to cure or remedy the default or defaults or cause the default or defaults to be cured or remedied (to the extent susceptible to cure or remedy) prior to the end of any applicable notice and cure periods set forth in such Credit Documents, and any such tender of payment or performance by such Landlord shall be accepted by Administrative Agent, Collateral Agent and Lenders and shall constitute payment and/or performance by the applicable Company for purposes of the Credit Documents.

SECTION 11.02.         Application of Proceeds. The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by Collateral Agent of its remedies, or otherwise received after acceleration of the Loans, shall be applied, in full or in part, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:

(a)           First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to Administrative Agent and Collateral Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent or Collateral Agent in connection therewith and all amounts for which Administrative Agent or Collateral Agent, as applicable is entitled to indemnification pursuant to the provisions of any Credit Document;

(b)           Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization and of any receiver of any part of the Collateral appointed pursuant to the applicable Security Documents including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith;

(c)           Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of the Obligations;

(d)           Fourth, to Administrative Agent for the account of the L/C Lenders, to Cash Collateralize that portion of L/C Liabilities comprised of the aggregate undrawn amount of Letters of Credit; and

(e)           Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (d) of this Section 11.02, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Credit Swap Contracts shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with such supporting documentation as Administrative Agent may request, from the applicable Cash Management Bank or Swap Provider, as the case may be. Each Cash Management Bank or Swap Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent and Collateral Agent pursuant to the terms of Article XII hereof for itself and its Affiliates as if a “Lender” party hereto.

SECTION 11.03.         Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 11.01, in the event of any Event of Default under any Financial Maintenance Covenant and until the expiration of the fifteenth (15th) Business Day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter or fiscal year hereunder (the “Cure Expiration Date”), Borrower may engage in a Permitted Equity Issuance and Borrower may apply the amount of the Equity Issuance Proceeds thereof to increase Consolidated EBITDA with respect to the applicable fiscal quarter (such fiscal quarter, a “Default Quarter”); provided that such Equity Issuance Proceeds (i) are actually received by Borrower from and after the first day of the Default Quarter and no later than the Cure Expiration Date, and (ii) do not exceed the aggregate amount necessary to cause Borrower to be in compliance with Section 10.08 for the applicable period; provided, further, that Borrower shall not be permitted to engage in any more than (A) two Permitted Equity Issuances pursuant to this Section 11.03 in any period of four consecutive fiscal quarters or (B) five Permitted Equity Issuances pursuant to this Section 11.03 during the term of this Agreement. The parties hereby acknowledge that (i) this Section 11.03 may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 10.08 and shall not result in any adjustment to Consolidated EBITDA other than for purposes of compliance with Section 10.08 on the last day of a given Test Period (and not, for avoidance of doubt, for purposes of determining pricing, any basket sizes, the permissibility of any transaction or compliance on a Pro Forma Basis with Section 10.08 for any other purposes of this Agreement), (ii) there shall be no pro forma or other reduction of the amount of Indebtedness (or cash netting) by the amount of any Permitted Equity Issuance made pursuant to this Section 11.03 for purposes of determining compliance with the Financial Maintenance Covenants for the Default Quarter and (iii) no Revolving Lender, Swingline Lender or L/C Lender shall be required to fund any Revolving Loan or Swingline Loan or issue any Letter of Credit, as applicable, during the period from delivery of written notice of Borrower’s intention to exercise its cure rights under this Section 11.03 for a Default Quarter until the date Borrower exercises such right for such Default Quarter.

ARTICLE XII.

AGENTS

SECTION 12.01.         Appointment. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents (including as “trustee” or “mortgage trustee” under the Ship Mortgages), and authorizes Administrative Agent and Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent or Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, including, the execution and filing of a “Corporate Securities and Finance Compliance Affidavit” with the Missouri Gaming Commission pursuant to 11 CSR 45-10.040 and other regulatory requirements of any Gaming/Racing Authority consistent with the intents and purposes of this Agreement and the other Credit Documents. Bank of America is hereby appointed Auction Manager hereunder, and each Lender hereby authorizes the Auction Manager to act as its agent in accordance with the terms hereof and of the other Credit Documents; provided, that Borrower shall have the right to select and appoint a replacement Auction Manager from time to time by written notice to Administrative Agent, and any such replacement shall also be so authorized to act in such capacity. Each Lender agrees that the Auction Manager shall have solely the obligations in its capacity as the Auction Manager as are specifically described in this Agreement and shall be entitled to the benefits of Article XII, as applicable. Each of the Lenders hereby irrevocably authorize each of the Agents (other than Administrative Agent, Collateral Agent and the Auction Manager) to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents and the Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of the provisions of this Article XII, except to the extent set forth in this Section 12.01, Section 12.06 and Section 12.07(b). It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Each reference in this Article XII to Collateral Agent shall include Collateral Agent in its capacity as “trustee” or “mortgage trustee” under the Ship Mortgages.

SECTION 12.02.         Rights as a Lender. Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 12.03.         Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and each Agent’s duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(a)           shall be subject to any fiduciary or other implied duties with respect to any Credit Party, any Lender or any other Person, regardless of whether a Default has occurred and is continuing;

(b)           shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; or

(c)           shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or, such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 13.04) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to such Agent by Borrower or a Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or (vi) any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender.

Each of the Lenders (and each Secured Party by accepting the benefits of the Collateral) acknowledges that Administrative Agent and/or Collateral Agent may act as the representative of other classes of indebtedness under the Pari Passu Intercreditor Agreement and the Second Lien Intercreditor Agreement.

SECTION 12.04.         Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, reinstatement or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 12.05.         Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of each Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that an Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

SECTION 12.06.         Resignation of Administrative Agent and Collateral Agent(a)

(a)           Administrative Agent and Collateral Agent may at any time give notice of their resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of Borrower (unless an Event of Default specified in Section 11.01(b) or 11.01(c) or an Event of Default specified in Section 11.01(g) or 11.01(h) with respect to Borrower has occurred and is continuing) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent and Collateral Agent gives notice of their resignation (or such earlier day as shall be agreed by the Required Lenders and Borrower (unless an Event of Default specified in Section 11.01(b) or 11.01(c) or an Event of Default specified in Section 11.01(g) or 11.01(h) with respect to Borrower has occurred and is continuing)) (the “Resignation Effective Date”), then the retiring Administrative Agent and Collateral Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent and Collateral Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent and Collateral Agent is a Defaulting Lender pursuant to clauses (iii) or (v) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and Collateral Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by Administrative Agent or Collateral Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent and Collateral Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent or Collateral Agent shall instead be made by or to each Secured Party directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent and Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent and Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent and Collateral Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or Collateral Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent and Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent and Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s and Collateral Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 13.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent and Collateral Agent, their sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent and Collateral Agent was acting as Administrative Agent or Collateral Agent.

(d)           Any L/C Lender may at any time give notice of its resignation to Borrower and Administrative Agent. Any resignation by Bank of America as Administrative Agent and Collateral Agent pursuant to this Section shall also constitute its resignation as L/C Lender and Swingline Lender. Any L/C Lender that resigns as an L/C Lender shall retain all the rights, powers, privileges and duties of an L/C Lender hereunder with respect to all of its Letters of Credit outstanding as of the effective date of its resignation as L/C Lender and all L/C Liability with respect thereto, including the right to require the Revolving Lenders to make ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Sections 2.03(e) and (f). If any Swingline Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make ABR Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.01(e)(iv). Upon the appointment by Borrower of a successor L/C Lender or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Lender or Swingline Lender, as applicable, (b) the retiring L/C Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Lender shall issue letters of credit in substitution for the Letters of Credit of the retiring L/C Lender, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Lender to effectively assume the obligations of the retiring L/C Lender with respect to such Letters of Credit.

(e)           To the extent required by applicable Gaming/Racing Laws or the conditions of any Gaming/Racing License, Administrative Agent and Collateral Agent shall notify the applicable Gaming/Racing Authorities of any change in Administrative Agent or Collateral Agent. Borrower shall provide advice and assistance to Administrative Agent and Collateral Agent in making such notifications.

SECTION 12.07.         Nonreliance on Agents and Other Lenders.

(a)           Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

(b)           Each Lender acknowledges that in connection with Borrower Loan Purchases, (i) Borrower may purchase or acquire Term Loans hereunder from the Lenders from time to time, subject to the restrictions set forth in the definition of Eligible Assignee and in Section 13.05(d), (ii) Borrower currently may have, and later may come into possession of, information regarding such Term Loans or the Credit Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to enter into an assignment of such Loans hereunder (“Excluded Information”), (iii) such Lender has independently and without reliance on any other party made such Lender’s own analysis and determined to enter into an assignment of such Loans and to consummate the transactions contemplated thereby notwithstanding such Lender’s lack of knowledge of the Excluded Information and (iv) Borrower shall have no liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Borrower, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided, however, that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of Borrower in the Standard Terms and Conditions set forth in the applicable assignment agreement. Each Lender further acknowledges that the Excluded Information may not be available to Administrative Agent, Auction Manager or the other Lenders hereunder.

SECTION 12.08.         Indemnification. The Lenders agree to reimburse and indemnify each Agent in its capacity as such ratably according with its “percentage” as used in determining the Required Lenders at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such “percentages” to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by such Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Borrower or any of its Subsidiaries; provided, however, that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (x) resulting primarily from the gross negligence, or willful misconduct of such Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (y) relating to or arising out of the Engagement Letter. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.08 shall survive the payment of all Obligations.

SECTION 12.09.         No Other Duties•         . Anything herein to the contrary notwithstanding, none of Administrative Agent, Collateral Agent, Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as Administrative Agent, Collateral Agent, an L/C Lender, the Swingline Lender, the Auction Manager or a Lender hereunder.

SECTION 12.10.         Holders. Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

SECTION 12.11.         Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Liabilities and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Sections 2.03, 2.05 and 13.03) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender (and each Secured Party by accepting the benefits of the Collateral) to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.03, 2.05 and 13.03.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

SECTION 12.12.         Collateral Matters.

(a)           Each Lender (and each other Secured Party by accepting the benefits of the Collateral) authorizes and directs Collateral Agent to enter into the Security Documents for the benefit of the Secured Parties and to hold and enforce the Liens on the Collateral on behalf of the Secured Parties. Collateral Agent is hereby authorized on behalf of all of the Secured Parties, without the necessity of any notice to or further consent from any Secured Party, from time to time, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents. The Lenders (and each other Secured Party by accepting the benefits of the Collateral) hereby authorize Collateral Agent to take the actions set forth in Section 13.04(g). Upon request by Administrative Agent at any time, the Lenders will confirm in writing Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.12.

(b)           Collateral Agent shall have no obligation whatsoever to the Lenders, the other Secured Parties or any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to Collateral Agent pursuant to the applicable Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Collateral Agent in Section 12.01 or in this Section 12.12 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral or any part thereof, or any act, omission or event related thereto, Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given Collateral Agent’s own interest in the Collateral or any part thereof as one of the Lenders and that Collateral Agent shall have no duty or liability whatsoever to the Lenders or the other Secured Parties, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

SECTION 12.13.         Withholding Tax. To the extent required by any applicable Requirement of Law, an Agent may withhold from any payment to any Lender, an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 5.06, each Lender shall indemnify the relevant Agent, and shall make payable in respect thereof within ten (10) calendar days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the IRS or any other Governmental Authority as a result of the failure of the Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due Administrative Agent under this Section 12.13. The agreements in this Section 12.13 shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of any Loans and all other amounts payable hereunder. For the avoidance of doubt, for purposes of this Section 12.13, the term “Lender” includes any Swingline Lender and any L/C Lender.

SECTION 12.14.         Secured Cash Management Agreements and Credit Swap Contracts. Except as otherwise expressly set forth herein or in any Security Document, no Cash Management Bank or Swap Provider that obtains the benefits of Section 11.02, Article VI or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Article XII to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Credit Swap Contracts unless Administrative Agent has received written notice of such Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Cash Management Bank or Swap Provider, as the case may be.

SECTION 12.15.         ERISA.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)           such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)           the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)           such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that none of the Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Credit Documents or any documents related hereto or thereto).

SECTION 12.16.         Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE XIII.

MISCELLANEOUS

SECTION 13.01.         Waiver. No failure on the part of Administrative Agent, Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by Law.

SECTION 13.02.         Notices.

(a)           General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic mail). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, telecopy or facsimile number or (subject to Section 13.02(b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to any Credit Party, any Agent, L/C Lender, and the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.02;

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person below its name on the signature pages hereof or, in the case of any assignee Lender, the applicable Assignment Agreement.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 13.02(b) below, shall be effective as provided in such Section 13.02(b).

(b)           Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided, however, that the foregoing shall not apply to notices to any Lender pursuant to Article II, Article III or Article IV if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail address or other written acknowledgement); provided, however, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address (as described in the foregoing clause (i)) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Change of Address, Etc. Each Credit Party, each Agent, each L/C Lender and the Swingline Lender may change its respective address, facsimile number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile number, electronic mail address or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, each L/C Lender and the Swingline Lender.

(d)           Reliance by Agents and Lenders. Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Letter of Credit Requests) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Indemnitee from all Losses resulting from the reliance by such Indemnitee on each notice purportedly given by or on behalf of Borrower (except to the extent resulting from such Indemnitee’s own gross negligence, bad faith or willful misconduct or material breach of any Credit Document as determined by a court of competent jurisdiction by final and non-appealable judgment) and believed by such Indemnitee in good faith to be genuine. All telephonic notices to and other communications with Administrative Agent or Collateral Agent may be recorded by Administrative Agent or Collateral Agent, as the case may be, and each of the parties hereto hereby consents to such recording.

(e)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of their respective Affiliates or their or their Affiliates’ respective directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Agent Parties”) have any liability to Borrower, any other Credit Party, any Lender, any L/C Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of any Credit Document by, such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any other Credit Party, any Lender, any L/C Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

SECTION 13.03.         Expenses, Indemnification, Etc.

(a)           The Credit Parties, jointly and severally, agree to pay or reimburse:

(i)           Agents for all of their reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees, expenses and disbursements of ~~Latham & Watkins~~Davis Polk & Wardwell LLP, counsel to Administrative Agent and Collateral Agent, and one special gaming and local counsel in each applicable jurisdiction) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension and syndication of credit (including the Loans and Commitments) hereunder and (2) the negotiation, preparation, execution and delivery of any modification, supplement, amendment or waiver of any of the terms of any Credit Document (whether or not consummated or effective) requested by the Credit Parties;

(ii)           each Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses of such Agent or Lender (provided that any legal expenses shall be limited to the reasonable and documented fees, expenses and disbursements of one primary legal counsel for Lenders and Agents taken as a whole selected by Administrative Agent and of one special gaming and local counsel in each applicable material jurisdiction reasonably deemed necessary by Agents (and solely in the case of an actual or perceived conflict of interest, where the Persons affected by such conflict inform Borrower in writing of the existence of an actual or perceived conflict of interest prior to retaining additional counsel, one additional of each such counsel for each group of similarly situated Secured Parties)) in connection with (1) any enforcement or collection proceedings resulting from any Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) following the occurrence and during the continuance of an Event of Default, the enforcement of any Credit Document, (3) the enforcement of this Section 13.03 and (4) any documentary taxes; and

(iii)           Administrative Agent or Collateral Agent, as applicable but without duplication, for all reasonable and documented costs, expenses, assessments and other charges (including reasonable and documented fees and disbursements of one counsel in each applicable material jurisdiction) incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

Without limiting the rights of any Agent under this Section 13.03(a), each Agent, promptly after a request of Borrower from time to time, will advise Borrower of an estimate of any amount anticipated to be incurred by such Agent and reimbursed by Borrower under this Section 13.03(a).

(b)           The Credit Parties, jointly and severally, hereby agree to indemnify each Agent, each Lender and their respective Affiliates and their and their respective Affiliates’ Related Parties (each, an “Indemnitee”) from, and hold each of them harmless against, any and all Losses incurred by, imposed on or asserted against any of them directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document~~, any of the~~ (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), any of the transactions contemplated by the Credit Documents (including the Transactions), any breach by any Credit Party of any representation, warranty, covenant or other agreement contained in any Credit Document in connection with any of the Transactions, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or, the use of any collateral security for the Obligations (including the exercise by any Agent or Lender of the rights and remedies or any power of attorney with respect thereto or any action or inaction in respect thereof), including all amounts payable by any Lender pursuant to Section 12.08 or any actual or threatened Proceeding relating to any of the foregoing, regardless of whether any such Indemnitee is a party thereto (and regardless of whether such matter is initiated by you, your equity holders, creditors or any other third party or by Borrower or any of its Subsidiaries or Affiliates), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE, but excluding (i) any such Losses arising from the gross negligence, bad faith or willful misconduct or material breach of any Credit Documents by such Indemnitee or its Related Indemnified Persons (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) any such Losses relating to any dispute between and among Indemnitees that does not involve an act or omission by any Company or any of their respective Affiliates (other than any claims against Administrative Agent, Collateral Agent, any Lead Arranger, any other agent or bookrunner named on the cover page hereto, Swingline Lender or any L/C Lender, in each case, acting in such capacities or fulfilling such roles); provided, however, this Section 13.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. For purposes of this Section 13.03(b), a “Related Indemnified Person” of an Indemnitee shall mean (1) any controlling person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers, trustees, partners or employees of such Indemnitee or any of its controlling persons or controlled Affiliates and (3) the respective agents or advisors of such Indemnitee or any of its controlling persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, such controlling person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling person in this sentence pertains to a controlled Affiliate or controlling person involved in the performance of the Indemnitee’s obligations under the facilities.

Without limiting the generality of the foregoing, the Credit Parties, jointly and severally, will indemnify each Agent, each Lender and each other Indemnitee from, and hold each Agent, each Lender and each other Indemnitee harmless against, any Losses incurred by, imposed on or asserted against any of them arising under any Environmental Law as a result of (i) the past, present or future operations of any Company (or any predecessor-in-interest to any Company), (ii) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor-in-interest) to the extent such Losses arise from or relate to (A) the parties’ relationship under the Credit Documents (including the exercise of remedies thereunder); (B) any Company’s (or such predecessor-in-interest’s) ownership, operation, lease or use of such site or facility; or (C) any aspect of the respective business or operations of any Company (or predecessor-in-interest), and, in each case shall include, without limitation, any and all such Losses for which any Company could be found liable, or (iii) any presence, Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility to the extent such Losses arise from or relate to (A) the parties’ relationship under the Credit Documents (including the exercise of remedies thereunder); (B) any Company’s (or such predecessor-in-interest’s) ownership, operation, lease or use of such site or facility; or (C) any aspect of the respective business or operations of any Company (or predecessor-in-interest), and, in each case shall include, without limitation, any and all such Losses for which any Company could be found liable, including any such Release or threatened Release that shall occur during any period when any Agent or Lender shall be in possession of any such site or facility following the exercise by such Agent or Lender, as the case may be, of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

To the extent that the undertaking to indemnify and hold harmless set forth in this Section 13.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any Law or public policy or otherwise, the Credit Parties, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

To the fullest extent permitted by applicable Law, no party hereto shall assert, and the parties hereto hereby waive, any claim against any Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Credit Parties’ indemnity and reimbursement obligations to the extent set forth in this Section 13.03 (including the Credit Parties’ indemnity and reimbursement obligations to indemnify the Indemnitees for indirect, special, punitive or consequential damage that are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder). No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct or material breach of any Credit Document by such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

SECTION 13.04.         Amendments and Waiver.

(a)           Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be amended, modified, changed or waived, unless such amendment, modification, change or waiver is in writing signed by each of the Credit Parties that is party thereto and the Required Lenders (or Administrative Agent with the consent of the Required Lenders); provided, however, that no such amendment, modification, change or waiver shall (and any such amendment, modification, change or waiver set forth below in clauses (i) through (ix) of this Section 13.04(a) shall only require the approval of the Agents and/or Lenders whose consent is required therefor pursuant to such clauses):

(i)           extend the date for any scheduled payment of principal on any Loan or Note or extend the stated expiration of any Letter of Credit beyond any R/C Maturity Date (unless such Letter of Credit is required to be Cash Collateralized or otherwise backstopped (with a letter of credit on customary terms) to Administrative Agent’s and applicable L/C Lender’s reasonable satisfaction (and the obligations of the Revolving Lenders to participate in such Letters of Credit pursuant to Section 2.03(f) are terminated upon the fifth Business Day preceding the applicable R/C Maturity Date) or the participations therein are required to be assumed by Revolving Lenders that have Revolving Commitments which extend beyond such R/C Maturity Date (and the other Revolving Lenders are released from their obligations under such participations)) or extend the termination date of any of the Commitments, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or fees thereon, or forgive or reduce the principal amount thereof, without the consent of each Lender directly and adversely affected thereby (it being understood that (x) any amendment or modification to the financial definitions in this Agreement or with respect to the time for delivery of financials and/or any compliance certificate under Section 9.04 shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification may actually result in such a reduction and (y) waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the total Commitments or Total Revolving Commitments (other than on the applicable maturity date) or a waiver of a mandatory prepayment shall not constitute an extension of the termination date of any of the Commitments);

(ii)           release (x) all or substantially all of the Collateral (except as provided in this Agreement or the Security Documents) under all the Security Documents or (y) all or substantially all of the Guarantors from the Guarantees (except as expressly provided in this Agreement), without the consent of each Lender;

(iii)           amend, modify, change or waive (x) any provision of Section 11.02 or this Section 13.04 without the consent of each Lender, (y) any other provision of any Credit Document or any other provision of this Agreement that expressly provides that the consent of all Lenders or all affected Lenders is required, without the consent of each Lender directly and adversely affected thereby or (z) any provision of any Credit Document that expressly provides that the consent of the Required Tranche Lenders of a particular Tranche, Required Covenant Lenders or Required Revolving Lenders is required, without the consent of the Required Tranche Lenders of each applicable Tranche, the Required Covenant Lenders or the Required Revolving Lenders, as the case may be (in each case, except for technical amendments with respect to additional extensions of credit (including Extended Term Loans or Extended Revolving Loans) pursuant to this Agreement which afford the benefits or protections to such additional extensions of credit of the type provided to the Term Loans and/or the Revolving Commitments and Revolving Loans, as applicable);

(iv)           (x) reduce the percentage specified in the definition of Required Lenders or Required Tranche Lenders or otherwise amend the definition of Required Lenders or Required Tranche Lenders without the consent of each Lender, (y) reduce the percentage specified in the definition of Required Revolving Lenders or otherwise amend the definition of Required Revolving Lenders without the consent of each Revolving Lender or (z) reduce the percentage specified in the definition of Required Covenant Lenders or otherwise amend the definition of Required Covenant Lenders without the consent of each Covenant Lender (provided that, (x) no such consent shall be required for technical amendments with respect to additional extensions of credit (including Extended Term Loans and Extended Revolving Loans) pursuant to this Agreement, and (y) with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders, Required Tranche Lenders, Required Covenant Lenders and/or Required Revolving Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Closing Date);

(v)           amend, modify, change or waive Section 4.02 or Section 4.07(b) in a manner that would alter the pro rata sharing of payments required thereby, without the consent of each Lender directly and adversely affected thereby (except for technical amendments with respect to additional extensions of credit (including Extended Term Loans or Extended Revolving Loans) pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and/or the Revolving Commitments and Revolving Loans, as applicable);

(vi)           impose any greater restriction on the ability of any Lender under a Tranche to assign any of its rights or obligations hereunder without the written consent of the Required Tranche Lenders for such Tranche;

(vii)           (A) amend, modify or waive any provision of Section 10.08 (and related definitions as used in such Section, but not as used in other Sections of this Agreement), (B) amend, modify or waive any Default or Event of Default resulting from a breach of Section 10.08 or (C) amend, modify or waive any provision of the penultimate paragraph of Section 11.01, without the written consent of the Required Covenant Lenders and, notwithstanding anything to the contrary set forth in this Section 13.04, only the written consent of such Lenders shall be necessary to permit any such amendment, modification or waiver;

(viii)           amend, modify or waive the provisions of Section 7.02 solely as they relate to the Revolving Loans and Letters of Credit, without the written consent of the Required Revolving Lenders and, notwithstanding anything to the contrary set forth in this Section 13.04, only the written consent of such Lenders shall be necessary to permit any such amendment, modification or waiver; or

(ix)           subordinate any Lien securing the Obligations to Liens securing any other Indebtedness or subordinate the Obligations in right of payment to any other Indebtedness, in each case, without the written consent of each Lender, other than in connection with (A) a debtor-in-possession facility or (B) the use of Cash Collateral in an insolvency proceeding, for which the consent of the Required Lenders only shall be required;

provided, further, that no such amendment, modification, change or waiver shall (A) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the total Commitments or Total Revolving Commitments (other than on the applicable maturity date) or a waiver of a mandatory prepayment shall not constitute an increase of the Commitment of any Lender), (B) without the consent of each L/C Lender, amend, modify, change or waive any provision of Section 2.03 or alter such L/C Lender’s rights or obligations with respect to Letters of Credit, (C) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (D) without the consent of any applicable Agent, amend, modify, change or waive any provision as same relates to the rights or obligations of such Agent, (E) amend, modify, change or waive Section 2.10(b) in a manner that by its terms adversely affects the rights in respect of prepayments due to Lenders holding Loans of one Tranche differently from the rights of Lenders holding Loans of any other Tranche without the prior written consent of the Required Tranche Lenders of each adversely affected Tranche (such consent being in lieu of the consent of the Required Lenders required above in this Section 13.04(a)) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement (including Extended Term Loans or Extended Revolving Loans) so that such additional extensions may share in the application of prepayments (or commitment reductions) with any Tranche of Term Loans or Revolving Loans, as applicable); provided, however, the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Tranches, of any portion of such prepayment which is still required to be made is not altered or (F) amend or modify the definition of “Alternate Currency” or Section 1.05 without the prior written consent of all the Revolving Lenders (such consent being in lieu of the consent of the Required Lenders required above in this Section 13.04(a)). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, (y) the principal and accrued and unpaid interest of such Defaulting Lender’s Loans shall not be reduced or forgiven (other than as a result of any waiver of the applicability of any post-default increase in interest rates), nor shall the date for any scheduled payment of any such amounts be postponed, without the consent of such Defaulting Lender (it being understood that (1) any amendment or modification to the financial definitions in this Agreement or with respect to the time for delivery of financials and/or any compliance certificate under Section 9.04 shall not constitute a reduction in any rate of interest or fees for purposes of this clause (y), notwithstanding the fact that such amendment or modification may actually result in such a reduction and (2) waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the total Commitments or Total Revolving Commitments (other than on the applicable maturity date) or a waiver of a mandatory prepayment shall not constitute an extension for the date of any scheduled payment) and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender (other than in the case of a consent by Administrative Agent to permit Borrower and its Subsidiaries to purchase Revolving Commitments (and Revolving Loans made pursuant thereto) of Defaulting Lenders in excess of the amount permitted pursuant to Section 13.04(h)).

In addition, notwithstanding the foregoing, the Engagement Letter may only be amended or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof.

(b)           If, (x) in connection with any proposed amendment, modification, change or waiver of or to any of the provisions of this Agreement, the consent of the Required Lenders (or in the case of a proposed amendment, modification, change or waiver affecting a particular Class or Tranche, the Lenders holding a majority of the Loans and Commitments with respect to such Class or Tranche) is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, or (y) any Lender declines to consent to an extension of its Loans or Commitments under Section 2.13, Borrower shall have the right, to either:

(A) replace each such non-consenting Lender or Lenders (or, at the option of Borrower, if such non-consenting Lender’s consent is required or requested, as applicable, with respect to a particular Class or Tranche of Loans (or related Commitments), to replace only the Classes or Tranches of Commitments and/or Loans of such non-consenting Lender with respect to which such Lender’s individual consent is required, or requested, as applicable (such Classes or Tranches, the “Affected Classes”)) with one or more Replacement Lenders, so long as, at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, change or waiver; provided, further, that (i) at the time of any such replacement, the Replacement Lender shall enter into one or more Assignment Agreements (and with all fees payable pursuant to Section 13.05(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case L/C Interests of, the Replaced Lender (or, at the option of Borrower if the respective Lender’s consent is required or requested with respect to less than all Classes or Tranches of Loans (or related Commitments), the Commitments, outstanding Loans and L/C Interests of the Affected Classes), (ii) at the time of any replacement, the Replaced Lender shall receive an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of such Lender (other than any Loans not being acquired by the Replacement Lender), (B) all Reimbursement Obligations (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternate Currency) owing to such Lender, together with all then unpaid interest with respect thereto at such time, in the event Revolving Loans or Revolving Commitments owing to such Lender are being acquired and (C) all accrued, but theretofore unpaid, fees and other amounts owing to the Lender with respect to the Loans being so assigned and (iii) all obligations of Borrower owing to such Replaced Lender (other than those specifically described in clause (ii) above in respect of Replaced Lenders for which the assignment purchase price has been, or is concurrently being, paid, and other than those relating to Loans or Commitments not being acquired by the Replacement Lender, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a Term SOFR Loan), as applicable, shall be paid in full to such Replaced Lender, as applicable, concurrently with such replacement. Upon the execution of the respective Assignment Agreement, the payment of amounts referred to in clauses (i), (ii) and (iii) above, as applicable, and the receipt of any consents that would be required for an assignment of the subject Loans and Commitments to such Replacement Lender in accordance with Section 13.05, the Replacement Lender, if any, shall become a Lender hereunder and the Replaced Lender, as applicable, shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to such Lender under this Agreement, which shall survive as to such Lender and, in the case of any Replaced Lender, except with respect to Loans, Commitments and L/C Interests of such Replaced Lender not being acquired by the Replacement Lender; provided, that if the applicable Replaced Lender does not execute the Assignment Agreement within one (1) Business Day (or such shorter period as is acceptable to Administrative Agent) after Borrower’s request, execution of such Assignment Agreement by the Replaced Lender shall not be required to effect such assignment; or

(B) terminate such non-consenting Lender’s Commitment and/or repay Loans held by such Lender (or, if such non-consenting Lender’s consent is required or requested, as applicable, with respect to a particular Class or Tranche of Loans, the Commitment and Loans of the Affected Class) and, if applicable, Cash Collateralize its applicable R/C Percentage of the L/C Liability, in either case, upon one (1) Business Day’s (or such shorter period as is acceptable to Administrative Agent) prior written notice to Administrative Agent at the Principal Office (which notice Administrative Agent shall promptly transmit to each of the Lenders). Any such prepayment of the Loans or termination of the Commitments of such Lender shall be made together with accrued and unpaid interest, fees and other amounts owing to such Lender (including all amounts, if any, owing pursuant to Section 5.05) (or if the applicable consent requires or requests approval of all Lenders of a particular Class or Tranche but not all Lenders, then Borrower shall terminate all Commitments and/or repay all Loans, in each case together with payment of all accrued and unpaid interest, fees and other amounts owing to such Lender (including all amounts, if any, owing pursuant to Section 5.05) under such Class or Tranche), so long as in the case of the repayment of Revolving Loans of any Lender pursuant to this Section 13.04(b)(B), (A) the Revolving Commitment of such Lender is terminated concurrently with such repayment and (B) such Lender’s R/C Percentage of all outstanding Letters of Credit is Cash Collateralized or backstopped by Borrower in a manner reasonably satisfactory to Administrative Agent and the L/C Lenders. Immediately upon any repayment of Loans by Borrower pursuant to this Section 13.04(b)(B), such Loans repaid or acquired pursuant hereto shall be cancelled for all purposes and no longer outstanding (and may not be resold, assigned or participated out by Borrower) for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Borrower as a Lender under this Agreement or any other Credit Document, and (D) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document.

(c)           Administrative Agent and Borrower may (without the consent of Lenders) amend any Credit Document to the extent (but only to the extent) necessary to reflect the existence and terms of Incremental Revolving Commitments (and the related Incremental Revolving Loans), Incremental Term Loans, Other Term Loans, Other Revolving Commitments (and the related Other Revolving Loans), Extended Term Loans and Extended Revolving Commitments (and the related Extended Revolving Commitments). Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Credit Document. In addition, upon the effectiveness of any Refinancing Amendment, Administrative Agent, Borrower and the Lenders providing the relevant Credit Agreement Refinancing Indebtedness may amend this Agreement to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Loan Commitments). Administrative Agent and Borrower may effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the terms of any Refinancing Amendment. Administrative Agent and Collateral Agent may enter into (i) amendments to this Agreement and the other Credit Documents with Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of the Loans and/or Commitments extended pursuant to Section 2.13 or incurred pursuant to Sections 2.12 or 2.15, (ii) such technical amendments as may be necessary or appropriate in the reasonable opinion of Administrative Agent and Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with Section 2.13, Section 2.12 or Section 2.15 and (iii) such technical amendments as may be necessary to establish separate tranches or sub-tranches if the terms of a portion (but not all) of an existing Tranche is amended in accordance with Section 13.04(a).

(d)           Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, Administrative Agent and Borrower (i) to add one or more additional credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans (or any Tranche thereof in the case of additional Term Loans) and the Revolving Loans and Revolving Commitments (or any Tranche of Revolving Loans and Revolving Commitments in the case of additional Revolving Loans or Revolving Commitments) and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Tranche Lenders, Required Covenant Lenders and/or Required Revolving Lenders, as applicable.

(e)           Notwithstanding anything to the contrary herein, (i) any Credit Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrower and Administrative Agent (without the consent of any Lender) solely to effect administrative changes or to correct administrative errors or omissions or to cure an ambiguity, defect or error (including, without limitation, to revise the legal description of any Mortgaged Real Property based on surveys), (ii) any Credit Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrower and Administrative Agent (without the consent of any Lender) to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property or to make modifications which are not materially adverse to the Lenders and are requested or required by Gaming/Racing Authorities or Gaming/Racing Laws and (iii) any Credit Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrower and Administrative Agent (without the consent of any Lender) to permit any changes requested or required by any Governmental Authority that are not materially adverse to the Lenders (including any changes relating to qualifications as a permitted holder of debt, licensing or limits on Property that may be pledged as Collateral or available remedies). Notwithstanding anything to the contrary herein, (A) additional extensions of credit consented to by Required Lenders shall be permitted hereunder on a ratable basis with the existing Loans (including as to proceeds of, and sharing in the benefits of, Collateral and sharing of prepayments), (B) Collateral Agent shall (and each of the Lenders (and each Secured Party by accepting the benefits of the Collateral) hereby authorize Collateral Agent to) enter into the Pari Passu Intercreditor Agreement upon the request of Borrower in connection with the incurrence of Permitted First Priority Refinancing Debt or Ratio Debt (and Permitted Refinancings thereof that satisfy Sections 10.01(t)(A)(iii) and 10.01(t)(A)(v)), as applicable (or any amendments and supplements thereto in connection with the incurrence of additional Permitted First Priority Refinancing Debt or Ratio Debt (and Permitted Refinancings thereof that satisfy Sections 10.01(t)(A)(iii) and 10.01(t)(A)(v))), and (C) Collateral Agent shall (and each of the Lenders (and each Secured Party by accepting the benefits of the Collateral) hereby authorize Collateral Agent to) enter into the Second Lien Intercreditor Agreement upon the request of Borrower in connection with the incurrence of Permitted Second Priority Refinancing Debt or Ratio Debt (and Permitted Refinancings thereof that satisfy Sections 10.01(t)(A)(iii) and 10.01(t)(A)(v), as applicable (or any amendments or supplements thereto in connection with the incurrence of additional Permitted Second Priority Refinancing Debt or Ratio Debt (and Permitted Refinancings thereof that satisfy Sections 10.01(t)(A)(iii) and 10.01(t)(A)(v)))). Each Lender agrees to be bound by the terms of the Pari Passu Intercreditor Agreement and the Second Lien Intercreditor Agreement, from and after the effectiveness thereof, as if directly a party thereto.

(f)           Notwithstanding anything to the contrary herein, the applicable Credit Party or Credit Parties and Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, without the consent of any other Person, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or so that the security interests therein comply with applicable Requirements of Law or to release any Collateral which is not required under the Security Documents.

(g)           Notwithstanding anything to the contrary herein, Administrative Agent and Collateral Agent shall (A) release any Lien granted to or held by Administrative Agent or Collateral Agent upon any Collateral (i) upon Payment in Full of the Obligations (other than (x) obligations under any Swap Contracts as to which acceptable arrangements have been made to the satisfaction of the relevant counterparties and (y) obligations under Cash Management Agreements not yet due and payable), (ii) upon the sale, transfer, distribution, contribution or other disposition of Collateral to the extent required pursuant to the last paragraph in Section 10.05 (and Administrative Agent or Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry) to any Person other than a Credit Party, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders to the extent required by Section 13.04(a)), (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to Section 6.08, (v) constituting Excluded Property, (vi) subject to Liens permitted under Sections 10.02(i) or 10.02(k), in each case, to the extent the documents governing such Liens do not permit such Collateral to secure the Obligations, or (vii) as otherwise may be provided herein or in the relevant Security Documents, and (B) consent to and enter into (and execute documents permitting the filing and recording, where appropriate) the grant of easements and covenants and subordination rights with respect to real property, conditions, restrictions and declarations on customary terms, and subordination, non-disturbance and attornment agreements on customary terms reasonably requested by Borrower with respect to leases entered into by Borrower and its Restricted Subsidiaries, to the extent requested by Borrower and not materially adverse to the interests of the Lenders or, with respect to any Gaming/Racing Lease, to the extent requested by the applicable Landlord.

(h)           If any Lender is a Defaulting Lender, Borrower shall have the right to terminate such Defaulting Lender’s Revolving Commitment and repay the Loans related thereto as provided below so long as Borrower Cash Collateralizes or backstops such Defaulting Lender’s applicable R/C Percentage of the L/C Liability to the reasonable satisfaction of the L/C Lender and Administrative Agent; provided that such terminations of Revolving Commitments shall not exceed 20% of the sum of (x) the initial aggregate principal amount of the Revolving Commitments on the Closing Date plus (y) the initial aggregate principal amount of all Incremental Revolving Commitments incurred after the Closing Date and prior to such date of determination; provided, further, that Borrower and its Subsidiaries may terminate additional Revolving Commitments and repay the Loans related thereto pursuant to this Section 13.04(h) with the consent of Administrative Agent. At the time of any such termination and/or repayment, and as a condition thereto, the Replaced Lender shall receive an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of such Lender provided pursuant to such Revolving Commitments, (B) all Reimbursement Obligations (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in the Alternate Currency) owing to such Lender, together with all then unpaid interest with respect thereto at such time, in the event Revolving Loans or Revolving Commitments owing to such Lender are being repaid and terminated or acquired, as the case may be, and (C) all accrued, but theretofore unpaid, fees owing to the Lender pursuant to Section 2.05 with respect to the Loans being so repaid, as the case may be and all other obligations of Borrower owing to such Replaced Lender (other than those relating to Loans or Commitments not being terminated or repaid) shall be paid in full to such Defaulting Lender concurrently with such termination. At such time, unless the respective Lender continues to have outstanding Loans or Commitments hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 4.02, 5.01, 5.03, 5.05, 5.06 and 13.03), which shall survive as to such repaid Lender. Immediately upon any repayment of Loans by Borrower pursuant to this Section 13.04(h), such Loans repaid pursuant hereto shall be cancelled for all purposes and no longer outstanding (and may not be resold, assigned or participated out by Borrower) for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Borrower as a Lender under this Agreement or any other Credit Document, and (D) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document.

(i)           Notwithstanding anything to the contrary in any Credit Document, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any waiver, amendment or modification of any provision of this Agreement or any other Credit Document or any departure by any Credit Party therefrom, (B) otherwise acted on any matter related to this Agreement or any Credit Document or (C) directed or required Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any other Credit Document, any Lender (other than (x) any Lender that is a Regulated Bank and any Affiliate thereof and (y) any Revolving Lender as of the Closing Date and any Affiliate thereof) that, as a result of its (or its Affiliates’) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by Borrower or any of its Restricted Subsidiaries at such time of determination (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness”) (each such Lender, a “Net Short Lender”) shall have no right to vote with respect to any waiver, amendment or modification of this Agreement or any other Credit Documents and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (including in any plan of reorganization). For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar Equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes Borrower or any Restricted Subsidiary or any instrument issued or guaranteed by Borrower or any Restricted Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) Borrower and the Restricted Subsidiaries and any instrument issued or guaranteed by Borrower or the Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender or its Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) Borrower or any Restricted Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender or its Affiliates protection against a decline in the value of such Specified Indebtedness, or in the credit quality of Borrower or any Restricted Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) Borrower and the Restricted Subsidiaries, and any instrument issued or guaranteed by Borrower or the Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index. In connection with any waiver, amendment or modification of this Agreement or the other Credit Documents, each Lender (other than any Lender that (x) is a Regulated Bank or is an Affiliate thereof or (y) was a Revolving Lender on the Closing Date or is an Affiliate thereof) will be deemed to have represented to Borrower and Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified Borrower and Administrative Agent prior to the requested response date with respect to such waiver, amendment or modification that it constitutes a Net Short Lender (it being understood and agreed that Borrower and Administrative Agent shall be entitled to rely on each such representation and deemed representation). In no event shall Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender.

SECTION 13.05.         Benefit of Agreement; Assignments; Participations.

(a)           This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document (it being understood that a merger or consolidation not prohibited by this Agreement shall not constitute an assignment or transfer) without the prior written consent of all of the Lenders and provided, further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments, Loans or related Obligations hereunder except as provided in Section 13.05(b)) and the participant shall not constitute a “Lender” hereunder; and provided, further, that no Lender shall transfer, assign or grant any participation (x) to a natural person, (y) to a Person that is a Disqualified Lender as of the applicable Trade Date (unless consented to by Borrower in writing) or (z) under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document; provided that such participation may provide that such Lender will not, without the consent of the participant, agree to any amendment, waiver or other modification described in Sections 13.04(a)(i) or (a)(ii) that directly affects such participant. In the case of any such participation, except as described below, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto). Borrower agrees that each participant shall be entitled to the benefits of Sections 5.01 and 5.06 (subject to the obligations and limitations of such Sections, including Section 5.06(c) (it being understood that the documentation required under Section 5.06(c) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 13.05; provided that such participant (A) shall be subject to the provisions of Section 2.11 as if it were an assignee under paragraph (b) of this Section 13.05; and (B) shall not be entitled to receive any greater payment under Section 5.01 or 5.06, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 4.07(a) as though it were a Lender; provided that such participant agrees to be subject to Section 4.07(b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended, successor or final version). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b)           No Lender (or any Lender together with one or more other Lenders) may assign all or any portion of its Commitments, Loans and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Loans and Obligations) hereunder, except to one or more Eligible Assignees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Assignee) with the consent of (x) Administrative Agent, (y) so long as no Event of Default pursuant to Section 11.01(b) or 11.01(c), or, with respect to Borrower, 11.01(g) or 11.01(h), has occurred and is continuing, Borrower and (z) in the case of an assignment of Revolving Loans or Revolving Commitments, the consent of the Swingline Lender and each L/C Lender (each such consent not to be unreasonably withheld or delayed); provided that (1) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans under the applicable Tranche at the time owing to it, the aggregate amount of the Commitments or Loans subject to such assignment shall not be less than (i) in the case of Revolving Commitments or Revolving Loans, $1.0 million, and (ii) in the case of Term Loan Commitments or Term Loans, $1.0 million; (2) no such consent of Borrower shall be necessary in the case of (i) an assignment of Revolving Loans, Revolving Commitments or Term A Facility Loans by a Revolving Lender or a Term A Facility Lender to another Revolving Lender or Term A Facility Lender or, in each case, a lending Affiliate or Approved Fund thereof that is engaged in providing revolving loan financing in the ordinary course of business, or (ii) an assignment of Term Loans (other than Term A Facility Loans) by a Lender to another Lender or an Affiliate or Approved Fund of a Lender and (3) Borrower shall be deemed to have consented to any such assignment with respect to a Term Loan unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof. Each assignee shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided that (I) Administrative Agent shall, unless it otherwise agrees in its sole discretion, receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, (II) no such transfer or assignment will be effective until recorded by Administrative Agent on the Register pursuant to Section 2.08, and (III) such assignments may be made on a pro rata basis among Commitments and/or Loans (and related Obligations). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.05, whether or not such assignment or transfer is reflected in the Register, shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations. To the extent of any assignment permitted pursuant to this Section 13.05(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans (provided that such assignment shall not release such Lender of any claims or liabilities that may exist against such Lender at the time of such assignment). At the time of each assignment pursuant to this Section 13.05(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall provide to Borrower and Administrative Agent in accordance with Section 5.06(c) the appropriate IRS Forms (and, if applicable, a U.S. Tax Compliance Certificate) as described in Section 5.06(c), as applicable. To the extent that an assignment of all or any portion of a Lender’s Commitments, Loans and related outstanding Obligations pursuant to Section 2.11, Section 13.04(b)(B) or this Section 13.05(b) would, under the laws in effect at the time of such assignment, result in increased costs under Section 5.01 or 5.03 from those being charged by the respective assigning Lender prior to such assignment, then Borrower shall not be obligated to pay such increased costs (although Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from a Change in Law after the date of the respective assignment).

(c)           Nothing in this Agreement shall prevent or prohibit any Lender from pledging or assigning a security interest in its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment of a security interest to a Federal Reserve Bank or other central banking authority. No pledge pursuant to this Section 13.05(c) shall release the transferor Lender from any of its obligations hereunder or permit the pledgee to become a lender hereunder without otherwise complying with Section 13.05(b).

(d)           Notwithstanding anything to the contrary contained in this Section 13.05 or any other provision of this Agreement, Borrower and its Subsidiaries may, but shall not be required to, purchase outstanding Term Loans pursuant to (x) the Auction Procedures established for each such purchase in an auction managed by Auction Manager and (y) through open market purchases, subject solely to the following conditions:

(i)           (x) with respect to any Borrower Loan Purchase pursuant to the Auction Procedures, at the time of the applicable Purchase Notice (as defined in Exhibit O hereto), no Event of Default has occurred and is continuing or would result therefrom, and (y) with respect to any Borrower Loan Purchase consummated through an open market purchase, at the Trade Date of the applicable assignment, no Event of Default has occurred and is continuing or would result therefrom;

(ii)           immediately upon any Borrower Loan Purchase, the Term Loans purchased pursuant thereto shall be cancelled for all purposes and no longer outstanding (and may not be resold, assigned or participated out by Borrower) for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Borrower as a Lender under this Agreement or any other Credit Document, and (D) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document;

(iii)           with respect to each Borrower Loan Purchase, Administrative Agent shall receive (x) if such Borrower Loan Purchase is consummated pursuant to the Auction Procedures, a fully executed and completed Borrower Assignment Agreement effecting the assignment thereof, and (y) if such Borrower Loan Purchase is consummated pursuant to an open market purchase, a fully executed and completed Open Market Assignment and Assumption Agreement effecting the assignment thereof;

(iv)           Borrower may not use the proceeds of any Revolving Loan to fund the purchase of outstanding Term Loans pursuant to this Section 13.05(d); and

(v)           neither Borrower nor any of its Subsidiaries will be required to represent or warrant that they are not in possession of non-public information with respect to Borrower and/or any Subsidiary thereof and/or their respective securities in connection with any purchase permitted by this Section 13.05(d).

The assignment fee set forth in Section 13.05(b) shall not be applicable to any Borrower Loan Purchase consummated pursuant to this Section 13.05(d).

(e)           Within forty-five (45) days after the effectiveness of any assignment with respect to which Borrower has consented to pursuant to this Section 13.05, Borrower shall provide notice of such assignment to the West Virginia Lottery Commission.

(f)         (i)         No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning or participating Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee or participant shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by Borrower of an Assignment Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply, and nothing in this clause (f) shall limit any rights or remedies available to the Credit Parties at law or in equity with respect to any Disqualified Lender and any Person that makes an assignment or participation to a Disqualified Lender in violation of this clause (f)(i).

(ii)           If any assignment or participation is made to any Disqualified Lender without Borrower’s prior written consent in violation of clause (j)(i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Lender and repay all obligations of Borrower owing to such Disqualified Lender in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Lenders, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Credit Documents and/or (C) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 13.04), all of its interest, rights and obligations under this Agreement and the other Credit Documents to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Credit Documents; provided that, in the case of this clause (C), (i) unless waived by Administrative Agent in its discretion, Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 13.05(b) and (ii) such assignment does not conflict with applicable Laws.

(iii)           Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by Borrower, Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, (2) if such Disqualified Lender does vote on such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)           Administrative Agent shall have the right, and Borrower hereby expressly authorizes and directs Administrative Agent to (A) post the list of Disqualified Lenders provided by Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

SECTION 13.06.         Survival. The obligations of the Credit Parties under Sections 5.01, 5.05, 5.06, 13.03 and 13.20, the obligations of each Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06 and 12.08, in each case shall survive the repayment of the Loans and the other Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or L/C Interest (and any related Obligations) hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty.

SECTION 13.07.         Captions. The table of contents and captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

SECTION 13.08.         ~~Counterparts;~~ Interpretation; Effectiveness~~. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract~~. This Agreement and the other Credit Documents, constitute the entire contract among the parties thereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the Engagement Letter, which is not superseded and survives solely as to the parties thereto (to the extent provided therein). This Agreement shall become effective when the Closing Date shall have occurred, and this Agreement shall have been executed and delivered by the Credit Parties and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. ~~Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment Agreements, amendments or other Notice of Borrowing, Notices of Continuation/Conversion, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it (it being understood and agreed that documents signed manually but delivered in “.pdf” or “.tif” format (or other similar formats specified by Administrative Agent) shall not constitute electronic signatures).~~

SECTION 13.09.         Governing Law; Submission to Jurisdiction; Waivers; Etc.

(a)           GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS (EXCEPT AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH IN SUCH OTHER CREDIT DOCUMENT), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAW OF ANOTHER JURISDICTION.

(b)           SUBMISSION TO JURISDICTION. EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY AGENT, ANY LENDER, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ADVISORS OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 13.10.         Confidentiality. Each Agent and each Lender agrees to keep information obtained by it pursuant to the Credit Documents or in connection with the Transactions confidential in accordance with such Agent’s or such Lender’s customary practices and agrees that it will only use such information in connection with the transactions contemplated hereby and not disclose any of such information other than (a) to such Agent’s or such Lender’s Affiliates and its and its Affiliates’ respective employees, representatives, directors, officers, partners, attorneys, auditors, agents, professional advisors or trustees who are advised of the confidential nature thereof and instructed to keep such information confidential or to any direct or indirect creditor or contractual counterparty in swap agreements or such creditor’s or contractual counterparty’s professional advisor (so long as such creditor, contractual counterparty or professional advisor to such creditor or contractual counterparty agrees in writing to be bound by the provisions of this Section 13.10) (it being understood that the disclosing Agent or Lender shall be responsible for such Person’s compliance with this paragraph), (b) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section 13.10 or (y) presently is or hereafter becomes available to such Agent or such Lender on a non-confidential basis from a Person not an Affiliate of such Agent or such Lender not known to such Agent or such Lender to be violating a confidentiality obligation by such disclosure, (c) to the extent disclosure is required by any Law, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited or impracticable) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission or self-regulatory organization (including the Securities Valuation Office of the NAIC) to whose jurisdiction such Agent or such Lender is subject (provided that, other than in connection with an audit or examination by bank accountants or any regulatory authority exercising examination or regulatory authority, notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited or impracticable), (d) to any rating agency to the extent required in connection with any rating to be assigned to such Agent or such Lender; provided that prior notice thereof is furnished to Borrower, (e) to pledgees under Section 13.05(c), assignees, participants, prospective assignees or prospective participants, in each case, that are not Disqualified Lenders, in each case, who agree in writing to be bound by the provisions of this Section 13.10 or by provisions at least as restrictive as the provisions of this Section 13.10 (it being understood that any electronically recorded agreement from any Person listed above in this clause (e) in respect to any electronic information (whether posted or otherwise distributed on IntraLinks or any other electronic distribution system) shall satisfy the requirements of this clause (e)), (f) in connection with the exercise of remedies hereunder or under any Credit Document or to the extent required in connection with any litigation with respect to the Loans or any Credit Document or to establish a “due diligence” defense, (g) to market data collectors, similar service providers to the lending industry and service providers to such Agent or such Lender in connection with the Transactions, the Commitments, the administration and management of this Agreement, the other Credit Documents and any related documents and for purposes of general portfolio, benchmarking and market data analysis, (h) to any other party hereto or (i) with Borrower’s prior written consent.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority without any notification to any person.

SECTION 13.11.         Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

SECTION 13.12.         Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 13.13.         Gaming/Racing Laws and Liquor Laws.

(a)           Notwithstanding anything to the contrary in this Agreement or any other Credit Document, this Agreement and the other Credit Documents are subject to the Gaming/Racing Laws and the laws involving the sale, distribution and possession of alcoholic beverages and/or tobacco, as applicable (the “Liquor Laws”). Without limiting the foregoing, Administrative Agent, each other Agent, each Lender and each participant acknowledges that (i) it is subject to being called forward by any Gaming/Racing Authority or any Liquor Authority, in each of their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Agreement and the other Credit Documents, including with respect to the entry into and ownership and operation of the Gaming/Racing Facilities (including hosting lottery, betting, wagering, or other gaming activities thereon), the possession or control of gaming equipment, alcoholic beverages, a Gaming/Racing License, a liquor license and receipt of payments based on earnings, profits or receipts from gaming, may be exercised only to the extent, and in the manner, that the exercise thereof does not violate any applicable Gaming/Racing Laws and Liquor Laws and, only to the extent that required approvals, including prior approvals, are obtained from the requisite Governmental Authorities.

(b)           Notwithstanding anything to the contrary in this Agreement or any other Credit Document, Administrative Agent, each other Agent, each Lender and each participant agrees to cooperate with each Gaming/Racing Authority and each Liquor Authority (and, in each case, to be subject to Section 2.11) in connection with the administration of their regulatory jurisdiction over Borrower and the other Credit Parties, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming/Racing Authorities and/or Liquor Authorities relating to Administrative Agent, any other Agent, any of the Lenders or participants, Borrower and its Subsidiaries or to the Credit Documents. Further, each Credit Party hereby expressly authorizes Administrative Agent, Collateral Agent, each other Agent, each Lender and each participant to cooperate with the applicable Gaming/Racing Authorities and Liquor Authorities in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including, without limitation, to the extent not inconsistent with the internal policies of such Agent, Lender or participant and any applicable legal or regulatory restrictions, the provision of such documents or other information as may be requested by any such applicable Gaming/Racing Authorities and Liquor Authorities relating to the Agents, Lenders, participants or Borrower or any Subsidiary thereof, or the Credit Documents. The parties hereto acknowledge that the provisions of this clause (b) shall not be for the benefit of any Credit Party or any other Person other than the Agents, the Lenders and the participants.

(c)           If during the continuance of an Event of Default under this Agreement or any of the Credit Documents it shall become necessary, or in the opinion of Administrative Agent, advisable for an agent, supervisor, receiver or other representative of the Lenders to become licensed or found suitable under any Gaming/Racing Laws as a condition to receiving the benefit of any Collateral encumbered by the Credit Documents or otherwise to enforce the rights of the Agents and the Lenders under the Credit Documents, Borrower and the other Credit Parties hereby agree to consent to the application for such license or finding of suitability and to execute such further documents as may be required in connection with the evidencing of such consent.

(d)           Notwithstanding anything to the contrary in this Agreement or any other Credit Document, to the extent any provision of this Agreement or any other Credit Document excludes any assets from the scope of the Collateral, or from any requirement to take any action to make effective or perfect any security interest in favor of Collateral Agent or any other Secured Party in the Collateral, the representations, warranties and covenants made by Borrower or any Restricted Subsidiary in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of Collateral Agent or any other Secured Party (including, without limitation, Article VIII of this Agreement) shall be deemed not to apply to such assets.

SECTION 13.14.         USA Patriot Act and Beneficial Ownership Regulation. Each Lender that is subject to the Act (as hereinafter defined) or the Beneficial Ownership Regulation to the extent required hereby, notifies Borrower and the Guarantors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies Borrower and the Guarantors, which information includes the name and address of Borrower and the Guarantors and other information that will allow such Lender to identify Borrower and the Guarantors in accordance with the Act and/or the Beneficial Ownership Regulation, and Borrower and the Guarantors agree to provide such information (or, with respect to the Beneficial Ownership Regulation, a certification that Borrower or any Guarantor qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) from time to time to any Lender.

SECTION 13.15.         Judgment Currency

(a)           Borrower’s obligations hereunder and under the other Credit Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by Administrative Agent, Collateral Agent, the respective L/C Lender or the respective Lender of the full amount of the Obligation Currency expressed to be payable to Administrative Agent, Collateral Agent, such L/C Lender or such Lender under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Dollar Equivalent thereof and, in the case of other currencies the rate of exchange (as quoted by Administrative Agent or if Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)           If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due by Borrower, Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)           For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 13.15, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 13.16.         Waiver of Claims. Notwithstanding anything in this Agreement or the other Credit Documents to the contrary, the Credit Parties hereby agree that Borrower shall not acquire any rights as a Lender under this Agreement as a result of any Borrower Loan Purchase and may not make any claim as a Lender against any Agent or any Lender with respect to the duties and obligations of such Agent or Lender pursuant to this Agreement and the other Credit Documents; provided, however, that, for the avoidance of doubt, the foregoing shall not impair Borrower’s ability to make a claim in respect of a breach of the representations or warranties or obligations of the relevant assignor in a Borrower Loan Purchase, including in the standard terms and conditions set forth in the assignment agreement applicable to a Borrower Loan Purchase.

SECTION 13.17.         No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent, Collateral Agent, the Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders are arm’s-length commercial transactions between Borrower, each other Credit Party and their respective Affiliates, on the one hand, and Administrative Agent, Collateral Agent, the Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders, on the other hand, (B) each of Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) Administrative Agent, Collateral Agent, each Lead Arranger, each Co-Syndication Agent, each Co-Documentation Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Credit Party or any of their respective Affiliates, or any other Person (except as expressly set forth in any commitment letters or engagement letters between Administrative Agent, Collateral Agent, such Lead Arranger, such Co-Syndication Agent, such Co-Documentation Agent or such Lender and Borrower or such Credit Party or Affiliate thereof) and (B) neither Administrative Agent, Collateral Agent, the Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents nor any Lender has any obligation to Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents or in other written agreements between Administrative Agent, Collateral Agent, any Lead Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any Lender on one hand and Borrower, any other Credit Party or any of their respective Affiliates on the other hand; and (iii) Administrative Agent, Collateral Agent, the Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, or conflict with, those of Borrower, the other Credit Parties and their respective Affiliates, and neither Administrative Agent, Collateral Agent, any Lead Arranger, any Co-Syndication Agent, any Co-Documentation Agent, nor any Lender has any obligation to disclose any of such interests to Borrower, any other Credit Party or any of their respective Affiliates. Each Credit Party agrees that nothing in the Credit Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between Administrative Agent, Collateral Agent, the Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders, on the one hand, and such Credit Party, its stockholders or its Affiliates, on the other. To the fullest extent permitted by law, each of Borrower and each other Credit Party hereby waives and releases any claims that it may have against Administrative Agent, Collateral Agent, any Lead Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby (other than any agency or fiduciary duty expressly set forth in any commitment letter or engagement letter referenced in clause (ii)(A)).

SECTION 13.18.         Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Credit Documents or the Swap Contracts or (with respect to the exercise of rights against the collateral) Cash Management Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Credit Party, without the prior written consent of Administrative Agent. The provisions of this Section 13.18 are for the sole benefit of the Agents and Lenders and shall not afford any right to, or constitute a defense available to, any Credit Party.

SECTION 13.19.         Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents (collectively, the “Charges”) shall not exceed the maximum rate of non-usurious interest permitted by applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. To the extent permitted by applicable Law, the interest and other Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 13.19 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in this Agreement, unless and until the rate of interest again exceeds the Maximum Rate, and at that time this Section 13.19 shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Rate. If the Maximum Rate is calculated pursuant to this Section 13.19, such interest shall be calculated at a daily rate equal to the Maximum Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 13.19, a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Rate, Administrative Agent shall, to the extent permitted by applicable Law, promptly apply such excess in the order specified in this Agreement and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

SECTION 13.20.         Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to any Agent, any L/C Lender or any Lender, or any Agent, any L/C Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and the Agents’, the L/C Lender’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Credit Document shall continue in full force and effect, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent or L/C Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. In such event, each Credit Document shall be automatically reinstated (to the extent that any Credit Document was terminated) and Borrower shall take (and shall cause each other Credit Party to take) such action as may be requested by Administrative Agent, the L/C Lenders and the Lenders to effect such reinstatement.

SECTION 13.21.         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 13.22.         Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 13.23.         Effect of this Agreement. The parties to this Agreement agree that, concurrently with the Closing Date Refinancing, the terms and provisions of the Existing Credit Agreement and each Annex, Schedule and Exhibit thereto shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement and each Annex, Schedule and Exhibit hereto. This Agreement is not intended to and shall not constitute a novation.

SECTION 13.24.         Electronic Execution; Electronic Records; Counterparts. This Agreement, any Credit Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Credit Parties and each of the Administrative Agent and the Lenders agree that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Lender nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Lender and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, L/C Lender nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Lender’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Lender and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof).

Each of the Credit Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Credit Document based solely on the lack of paper original copies of this Agreement and/or such other Credit Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Credit Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

[Signature Pages ~~Follow~~Omitted]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.~~

~~PENN NATIONAL GAMING, INC.~~

~~By:~~
~~Name:~~	~~Felicia R. Hendrix~~
~~Title:~~	~~Executive Vice President and Chief Financial Officer~~

~~GUARANTORS:~~

~~PENN TENANT, LLC~~
~~PENN TENANT II, LLC~~
~~PENN TENANT III, LLC~~

~~By:~~ 	~~Penn National Gaming, Inc.,~~
~~as sole member of each of the foregoing entities~~

~~By:~~
~~Name: Felicia Hendrix~~
~~Title: Executive Vice President, Chief Financial Officer~~

~~BCV (INTERMEDIATE), LLC~~
~~By:~~ 	~~PENN TENANT II, LLC~~
~~its sole member~~

	~~By:~~ 	~~PENN NATIONAL GAMING, INC.,~~
~~its sole member~~

~~By:~~
~~Name: Felicia Hendrix~~
~~Title: Executive Vice President, Chief Financial Officer~~

~~GREEKTOWN HOLDINGS, L.L.C.~~

~~By:~~ 	~~PENN TENANT III, LLC~~
~~its sole manager~~

	~~By:~~ 	~~PENN NATIONAL GAMING, INC.,~~
~~its sole member~~

~~By:~~
~~Name: Felicia Hendrix~~
~~Title: Executive Vice President, Chief Financial Officer~~

~~[Signature Page to Second Amended and Restated Credit Agreement]~~

~~GREEKTOWN CASINO, L.L.C.~~

~~By:~~ 	~~GREEKTOWN HOLDINGS, L.L.C.~~
~~its sole manager~~

	~~By:~~ 	~~PENN TENANT III, LLC~~
~~its sole manager~~

~~By: PENN NATIONAL GAMING, INC.,~~
~~its sole member~~

~~By:~~
~~Name: Felicia Hendrix~~
~~Title: Executive Vice President, Chief Financial Officer~~

~~[Signature Page to Second Amended and Restated Credit Agreement]~~

~~ABRADOODLE, LLC~~
~~ABSOLUTE GAMES, LLC~~
~~AMERISTAR CASINO BLACK HAWK, LLC~~
~~AMERISTAR CASINO EAST CHICAGO, LLC~~
~~AMERISTAR EAST CHICAGO HOLDINGS, LLC~~
~~AMERISTAR INTERACTIVE, LLC~~
~~AMERISTAR LAKE CHARLES HOLDINGS, LLC~~
~~BOOMTOWN BILOXI INTERACTIVE, LLC~~
~~BOOMTOWN, LLC~~
~~BOSSIER CASINO VENTURE, LLC~~
~~BSLO, LLC~~
~~BTN, LLC~~
~~CASINO MAGIC, LLC~~
~~CCR PENNSYLVANIA FOOD SERVICE, INC.~~
~~CENTRAL OHIO GAMING VENTURES, LLC~~
~~CRC HOLDINGS, INC.~~
~~DAYTON REAL ESTATE VENTURES, LLC~~
~~DELVEST, LLC~~
~~DEVELOPMENT VENTURES, LLC~~
~~EBETUSA.COM, INC.~~
~~FIRST JACKPOT INTERACTIVE, LLC~~
~~HC BANGOR, LLC~~
~~HOUSTON GAMING VENTURES, INC.~~
~~HWCC-TUNICA, LLC~~
~~INDIANA GAMING COMPANY, LLC~~
~~L’AUBERGE INTERACTIVE, LLC~~
~~MAGNUM PINNACLE INTERACTIVE, LLC~~
~~MARYLAND GAMING VENTURES, INC.~~
~~MASSACHUSETTS GAMING VENTURES, LLC~~
~~MOUNTAIN LAUREL RACING, INC.~~
~~MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION, LLC~~
~~PENN CECIL MARYLAND, LLC~~
~~PENN INTERACTIVE VENTURES, LLC~~
~~PENN NATIONAL HOLDINGS, LLC~~
~~PENN NATIONAL TURF CLUB, LLC~~
~~PENN NJ OTW, LLC~~
~~PENN ONLINE ENTERTAINMENT, LLC~~
~~PENN SPORTS INTERACTIVE, LLC~~
~~PINNACLE ENTERTAINMENT, INC.~~
~~PINNACLE MLS, LLC~~
~~PNK (BOSSIER CITY), L.L.C.~~
~~PNK DEVELOPMENT 33, LLC~~
~~PNK (RIVER CITY), LLC~~
~~PNK VICKSBURG, LLC~~
~~RIH ACQUISITIONS MS II, LLC~~
~~SCORE DIGITAL SPORTS VENTURES INC.~~
~~SCORE FANTASY SPORTS LTD.~~
~~SCOREMOBILE INC.~~
~~SDSV (DELAWARE) INC.~~
~~ST. LOUIS GAMING VENTURES, LLC~~
~~THE MISSOURI GAMING COMPANY, LLC~~
~~TOLEDO GAMING VENTURES, LLC~~
~~WASHINGTON TROTTING ASSOCIATION, LLC~~
~~YOUNGSTOWN REAL ESTATE VENTURES, LLC~~
~~ZIA PARK INTERACTIVE, LLC~~

~~[Signature Page to Second Amended and Restated Credit Agreement]~~

~~ZIA PARK LLC~~

~~By:~~
~~Name:~~ 	~~Harper Ko~~
~~Title:~~ 	~~Secretary~~

~~PLAINVILLE GAMING AND REDEVELOPMENT, LLC~~

~~By:~~ 	~~Massachusetts Gaming Ventures, LLC,~~
~~its managing member~~

~~By:~~
~~Name:~~	~~Harper Ko~~
~~Title:~~	~~Secretary~~

~~HOLLYWOOD CASINOS, LLC~~

~~By:~~	~~CRC Holdings, Inc.,~~
~~as its sole member~~

~~By:~~
~~Name:~~	~~Harper Ko~~
~~Title:~~	~~Secretary~~

~~PNK (LAKE CHARLES), L.L.C.~~
~~PNK DEVELOPMENT 8, LLC~~
~~PNK DEVELOPMENT 9, LLC~~

~~By:~~ 	~~PINNACLE MLS, LLC,~~
~~sole member~~

~~By:~~
~~Name:~~	~~Harper Ko~~
~~Title:~~ 	~~Secretary~~

~~LOUISIANA-I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM~~

~~By:~~ 	~~BOOMTOWN, LLC,~~
~~its General Partner~~

~~By:~~
~~Name:~~	~~Harper Ko~~
~~Title:~~	~~Secretary~~

~~[Signature Page to Second Amended and Restated Credit Agreement]~~

~~CCR RACING MANAGEMENT~~

~~By: MOUNTAIN LAUREL RACING, INC. and WASHINGTON TROTTING ASSOCIATION, LLC, its partners~~

~~By:~~
	~~Name:~~	~~Harper Ko~~
	~~Title:~~	~~Secretary of each of MOUNTAIN LAUREL RACING, INC. and Washington Trotting Association, LLC~~

~~PNK (BATON ROUGE) PARTNERSHIP~~

~~By:~~	~~PNK DEVELOPMENT 8, LLC,~~
~~its managing partner~~

	~~By:~~ 	~~PINNACLE MLS, LLC,~~
~~its sole member~~

~~By:~~
	~~Name:~~	~~Harper Ko~~
	~~Title:~~	~~Secretary~~

~~[Signature Page to Second Amended and Restated Credit Agreement]~~

~~ALTON CASINO, LLC~~
~~AMERISTAR CASINO COUNCIL BLUFFS, LLC~~
~~CACTUS PETE’S, LLC~~
~~HC AURORA, LLC~~
~~HC JOLIET, LLC~~
~~LVGV, LLC~~
~~PIV HALO, LLC~~

~~By:~~
~~Name:~~	~~Jay A. Snowden~~
~~Title:~~	~~President~~

~~PNGI CHARLES TOWN GAMING, LLC~~

~~By:~~
~~Name:~~	~~Gregory Scott Saunders~~
~~Title:~~ 	~~Vice President~~

~~ARGOSY DEVELOPMENT, LLC~~
~~HITPOINT INC.~~
~~HOSTILE GRAPE DEVELOPMENT, LLC~~
~~LUCKYPOINT, INC~~
~~PENN ADW, LLC~~
~~PENN INTERACTIVE FTP, LLC~~
~~PIV WEST, LLC~~
~~ROCKET SPEED, INC.~~
~~SILVER SCREEN GAMING, LLC~~
~~VILLAGGIO DEVELOPMENT, LLC~~
~~VIVA SLOTS FREE CLASSIC SLOT CASINO GAMES, LLC~~

~~By:~~
~~Name:~~	~~Jon Kaplowitz~~
~~Title:~~	~~President~~

~~FRONT RANGE ENTERTAINMENT DISTRICT, LLC~~

~~By:~~
~~Name:~~	~~Sean Demeule~~
~~Title:~~ 	~~Manager~~

~~[Signature Page to Second Amended and Restated Credit Agreement]~~

~~VG BEVERAGE, INC.~~

~~By:~~
~~Name:~~	~~Dwight Berube~~
~~Title:~~	~~President~~

~~VGB MANAGEMENT, LLC~~
~~VGB OPERATIONS, LLC~~

~~By:~~
~~Name:~~	~~Dwight Berube~~
~~Title:~~	~~Manager~~

~~PM TEXAS LLC~~
~~SAM HOUSTON RACE PARK LLC~~
~~VALLEY RACE PARK LLC~~
~~HILL LANE LLC~~

~~By:~~
~~Name:~~ 	~~Dwight Berube~~
~~Title:~~ 	~~Vice President and General Manager~~

~~[Signature Page to Second Amended and Restated Credit Agreement]~~

~~BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, L/C Lender and a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~By:~~
~~Name:~~
~~Title:~~

~~Applicable Lending Office and Address for Notices:~~

~~Contact Person: [ ● ]~~
~~Facsimile No.: [ ● ]~~
~~Telephone No.: [ ● ]~~
~~Email: [ ● ]~~

~~[Signature Page to Second Amended and Restated Credit Agreement]~~

~~[ ● ], as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~Applicable Lending Office and Address for Notices:~~

~~Contact Person: [ ● ]~~
~~Facsimile No.: [ ● ]~~
~~Telephone No.: [ ● ]~~
~~Email: [ ● ]~~

~~[Signature Page to Second Amended and Restated Credit Agreement]~~

~~ANNEX A-1~~

~~REVOLVING COMMITMENTS~~

~~Lender~~	~~Revolving Commitment~~	~~L/C Commitment~~
~~Bank of America, N.A.~~	~~$161,329,032.24~~	~~$150,000,000.00~~
~~Citizens Bank, N.A.~~	~~$96,774,193.55~~	~~$0.00~~
~~Fifth Third Bank, National Association~~	~~$96,774,193.55~~	~~$0.00~~
~~JPMorgan Chase Bank, N.A.~~	~~$96,774,193.55~~	~~$0.00~~
~~Truist Bank~~	~~$96,774,193.55~~	~~$0.00~~
~~U.S. Bank National Association~~	~~$96,774,193.55~~	~~$0.00~~
~~Wells Fargo Bank, National Association~~	~~$96,774,193.55~~	~~$0.00~~
~~Goldman Sachs Bank USA~~	~~$64,500,000.00~~	~~$0.00~~
~~KeyBank National Association~~	~~$51,612,903.23~~	~~$0.00~~
~~Manufacturers & Traders Trust Company~~	~~$51,612,903.23~~	~~$0.00~~
~~Morgan Stanley Senior Funding, Inc.~~	~~$64,500,000.00~~	~~$0.00~~
~~TD Bank, N.A.~~	~~$25,800,000.00~~	~~$0.00~~
~~Total Revolving Commitments:~~	~~$1,000,000,000.00~~	~~$150,000,000.00~~

~~ANNEX A-2~~

~~TERM A FACILITY COMMITMENTS~~

~~Lender~~	~~Term A Facility Commitment~~
~~Bank of America, N.A.~~	~~$87,670,967.76~~
~~Citizens Bank, N.A.~~	~~$53,225,806.45~~
~~Fifth Third Bank, National Association~~	~~$53,225,806.45~~
~~JPMorgan Chase Bank, N.A.~~	~~$53,225,806.45~~
~~Truist Bank~~	~~$53,225,806.45~~
~~U.S. Bank National Association~~	~~$53,225,806.45~~
~~Wells Fargo Bank, National Association~~	~~$53,225,806.45~~
~~Goldman Sachs Bank USA~~	~~$15,500,000.00~~
~~KeyBank National Association~~	~~$28,387,096.77~~
~~Manufacturers & Traders Trust Company~~	~~$28,387,096.77~~
~~Morgan Stanley Senior Funding, Inc.~~	~~$15,500,000.00~~
~~TD Bank, N.A.~~	~~$54,200,000.00~~
~~Asian Bank~~	~~$1,000,000.00~~
~~Total Term A Facility Commitments:~~	~~$550,000,000.00~~

2

~~ANNEX A-3~~

~~TERM B FACILITY COMMITMENTS~~

~~Lender~~	~~Term B Facility Commitment~~
~~Bank of America, N.A.~~	~~$1,000,000,000.00~~
~~Total Term B Facility Commitments:~~	~~$1,000,000,000.00~~

3

ANNEX B

Applicable Margin for Revolving Loans AND SWINGLINE LOANS (IN EACH
CASE, UNDER THE CLOSING DATE REVOLVING FACILITY) AND Term A Facility
loans
AND
Applicable Fee Percentage FOR CLOSING DATE REVOLVING FACILITY

Pricing Level	Consolidated Total Net Leverage Ratio	Applicable Margin for Revolving Loans and Swingline Loans (in each case, under the Closing Date Revolving Facility) and Term A Facility Loans		Applicable Fee Percentage for Closing Date Revolving Facility
		Term SOFR	ABR
Level I	Greater than 3.00 to 1.00	2.25%	1.25%	0.35%
Level II	Less than or equal to 3.00 to 1.00 but greater than 2.25 to 1.00	2.00%	1.00%	0.30%
Level III	Less than or equal to 2.25 to 1.00 but greater than 1.50 to 1.00	1.75%	0.75%	0.25%
Level IV	Less than or equal to 1.50 to 1.00	1.50%	0.50%	0.20%

4

Schedule A

REVOLVING COMMITMENTS

Lender	Revolving Commitment	Pro Rata Shares	L/C Commitment
Bank of America, N.A.	$123,887,689.00	12.388768900%	$150,000,000.00
Citizens Bank, N.A.	$114,867,971.85	11.486797185%	--
Fifth Third Bank, National Association	$114,867,971.85	11.486797185%	--
JPMorgan Chase Bank, N.A.	$114,867,971.85	11.486797185%	--
Truist Bank	$114,867,971.85	11.486797185%	--
U.S. Bank National Association	$114,867,971.85	11.486797185%	--
Wells Fargo Bank, National Association	$114,867,971.85	11.486797185%	--
Goldman Sachs Bank USA	$80,000,000.00	8.000000000%	--
Manufacturers & Traders Trust Company	$55,291,576.67	5.529157667%	--
KeyBank National Association	$51,612,903.23	5.161290323%	--
Total Revolving Commitments:	$1,000,000,000.00	100.000000000%	$150,000,000.00

Schedule B

TERM A FACILITY COMMITMENTS

Lender	Term A Facility Commitment	Pro Rata Shares
Bank of America, N.A.	$76,112,310.97	17.032125532%
Citizens Bank, N.A.	$51,331,624.93	11.486797187%
Fifth Third Bank, National Association	$51,331,624.93	11.486797187%
JPMorgan Chase Bank, N.A.	$51,331,624.93	11.486797187%
Truist Bank	$51,331,624.93	11.486797187%
U.S. Bank National Association	$51,331,624.93	11.486797187%
Wells Fargo Bank, National Association	$51,331,624.93	11.486797187%
Goldman Sachs Lending Partners LLC	$15,000,000.00	3.356643357%
Manufacturers & Traders Trust Company	$24,708,423.33	5.529157668%
KeyBank National Association	$23,064,516.12	5.161290321%
Total Term A Facility Commitments:	$446,875,000.00	100.000000000%

Schedule C

AMENDED AND RESTATED SCHEDULES

[Remainder of page intentionally left blank]